                       CHASE MORTGAGE FINANCE CORPORATION,

                                   DEPOSITOR,


                      CHASE MANHATTAN MORTGAGE CORPORATION,

                                    SERVICER,


                         PNC MORTGAGE SECURITIES CORP.,

                                    SERVICER,


                            THE CHASE MANHATTAN BANK,

                            CERTIFICATE ADMINISTRATOR

                                       and

                                 CITIBANK, N.A.,

                                     TRUSTEE


                         POOLING AND SERVICING AGREEMENT
                          Dated as of November 1, 1998


                                 $459,809,763.44
                 Multi-Class Mortgage Pass-Through Certificates
                                 Series 1998-S7




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                                                    TABLE OF CONTENTS
                                                                                                               Page
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
ARTICLE I

         DEFINITIONS..............................................................................................1

ARTICLE II

         CONVEYANCE OF MORTGAGE LOANS; TRUST FUND................................................................42
         Section 2.01.     Conveyance of Mortgage Loans..........................................................42
         Section 2.02.     Acceptance by Trustee.................................................................45
         Section 2.03.     Trust Fund; Authentication of Certificates............................................46
         Section 2.04.     REMIC Election........................................................................46

ARTICLE III

         REPRESENTATIONS AND WARRANTIES OF THE DEPOSITOR AND
         THE SERVICERS; REPURCHASE OF MORTGAGE LOANS.............................................................49
         Section 3.01.     Representations and Warranties of the Depositor with respect to the Mortgage Loans....................................................................49
         Section 3.02.     Representations and Warranties of each Servicer.......................................56
         Section 3.03.     Option to Substitute..................................................................57

ARTICLE IV

         THE CERTIFICATES........................................................................................58
         Section 4.01.     The Certificates......................................................................58
         Section 4.02.     Registration of Transfer and Exchange of Certificates.................................60
         Section 4.03.     Mutilated, Destroyed, Lost or Stolen Certificates.....................................64
         Section 4.04.     Persons Deemed Owners.................................................................64
         Section 4.05.     Appointment of Paying Agent; Certificate Account......................................64
         Section 4.06.     Authenticating Agents.................................................................65

ARTICLE V

         ADMINISTRATION AND SERVICING OF MORTGAGE LOANS..........................................................66
         Section 5.01.     Servicers to Service Mortgage Loans...................................................66
         Section 5.02.     Sub-Servicing Agreements Between Servicers and Sub-Servicers;
                           Enforcement of Sub-Servicer's Obligations.............................................67
         Section 5.03.     Successor Sub-Servicers...............................................................68
         Section 5.04.     Liability of the Servicers............................................................68
         Section 5.05.     No Contractual Relationship Between Sub-Servicer and Trustee or
                           Certificateholders....................................................................68
         Section 5.06.     Termination of Sub-Servicing Agreement................................................68
         Section 5.07.     Collection of Mortgage Loan Payments..................................................68
         Section 5.08.     Establishment of Collection Accounts; Deposit in Collection Account...................69

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
         Section 5.09.     Permitted Withdrawals from the Collection Accounts....................................70
         Section 5.10.     Establishment of Escrow Account; Deposits in Escrow Account...........................71
         Section 5.11.     Permitted Withdrawals from Escrow Account.............................................71
         Section 5.12.     Payment of Taxes, Insurance and Other Charges.........................................72
         Section 5.13.     Transfer of Accounts..................................................................72
         Section 5.14.     [Reserved]............................................................................72
         Section 5.15.     Maintenance of the Primary Insurance Policies.........................................72
         Section 5.16.     Maintenance of Standard Hazard Policies...............................................72
         Section 5.17.     [Reserved]............................................................................73
         Section 5.18.     [Reserved].  .........................................................................73
         Section 5.19.     Fidelity Bond and Errors and Omissions Insurance......................................73
         Section 5.20.     Collections under Insurance Policies; Enforcement of Due-On-Sale
                           Clauses; Assumption Agreements........................................................74
         Section 5.21.     Income and Realization from Defaulted Mortgage Loans..................................74
         Section 5.22.     Trustee to Cooperate; Release of Mortgage Files.......................................76
         Section 5.23.     Servicing and Other Compensation......................................................77
         Section 5.24.     1934 Act Reports......................................................................77
         Section 5.25.     Annual Statement as to Compliance.....................................................78
         Section 5.26.     Annual Independent Public Accountants' Servicing Report...............................78
         Section 5.27.     Access to Certain Documentation; Rights of the Depositor in Respect
                           of the Servicers......................................................................78
         Section 5.28.     REMIC-Related Covenants...............................................................79
         Section 5.29.     Maintenance of the Rounding Account; Collections Thereunder...........................80
         Section 5.30.     Maintenance of the Class IA-14/IA-15 Interest Supplement Account......................81

ARTICLE VI

         PAYMENTS TO THE CERTIFICATEHOLDERS......................................................................81
         Section 6.01.     Distributions.........................................................................81
         Section 6.02.     Statements to the Certificateholders..................................................88
         Section 6.03.     Advances by the Servicers.............................................................90
         Section 6.04.     Allocation of Realized Losses.........................................................90
         Section 6.05.     Compensating Interest; Allocation of Certain Interest Shortfalls......................91
         Section 6.06.     Subordination.........................................................................92
         Section 6.07.     Determination of LIBOR................................................................93
         Section 6.08.     Principal Distributions on the Retail Certificates....................................93

ARTICLE VII

         REPORTS TO BE PREPARED BY THE CERTIFICATE ADMINISTRATOR.................................................97
         Section 7.01.     Certificate Administrator and Each Servicer Shall Provide Information
                           as Reasonably Required................................................................97
         Section 7.02.     Federal Information Returns and Reports to Certificateholders.........................97

ARTICLE VIII

         THE DEPOSITOR, THE SERVICERS AND THE CERTIFICATE ADMINISTRATOR..........................................98

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

         Section 8.01.     Indemnification; Third Party Claims...................................................98
         Section 8.02.     Merger or Consolidation of the Depositor, the Servicers or the
                           Certificate Administrator.............................................................98
         Section 8.03.     Limitation on Liability of the Depositor, the Servicer, the Certificate
                           Administrator the Trustee and Others..................................................99
         Section 8.04.     Depositor, Servicers and Certificate Administrator Not to Resign.....................100
         Section 8.05.     Successor to the Servicers...........................................................100
         Section 8.06.     Maintenance of Ratings...............................................................101
         Section 8.07.     Compensation of the Certificate Administrator........................................101

ARTICLE IX

         DEFAULT................................................................................................102
         Section 9.01.     Events of Default....................................................................102
         Section 9.02.     Waiver of Defaults...................................................................103
         Section 9.03.     Trustee to Act; Appointment of Successor.............................................103
         Section 9.04.     Notification to Certificateholders and the Rating Agencies...........................104

ARTICLE X

         CONCERNING THE TRUSTEE.................................................................................104
         Section 10.01.    Duties of Trustee....................................................................104
         Section 10.02.    Certain Matters Affecting the Trustee................................................105
         Section 10.03.    Trustee Not Liable for Certificates or Mortgage Loans................................106
         Section 10.04.    Trustee May Own Certificates.........................................................106
         Section 10.05.    Fees and Expenses....................................................................106
         Section 10.06.    Eligibility Requirements for Trustee.................................................106
         Section 10.07.    Resignation and Removal of the Trustee...............................................107
         Section 10.08.    Successor Trustee....................................................................107
         Section 10.09.    Merger or Consolidation of Trustee...................................................108
         Section 10.10.    Appointment of Co-Trustee or Separate Trustee........................................108
         Section 10.11.    Appointment of Office or Agency......................................................109

ARTICLE XI

         TERMINATION............................................................................................109
         Section 11.01.    Termination..........................................................................109

ARTICLE XII

         MISCELLANEOUS PROVISIONS...............................................................................111
         Section 12.01.    Severability of Provisions...........................................................111
         Section 12.02.    Limitation on Rights of Certificateholders...........................................111

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                                       iii

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
         Section 12.03.  Amendment..............................................................................112
         Section 12.04.  Counterparts...........................................................................112
         Section 12.05.  Duration of Agreement..................................................................112
         Section 12.06.  Governing Law..........................................................................112
         Section 12.07.  Notices................................................................................112

EXHIBIT A-1       MORTGAGE LOAN SCHEDULE (CMMC SERVICED MORTGAGE LOANS)
EXHIBIT A-2       MORTGAGE LOAN SCHEDULE (PNC SERVICED MORTGAGE LOANS)
EXHIBIT B         CONTENTS OF MORTGAGE FILE
EXHIBIT C         FORMS OF CLASS A CERTIFICATES
EXHIBIT D         FORM OF CLASS M CERTIFICATE
EXHIBIT E         FORMS OF CLASS B CERTIFICATES
EXHIBIT F         FORM OF CLASS A-R CERTIFICATE
EXHIBIT G         FORM OF TRUSTEE CERTIFICATION
EXHIBIT H         FORM OF INVESTMENT LETTER
EXHIBIT I         FORM OF RULE 144A INVESTMENT LETTER
EXHIBIT J         FORM OF SPECIAL SERVICING AND COLLATERAL FUND AGREEMENT
EXHIBIT K         FORM OF CLASS A-R TRANSFEREE LETTER
EXHIBIT L         REQUEST FOR RELEASE OF DOCUMENTS
EXHIBIT M         FORM OF ERISA REPRESENTATION

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                                       iv

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                  This Pooling and Servicing Agreement, dated as of November 1,
1998, is executed among Chase Mortgage Finance Corporation, as depositor (together with its permitted successors and assigns, the "Depositor"), Chase Manhattan Mortgage Corporation ("CMMC"), as servicer, PNC Mortgage Securities Corp. ("PNC"), as servicer (each of CMMC and PNC together with their respective permitted successors and assigns, a "Servicer", and together, the "Servicers"), The Chase Manhattan Bank, as certificate administrator (together with its permitted successors and assigns, the "Certificate Administrator") and Citibank, N.A., as trustee (together with its permitted successors and assigns, the "Trustee").

                  In consideration of the premises and the mutual agreements hereinafter set forth, the Depositor, PNC, CMMC, the Certificate Administrator and the Trustee agree as follows:


                                    ARTICLE I

                                   DEFINITIONS

                  Whenever used herein, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

                  ACCEPTED SERVICING PRACTICES: With respect to any Mortgage Loan, those mortgage servicing practices (including collection procedures) of prudent mortgage banking institutions which service mortgage loans of the same type as such Mortgage Loan in the jurisdiction where the related Mortgaged Property is located, and which are in accordance with FNMA servicing practices and procedures, for MBS pool mortgages, as defined in the FNMA Guides including future updates.

                  ADJUSTED LOCK-OUT PERCENTAGE: Equals (i) for any Distribution Date prior to the Distribution Date in December 2003, 0% and (ii) for any Distribution Date on or after the Distribution Date in December 2003, the Lock-out Percentage.

                  ADVANCE: The aggregate of the advances made by either Servicer with respect to a particular Distribution Date pursuant to Section 6.03.

                  AGGREGATE CLASS A INTEREST ACCRUAL AMOUNT: On any Distribution Date, an amount equal to the sum of the Class IA-1 Interest Accrual Amount, the Class IA-2 Interest Accrual Amount, the Class IA-3 Interest Accrual Amount, the Class IA-4 Interest Accrual Amount, the Class IA-5 Interest Accrual Amount, the Class IA-6 Interest Accrual Amount, the Class IA-7 Interest Accrual Amount, the Class IA-8 Interest Accrual Amount, the Class IA-9 Interest Accrual Amount, the Class IA-10 Interest Accrual Amount, the Class IA-11 Interest Accrual Amount, the Class IA-12 Interest Accrual Amount, the Class IA-13 Interest Accrual Amount, the Class IA-14 Interest Accrual Amount, the Class IA-15 Interest Accrual Amount, the Class IA-16 Interest Accrual Amount, the Class IA-17 Interest Accrual Amount, the Class IA-19 Interest Accrual Amount, the Class IA-20 Interest Accrual Amount, the Class IA-21 Interest Accrual Amount, the Class IA-22 Interest Accrual Amount, the Class IA-23 Interest Accrual Amount, the Class IA-24 Interest Accrual Amount, the Class IIA-1 Interest Accrual Amount, the Class IA-X Interest Accrual Amount, the Class IIA-X Interest Accrual Amount and the Class A-R Interest Accrual Amount.

                  AGGREGATE CLASS A INTEREST SHORTFALL: On any Distribution Date, an amount equal to the sum of the Class IA-1 Shortfall, the Class IA-2 Shortfall, the Class IA-3 Shortfall, the Class IA-4 Shortfall, the Class IA-5 Shortfall, the Class IA-6 Shortfall, the Class IA-7 Shortfall, the Class IA-8 Shortfall, the Class IA-9 Shortfall, the Class IA-10 Shortfall, the Class IA-11 Shortfall, the Class IA-12 Shortfall, the Class IA-13 Shortfall, the Class IA-14 Shortfall, the Class IA-15 Shortfall, the Class IA-16 Shortfall, the Class IA-17 Shortfall, the Class IA-19 Shortfall, the Class IA-20 Shortfall, the Class IA-21 Shortfall, the Class IA-22 Shortfall, the Class IA-23 Shortfall, the Class IA-24 Shortfall, the Class IIA-1 Shortfall, the Class IA-X Shortfall, the Class IIA-X Shortfall and the Class A-R Shortfall.

                  AGREEMENT: This Pooling and Servicing Agreement and all amendments hereof and supplements hereto.

                  APPRAISED VALUE: The value set forth in an appraisal made in connection with the origination of the related Mortgage Loan as the value of the Mortgaged Property.

                  ASSIGNMENT OF MORTGAGE: An assignment of the Mortgage, notice of transfer or equivalent instrument, in recordable form, sufficient under the laws of the jurisdiction where the related Mortgaged Property is located to reflect of record the sale and assignment of the Mortgage Loan to the Trustee, which assignment, notice of transfer or equivalent instrument may, if permitted by law, be in the form of one or more blanket assignments covering Mortgages secured by Mortgaged Properties located in the same county.

                  AUTHENTICATING AGENT:  The meaning specified in Section 4.06.

                  AVAILABLE DISTRIBUTION AMOUNT: As to either Mortgage Group or, as the context requires, both Mortgage Groups, on any Distribution Date, an amount equal to the amount on deposit in the Collection Accounts with respect to such Mortgage Group as of the close of business on the related Determination Date except:

                  (a) amounts received on particular Mortgage Loans in such Mortgage Group as late payments or other recoveries of principal or interest (including Liquidation Proceeds, Insurance Proceeds and condemnation awards) and respecting which the related Servicer previously made an unreimbursed Advance of such amounts;

                  (b) reimbursement for Nonrecoverable Advances and other amounts permitted to be withdrawn by either Servicer pursuant to
         Section 5.09 from, or not required to be deposited in, either Collection Account attributable, in each case, to Mortgage Loans in such Mortgage Group;

                  (c) amounts representing the Servicing Fee and the Excess Amounts attributable in each case, to Mortgage Loans in such Mortgage Group with respect to such Distribution Date;

                  (d) amounts representing all or part of a Monthly Payment with respect to a Mortgage Loan in such Mortgage Group due (i) after the related Due Period or (ii) on or prior to the Cut-off Date;

                  (e) all Repurchase Proceeds, Principal Prepayments, Liquidation Proceeds, Insurance Proceeds and condemnation awards with respect to Mortgage Loans in such Mortgage

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         Group received after the related Principal Prepayment Period, and all related payments of interest representing interest for any period of time after the last day of the related Due Period for such Mortgage Loans; and

                  (f) all income from Eligible Investments held in either Collection Account for the account of the related Servicer.

                  BANKRUPTCY AMOUNT: As of any date of determination, $50,000.00 minus all Bankruptcy Losses on the Mortgage Loans, if any, previously allocated to the Certificates in accordance with Section 6.04.

                  BANKRUPTCY LOSS: With respect to any Mortgage Loan, a Realized Loss resulting from a Deficient Valuation or Debt Service Reduction.

                  BENEFICIAL HOLDER: A Person holding a beneficial interest in any Book-Entry Certificate as or through a Participant or an Indirect Participant or a Person holding a beneficial interest in any Definitive Certificate.

                  BOOK-ENTRY CERTIFICATES: The Class A Certificates (other than the Class A-R), referred to collectively.

                  BUSINESS DAY: Any day other than (a) a Saturday or Sunday, (b) a legal holiday in the State of New York or the State of Illinois or (c) a day on which banking institutions in the State of New York or the State of Illinois are authorized or obligated by law or executive order to be closed.

                  CARRY-OVER SUBORDINATED PRINCIPAL AMOUNT: As of any Distribution Date, with respect to any Class of Subordinated Certificates, an amount, if any, equal to the amount of principal distributable to such Class on any prior Distribution Date that has not been so distributed.

                  CASH LIQUIDATION: Recovery of all cash proceeds by either Servicer with respect to the liquidation of any Mortgage Loan serviced by it, including Insurance Proceeds and other payments or recoveries (whether made at one time or over a period of time) which such Servicer deems to be finally recoverable, in connection with the sale, assignment or satisfaction of such Mortgage Loan, trustee's sale, foreclosure sale or otherwise, but only if title to the related Mortgaged Property was not acquired by foreclosure or deed in lieu of foreclosure by such Servicer pursuant to Section 5.21.

                  CERTIFICATE:  Any Class A, Class M or Class B Certificate.

                  CERTIFICATE ACCOUNT: The account created and maintained pursuant to Section 4.05.

                  CERTIFICATE ADMINISTRATION FEE: With respect to any Mortgage Loan and any Distribution Date, the fee payable to the Certificate Administrator pursuant to Section 8.07 equal to the product of (a) 1/12th of the Certificate Administration Fee Rate and (b) the Principal Balance of such Mortgage Loan immediately prior to such Distribution Date.

                  CERTIFICATE ADMINISTRATION FEE RATE: A per annum rate equal to 0.02%.

                  CERTIFICATE ADMINISTRATOR: The Chase Manhattan Bank, a New York State banking corporation, or its successor in interest or permitted assigns.

                  CERTIFICATEHOLDER or HOLDER: The person in whose name a Certificate is registered in the Certificate Register, except that, solely for the purposes of giving any consent, waiver, request or demand pursuant to this Agreement, any Certificate registered in the name of the Depositor, the Certificate Administrator, either Servicer, any Sub-Servicer, or any of their respective affiliates shall be disregarded and the undivided Percentage Interest evidenced thereby shall not be taken into account in determining whether the requisite amount of Percentage Interests necessary to effect any such consent, waiver, request or demand has been obtained. The Trustee shall be entitled to conclusively rely upon the certificate of the Depositor, the Certificate Administrator or either Servicer as to the determination of which Certificates are registered in the name of such affiliates.

                  CERTIFICATE GROUP: Any of the Class IA or Class IIA Certificates.

                  CERTIFICATE OWNER: Any Person who is the beneficial owner of a Book-Entry Certificate registered in the name of the Depository or its nominee.

                  CERTIFICATE RATE: The per annum rate of interest borne by each Class of Certificates (other than the Class IA-18 Certificates), which rate shall equal (i) 6.25% with respect to the Class IA-1, Class IA-3, Class IA-4, Class IA-5, Class IA-6, Class IA-7, Class IA-8, Class IA-9, Class IA-10, Class IA-11, Class IA-12, Class IA-13 and Class A-R Certificates, (ii) 6.15% with respect to the Class IA-2 Certificates, (iii) 7.00% with respect to the Class IA-19 Certificates, (iv) 6.00% with respect to the Class IA-20, Class IA-22 and Class IA-24 Certificates, (v) 6.50% with respect to the Class IA-21 and Class IA-23 Certificates and (vi) 6.00% with respect to the Class IIA-1 Certificates. In the case of the Class IA-14 Certificates, the Certificate Rate will be (a) 8.00% with respect to the first twelve Distribution Dates, (b) 7.00% with respect to the thirteenth Distribution Date through the twenty-fourth Distribution Date and (c) 6.25% with respect to each Distribution Date thereafter. In the case of the Class IA-15 Certificates, the Certificate Rate will be (a) 8.00% with respect to the first twelve Distribution Dates, (b) 7.50% with respect to the thirteenth through the twenty-fourth Distribution Dates, (c) 7.00% with respect to the twenty-fifth through the thirty-sixth Distribution Dates, and (d) 6.25% with respect to each Distribution Date thereafter. In the case of the Class IA-16 Certificates, the Certificate Rate with respect to the first Distribution Date will be 6.10000%, and as to any Distribution Date thereafter, the Certificate Rate on the Class IA-16 Certificates will equal the lesser of (A) 0.85% plus LIBOR and (B) 8.50%. In the case of the Class IA-17 Certificates, the Certificate Rate with respect to the first Distribution Date will be 9.25714%, and as to any Distribution Date thereafter, the Certificate Rate on the Class IA-17 Certificates will equal the lesser of (A) 29.507143% minus the product of (i) 3.857143% and (ii) LIBOR, but not less than 0.00% and
(B) 29.507143%. In the case of the Class IA-X Certificates, the Certificate Rate shall equal, with respect to any Distribution Date, the weighted average, expressed as a percentage, of the Stripped Interest Rate on each Group One Mortgage Loan having a Stripped Interest Rate exceeding zero as of the Due Date in the month immediately preceding the month in which such Distribution Date occurs, weighted on the basis of the respective Principal Balances of the Group One Mortgage Loans, which Principal Balances shall be the Principal Balances of the Group One Mortgage Loans at the close of business on the immediately preceding Distribution Date after giving effect to distributions thereon allocable to principal (or, in the case of the Certificate Rate for the initial Distribution Date, at the close of business on the Cut-off Date). In the case of the Class IIA-X Certificates, the Certificate Rate shall equal, with respect to any Distribution Date, the weighted average, expressed as a percentage, of the Stripped Interest Rate on each Group Two Mortgage Loan having a Stripped Interest Rate exceeding zero as of the Due Date in the month immediately preceding the month in which such Distribution Date occurs, weighted on the basis of the respective Principal Balances of the Group Two Mortgage Loans, which Principal Balances shall be the Principal Balances of the Group Two Mortgage Loans at the close of business on the immediately preceding Distribution Date after giving effect to distributions thereon allocable to principal (or, in the case of the Certificate Rate for the initial Distribution Date, at the close of business on the Cut-off Date). With respect to any Distribution Date, the Certificate Rate on each Class of Subordinated Certificates will equal the fraction, expressed as a percentage, the numerator of which will equal the sum of (i) the product of (x) 6.25% and (y) the Group One Subordinated Amount and (ii) the product of (x) 6.00% and (y) the Group Two Subordinated Amount and the denominator of which will equal the sum of the Group One Subordinated Amount and the Group Two Subordinated Amount. Interest with respect to each Class of Certificates (other than the Class IA-18 Certificates) at the Certificate Rate shall be calculated based on a year of 360 days comprised of twelve 30-day months.

                  CERTIFICATE REGISTER: The register maintained pursuant to
Section 4.02.

                  CERTIFICATE REGISTRAR: The Chase Manhattan Bank, a New York State banking corporation, or it successor in interest.

                  CHASE: The Chase Manhattan Bank, a New York State banking corporation, or its successor in interest.

                  CLASS: Pertaining to the Class IA-1, Class IA-2, Class IA-3, Class IA-4, Class IA-5, Class IA-6, Class IA-7, Class IA-8, Class IA-9, Class IA-10, Class IA-11, Class IA-12, Class IA-13, Class IA-14, Class IA-15, Class IA-16, Class IA-17, Class IA-19, Class IA-20, Class IA-21, Class IA-22, Class IA-23, Class IA-24, Class IA-X, Class A-R, Class IIA-1, Class IIA-X, Class M, Class B-1, Class B-2, Class B-3, Class B-4 or Class B-5 Certificates, as the case may be.

                  CLASS A CERTIFICATES: The Class IA-1, Class IA-2, Class IA-3, Class IA-4, Class IA-5, Class IA-6, Class IA-7, Class IA-8, Class IA-9, Class IA-10, Class IA-11, Class IA-12, Class IA-13, Class IA-14, Class IA-15, Class IA-16, Class IA-17, Class IA-18, Class IA-19, Class IA-20, Class IA-21, Class IA-22, Class IA-23, Class IA-24, Class IA-X, Class IIA-1, Class IIA-X and Class A-R Certificates, referred to collectively.

                  CLASS A, CLASS M OR CLASS B: Pertaining to Class A Certificates, Class M Certificates or Class B Certificates, as the case may be.

                  CLASS IA-12 ACCRETION TERMINATION DATE: The earlier to occur of (i) the Credit Support Depletion Date and (ii) the Distribution Date on which the Outstanding Certificate Principal Balance of the Class IA-11 Certificates will be reduced to zero.

                  CLASS IA-1 CERTIFICATE: Any one of the Class IA-1 Certificates, executed by the Trustee and authenticated by the Trustee, senior in right of payment to the Class M and Class B Certificates, substantially in the form of the Class A Certificate set forth in Exhibit C hereto.

                  CLASS IA-2 CERTIFICATE: Any one of the Class IA-2 Certificates, executed by the Trustee and authenticated by the Trustee, senior in right of payment to the Class M and Class B Certificates, substantially in the form of the Class A Certificate set forth in Exhibit C hereto.

                  CLASS IA-3 CERTIFICATE: Any one of the Class IA-3 Certificates, executed by the Trustee and authenticated by the Trustee, senior in right of payment to the Class M and Class B Certificates, substantially in the form of the Class A Certificate set forth in Exhibit C hereto.

                  CLASS IA-4 CERTIFICATE: Any one of the Class IA-4 Certificates, executed by the Trustee and authenticated by the Trustee, senior in right of payment to the Class M and Class B Certificates, substantially in the form of the Class A Certificate set forth in Exhibit C hereto.

                  CLASS IA-5 CERTIFICATE: Any one of the Class IA-5 Certificates, executed by the Trustee and authenticated by the Trustee, senior in right of payment to the Class M and Class B Certificates, substantially in the form of the Class A Certificate set forth in Exhibit C hereto.

                  CLASS IA-6 CERTIFICATE: Any one of the Class IA-6 Certificates, executed by the Trustee and authenticated by the Trustee, senior in right of payment to the Class M and Class B Certificates, substantially in the form of the Class A Certificate set forth in Exhibit C hereto.

                  CLASS IA-7 CERTIFICATE: Any one of the Class IA-7 Certificates, executed by the Trustee and authenticated by the Trustee, senior in right of payment to the Class M and Class B Certificates, substantially in the form of the Class A Certificate set forth in Exhibit C hereto.

                  CLASS IA-8 CERTIFICATE: Any one of the Class IA-8 Certificates, executed by the Trustee and authenticated by the Trustee, senior in right of payment to the Class M and Class B Certificates, substantially in the form of the Class A Certificate set forth in Exhibit C hereto.

                  CLASS IA-9 CERTIFICATE: Any one of the Class IA-9 Certificates, executed by the Trustee and authenticated by the Trustee, senior in right of payment to the Class M and Class B Certificates, substantially in the form of the Class A Certificate set forth in Exhibit C hereto.

                  CLASS IA-10 CERTIFICATE: Any one of the Class IA-10 Certificates, executed by the Trustee and authenticated by the Trustee, senior in right of payment to the Class M and Class B Certificates, substantially in the form of the Class A Certificate set forth in Exhibit C hereto.

                  CLASS IA-11 CERTIFICATE: Any one of the Class IA-11 Certificates, executed by the Trustee and authenticated by the Trustee, senior in right of payment to the Class M and Class B Certificates, substantially in the form of the Class A Certificate set forth in Exhibit C hereto.

                  CLASS IA-12 CERTIFICATE: Any one of the Class IA-12 Certificates, executed by the Trustee and authenticated by the Trustee, senior in right of payment to the Class M and Class B Certificates, substantially in the form of the Class A Certificate set forth in Exhibit C hereto.

                  CLASS IA-13 CERTIFICATE: Any one of the Class IA-13 Certificates, executed by the Trustee and authenticated by the Trustee, senior in right of payment to the Class M and Class B Certificates, substantially in the form of the Class A Certificate set forth in Exhibit C hereto.

                  CLASS IA-14 CERTIFICATE: Any one of the Class IA-14 Certificates, executed by the Trustee and authenticated by the Trustee, senior in right of payment to the Class M and Class B Certificates, substantially in the form of the Class A Certificate set forth in Exhibit C hereto.

                  CLASS IA-15 CERTIFICATE: Any one of the Class IA-15 Certificates, executed by the Trustee and authenticated by the Trustee, senior in right of payment to the Class M and Class B Certificates, substantially in the form of the Class A Certificate set forth in Exhibit C hereto.

                  CLASS IA-16 CERTIFICATE: Any one of the Class IA-16 Certificates, executed by the Trustee and authenticated by the Trustee, senior in right of payment to the Class M and Class B Certificates, substantially in the form of the Class A Certificate set forth in Exhibit C hereto.

                  CLASS IA-17 CERTIFICATE: Any one of the Class IA-17 Certificates, executed by the Trustee and authenticated by the Trustee, senior in right of payment to the Class M and Class B Certificates, substantially in the form of the Class A Certificate set forth in Exhibit C hereto.

                  CLASS IA-19 CERTIFICATE: Any one of the Class IA-19 Certificates, executed by the Trustee and authenticated by the Trustee, senior in right of payment to the Class M and Class B Certificates, substantially in the form of the Class A Certificate set forth in Exhibit C hereto.

                  CLASS IA-20 CERTIFICATE: Any one of the Class IA-20 Certificates, executed by the Trustee and authenticated by the Trustee, senior in right of payment to the Class M and Class B Certificates, substantially in the form of the Class A Certificate set forth in Exhibit C hereto.

                  CLASS IA-21 CERTIFICATE: Any one of the Class IA-21 Certificates, executed by the Trustee and authenticated by the Trustee, senior in right of payment to the Class M and Class B Certificates, substantially in the form of the Class A Certificate set forth in Exhibit C hereto.

                  CLASS IA-22 CERTIFICATE: Any one of the Class IA-22 Certificates, executed by the Trustee and authenticated by the Trustee, senior in right of payment to the Class M and Class B Certificates, substantially in the form of the Class A Certificate set forth in Exhibit C hereto.

                  CLASS IA-23 CERTIFICATE: Any one of the Class IA-23 Certificates, executed by the Trustee and authenticated by the Trustee, senior in right of payment to the Class M and Class B Certificates, substantially in the form of the Class A Certificate set forth in Exhibit C hereto.

                  CLASS IA-24 CERTIFICATE: Any one of the Class IA-24 Certificates, executed by the Trustee and authenticated by the Trustee, senior in right of payment to the Class M and Class B Certificates, substantially in the form of the Class A Certificate set forth in Exhibit C hereto.

                  CLASS IA-X CERTIFICATE: Any one of the Class IA-X Certificates executed by the Trustee and authenticated by the Trustee, senior in right of payment to the Class M and Class B Certificates, substantially in the form of the Class A Certificate set forth in Exhibit C hereto.

                  CLASS IIA-1 CERTIFICATE: Any one of the Class IIA-1 Certificates, executed by the Trustee and authenticated by the Trustee, senior in right of payment to the Class M and Class B Certificates, substantially in the form of the Class A Certificate set forth in Exhibit C hereto.

                  CLASS IIA-X CERTIFICATE: Any one of the Class IIA-X Certificates executed by the Trustee and authenticated by the Trustee, senior in right of payment to the Class M and Class B Certificates, substantially in the form of the Class A Certificate set forth in Exhibit C hereto.

                  CLASS IA CERTIFICATES: The Class IA-1, Class IA-2, Class IA-3, Class IA-4, Class IA-5, Class IA-6, Class IA-7, Class IA-8, Class IA-9, Class IA-10, Class IA-11, Class IA-12, Class IA-13, Class IA-14, Class IA-15, Class IA-16, Class IA-17, Class IA-18, Class IA-19, Class IA-20, Class IA-21, Class IA-22, Class IA-23, Class IA-24, and Class IA-X Certificates, referred to collectively.

                  CLASS IIA CERTIFICATES: The Class IIA-1 and Class IIA-X Certificates, referred to collectively.

                  CLASS A-R CERTIFICATE: The Class A-R Certificate executed by the Trustee and authenticated by the Trustee, which represents the Residual Interest, substantially in the form of the Class A-R Certificate set forth in Exhibit F hereto.

                  CLASS IA-1 INTEREST ACCRUAL AMOUNT: With respect to any Distribution Date, one month's interest at the Certificate Rate on the Outstanding Certificate Principal Balance of the Class IA-1 Certificates minus
(i) any Compensating Interest Shortfall allocated to the Class IA-1 Certificates on such Distribution Date pursuant to Section 6.05(b) and (ii) any Realized Loss Interest Shortfall allocated to the Class IA-1 Certificates on such Distribution Date pursuant to Section 6.05(c).

                  CLASS IA-2 INTEREST ACCRUAL AMOUNT: With respect to any Distribution Date, one month's interest at the Certificate Rate on the Outstanding Certificate Principal Balance of the Class IA-2 Certificates minus
(i) any Compensating Interest Shortfall allocated to the Class IA-2 Certificates on such Distribution Date pursuant to Section 6.05(b) and (ii) any Realized Loss Interest Shortfall allocated to the Class IA-2 Certificates on such Distribution Date pursuant to Section 6.05(c).

                  CLASS IA-3 INTEREST ACCRUAL AMOUNT: With respect to any Distribution Date, one month's interest at the Certificate Rate on the Outstanding Certificate Principal Balance of the Class IA-3 Certificates minus
(i) any Compensating Interest Shortfall allocated to the Class IA-3 Certificates on such Distribution Date pursuant to Section 6.05(b) and (ii) any Realized Loss Interest Shortfall allocated to the Class IA-3 Certificates on such Distribution Date pursuant to Section 6.05(c).

                  CLASS IA-4 INTEREST ACCRUAL AMOUNT: With respect to any Distribution Date, one month's interest at the Certificate Rate on the Outstanding Certificate Principal Balance of the Class IA-4 Certificates minus
(i) any Compensating Interest Shortfall allocated to the Class IA-4 Certificates on such Distribution Date pursuant to Section 6.05(b) and (ii) any Realized Loss Interest Shortfall allocated to the Class IA-4 Certificates on such Distribution Date pursuant to Section 6.05(c).

                  CLASS IA-5 INTEREST ACCRUAL AMOUNT: With respect to any Distribution Date, one month's interest at the Certificate Rate on the Outstanding Certificate Principal Balance of the Class IA-5 Certificates minus
(i) any Compensating Interest Shortfall allocated to the Class IA-5 Certificates on such Distribution Date pursuant to Section 6.05(b) and (ii) any Realized Loss Interest Shortfall allocated to the Class IA-5 Certificates on such Distribution Date pursuant to Section 6.05(c).

                  CLASS IA-6 INTEREST ACCRUAL AMOUNT: With respect to any Distribution Date, one month's interest at the Certificate Rate on the Outstanding Certificate Principal Balance of the Class IA-6 Certificates minus
(i) any Compensating Interest Shortfall allocated to the Class IA-6 Certificates on such Distribution Date pursuant to Section 6.05(b) and (ii) any Realized Loss Interest Shortfall allocated to the Class IA-6 Certificates on such Distribution Date pursuant to Section 6.05(c).

                  CLASS IA-7 INTEREST ACCRUAL AMOUNT: With respect to any Distribution Date, one month's interest at the Certificate Rate on the Class IA-7 Notional Balance minus (i) any Compensating Interest Shortfall allocated to the Class IA-7 Certificates on such Distribution Date pursuant to Section 6.05(b) and (ii) any Realized Loss Interest Shortfall allocated to the Class IA-7 Certificates on such Distribution Date pursuant to Section 6.05(c).

                  CLASS IA-8 INTEREST ACCRUAL AMOUNT: With respect to any Distribution Date, one month's interest at the Certificate Rate on the Outstanding Certificate Principal Balance of the Class IA-8 Certificates minus
(i) any Compensating Interest Shortfall allocated to the Class IA-8 Certificates on such Distribution Date pursuant to Section 6.05(b) and (ii) any Realized Loss Interest Shortfall allocated to the Class IA-8 Certificates on such Distribution Date pursuant to Section 6.05(c).

                  CLASS IA-9 INTEREST ACCRUAL AMOUNT: With respect to any Distribution Date, one month's interest at the Certificate Rate on the Outstanding Certificate Principal Balance of the Class IA-9 Certificates minus
(i) any Compensating Interest Shortfall allocated to the Class IA-9 Certificates on such Distribution Date pursuant to Section 6.05(b) and (ii) any Realized Loss Interest Shortfall allocated to the Class IA-9 Certificates on such Distribution Date pursuant to Section 6.05(c).

                  CLASS IA-10 INTEREST ACCRUAL AMOUNT: With respect to any Distribution Date, one month's interest at the Certificate Rate on the Outstanding Certificate Principal Balance of the Class IA-10 Certificates minus
(i) any Compensating Interest Shortfall allocated to the Class IA-10 Certificates on such Distribution Date pursuant to Section 6.05(b) and (ii) any Realized Loss Interest Shortfall allocated to the Class IA-10 Certificates on such Distribution Date pursuant to Section 6.05(c).

                  CLASS IA-11 INTEREST ACCRUAL AMOUNT: With respect to any Distribution Date, one month's interest at the Certificate Rate on the Outstanding Certificate Principal Balance of the Class IA-11 Certificates minus
(i) any Compensating Interest Shortfall allocated to the Class IA-11 Certificates on such Distribution Date pursuant to Section 6.05(b) and (ii) any Realized Loss Interest Shortfall allocated to the Class IA-11 Certificates on such Distribution Date pursuant to Section 6.05(c).

                  CLASS IA-12 INTEREST ACCRUAL AMOUNT: With respect to any Distribution Date, one month's interest at the Certificate Rate on the Outstanding Certificate Principal Balance of the Class IA-12 Certificates minus
(i) any Compensating Interest Shortfall allocated to the Class IA-12 Certificates on such Distribution Date pursuant to Section 6.05(b) and (ii) any Realized Loss Interest Shortfall allocated to the Class IA-12 Certificates on such Distribution Date pursuant to Section 6.05(c).

                  CLASS IA-13 INTEREST ACCRUAL AMOUNT: With respect to any Distribution Date, one month's interest at the Certificate Rate on the Outstanding Certificate Principal Balance of the Class IA-13 Certificates minus
(i) any Compensating Interest Shortfall allocated to the Class IA-13 Certificates on such Distribution Date pursuant to Section 6.05(b) and (ii) any Realized Loss Interest Shortfall allocated to the Class IA-13 Certificates on such Distribution Date pursuant to Section 6.05(c).

                  CLASS IA-14 INTEREST ACCRUAL AMOUNT: With respect to any Distribution Date, one month's interest at the Certificate Rate on the Outstanding Certificate Principal Balance of the Class IA-14 Certificates minus
(i) any Compensating Interest Shortfall allocated to the Class IA-14 Certificates on such Distribution Date pursuant to Section 6.05(b) and (ii) any Realized Loss Interest Shortfall allocated to the Class IA-14 Certificates on such Distribution Date pursuant to Section 6.05(c).

                  CLASS IA-15 INTEREST ACCRUAL AMOUNT: With respect to any Distribution Date, one month's interest at the Certificate Rate on the Outstanding Certificate Principal Balance of the Class IA-15 Certificates minus
(i) any Compensating Interest Shortfall allocated to the Class IA-15 Certificates on such Distribution Date pursuant to Section 6.05(b) and (ii) any Realized Loss Interest Shortfall allocated to the Class IA-15 Certificates on such Distribution Date pursuant to Section 6.05(c).

                  CLASS IA-16 INTEREST ACCRUAL AMOUNT: With respect to any Distribution Date, one month's interest at the Certificate Rate on the Outstanding Certificate Principal Balance of the Class IA-16 Certificates minus
(i) any Compensating Interest Shortfall allocated to the Class IA-16 Certificates on such Distribution Date pursuant to Section 6.05(b) and (ii) any Realized Loss Interest Shortfall allocated to the Class IA-16 Certificates on such Distribution Date pursuant to Section 6.05(c).

                  CLASS IA-17 INTEREST ACCRUAL AMOUNT: With respect to any Distribution Date, one month's interest at the Certificate Rate on the Outstanding Certificate Principal Balance of the Class IA-17 Certificates minus
(i) any Compensating Interest Shortfall allocated to the Class IA-17 Certificates on such Distribution Date pursuant to Section 6.05(b) and (ii) any Realized Loss Interest Shortfall allocated to the Class IA-17 Certificates on such Distribution Date pursuant to Section 6.05(c).

                  CLASS IA-19 INTEREST ACCRUAL AMOUNT: With respect to any Distribution Date, one month's interest at the Certificate Rate on the Outstanding Certificate Principal Balance of the Class IA-19 Certificates minus
(i) any Compensating Interest Shortfall allocated to the Class IA-19 Certificates on such Distribution Date pursuant to Section 6.05(b) and (ii) any Realized Loss Interest Shortfall allocated to the Class IA-19 Certificates on such Distribution Date pursuant to Section 6.05(c).

                  CLASS IA-20 INTEREST ACCRUAL AMOUNT: With respect to any Distribution Date, one month's interest at the Certificate Rate on the Outstanding Certificate Principal Balance of the Class IA-20 Certificates minus
(i) any Compensating Interest Shortfall allocated to the Class IA-20 Certificates on such Distribution Date pursuant to Section 6.05(b) and (ii) any Realized Loss Interest Shortfall allocated to the Class IA-20 Certificates on such Distribution Date pursuant to Section 6.05(c).

                  CLASS IA-21 INTEREST ACCRUAL AMOUNT: With respect to any Distribution Date, one month's interest at the Certificate Rate on the Outstanding Certificate Principal Balance of the Class IA-21 Certificates minus
(i) any Compensating Interest Shortfall allocated to the Class IA-21 Certificates on such Distribution Date pursuant to Section 6.05(b) and (ii) any Realized Loss Interest Shortfall allocated to the Class IA-21 Certificates on such Distribution Date pursuant to Section 6.05(c).

                  CLASS IA-22 INTEREST ACCRUAL AMOUNT: With respect to any Distribution Date, one month's interest at the Certificate Rate on the Outstanding Certificate Principal Balance of the Class IA-22 Certificates minus
(i) any Compensating Interest Shortfall allocated to the Class IA-22 Certificates on such Distribution Date pursuant to Section 6.05(b) and (ii) any Realized Loss Interest Shortfall allocated to the Class IA-22 Certificates on such Distribution Date pursuant to Section 6.05(c).

                  CLASS IA-23 INTEREST ACCRUAL AMOUNT: With respect to any Distribution Date, one month's interest at the Certificate Rate on the Outstanding Certificate Principal Balance of the Class IA-23 Certificates minus
(i) any Compensating Interest Shortfall allocated to the Class IA-23 Certificates on such Distribution Date pursuant to Section 6.05(b) and (ii) any Realized Loss Interest Shortfall allocated to the Class IA-23 Certificates on such Distribution Date pursuant to Section 6.05(c).

                  CLASS IA-24 INTEREST ACCRUAL AMOUNT: With respect to any Distribution Date, one month's interest at the Certificate Rate on the Outstanding Certificate Principal Balance of the Class IA-24 Certificates minus
(i) any Compensating Interest Shortfall allocated to the Class IA-24 Certificates on such Distribution Date pursuant to Section 6.05(b) and (ii) any Realized Loss Interest Shortfall allocated to the Class IA-24 Certificates on such Distribution Date pursuant to Section 6.05(c).

                  CLASS IIA-1 INTEREST ACCRUAL AMOUNT: With respect to any Distribution Date, one month's interest at the Certificate Rate on the Outstanding Certificate Principal Balance of the Class IIA-1 Certificates minus
(i) any Compensating Interest Shortfall allocated to the Class IIA-1 Certificates on such Distribution Date pursuant to Section 6.05(b) and (ii) any Realized Loss Interest Shortfall allocated to the Class IIA-1 Certificates on such Distribution Date pursuant to Section 6.05(c).

                  CLASS A-R INTEREST ACCRUAL AMOUNT: With respect to any Distribution Date, one month's interest at the Certificate Rate on the Outstanding Certificate Principal Balance of the Class A-R Certificates minus
(i) any Compensating Interest Shortfall allocated to the Class A-R Certificates on such Distribution Date pursuant to Section 6.05(b) and (ii) any Realized Loss Interest Shortfall allocated to the Class A-R Certificates on such Distribution Date pursuant to Section 6.05(c).

                  CLASS IA-X INTEREST ACCRUAL AMOUNT: With respect to any Distribution Date, one month's interest at the Certificate Rate on the Class IA-X Notional Balance minus (i) any Compensating Interest Shortfall allocated to the Class IA-X Certificates on such Distribution Date pursuant to Section 6.05(b) and (ii) any Realized Loss Interest Shortfall allocated to the Class IA-X Certificates on such Distribution Date pursuant to Section 6.05(c).

                  CLASS IIA-X INTEREST ACCRUAL AMOUNT: With respect to any Distribution Date, one month's interest at the Certificate Rate on the Class IIA-X Notional Balance minus (i) any Compensating Interest Shortfall allocated to the Class IIA-X Certificates on such Distribution Date pursuant to Section 6.05(b) and (ii) any Realized Loss Interest Shortfall allocated to the Class IIA-X Certificates on such Distribution Date pursuant to Section 6.05(c).

                  CLASS IA-14 INTEREST SUPPLEMENT AMOUNT: For each of the first twenty-four Distribution Dates, an amount equal to the excess of (i) the Class IA-14 Interest Accrual Amount over (ii) such amount calculated as if the Certificate Rate for the Class IA-14 Certificates is 6.25% per annum.

                  CLASS IA-15 INTEREST SUPPLEMENT AMOUNT: For each of the first thirty-six Distribution Dates, an amount equal to the excess of (i) the Class IA-15 Interest Accrual Amount over (ii) such amount calculated as if the Certificate Rate for the Class IA-15 Certificates is 6.25% per annum.

                  CLASS IA-14/IA15 INTEREST SUPPLEMENT ACCOUNT: The separate trust account maintained by Certificate Administrator, which account shall bear a designation clearly indicating that the funds deposited therein are held in trust for the benefit of the Trustee on behalf of the

Certificateholders, or any other account serving a similar function acceptable to the Rating Agencies and the Trustee, and which account provides that the Certificate Administrator may make, or cause to be made, withdrawals therefrom in accordance with Section 5.30.

                  CLASS IA-7 NOTIONAL BALANCE: With respect to any Distribution Date, an amount equal to the product of (x) the Outstanding Certificate Principal Balance of the Class IA-2 Certificates and (y) a fraction, the numerator of which is the difference between the Certificate Rate with respect to the Class IA-7 Certificates and the Certificate Rate with respect to the Class IA-2 Certificates and the denominator of which is the Certificate Rate with respect to the Class IA-7 Certificates.

                  CLASS IA-X NOTIONAL BALANCE: With respect to any Distribution Date, an amount equal to the aggregate Scheduled Principle Balance of the Mortgage Loans in Mortgage Group One.

                  CLASS IIA-X NOTIONAL BALANCE: With respect to any Distribution Date, an amount equal to the aggregate Scheduled Principle Balance of the Mortgage Loans in Mortgage Group Two.

                  CLASS A PERCENTAGE: As of any Distribution Date, the percentage obtained by dividing the Class A Principal Balance by the Mortgage Pool Principal Balance, but not more than 100%.

                  CLASS IA PERCENTAGE: As of any Distribution Date, the percentage obtained by dividing the Class IA Principal Balance by the Group One Mortgage Pool Principal Balance, but not more than 100%.

                  CLASS IIA PERCENTAGE: As of any Distribution Date, the percentage obtained by dividing the Class IIA Principal Balance by the Group Two Mortgage Pool Principal Balance, but not more than 100%.

                  CLASS A PRINCIPAL BALANCE: As of any Distribution Date, (a) the Class A Principal Balance for the immediately preceding Distribution Date less (b) amounts distributed to the Class A Certificateholders on such preceding Distribution Date allocable to principal (including the principal portion of Advances of the Servicers made pursuant to Section 6.03 and Realized Losses allocated to the Class A Certificates pursuant to Section 6.04); provided that the Class A Principal Balance on the first Distribution Date shall be the Original Class A Principal Balance.

                  CLASS IA PRINCIPAL BALANCE: As of any Distribution Date, (a) the Class IA Principal Balance for the immediately preceding Distribution Date less (b) amounts distributed to the Class IA Certificateholders on such preceding Distribution Date allocable to principal (including the principal portion of Advances of the Servicer made pursuant to Section 6.03 and Realized Losses allocated to the Class IA Certificates pursuant to Section 6.04); provided that the Class IA Principal Balance on the first Distribution Date shall be the Original Class IA Principal Balance.

                  CLASS IIA PRINCIPAL BALANCE: As of any Distribution Date, (a) the Class IIA Principal Balance for the immediately preceding Distribution Date less (b) amounts distributed to the Class IIA Certificateholders on such preceding Distribution Date allocable to principal (including the principal portion of Advances of the Servicer made pursuant to Section 6.03 and Realized Losses allocated to the Class IIA Certificates pursuant to Section 6.04); provided that the Class IIA Principal Balance on the first Distribution Date shall be the Original Class IIA Principal Balance.

                  CLASS IA-1 SHORTFALL: With respect to any Distribution Date, the amount equal to the excess, if any, of the Class IA-1 Interest Accrual Amount over the amount actually distributed to the Class IA-1 Certificateholders on such Distribution Date pursuant to Section 6.01(b)(i)(A).

                  CLASS IA-2 SHORTFALL: With respect to any Distribution Date, the amount equal to the excess, if any, of the Class IA-2 Interest Accrual Amount over the amount actually distributed to the Class IA-2 Certificateholders on such Distribution Date pursuant to Section 6.01(b)(i)(B).

                  CLASS IA-3 SHORTFALL: With respect to any Distribution Date, the amount equal to the excess, if any, of the Class IA-3 Interest Accrual Amount over the amount actually distributed to the Class IA-3 Certificateholders on such Distribution Date pursuant to Section 6.01(b)(i)(C).

                  CLASS IA-4 SHORTFALL: With respect to any Distribution Date, the amount equal to the excess, if any, of the Class IA-4 Interest Accrual Amount over the amount actually distributed to the Class IA-4 Certificateholders on such Distribution Date pursuant to Section 6.01(b)(i)(D).

                  CLASS IA-5 SHORTFALL: With respect to any Distribution Date, the amount equal to the excess, if any, of the Class IA-5 Interest Accrual Amount over the amount actually distributed to the Class IA-5 Certificateholders on such Distribution Date pursuant to Section 6.01(b)(i)(E).

                  CLASS IA-6 SHORTFALL: With respect to any Distribution Date, the amount equal to the excess, if any, of the Class IA-6 Interest Accrual Amount over the amount actually distributed to the Class IA-6 Certificateholders on such Distribution Date pursuant to Section 6.01(b)(i)(F).

                  CLASS IA-7 SHORTFALL: With respect to any Distribution Date, the amount equal to the excess, if any, of the Class IA-7 Interest Accrual Amount over the amount actually distributed to the Class IA-7 Certificateholders on such Distribution Date pursuant to Section 6.01(b)(i)(G).

                  CLASS IA-8 SHORTFALL: With respect to any Distribution Date, the amount equal to the excess, if any, of the Class IA-8 Interest Accrual Amount over the amount actually distributed to the Class IA-8 Certificateholders on such Distribution Date pursuant to Section 6.01(b)(i)(H).

                  CLASS IA-9 SHORTFALL: With respect to any Distribution Date, the amount equal to the excess, if any, of the Class IA-9 Interest Accrual Amount over the amount actually distributed to the Class IA-9 Certificateholders on such Distribution Date pursuant to Section 6.01(b)(i)(I).

                  CLASS IA-10 SHORTFALL: With respect to any Distribution Date, the amount equal to the excess, if any, of the Class IA-10 Interest Accrual Amount over the amount actually distributed to the Class IA-10
Certificateholders on such Distribution Date pursuant to Section 6.01(b)(i)(J).

                  CLASS IA-11 SHORTFALL: With respect to any Distribution Date, the amount equal to the excess, if any, of the Class IA-11 Interest Accrual Amount over the amount actually distributed to the Class IA-11
Certificateholders on such Distribution Date pursuant to Section 6.01(b)(i)(K).

                  CLASS IA-12 SHORTFALL: With respect to any Distribution Date, the amount equal to the excess, if any, of the Class IA-12 Interest Accrual Amount over the amount actually distributed to the Class IA-12
Certificateholders on such Distribution Date pursuant to Section 6.01(b)(i)(L).

                  CLASS IA-13 SHORTFALL: With respect to any Distribution Date, the amount equal to the excess, if any, of the Class IA-13 Interest Accrual Amount over the amount actually distributed to the Class IA-13
Certificateholders on such Distribution Date pursuant to Section 6.01(b)(i)(M).

                  CLASS IA-14 SHORTFALL: With respect to any Distribution Date, the amount equal to the excess, if any, of the Class IA-14 Interest Accrual Amount over the amount actually distributed to the Class IA-14
Certificateholders on such Distribution Date pursuant to Section 6.01(b)(i)(N).

                  CLASS IA-15 SHORTFALL: With respect to any Distribution Date, the amount equal to the excess, if any, of the Class IA-15 Interest Accrual Amount over the amount actually distributed to the Class IA-15
Certificateholders on such Distribution Date pursuant to Section 6.01(b)(i)(O).

                  CLASS IA-16 SHORTFALL: With respect to any Distribution Date, the amount equal to the excess, if any, of the Class IA-16 Interest Accrual Amount over the amount actually distributed to the Class IA-16
Certificateholders on such Distribution Date pursuant to Section 6.01(b)(i)(P).

                  CLASS IA-17 SHORTFALL: With respect to any Distribution Date, the amount equal to the excess, if any, of the Class IA-17 Interest Accrual Amount over the amount actually distributed to the Class IA-17
Certificateholders on such Distribution Date pursuant to Section 6.01(b)(i)(Q).

                  CLASS IA-19 SHORTFALL: With respect to any Distribution Date, the amount equal to the excess, if any, of the Class IA-19 Interest Accrual Amount over the amount actually distributed to the Class IA-19
Certificateholders on such Distribution Date pursuant to Section 6.01(b)(i)(R).

                  CLASS IA-20 SHORTFALL: With respect to any Distribution Date, the amount equal to the excess, if any, of the Class IA-20 Interest Accrual Amount over the amount actually distributed to the Class IA-20
Certificateholders on such Distribution Date pursuant to Section 6.01(b)(i)(S).

                  CLASS IA-21 SHORTFALL: With respect to any Distribution Date, the amount equal to the excess, if any, of the Class IA-21 Interest Accrual Amount over the amount actually distributed to the Class IA-21
Certificateholders on such Distribution Date pursuant to Section 6.01(b)(i)(T).

                  CLASS IA-22 SHORTFALL: With respect to any Distribution Date, the amount equal to the excess, if any, of the Class IA-22 Interest Accrual Amount over the amount actually distributed to the Class IA-22
Certificateholders on such Distribution Date pursuant to Section 6.01(b)(i)(U).

                  CLASS IA-23 SHORTFALL: With respect to any Distribution Date, the amount equal to the excess, if any, of the Class IA-23 Interest Accrual Amount over the amount actually distributed to the Class IA-23
Certificateholders on such Distribution Date pursuant to Section 6.01(b)(i)(V).

                  CLASS IA-24 SHORTFALL: With respect to any Distribution Date, the amount equal to the excess, if any, of the Class IA-24 Interest Accrual Amount over the amount actually distributed to the Class IA-24
Certificateholders on such Distribution Date pursuant to Section 6.01(b)(i)(W).

                  CLASS IIA-1 SHORTFALL: With respect to any Distribution Date, the amount equal to the excess, if any, of the Class IIA-1 Interest Accrual Amount over the amount actually distributed to the Class IIA-1
Certificateholders on such Distribution Date pursuant to Section 6.01(b)(i)(X).

                  CLASS IA-X SHORTFALL: With respect to any Distribution Date, the amount equal to the excess, if any, of the Class IA-X Interest Accrual Amount over the amount actually distributed to the Class IA-X Certificates on such Distribution Date pursuant to Section 6.01(b)(i)(Y).

                  CLASS IIA-X SHORTFALL: With respect to any Distribution Date, the amount equal to the excess, if any, of the Class IIA-X Interest Accrual Amount over the amount actually distributed to the Class IIA-X Certificates on such Distribution Date pursuant to Section 6.01(b)(i)(Z).

                  CLASS IA OPTIMAL PRINCIPAL AMOUNT: With respect to any Distribution Date, the lesser of (a) the Class IA Principal Balance and (b) the sum of:

                  (i) the Class IA Percentage of the principal portion of all Monthly Payments, whether or not received, which were due during the related Due Period on Group One Mortgage Loans which were outstanding during such Due Period;

                  (ii) the Class IA Prepayment Percentage of all Principal Prepayments made on any Mortgage Loan during the related Principal Prepayment Period;

                  (iii) with respect to each Mortgage Loan not described in (iv) below, the Class IA Percentage of the principal portion of all Insurance Proceeds, condemnation awards and any other cash proceeds from a source other than the applicable Mortgagor, to the extent required to be deposited in the Collection Account pursuant to Section 5.08(iv) and (v), which were received during the related Principal Prepayment Period with respect to a Group One Mortgage Loan, net of related unreimbursed Servicing Advances and net of any portion thereof which, as to any such Mortgage Loan, constitutes Late Collections that have been the subject of an Advance on any prior Distribution Date;

                  (iv) with respect to each Group One Mortgage Loan which has become a Liquidated Mortgage Loan during the related Principal Prepayment Period, the lesser of (A) the Class IA Percentage of an amount equal to the Principal Balance of such Liquidated Mortgage Loan as of the Due Date immediately preceding the date on which it became a Liquidated Mortgage Loan and (B) the Class IA Prepayment Percentage of the Net Liquidation Proceeds with respect to such liquidated Mortgage Loan (net of any unreimbursed Advances);

                  (v) with respect to each Group One Mortgage Loan repurchased during the related Principal Prepayment Period pursuant to Section 2.02, 3.01, 5.21 or 11.01, an amount equal to the Class IA Prepayment Percentage of the principal portion of the Purchase Price (net of amounts with respect to which a distribution of principal has previously been made to the Class IA Certificateholders); and

                  (vi) on or after the Credit Support Depletion Date, the excess of the Class IA Principal Balance (calculated after giving effect to reductions thereof on such Distribution Date with respect to the amounts described in (i) - (v) above) over the outstanding Principal Balance of the Group One Mortgage Loans, if any, as of the preceding Distribution Date.

         CLASS IIA OPTIMAL PRINCIPAL AMOUNT: With respect to any Distribution Date, the lesser of (a) the Class IIA Principal Balance and (b) the sum of:

                  (i) the Class IIA Percentage of the principal portion of all Monthly Payments, whether or not received, which were due during the related Due Period on Group Two Mortgage Loans which were outstanding during such Due Period;

                  (ii) the Class IIA Prepayment Percentage of all Principal Prepayments made on any Mortgage Loan during the related Principal Prepayment Period;

                  (iii) with respect to each Mortgage Loan not described in (iv) below, the Class IIA Percentage of the principal portion of all Insurance Proceeds, condemnation awards and any other cash proceeds from a source other than the applicable Mortgagor, to the extent required to be deposited in the Collection Account pursuant to Section 5.08(iv) and (v), which were received during the related Principal Prepayment Period with respect to Mortgage Group Two, net of related unreimbursed Servicing Advances and net of any portion thereof which, as to any such Mortgage Loan, constitutes Late Collections that have been the subject of an Advance on any prior Distribution Date;

                  (iv) with respect to each Mortgage Loan which has become a Liquidated Mortgage Loan during the related Principal Prepayment Period, the lesser of (A) the Class IIA Percentage of an amount equal to the Principal Balance of such Liquidated Mortgage Loan as of the Due Date immediately preceding the date on which it became a Liquidated Mortgage Loan and (B) the Class IIA Prepayment Percentage of the Net Liquidation Proceeds with respect to such liquidated Mortgage Loan (net of any unreimbursed Advances);

                  (v) with respect to each Mortgage Loan repurchased during the related Principal Prepayment Period pursuant to Section 2.02, 3.01,
         5.21 or 11.01, an amount equal to the Class IIA Prepayment Percentage of the principal portion of the Purchase Price (net of amounts with respect to which a distribution of principal has previously been made to the Class A Certificateholders); and

                  (vi) on or after the Credit Support Depletion Date, the excess of the Class IIA Principal Balance (calculated after giving effect to reductions thereof on such Distribution Date with respect to the amounts described in (i) - (v) above) over the outstanding Principal Balance of the Group Two Mortgage Loans, if any, as of the preceding Distribution Date.

                  CLASS A PERCENTAGE: As of any Distribution Date, the fraction, expressed as a percentage (which shall never exceed 100%), the numerator of which is the Class A Principal Balance and the denominator of which is the outstanding Principal Balance of the Mortgage Loans as of the immediately preceding Due Date.

                  CLASS IA PERCENTAGE : As of any Distribution Date, a fraction, expressed as a percentage (which shall never exceed 100%), the numerator of which is the Class IA Principal Balance and the denominator of which is the outstanding Principal Balance of the Group Two Mortgage Loans as of the immediately preceding Due Date.

                  CLASS IIA PERCENTAGE : As of any Distribution Date, a fraction, expressed as a percentage (which shall never exceed 100%), the numerator of which is the Class IIA Principal Balance and the denominator of which is the outstanding Principal Balance of the Group Two Mortgage Loans of the immediately preceding Due Date.

                   CLASS IA PREPAYMENT PERCENTAGE: As of any Distribution Date up to and including the Step-down Date, 100%; as of any Distribution Date in the first year thereafter, the Class IA Percentage plus 70% of the Mortgage Group One Subordinated Percentage for such Distribution Date; as of any Distribution Date in the second year thereafter, the Class IA Percentage plus 60% of the Mortgage Group One Subordinated Percentage for such Distribution Date; as of any Distribution Date in the third year thereafter, the Class IA Percentage plus 40% of the Mortgage Group One Subordinated Percentage for such Distribution Date; as of any Distribution Date in the fourth year thereafter, the Class IA Percentage plus 20% of the Mortgage Group One Subordinated Percentage for such Distribution Date; and as of any Distribution Date after the fourth year thereafter, the Class IA Percentage; provided that, if the Class IA Percentage as of any such Distribution Date is greater than the Class IA Percentage on the first Distribution Date, the Class IA Prepayment Percentage shall be 100%; and provided further, however, that whenever the Class IA Percentage equals 0%, the Class IA Prepayment Percentage shall equal 0%; and provided further that no reduction of the Class IA Prepayment Percentage below the level in effect for the most recent period shall occur with respect to any Distribution Date unless, as of the last day of the month preceding such Distribution Date, (i) the aggregate outstanding principal balance of Mortgage Loans with respect to both Mortgage Groups, each taken individually, delinquent 60 days or more (including for this purpose any Mortgage Loans in foreclosure and Mortgage Loans with respect to which the related Mortgaged Property has been acquired by the Trust
Fund) does not exceed 50% of the Mortgage Group One Subordinated Percentage of the Mortgage Pool Principal Balance with respect to Mortgage Group One as of such date and (ii) cumulative Realized Losses with respect to both Mortgage Groups, each taken individually, do not exceed (a) 30% of the related Subordinated Percentage of the Mortgage Pool Principal Balance with respect to the related Mortgage Group as of the date of issuance of the Certificates (the related "Original Subordinated Principal Balance") if such Distribution Date occurs between and including December 2003 and November 2004, (b) 35% of the related Original Subordinated Principal Balance if such Distribution Date occurs between and including December 2004 and November 2005, (c) 40% of the related Original Subordinated Principal Balance if such Distribution Date occurs between and including December 2005 and November 2006, (d) 45% of the related Original Subordinated Principal Balance if such Distribution Date occurs between and including December 2006 and November 2007, and (e) 50% of the related Original Subordinated Principal Balance if such Distribution Date occurs during or after December 2007.

                   CLASS IIA PREPAYMENT PERCENTAGE: As of any Distribution Date up to and including the Step-down Date, 100%; as of any Distribution Date in the first year thereafter, the Class IIA Percentage plus 70% of the Mortgage Group Two Subordinated Percentage for such Distribution Date; as of any Distribution Date in the second year thereafter, the applicable Class IIA Percentage plus 60% of the Mortgage Group Two Subordinated Percentage for such Distribution Date; as of any Distribution Date in the third year thereafter, the Class IIA Percentage plus 40% of the Mortgage Group Two Subordinated Percentage for such Distribution Date; as of any Distribution Date in the fourth year thereafter, the applicable Class IIA Percentage plus 20% of the Mortgage Group Two Subordinated

Percentage for such Distribution Date; and as of any Distribution Date after the fourth year thereafter, the Class IIA Percentage; provided that, if the Class IIA Percentage on the first Distribution Date is greater than the Class IIA Percentage, the Class IIA Prepayment Percentage shall be 100%; and provided further, however, that whenever the Class IIA Percentage equals 0%, the Class IIA Prepayment Percentage shall equal 0%; and provided further that no reduction of the Class IIA Prepayment Percentage below the level in effect for the most recent period shall occur with respect to any Distribution Date unless, as of the last day of the month preceding such Distribution Date, (i) the aggregate outstanding principal balance of Mortgage Loans with respect to both Mortgage Groups, each taken individually, delinquent 60 days or more (including for this purpose any Mortgage Loans in foreclosure and Mortgage Loans with respect to which the related Mortgaged Property has been acquired by the Trust Fund) does not exceed 50% of the Mortgage Group Two Subordinated Percentage of the Mortgage Pool Principal Balance with respect tot Mortgage Group Two as of such date and
(ii) cumulative Realized Losses with respect to both Mortgage Groups, each taken individually, do not exceed (a) 30% of the related Subordinated Percentage of the Mortgage Pool Principal Balance with respect to the related Mortgage Group as of the date of issuance of the Certificates (the related "Original Subordinated Principal Balance") if such Distribution Date occurs between and including December 2003 and November 2004, (b) 35% of the related Original Subordinated Principal Balance if such Distribution Date occurs between and including December 2004 and November 2005, (c) 40% of the related Original Subordinated Principal Balance if such Distribution Date occurs between and including December 2005 and November 2006, (d) 45% of the related Original Subordinated Principal Balance if such Distribution Date occurs between and including December 2006 and November 2007, and (e) 50% of the related Original Subordinated Principal Balance if such Distribution Date occurs during or after December 2007.

                  CLASS A PRINCIPAL BALANCE: As of any Distribution Date, (a) the Class A Principal Balance for the immediately preceding Distribution Date less (b) amounts distributed (or deemed distributed) to the Class A Certificateholders on such preceding Distribution Date allocable to principal (including the principal portion of Advances made pursuant to Section 6.03 and Realized Losses allocated to the Class A Certificates pursuant to Section 6.04); provided that the Class A Principal Balance on the first Distribution Date shall be the Original Class A Principal Balance.

                   CLASS IA PRINCIPAL BALANCE: As of any Distribution Date, (a) the Class IA Principal Balance for the preceding Distribution Date less (b) amounts distributed (or deemed distributed) to the Class IA Certificateholders on such preceding Distribution Date allocable to principal (including the principal portion of Advances of the Servicer made pursuant to Section 6.03 and Realized Losses allocated to the Class IA Certificates pursuant to Section 6.04); provided that the Class IA Principal Balance on the first Distribution Date shall be the Original Class IA Principal Balance.

                   CLASS IIA PRINCIPAL BALANCE: As of any Distribution Date, (a) the Class IIA Principal Balance for the preceding Distribution Date less (b) amounts distributed (or deemed distributed) to the Class IIA Certificateholders on such preceding Distribution Date allocable to principal (including the principal portion of Advances of the Servicer made pursuant to Section 6.03 and Realized Losses allocated to the Class IIA Certificates pursuant to Section 6.04); provided that the Class IIA Principal Balance on the first Distribution Date shall be the Original Class IIA Principal Balance.

                  CLASS A PRINCIPAL PAYMENT RULES: (I) With respect to any Distribution Date prior to the Credit Support Depletion Date, distributions to the Class A Certificateholders pursuant to Section 6.01(b)(ii)(A) shall be made in the following amounts and priority:

         (A) the Class IA Principal Distribution Amount will be distributed as follows:

         first, to the Class IA-4 Certificates, up to the Lockout Principal Distribution Amount, until the Outstanding Certificate Principal Balance of such Class has been reduced to zero;

         second, until the Outstanding Certificate Principal Balance of the Class IA-1 Certificates has been reduced to zero, concurrently as follows:

                  (1) 65.5859446855% sequentially, as follows:

                      (a) to the Class A-R Certificates, until the Outstanding Certificate Principal Balance of such Class has been reduced to zero;

                      (b) to the Class IA-1 Certificates, until the Outstanding Certificate Principal Balance of such Class has been reduced to zero;

                  (2) 34.4140553145% sequentially, as follows:

                      (a) to the Class IA-2 Certificates until the Outstanding Certificate Principal Balance of such Class has been reduced to zero; and

                      (b)  concurrently:

                            (i)  31.3824191574% sequentially, as follows:

                               (I) to the Class IA-8, Class IA-16, Class IA-17, Class IA-18 and Class IA-19 Certificates, pro rata, based upon their Outstanding Certificate Principal Balances, until the Outstanding Certificate Principal Balance of each such Class has been reduced to zero; and

                               (II) to the Class IA-9, Class IA-13, Class IA-20, Class IA-21, Class IA-22 and Class IA-23 Certificates, pro rata, based upon their Outstanding Certificate Principal Balances, until the Outstanding Certificate Principal Balance of each such Class has been reduced to zero; and

                           (ii 68.6175808426% sequentially, as follows:

                               (I) to the Class IA-3 Certificates until the Outstanding Certificate Principal Balance of such Class has been reduced to zero;

                               (II) concurrently, 41.5090774987% to the Class IA-5 Certificates and 58.4909225013%, sequentially, to the Class IA-10, Class IA-11 and Class

                               IA-12 Certificates, until the Outstanding
                               Certificate Principal Balance of each such Class has been reduced to zero; and

                               (III) to the Class IA-6, Class IA-14, Class IA-15 and Class IA-24 Certificates, pro rata, based upon their Outstanding Certificate Principal Balances until the Outstanding Certificate Principal Balance of each such Class has been reduced to zero;

         third, after the Outstanding Certificate Principal Balance of the Class IA-1 Certificates has been reduced to zero, concurrently as follows:

                  (1) 31.3824191574% sequentially as follows:

                      (a) to the Class IA-8, Class IA-16, Class IA-17, Class IA-18 and Class IA-19 Certificates, pro rata, based upon their outstanding principal balances, until the Outstanding Certificate Principal Balance of each such Class has been reduced to zero; and

                      (b) to the Class IA-9, Class IA-13, Class IA-20, Class IA-21, Class IA-22 and Class IA-23 Certificates, pro rata, based upon their outstanding principal balances, until the Outstanding Certificate Principal Balance of each such class has been reduced to zero;

                  (2) 68.6175808426% sequentially as follows:

                      (a) to the Class IA-3 Certificates, until the Outstanding Certificate Principal Balance of such Class has been reduced to zero;

                      (b) 41.5090774987% to the Class IA-5 Certificates until the Outstanding Certificate Principal Balance of such Class has been reduced to zero and 58.4909225013%, sequentially, to the Class IA-10, Class IA-11 and Class IA-12 Certificates until the Outstanding Certificate Principal Balance of each such Class has been reduced to zero; and

                      (c) to the Class IA-6, Class IA-14, Class IA-15 and Class IA-24 Certificates, pro rata based upon their Outstanding Certificate Principal Balances, until the Outstanding Certificate Principal Balance of each such Class has been reduced to zero; and

         fourth, to the Class IA-4 Certificates until the Outstanding Certificate Principal Balance of such Class has been reduced to zero.

         (B) the Class IIA Principal Distribution Amount will be distributed to the Class IIA-1 Certificates, until the Outstanding Certificate Principal Balance of such Class has been reduced to zero.

         (II) With respect to any Distribution Date on or after the Credit Support Depletion Date, distributions pursuant to Section 6.01(b)(i)(A) shall be made pro rata among the outstanding Classes of

Class A Certificates in relation to the respective Outstanding Certificate Principal Balances of such outstanding Classes, and not in accordance with the priority of payments among such Classes set forth in clause (I) above.

              CLASS A-R SHORTFALL: With respect to any Distribution Date, the amount equal to the excess, if any, of the Class A-R Interest Accrual Amount over the amount actually distributed to the Class A-R Certificates on such Distribution Date pursuant to Section 6.01(b)(i)(AA).

              CLASS B CERTIFICATES: The Class B-1, Class B-2, Class B-3, Class B-4 and Class B-5 Certificates, referred to collectively.

              CLASS B-1 CERTIFICATE: Any one of the Class B-1 Certificates executed by the Trustee and authenticated by the Trustee, subordinated in right of payment to the Class A and Class M Certificates, substantially in the form of the Class B Certificate set forth in Exhibit E hereto.

              CLASS B-2 CERTIFICATE: Any one of the Class B-2 Certificates executed by the Trustee and authenticated by the Trustee, subordinated in right of payment to the Class A, Class M and Class B-1 Certificates, substantially in the form of the Class B Certificate set forth in Exhibit E hereto.

              CLASS B-3 CERTIFICATE: Any one of the Class B-3 Certificates executed by the Trustee and authenticated by the Trustee, subordinated in right of payment to the Class A, Class M, Class B-1 and Class B-2 Certificates, substantially in the form of the Class B Certificate set forth in Exhibit E hereto.

              CLASS B-4 CERTIFICATE: Any one of the Class B-4 Certificates executed by the Trustee and authenticated by the Trustee, subordinated in right of payment to the Class A, Class M, Class B-1, Class B-2 and Class B-3 Certificates, substantially in the form of the Class B Certificate set forth in Exhibit E hereto.

              CLASS B-5 CERTIFICATE: Any one of the Class B-5 Certificates executed by the Trustee and authenticated by the Trustee, subordinated in right of payment to the Class A, Class M, Class B-1, Class B-2, Class B-3 and Class B-4 Certificates, substantially in the form of the Class B Certificate set forth in Exhibit E hereto.

              CLASS B-1 INTEREST ACCRUAL AMOUNT: With respect to any Distribution Date, one month's interest at the Certificate Rate on the Outstanding Certificate Principal Balance of the Class B-1 Certificates minus
(i) any Compensating Interest Shortfall allocated to the Class B-1 Certificates on such Distribution Date pursuant to Section 6.05(b) and (ii) any Realized Loss Interest Shortfall allocated to the Class B-1 Certificates on such Distribution Date pursuant to Section 6.05(c).

              CLASS B-2 INTEREST ACCRUAL AMOUNT: With respect to any Distribution Date, one month's interest at the Certificate Rate on the Outstanding Certificate Principal Balance of the Class B-2 Certificates minus
(i) any Compensating Interest Shortfall allocated to the Class B-2 Certificates on such Distribution Date pursuant to Section 6.05(b) and (ii) any Realized Loss Interest Shortfall allocated to the Class B-2 Certificates on such Distribution Date pursuant to Section 6.05(c).

              CLASS B-3 INTEREST ACCRUAL AMOUNT: With respect to any Distribution Date, one month's interest at the Certificate Rate on the Outstanding Certificate Principal Balance of the Class B-3 Certificates minus
(i) any Compensating Interest Shortfall allocated to the Class B-3 Certificates on such Distribution Date pursuant to Section 6.05(b) and (ii) any Realized Loss Interest Shortfall allocated to the Class B-3 Certificates on such Distribution Date pursuant to Section 6.05(c).

              CLASS B-4 INTEREST ACCRUAL AMOUNT: With respect to any Distribution Date, one month's interest at the Certificate Rate on the Outstanding Certificate Principal Balance of the Class B-4 Certificates minus
(i) any Compensating Interest Shortfall allocated to the Class B-4 Certificates on such Distribution Date pursuant to Section 6.05(b) and (ii) any Realized Loss Interest Shortfall allocated to the Class B-4 Certificates on such Distribution Date pursuant to Section 6.05(c).

              CLASS B-5 INTEREST ACCRUAL AMOUNT: With respect to any Distribution Date, one month's interest at the Certificate Rate on the Outstanding Certificate Principal Balance of the Class B-5 Certificates minus
(i) any Compensating Interest Shortfall allocated to the Class B-5 Certificates on such Distribution Date pursuant to Section 6.05(b) and (ii) any Realized Loss Interest Shortfall allocated to the Class B-5 Certificates on such Distribution Date pursuant to Section 6.05(c).

              CLASS B-1 SHORTFALL: With respect to any Distribution Date, the amount equal to the excess, if any, of the Class B-1 Interest Accrual Amount over the amount actually distributed to the Class B-1 Certificates on such Distribution Date pursuant to Section 6.01(d)(i)(1) (A) and (B).

              CLASS B-2 SHORTFALL: With respect to any Distribution Date, the amount equal to the excess, if any, of the Class B-2 Interest Accrual Amount over the amount actually distributed to the Class B-2 Certificates on such Distribution Date pursuant to Section 6.01(d)(i)(2) (A) and (B).

              CLASS B-3 SHORTFALL: With respect to any Distribution Date, the amount equal to the excess, if any, of the Class B-3 Interest Accrual Amount over the amount actually distributed to the Class B-3 Certificates on such Distribution Date pursuant to Section 6.01(d)(i)(3) (A) and (B).

              CLASS B-4 SHORTFALL: With respect to any Distribution Date, the amount equal to the excess, if any, of the Class B-4 Interest Accrual Amount over the amount actually distributed to the Class B-4 Certificates on such Distribution Date pursuant to Section 6.01(d)(i)(4) (A) and (B).

              CLASS B-5 SHORTFALL: With respect to any Distribution Date, the amount equal to the excess, if any, of the Class B-5 Interest Accrual Amount over the amount actually distributed to the Class B-5 Certificates on such Distribution Date pursuant to Section 6.01(d)(i)(5) (A) and (B).

              CLASS B PERCENTAGE: As of any Distribution Date, the difference between 100% and the sum of (i) the Class A Percentage and (ii) the Class M Percentage for such Distribution Date.

              CLASS B PRINCIPAL BALANCE: As of any Distribution Date, the excess of the Mortgage Pool Principal Balance (together with the principal portion of any Monthly Payment due but not paid with respect to which an Advance has not been made) over the sum of (i) the Class A Principal Balance and (ii) the Class M Principal Balance.

              CLASS M CERTIFICATE: Any one of the Class M Certificates executed by the Trustee and authenticated by the Trustee, subordinated in right of payment to the Class A Certificates, substantially in the form of the Class M Certificate set forth in Exhibit D hereto.

              CLASS M INTEREST ACCRUAL AMOUNT: With respect to any Distribution Date, one (1) month's interest at the Certificate Rate on the Outstanding Certificate Principal Balance of the Class M Certificates minus (i) any Compensating Interest Shortfall allocated to the Class M Certificates on such Distribution Date pursuant to Section 6.05(b) and (ii) any Realized Loss Interest Shortfall allocated to the Class M Certificates on such Distribution Date pursuant to Section 6.05(c).

              CLASS M PERCENTAGE: As of any Distribution Date, the percentage obtained by dividing the Class M Principal Balance by the Mortgage Pool Principal Balance, but not more than 100%; provided, however, that on any Distribution Date on which the Class B Percentage equals 0%, the Class M Percentage shall equal 100% minus the Class A Percentage.

              CLASS M PRINCIPAL BALANCE: As of any Distribution Date, (a) the Class M Principal Balance for the immediately preceding Distribution Date less
(b) amounts distributed to the Class M Certificateholders on such preceding Distribution Date allocable to principal (including the principal portion of Advances of the Servicers made pursuant to Section 6.03 and Realized Losses allocated to the Class M Certificates pursuant to Section 6.04); provided that the Class M Principal Balance on the first Distribution Date shall be the Original Class M Principal Balance, and provided further that if the aggregate Outstanding Certificate Principal Balance of the Class B Certificates has been reduced to zero, as of any Distribution Date, the Class M Principal Balance will equal the excess of the Mortgage Pool Principal Balance (together with the portion of any Monthly Payment due but not paid with respect to which an Advance has not been made) over the Class A Principal Balance.

              CLASS M SHORTFALL: With respect to any Distribution Date, the amount equal to the excess, if any, of the Class M Interest Accrual Amount over the amount actually distributed to the Class M Certificateholders on such Distribution Date pursuant to Section 6.01(c)(i) (A) and (B).

              CLOSING DATE: November 24, 1998.

              CMMC: Chase Manhattan Mortgage Corporation, a New Jersey corporation, or its successor in interest.

              CMMC SERVICED MORTGAGE LOANS: The Mortgage Loans serviced by CMMC and set forth on Exhibit A-1 attached hereto.

              CODE: The Internal Revenue Code of 1986, as amended from time to time, and any successor statutes thereto, and applicable U.S. Department of Treasury temporary or final regulations promulgated thereunder.

              COLLECTION ACCOUNT(S): The accounts created and maintained pursuant to Section 5.08.

              COMPENSATING INTEREST: The meaning specified in Section 6.05(a).

              COMPENSATING INTEREST SHORTFALL: The meaning specified in Section 6.05(b).

              CORPORATE TRUST OFFICE: The principal office of the Trustee at which at any particular time its corporate trust business shall be administered, which office at the date of execution of this instrument is located at 120 Wall Street, New York, New York 10043.

              CREDIT SUPPORT: With respect to each Class of Subordinated Certificates (other than the Class B-5 Certificates), the level of credit support supporting such Class, expressed as a percentage of the aggregate Outstanding Certificate Principal Balance of all Classes of Certificates. With respect to each Distribution Date, Credit Support for each such Class will equal in each case the percentage, rounded to two decimal places, obtained by dividing the aggregate Outstanding Certificate Principal Balances immediately prior to such Distribution Date of all Classes of Subordinated Certificates having higher numerical class designations than such Class (for this purpose, each Class of Class M Certificates shall be deemed to have a lower numerical class designation than each Class of Class B Certificates) by the aggregate Outstanding Certificate Principal Balance of all Classes of Certificates immediately prior to such Distribution Date.

              CREDIT SUPPORT DEPLETION DATE: The first Distribution Date on which the aggregate outstanding principal balance of the Subordinated Certificates has been or will be reduced to zero.

              CUT-OFF DATE: November 1, 1998.

              DCR: Duff & Phelps Credit Rating Co. or its successor in interest.

              DEBT SERVICE REDUCTION: With respect to any Mortgage Loan, a reduction in the scheduled Monthly Payment for such Mortgage Loan by a court of competent jurisdiction in a proceeding under the Bankruptcy Code, other than such a reduction resulting from a Deficient Valuation.

              DECEASED HOLDER: A Beneficial Holder of a Retail Certificate who was living at the time such Retail Certificate was acquired and whose authorized personal representative, surviving tenant by the entirety, surviving joint tenant or surviving tenant in common or other person empowered to act on behalf of such Beneficial Holder causes to be furnished to the Depository evidence of such Beneficial Holder's death satisfactory to the Certificate Administrator and any tax waivers requested by the Certificate Administrator.

              DEFICIENT VALUATION: With respect to any Mortgage Loan, a valuation of the related Mortgaged Property by a court of competent jurisdiction in an amount less than the then outstanding principal balance of the Mortgage Loan, which valuation results from a proceeding initiated under the Bankruptcy Code.

              DEFINITIVE CERTIFICATES: The Certificates referred to in Section 4.01(c).

              DEPOSITOR: Chase Mortgage Finance Corporation, a Delaware corporation, or its successor in interest or any successor under this Agreement appointed as herein provided.

              DEPOSITORY: The Depository Trust Company, the nominee of which is Cede & Co.

              DEPOSITORY AGREEMENT: The agreement referred to in Section
4.01(b).

              DEPOSITORY PARTICIPANT: A broker, dealer, bank or other financial institution or other Person for whom from time to time the Depository effects book-entry transfers and pledges of securities deposited with the Depository.

              DETERMINATION DATE: The sixteenth day of the month in which the related Distribution Date occurs (or, if such sixteenth day is not a Business Day, the preceding Business Day).

              DISQUALIFIED ORGANIZATION: An organization referred to in Section 860E(e)(5) of the Code.

              DISTRIBUTION DATE: The 25th day of any month, or if such 25th day is not a Business Day, the first Business Day immediately following, beginning with December 28, 1998.

              DUE DATE: The first day of each month, being the day of the month on which each Monthly Payment is due on a Mortgage Loan, exclusive of any days of grace.

              DUE PERIOD: With respect to any Distribution Date, the period from the second day of the month preceding the month in which such Distribution Date occurs through the first day of the month in which such Distribution Date occurs.

              ELIGIBLE ACCOUNT: An account that is (i) maintained with a depository institution the long-term unsecured debt obligations of which are rated by each Rating Agency in one of its two highest rating categories, or (ii) maintained with the corporate trust department of a bank which has a rating of at least Baa3 or P-3 by Moody's, or (iii) an account or accounts the deposits in which are fully insured by the FDIC, or (iv) an account or accounts in a depository institution in which such accounts are insured by the FDIC (to the limit established by the FDIC), the uninsured deposits in which accounts are otherwise secured such that, as evidenced by an Opinion of Counsel delivered to and acceptable to the Trustee and each Rating Agency, the Certificateholders have a claim with respect to the funds in such account and a perfected first security interest against any collateral (which shall be limited to Eligible Investments) securing such funds that is superior to claims of any other depositors or creditors of the depository institution with which such account is maintained, or (v) otherwise acceptable to each Rating Agency without reduction or withdrawal of the rating of any Class of Certificates, as evidenced by a letter from each Rating Agency.

              ELIGIBLE INVESTMENTS: One or more of the following:

              (i) obligations of, or guaranteed as to principal and interest by, the United States or obligations of any agency or instrumentality thereof when such obligations are backed by the full faith and credit of the United States; provided that any such obligation held as a "cash flow investment" within the meaning of Section 860G(a)(6) of the Code shall not have a remaining maturity of more than 45 days;

              (ii) repurchase agreements on obligations specified in clause (i) maturing not more than two months from the date of acquisition thereof, provided that the long-term unsecured obligations of the party agreeing to repurchase such obligations are at the time rated by each Rating Agency in one of its two highest rating categories and the short-term debt obligations of the party agreeing to repurchase are rated Prime-1 by Moody's and D-1 by DCR if rated by DCR;

              (iii) federal funds, certificates of deposit, time deposits and bankers' acceptances (which shall each have an original maturity of not more than sixty days and, in the case of bankers' acceptances, shall in no event have an original maturity of more than 365 days) of any United States depository institution or trust company incorporated under the laws of the United States or any state, provided that the long-term unsecured debt obligations of such depository institution or trust company at the date of acquisition thereof have been rated by each Rating Agency in one of its two highest rating categories and the short-term obligations of such depository institution or trust company are rated Prime-1 by Moody's and D-1 by DCR if rated by DCR;

              (iv) commercial paper (having original maturities of not more than 365 days) of any corporation incorporated under the laws of the United States or any state thereof which on the date of acquisition has been rated by each Rating Agency in its highest short-term unsecured commercial paper rating category; provided that such commercial paper shall have a remaining maturity of not more than 45 days;

              (v) units of taxable money market funds (including those for which the Trustee, the Certificate Administrator or either Servicer or any affiliate thereof receives compensation with respect to such investment) which funds have been rated by each Rating Agency in its highest rating category or which have been designated in writing by each Rating Agency as Eligible Investments with respect to this definition;

              (vi) other obligations or securities that are "permitted investments" within the meaning of Section 860G(a)(5) of the Code and acceptable to each Rating Agency rating the Certificates as an Eligible Investment hereunder and will not result in a reduction or withdrawal in the then current rating of any Class of Certificates, as evidenced by a letter to such effect from each Rating Agency.

provided that no such instrument shall be an Eligible Investment if such instrument evidences either (a) a right to receive only interest payments with respect to the obligations underlying such instrument, or (b) both principal and interest payments derived from obligations underlying such instrument where the interest and principal payments with respect to such instrument provide a yield to maturity of greater than 120% of the yield to maturity at par of such underlying obligations.

              ERISA: The Employee Retirement Income Security Act of 1974, as amended.

              ESCROW ACCOUNT: The account or accounts created and maintained pursuant to Section 5.10.

              ESCROW PAYMENTS: The amounts constituting applicable ground rents, taxes, assessments, water rates, Standard Hazard Policy premiums and other payments required to be escrowed by the Mortgagor with the mortgagee pursuant to a Mortgage Loan.

              EVENT OF DEFAULT: Any of the events specified in Section 9.01.

              EXCEPTION REPORT: The report of the Trustee referred to in Section 2.02.

              EXCESS AMOUNT: With respect to each Mortgage Loan, the per annum rate of interest set forth for such Mortgage Loan on the Mortgage Loan Schedule.

              EXCESS AMOUNT DISTRIBUTION: With respect to any Distribution Date, the product of (A) one-twelfth of the weighted average, expressed as a percentage, of the Excess Amount for each Mortgage Loan having an Excess Amount exceeding zero as of the Due Date in the month immediately preceding the month in which such Distribution Date occurs, weighted on the basis of the respective Principal Balances of such Mortgage Loans, which Principal Balances shall be the Principal Balances of such Mortgage Loans at the close of business on the immediately preceding Distribution Date after giving effect to distributions thereon allocable to principal (or, in the case of the initial Distribution Date, at the close of business on the Cut-off Date) and (B) the aggregate outstanding Principal Balance of the Mortgage Loans.

              EXCESS AMOUNT INTEREST: The uncertificated REMIC regular interest in the Trust Fund representing the entitlement to the Excess Amount Distributions.

              EXCESS BANKRUPTCY LOSS: Any Bankruptcy Loss, or portion thereof, which exceeds the then applicable Bankruptcy Amount.

              EXCESS FRAUD LOSS: Any Fraud Loss, or portion thereof, which exceeds the then applicable Fraud Loss Amount.

              EXCESS LOSSES: Excess Bankruptcy Losses, Excess Fraud Losses and Excess Special Hazard Losses, referred to collectively.

              EXCESS PROCEEDS: All amounts (net of the related Servicing Advances) received on any Mortgage Loan (whether as regular principal payments, Principal Prepayments, Repurchase Proceeds, Liquidation Proceeds, Insurance Proceeds, condemnation awards, or with respect to a disposition of a Mortgaged Property which has been acquired by foreclosure or deed in lieu of foreclosure or otherwise) in excess of the Principal Balance at the Cut-off Date of such Mortgage Loan and accrued interest thereon at its Mortgage Rate to the Due Date immediately succeeding the date of prepayment, repurchase or liquidation, as the case may be.

              EXCESS SPECIAL HAZARD LOSS: Any Special Hazard Loss, or portion thereof, that exceeds the then applicable Special Hazard Amount.

              FDIC: The Federal Deposit Insurance Corporation or any successor organization.

              FHLMC: The Federal Home Loan Mortgage Corporation or any successor organization.

              FIDELITY BOND: The fidelity bond and errors and omissions insurance policies to be maintained by the Servicers pursuant to Section 5.19.

              FNMA: The Federal National Mortgage Association, or any successor organization.

              FNMA GUIDES: The FNMA Sellers' Guide and the FNMA Servicers' Guide, and all amendments or additions thereto.

              FRAUD LOSS: Any Realized Loss or portion thereof sustained by reason of a default arising from fraud, dishonesty or misrepresentation in connection with the related Mortgage Loan, including by reason of the denial of coverage under any related Primary Insurance Policy.

              FRAUD LOSS AMOUNT: As of any date of determination after the Cut-off Date, an amount equal to: (X) prior to the first anniversary of the Cut-off Date, 2.00% (initially, $9,196,196.00) of the aggregate outstanding principal balance of all of the Mortgage Loans as of the Cut-off Date minus the aggregate amount of Fraud Loss on the Mortgage Loans allocated to the Certificates in accordance with Section 6.04 since the Cut-off Date up to such date of determination and (Y) from the first to the fifth anniversary of the Cut-off Date, (1) 1.00% of the aggregate outstanding principal balance of all of the Mortgage Loans as of the most recent anniversary of the Cut-off Date minus
(2) the Fraud Losses allocated to the Certificates in accordance with Section
6.04 since the most recent anniversary of the Cut-off Date up to such date of determination. On and after the fifth anniversary of the Cut-off Date, the Fraud Loss Amount shall be zero.

              GROUP ONE MORTGAGE LOANS: The Mortgage Loans in Mortgage Group
One.

              GROUP ONE MORTGAGE POOL PRINCIPAL BALANCE: As of any date of determination, the aggregate of the Principal Balances of each Outstanding Mortgage Loan in Mortgage Group One on such date of determination less the principal portion of any Monthly Payment due but not paid with respect to which an Advance has not been made.

              GROUP ONE REMITTANCE RATE: 6.25% per annum.

              GROUP ONE SUBORDINATED AMOUNT: For any Distribution Date, the product of (x) 6.25% and (y) the excess of the aggregate Scheduled Principal Balance of the Group One Mortgage Loans over the aggregate Outstanding Principal Balance of the Class IA Certificates.

              GROUP TWO MORTGAGE LOANS: The Mortgage Loans in Mortgage Group
Two.

              GROUP ONE MORTGAGE POOL PRINCIPAL BALANCE: As of any date of determination, the aggregate of the Principal Balances of each Outstanding Mortgage Loan in Mortgage Group One on such date of determination less the principal portion of any Monthly Payment due but not paid with respect to which an Advance has not been made.

              GROUP TWO REMITTANCE RATE: 6.00% per annum.

              GROUP TWO SUBORDINATED AMOUNT: The product of (x) 6.00% and (y) the excess of the aggregate Scheduled Principal Balance of the Group Two Mortgage Loans over the aggregate Outstanding Principal Balance of the Class IIA Certificates.

              INDIRECT PARTICIPANT: A broker, dealer, bank or other financial institution or other Person that clears through or maintains a custodial relationship with a Depository Participant.

              INSURANCE PROCEEDS: Proceeds paid by any insurer pursuant to any insurance policy covering a Mortgage Loan, net of costs of collecting such proceeds and net of amounts released to the Mortgagor or applied to the restoration of the Mortgaged Property.

              INSURED EXPENSES: Expenses covered by any insurance policy.

              INTEREST ACCRUAL PERIOD: With respect to any Distribution Date and the Class IA-16 and Class IA-17 Certificates, the calendar month preceding the month in which the related Distribution Date occurs.

              LATE COLLECTIONS: With respect to any Mortgage Loan, all amounts received during any Due Period, whether as late payments of Monthly Payments or as Liquidation Proceeds, condemnation proceeds, Insurance Proceeds, or with respect to a disposition of a Mortgaged Property which has been acquired by foreclosure or deed in lieu of foreclosure or otherwise, which represent late payments or collections of Monthly Payments due but delinquent for a previous Due Period and not previously recovered.

              LIBOR: With respect to any Distribution Date and the Certificate Rates on the Class IA-16 and Class IA-17 Certificates, LIBOR as determined in accordance with Section 6.07.

              LIBOR BUSINESS DAY: Any day other than (i) a Saturday or a Sunday or (ii) a day on which banking institutions in the city of London, England are required or authorized by law to be closed.

              LIQUIDATED MORTGAGE LOAN: Any Mortgage Loan (a) as to which the related Servicer has determined that all amounts which it expects to recover from or on account of such Mortgage Loan or property acquired in respect thereof have been recovered, (b) as to which a Cash Liquidation has taken place or (c) with respect to which the Mortgaged Property has been acquired by foreclosure or deed in lieu of foreclosure and a disposition (the term disposition shall include, for purposes of a repurchase pursuant to Section 11.01, any repurchase of a Mortgaged Property pursuant to such Section) of such Mortgaged Property has occurred.

              LIQUIDATION EXPENSES: Expenses which are incurred by the applicable Servicer or any Sub-Servicer in connection with the liquidation of any defaulted Mortgage Loan or property acquired in respect thereof including, without limitation, legal fees and expenses, any unreimbursed amount expended by the applicable Servicer pursuant to Sections 5.16 and 5.21 respecting the related Mortgage Loan and any related and unreimbursed expenditures for real estate property taxes or for property restoration or preservation.

              LIQUIDATION PROCEEDS: Cash (including Insurance Proceeds) received by the applicable Servicer in connection with the liquidation of any Mortgage Loan or Mortgaged Property acquired in respect thereof, whether through the sale or assignment of such Mortgage Loan (other than pursuant to Section 5.21), trustee's sale, foreclosure sale or otherwise, or the sale of the Mortgaged Property if the Mortgaged Property is acquired in satisfaction of the Mortgage Loan other than amounts required to be paid to the Mortgagor pursuant to law or the terms of the applicable Mortgage Note.

              LIVING HOLDER: A Beneficial Holder of a Retail Certificate who is not a Deceased Holder.

              LOAN-TO-VALUE RATIO: The fraction, expressed as a percentage, the numerator of which is the outstanding principal amount of the related Mortgage Loan at the time of origination (or, (i) for purposes of Section 5.15, at the time of determination and (ii) for purposes of a Mortgage Loan with respect to which a conversion from adjustable rate to fixed rate has occurred, at the time of initial origination) and the denominator of which is the appraised value of the related Mortgaged Property at the time of origination or, in the case of a Mortgage Loan financing the acquisition of the Mortgaged Property, the sales price of the Mortgaged Property, if such sales price is less than such appraised value.

              LOCK-OUT PERCENTAGE: With respect to any Distribution Date, the lesser of (I) (A) the Outstanding Certificate Principal Balance of the Class IA-4 Certificates divided by (B) the aggregate Principal Balance of the Group One Mortgage Loans, in each case immediately prior to the Distribution Date and
(II) 100.00%.

              LOCK-OUT PREPAYMENT PERCENTAGE: The product of (a) the Lock-out Percentage and (b) the Step Down Percentage.

              LOCK-OUT PRINCIPAL DISTRIBUTION AMOUNT: With respect to any Distribution Date, the sum of (i) the Adjusted Lock-out Percentage of the amount with respect to Mortgage Group One which is referred to in clause (i) of (I) the definition of Class IA Optimal Principal Amount and (II) the definition of Subordinated Optimal Principal Amount and (ii) the Lock-out Prepayment Percentage of the amounts with respect to Mortgage Group One which are referred to in clauses (ii) through (v) of (I) the definition of Class IA Optimal Principal Amount and (II) the definition of Subordinated Optimal Principal Amount.

              MASTER REMIC: The pool of assets consisting of the Subsidiary Regular Interests and all payments of principal or interest on or with respect to the Subsidiary Regular Interests after the Cut-off Date.

              MASTER RESIDUAL INTEREST: The interest in the Master REMIC represented by amounts, if any, remaining in the Collection Account following termination of the Trust Fund after payments to the Class A Certificateholders (other than the Class A-R Certificateholders), the Class M Certificateholders, the Class B Certificateholders and the Class A-R Certificates with respect to their interests in the Subsidiary Residual Interest (or the holders of any separate certificates representing the Subsidiary Residual Interest).

              MODIFIED MORTGAGE LOAN: Any Mortgage Loan which the related Servicer has modified pursuant to Section 5.01.

              MONTHLY PAYMENT: The minimum required monthly payment of principal and interest due on a Mortgage Loan as specified in the Mortgage Note for any Due Date (before any adjustment to such scheduled amount by reason of any bankruptcy or similar proceeding or any moratorium or similar waiver or grace period). Monthly Payments shall be deemed due on an Outstanding Mortgage Loan until such time as it becomes a Liquidated Mortgage Loan.

              MOODY'S: Moody's Investors Service, Inc. or its successor in interest.

              MORTGAGE: The mortgage, deed of trust or other instrument creating a first lien or a first priority ownership interest in an estate in fee simple in real property securing a Mortgage Note.

              MORTGAGE FILE: As to each Mortgage Loan, the items referred to in Exhibit B annexed hereto.

              MORTGAGE GROUP: Pertaining to Mortgage Group One or Mortgage Group Two, as the case may be.

              MORTGAGE GROUP ONE: The Mortgage Loans in the Trust Fund that are designated in the Mortgage Loan Schedule as comprising Mortgage Group One.

              MORTGAGE GROUP ONE SUBORDINATED PERCENTAGE: As of any Distribution Date, the difference between 100% and the Class IA Percentage.

              MORTGAGE GROUP ONE SUBORDINATED PREPAYMENT PERCENTAGE: As of any Distribution Date, the difference between 100% and the Class IA Prepayment Percentage.

              MORTGAGE GROUP TWO: The Mortgage Loans in the Trust Fund that are designated in the Mortgage Loan Schedule as comprising Mortgage Group Two.

              MORTGAGE GROUP TWO SUBORDINATED PERCENTAGE: As of any Distribution Date, the difference between 100% and the Class IIA Percentage.

              MORTGAGE GROUP TWO SUBORDINATED PREPAYMENT PERCENTAGE: As of any Distribution Date, the difference between 100% and the Class IIA Prepayment Percentage.

              MORTGAGE LOAN: An individual mortgage loan and all rights with respect thereto, evidenced by a Mortgage and a Mortgage Note, sold and assigned by the Depositor to the Trustee and which is subject to this Agreement and included in the Trust Fund. The Mortgage Loans originally sold and subject to this Agreement are identified on the Mortgage Loan Schedules.

              MORTGAGE LOAN SCHEDULE(S): The schedules of Mortgage Loans attached hereto as Exhibit A-1 and Exhibit A-2 (or either schedule of Mortgage Loans, as the context requires) as they may be amended in accordance with
Section 3.03, setting forth the following information as to each Mortgage Loan:
(i) the Mortgage Loan identifying number; (ii) the street address of the Mortgaged Property including the zip code; (iii) an indication of whether the Mortgaged Property is owner-occupied; (iv) the property type of the Mortgaged Property; (v) the original number of months to stated maturity; (vi) the number of months remaining to stated maturity from the Cut-off Date; (vii) the original Loan-to-Value Ratio; (viii) the original principal balance of the Mortgage Loan;
(ix) the unpaid principal balance of the Mortgage Loan as of the close of business on the Cut-off Date; (x) the Mortgage Rate; (xi) the amount of the current Monthly Payment; (xii) the Excess Amount with respect to such Mortgage Loan; and (xiii) the Mortgage Group within which such Mortgage Loan is contained.

              MORTGAGE NOTE: The note or other evidence of the indebtedness of a Mortgagor secured by a Mortgage.

              MORTGAGE POOL: The pool of Mortgage Loans held in the Trust Fund.

              MORTGAGE POOL PRINCIPAL BALANCE: As of any date of determination, the aggregate of the Principal Balances of each Outstanding Mortgage Loan on such date of determination less the principal portion of any Monthly Payment due but not paid with respect to which an Advance has not been made.

              MORTGAGED PROPERTY: The property securing a Mortgage Note.

              MORTGAGE RATE: With respect to each Mortgage Loan, the per annum rate of interest borne by the Mortgage Loan, as specified in the Mortgage Note.

              MORTGAGOR: The obligor on a Mortgage Note.

              NET LIQUIDATION PROCEEDS: As to any Liquidated Mortgage Loan, Liquidation Proceeds net of Liquidation Expenses.

              NET MORTGAGE RATE: With respect to each Mortgage Loan, a per annum rate of interest for the applicable period equal to the Mortgage Rate less the Servicing Fee.

              NONRECOVERABLE ADVANCE: Any Advance previously made or proposed to be made in respect of a Mortgage Loan by the applicable Servicer pursuant to
Section 6.03 which, in the good faith judgment of such Servicer, will not or, in the case of a proposed Advance, would not, ultimately be recoverable by such Servicer from Late Collections or otherwise. The determination by such Servicer that it has made, or would be making, a Nonrecoverable Advance shall be evidenced by a certificate of a Servicing Officer of such Servicer delivered to the Trustee, any co-trustee, the Certificate Administrator and the Depositor and detailing the reasons for such determination.

              OFFICERS' CERTIFICATE: A certificate signed by two of the Chairman of the Board, the Vice Chairman of the Board, the President or a Vice President, the Treasurer or the Secretary or one of the Assistant Treasurers or Assistant Secretaries or any other duly authorized officer of the Depositor, the Certificate Administrator or either Servicer, and delivered to the Trustee.

              OPINION OF COUNSEL: A written opinion of counsel, who may be counsel for the Depositor, the Certificate Administrator or either Servicer and who is reasonably acceptable to the Trustee.

              ORIGINAL CERTIFICATE PRINCIPAL BALANCE: With respect to any Class of Certificates, the amount specified for such Class in Section 4.01(d).

              ORIGINAL CLASS A PRINCIPAL BALANCE:          $440,267,847.00

              ORIGINAL CLASS IA PRINCIPAL BALANCE:         $382,701,614.00

              ORIGINAL CLASS IIA PRINCIPAL BALANCE:         $57,566,233.00

              ORIGINAL CLASS M PRINCIPAL BALANCE:            $9,885,909.00

              ORIGINAL CLASS B PRINCIPAL BALANCE:            $9,656,007.44




              ORIGINAL CREDIT SUPPORT: With respect to any Class of Subordinated Certificates (other than the Class B-5 Certificates), the level of Credit Support indicated below:

              Class M:         2.10%
              Class B-1:       1.25%
              Class B-2:       0.80%
              Class B-3:       0.50%
              Class B-4:       0.25%

              OUTSTANDING CERTIFICATE GROUP: With respect to any Distribution Date, any Certificate Group which has not become a Retired Certificate Group on any prior Distribution Date.

              OUTSTANDING CERTIFICATE PRINCIPAL BALANCE: With respect to any Class (other than the Class IA-7, Class IA-X and Class IIA-X Certificates) of Certificates and any Distribution Date, the Original Certificate Principal Balance of such Class (plus, in the case of the Class IA-12 Certificates, the Class IA-12 Accrual Amount with respect to each previous Distribution Date prior to the Class IA-12 Accretion Termination Date) minus the sum of (i) any distributions of principal made on such Class prior to such Distribution Date and (ii) any Realized Losses allocated to such Class prior to such Distribution Date; provided, however, that (I) with respect to the Class of Class B Certificates then outstanding having the highest numerical class designation, the Outstanding Certificate Principal Balance of such Class shall equal the excess of the Mortgage Pool Principal Balance (together with the principal portion of any Monthly Payment due but not paid with respect to which an Advance has not been made) over the sum of the Outstanding Certificate Principal Balances of all Classes of Certificates (other than the Class of Class B Certificates then outstanding having the highest numerical class designation); and (II) during such time as the Outstanding Certificate Principal Balance of the Class B-1 Certificates equals zero, with respect to the Class M Certificates, the Outstanding Certificate Principal Balance of such Class shall equal the excess of the Mortgage Pool Principal Balance (together with the principal portion of any Monthly Payment due but not paid with respect to which an Advance has not been made) over the Class A Principal Balance.

              OUTSTANDING MORTGAGE LOAN: As to any Distribution Date, a Mortgage Loan which was not paid in full during the related or any previous Principal Prepayment Period, which did not become a Liquidated Mortgage Loan during the related or any previous Principal Prepayment Period and which was not repurchased under Section 2.02, 3.01, 5.21 or 11.01 during the related or any previous Principal Prepayment Period.

              PASS-THRU ENTITY: A "Pass-Thru Entity" as defined in Section 860E(e)(6) of the Code.

              PASS-THROUGH RATE: With respect to any Mortgage Loan, the Net Mortgage Rate minus the Excess Amount Rate.

              PAYING AGENT: The Person appointed by the Trustee as Paying Agent pursuant to Section 4.05.

              PAYOFF: Any Mortgagor payment of principal on a Mortgage Loan equal to the entire outstanding Principal Balance of such Mortgage Loan, if received in advance of the last scheduled Due Date for such Mortgage Loan and accompanied by an amount of interest equal to accrued unpaid interest on the Mortgage Loan to the date of payment-in-full.

              PAYOFF EARNINGS: For any Distribution Date with respect to each PNC Serviced Mortgage Loan on which a Payoff was received by the related Principal Prepayment Period, the aggregate of the interest earned by the related Servicer from investment in the Collection Account of such Payoff from the date of receipt of such Payoff until the business Day immediately preceding the related Distribution Date (net of investment losses).

              PAYOFF INTEREST: For any Distribution Date with respect to a PNC Serviced Mortgage Loan for which a Payoff was received on or after the first calendar day of the month of such Distribution Date and before the fifteenth calendar day of such month, an amount of interest thereon at the applicable Pass-Through Rate from the first day of the month of such Distribution Date through the day of receipt thereof.

              PERCENTAGE INTEREST: As to any Certificate (other than a Class IA-7, Class IA-X or Class IIA-X Certificate), the percentage interest evidenced thereby in distributions required to be made hereunder, such percentage interest being equal, with respect to any Class, to the percentage obtained by dividing the Outstanding Certificate Principal Balance of such Certificate by the aggregate of the Outstanding Certificate Principal Balances of all the Certificates of such Class and with respect to all Certificates, the percentage obtained by dividing the Outstanding Certificate Principal Balance of such Certificate by the aggregate of the Outstanding Certificate Principal Balances of all the Certificates. With respect to any Class IA-7, Class IA-X or Class IIA-X Certificate, the percentage interest specified on the face of such Certificate.

              PERSON: Any individual, corporation, partnership, limited liability company, limited liability partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

              PNC: PNC Mortgage Securities Corp., a Delaware corporation, or its successor in interest.

              PNC SERVICED MORTGAGE LOANS: The Mortgage Loans serviced by PNC and set forth in the Mortgage Loan Schedule attached hereto as Exhibit A-2.

              PRIMARY INSURANCE POLICY: Each primary policy of mortgage guaranty insurance or any replacement policy therefor referred to in Section 5.15 hereof.

              PRINCIPAL BALANCE: At the time of any determination, the principal balance of a Mortgage Loan remaining to be paid at the close of business on the Cut-off Date (after deduction of all principal payments due on or before the Cut-off Date whether or not paid) (or, in the case of a substitute Mortgage Loan included in the Trust Fund pursuant to Section 3.04, the close of business as of the date of substitution) reduced by all amounts previously distributed to Certificateholders that are allocable to payments of principal on such Mortgage Loan (including the principal portion of Advances of the related Servicer made pursuant to Section 6.03).

              PRINCIPAL PREPAYMENT: Any payment or other recovery of principal on a Mortgage Loan (other than Late Collections) which constitutes a Payoff or a Curtailment; provided, however, that the term Principal Prepayment does not include Insurance Proceeds, Liquidation Proceeds, condemnation awards or other cash proceeds from a source other than the applicable Mortgagor.

              PRINCIPAL PREPAYMENT PERIOD: With respect to any Distribution Date and (i) each Principal Prepayment on any CMMC Serviced Mortgage Loan and (ii) each Curtailment on any PNC Serviced Mortgage Loan, the period beginning on the first day of the month preceding the month in which such Distribution Date occurs and ending on the last day of such month. With respect to any Distribution Date and each Payoff on any PNC Serviced Mortgage Loan, the period beginning on the fifteenth day of the month preceding the month in which such Distribution Date occurs and ending on the fourteenth day of the month in which such Distribution Date occurs.

              PURCHASE PRICE: With respect to any Mortgage Loan required to be purchased on any date pursuant to Section 2.02, 3.01, 5.01, 5.21 or 11.01, an amount equal to the sum of (a) 100% of the Principal Balance thereof, (b) unpaid accrued interest at the Mortgage Rate thereon from the Due Date on which interest was last paid by the Mortgagor or Advanced by the applicable Servicer to the Due Date next following the date of repurchase and (c) the aggregate of any unreimbursed Advances.

              QUALIFIED INSURER: An insurance company duly qualified as such under the laws of the states in which the Mortgaged Properties are located, duly authorized and licensed in such states to transact the applicable insurance business and to write the insurance provided, approved as an insurer by FNMA and FHLMC and whose claims-paying ability is rated in the two highest rating categories by Moody's and DCR with respect to primary mortgage insurance and in the two highest rating categories for general policyholder rating and financial performance index rating by Best's with respect to hazard and flood insurance.

              RANDOM LOT: With respect to any Distribution Date on which a mandatory distribution is to be made on any Retail Certificates (as described in Section 6.08(e)), the method by which the Depository will determine which Retail Certificates will be paid principal, using its established random lot procedures or, if such Certificates are no longer represented by a Book-Entry Certificate, using the Certificate Administrator's procedures.

              RATE ADJUSTMENT DATE: The LIBOR Business Day prior to the first day of each Interest Accrual Period after the initial Interest Accrual Period.

              RATING AGENCY: Any nationally recognized statistical rating organization, or its successor, that rated one or more Classes of Certificates at the request of the Depositor at the time of the initial issuance of the Certificates. If such organization or a successor is no longer in existence, "Rating Agency" shall be such nationally recognized statistical rating organization, or other comparable Person, designated by the Depositor, notice of which designation shall be given to the Trustee and the Servicer. References herein to the two highest long-term debt rating categories of a Rating Agency shall mean AA or better, in the case of DCR, and Aa or better, in the case of Moody's.

              REALIZED LOSS: With respect to (i) a Liquidated Mortgage Loan, the amount, if any, by which the unpaid Principal Balance and accrued interest thereon at a rate equal to the Net Mortgage Rate exceeds the amount actually recovered by the applicable Servicer with respect thereto (net of reimbursement of Advances and Servicing Advances) at the time such Mortgage Loan became a Liquidated Mortgage Loan or (ii) with respect to a Mortgage Loan which is not a Liquidated Mortgage Loan, any amount of principal that the Mortgagor is no longer legally required to pay (except for the extinguishment of debt that results from the exercise of remedies due to default by the Mortgagor).

              REALIZED LOSS INTEREST SHORTFALL: The meaning specified in Section 6.05(c).

              RECORD DATE: The close of business of the last Business Day of the month preceding the month of the related Distribution Date.

              REFERENCE BANK RATE: As of 11:00 A.M. London time, on the day that is two LIBOR Business Days prior to the immediately preceding Distribution Date, the rate at which deposits are offered in U.S. Dollars by the reference banks (which shall be three major banks engaged in transactions in the London interbank market, selected by the Certificate Administrator) to prime banks in the London interbank market for a period of one month in amounts approximately equal to the aggregate Outstanding Certificate Principal Balance of the Class IA-16 and Class IA-17 Certificates in accordance with the following procedures. The Certificate Administrator will request the principal London office of each of the reference banks to provide a quotation of its rate. If at least two such quotations are provided, the rate will be the arithmetic mean of the quotations. If on such date fewer than two quotations are provided as requested, the rate will be the arithmetic mean of the rates quoted by one or more major banks in New York City, selected by the Certificate Administrator as of 11:00 A.M., New York City time, on such date for loans in U.S. Dollars to leading European banks for a period of one month in amounts approximately equal to the aggregate Outstanding Certificate Principal Balance of the Class IA-16 and Class IA-17 Certificates. In the event no such quotations can be obtained, the rate will be LIBOR for the prior Distribution Date, or in the case of the first Rate Adjustment Date, 5.25%.

              RELEVANT MORTGAGE LOAN: The meaning specified in Section 5.01.

              REMIC: A "real estate mortgage investment conduit," as such term is defined in Section 860D of the Code. References herein to "the REMIC" shall mean the REMIC created hereunder.

              REMIC POOL: Either of the Master REMIC or the Subsidiary REMIC.

              REMIC PROVISIONS: Provisions of the federal income tax law relating to REMICs which appear at Sections 860A through 860G of Part IV of Subchapter M of Chapter 1 of Subtitle A of the Code, and related provisions, and U.S. Department of the Treasury temporary, proposed or final regulations and rulings promulgated thereunder, as the foregoing are in effect (or with respect to proposed regulations, are proposed to be in effect) from time to time.

              REMITTANCE RATE: The Group One Remittance Rate or the Group Two Remittance Rate, as applicable.

              REPURCHASE PROCEEDS: All proceeds of any Mortgage Loan or property acquired in respect thereof repurchased pursuant to Section 2.02, 3.01, 5.01,
5.21 or 11.01.

              RESIDUAL INTEREST: The interest in the Trust Fund represented by amounts, if any, remaining in the Collection Account following termination of the Trust Fund after payments to the Class A Certificateholders (other than the Class A-R Certificateholders), the Class M Certificateholders and the Class B Certificateholders.

              RESPONSIBLE OFFICER: When used with respect to the Trustee, any Senior Vice President, any Vice President, any Assistant Vice President, any Senior Trust Officer, any Trust Officer or any other officer of the Trustee in its Corporate Trust Office customarily performing functions similar to those performed by any of the above designated officers and also, with respect to a particular matter, any other officer in its Corporate Trust Office to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

              RETAIL CERTIFICATES: The Class IA-13, Class IA-19, Class IA-20 and Class IA-21 Certificates.

              RETIRED CERTIFICATE GROUP: With respect to any Distribution Date, any Certificate Group with respect to which the aggregate Outstanding Certificate Principal Balance is reduced to zero on or before such Distribution Date.

              ROUNDING ACCOUNT: The separate trust account established by deposit as of the Closing Date of $3,999.96 and maintained by the Certificate Administrator pursuant to Section 5.29, which account shall bear a designation clearly indicating that the funds deposited therein are held in trust for the benefit of the Trustee on behalf of the Holders of Retail Certificates or any other account serving a similar function acceptable to the Rating Agencies, and which account provides that the Certificate Administrator may make, or cause to be made, withdrawals as provided in Section 5.29 hereof.

              ROUNDING AMOUNT: With respect to the Rounding Account, the amount of funds, if any, needed to be withdrawn from such account and used to round the amount of any principal distributions to any of the Class IA-13, Class IA-19, Class IA-20 or Class IA-21 Certificates on any Distribution Date upward to the next higher integral multiple of $1,000.

              SALE AGREEMENT: The Mortgage Loan Sale Agreement dated as of November 24, 1998 between the Depositor and CMMC.

              SCHEDULED PRINCIPAL BALANCE: With respect to any Mortgage Loan as of any Distribution Date, the unpaid principal balance of such Mortgage Loan as specified in the amortization schedule at the time relating thereto (before any adjustment to such schedule by reason of bankruptcy or similar proceeding or any moratorium or similar waiver or grace period) as of the Due Date in the month preceding the month of such Distribution Date, or as the Cut-off Date, with respect to the first Distribution Date, after giving effect to any previously applied prepayments, the payment of principal due on such first (1st) day of the month and any reduction of the principal balance of such Mortgage Loan by a bankruptcy court, irrespective of any delinquency in payment by the related Mortgagor.

              SELLER: CMMC.

              SERVICER(S): CMMC and PNC, or any of their respective successors under this Agreement as herein provided.

              SERVICER REMITTANCE DATE: With respect to any Distribution Date, the Business Day preceding such Distribution Date.

              SERVICING ADVANCES: All customary, reasonable and necessary "out of pocket" costs and expenses incurred in the performance by either Servicer of its servicing obligations and which are "unanticipated expenses" of the REMIC, as defined in the REMIC Provisions, including, but not limited to, the cost of
(i) the preservation, restoration and protection of the Mortgaged Property, (ii) any enforcement or judicial proceedings, including foreclosures, (iii) the management and liquidation of the Mortgaged Property if the Mortgaged Property is acquired in satisfaction of the Mortgage, (iv) taxes and assessments on the Mortgaged Properties subject to the Mortgage Loans and (v) compliance with the obligations under Section 5.21.

              SERVICING FEE: The amount of the monthly fee paid to the applicable Servicer for the servicing of the Mortgage Loans, equal to, as of any Distribution Date, the total of (i), with respect to each PNC Serviced Mortgage Loan, one-twelfth of 0.25% per annum of the Principal Balance thereof as of the Determination Date in the preceding month, subject to adjustment as provided in
Section 6.05 and (ii) with respect to any CMMC Serviced Mortgage Loan, one-twelfth of 0.25% per annum of the Principal Balance thereof as of the Determination Date in the preceding month, subject to adjustment as provided in
Section 6.05. The Servicing Fee shall be payable only at the time of and with respect to those Mortgage Loans for which payment is in fact made of the entire amount of the Monthly Payments that shall have come due and only at the time such Monthly Payment shall be made. The right to receive the Servicing Fee is limited to, and the Servicing Fee is payable solely from, the interest portion of such Monthly Payments (or the interest portion of any Principal Prepayment in full) collected by the related Servicer, or as otherwise provided under Section
5.09 or 5.23.

              SERVICING OFFICER: Any officer of either Servicer or any Sub-servicer involved in, or responsible for, the administration and servicing of the Mortgage Loans whose name appears on a written certificate listing servicing officers furnished to the Trustee by such Servicer on or prior to the Closing Date, and signed on behalf of such Servicer or any Sub-servicer by its President, any Vice President or its Treasurer, as such certificate may from time to time be amended.

              SINGLE CERTIFICATE: A Certificate of any Class that evidences the smallest permissible original denomination for such Class of Certificates as specified in Section 4.01(d).

              SPECIAL HAZARD AMOUNT: Initially, $4,839,068.00. As of the first anniversary of the Cut-off Date, the Special Hazard Amount shall be reduced, but not increased, to the lesser of (i) the initial Special Hazard Amount less the sum of all amounts allocated to the Subordinated Certificates in respect of Special Hazard Losses on the Mortgage Loans during such year or (ii) the Adjustment Amount for such anniversary. As of each subsequent anniversary of the Cut-off Date, the Special Hazard Amount on the immediately preceding anniversary of the Cut-off Date less the sum of all amounts allocated to the Subordinated Certificates in respect of Special Hazard Losses on the Mortgage Loans during such year and (ii) the Adjustment Amount for such anniversary. The "Adjustment Amount" with respect to each anniversary of the Cut-off Date will be equal to the greatest of (i) 1.00% multiplied by the aggregate outstanding principal balance of the Mortgage Loans, (ii) the aggregate outstanding principal balance of the Mortgage Loans secured by Mortgaged Properties located in the California postal zip code area in which the highest percentage of Mortgage Loans by Principal Balance are located and (iii) twice the outstanding principal balance of the Mortgage Loan having the largest outstanding principal balance.

              SPECIAL HAZARD LOSS: Any Realized Loss or portion thereof resulting from direct physical loss or damage to the Mortgaged Property, which is not insured against under the Standard Hazard Policy required to be maintained hereunder.

              STANDARD HAZARD POLICY: Each standard hazard insurance policy or replacement therefor referred to in Section 5.16.

              STARTUP DAY: The meaning specified in Section 2.04(a).

              STEP-DOWN DATE: The earliest of the Distribution Date in November 2003 or any succeeding Distribution Date on which the following conditions are satisfied as of the last day of the month preceding such Distribution Date:

              (a) the aggregate outstanding Principal Balance of Outstanding Mortgage Loans 60 days or more delinquent (including loans in foreclosure and with respect to owned real estate) does not exceed 50% of the aggregate Outstanding Certificate Balance of the Subordinated Certificates as of such date; and

              (b) Realized Losses through the last day of the month preceding such Distribution Date (including Nonrecoverable Advances) do not exceed the following thresholds:

                  (i) if such Distribution Date occurs between and including
              December 2003 and November 2004, 30% of the Subordinated Percentage of the Mortgage Pool Principal Balance as of the Cut-off Date;

                  (ii)if such Distribution Date occurs between and including
              December 2004 and November 2005, 35% of the Subordinated Percentage of the Mortgage Pool Principal Balance as of the Cut-off Date;

                  (iii) if such Distribution Date occurs between and including
              December 2005 and November 2006, 40% of the Subordinated Percentage of the Mortgage Pool Principal Balance as of the Cut-off Date;

                  (iv) if such Distribution Date occurs between and including
              December 2006 and November 2007, 45% of the Subordinated Percentage of the Mortgage Pool Principal Balance as of the Cut-off Date; and

                  (v) if such Distribution Date occurs after November 2007, 50%
              of the Subordinated Percentage of the Mortgage Pool Principal Balance as of the Cut-off Date.

              STEP DOWN PERCENTAGE: With respect to any Distribution Date, the percentage indicated below:


             Distribution Date Occurring in                 Step Down Percentage
             ------------------------------                 --------------------

December 1998 through November 2003.....................             0%
December 2003 through November 2004.....................             30%

December 2004 through November 2005.....................           40%
December 2005 through November 2006.....................           60%
December 2006 through November 2007.....................           80%
December 2007 and thereafter............................          100%

              STRIPPED INTEREST RATE: For each Mortgage Loan, the excess, if any, of the Pass-Through Rate for such Mortgage Loan over the applicable Remittance Rate.

              SUBORDINATED CERTIFICATES: The Class M and Class B Certificates, referred to collectively.

              SUBORDINATED OPTIMAL PRINCIPAL AMOUNT: With respect to any Distribution Date, the lesser of (a) the aggregate Outstanding Certificate Principal Balance of the Subordinated Certificates (before giving effect to any distributions of principal on such Distribution Date) and (b) the sum of: (i) the applicable Subordinated Percentage of the principal portion of all Monthly Payments, whether or not received, which were due during the related Due Period on Mortgage Loans which were outstanding during such Due Period; (ii) the applicable Subordinated Prepayment Percentage of the Principal Prepayments made on any Mortgage Loan during the related Principal Prepayment Period; (iii) with respect to each Mortgage Loan not described in (iv) below, the applicable Subordinated Percentage of the principal portion of all Insurance Proceeds, condemnation awards and any other cash proceeds from a source other than the applicable Mortgagor, to the extent required to be deposited in the Collection Account pursuant to Section 5.08(iv) and (v), which were received during the related Principal Prepayment Period, net of related unreimbursed Servicing Advances and net of any portion thereof which, as to any such Mortgage Loan, constitutes Late Collections that have been the subject of an Advance on any prior Distribution Date; (iv) with respect to each Mortgage Loan which has become a Liquidated Mortgage Loan during the related Principal Prepayment Period, an amount equal to the portion (if any) of the Net Liquidation Proceeds with respect to such liquidated Mortgage Loan (net of any unreimbursed Advances) that was not included in the Class IA Optimal Principal Amount or Class IIA Optimal Principal Amount with respect to such Distribution Date; and (v) with respect to each Mortgage Loan repurchased during the related Principal Prepayment Period pursuant to Section 2.02, 3.01, 5.21 or 11.01, an amount equal to the applicable Subordinated Prepayment Percentage of the of the principal portion of the Purchase Price (net of amounts with respect to which a distribution of principal has previously been made to the Subordinated Certificateholders).

              SUBORDINATED PERCENTAGE: The Mortgage Group One Subordinated Percentage or the Mortgage Group Two Subordinated Percentage, as the case may be.

              SUBORDINATED PREPAYMENT PERCENTAGE: The Mortgage Group One Subordinated Prepayment Percentage or the Mortgage Group Two Subordinated Prepayment Percentage, as the case may be.

              SUB-SERVICER: Any Person with whom either Servicer enters into a Sub-Servicing Agreement.

              SUB-SERVICING AGREEMENT: Any agreement between either Servicer and any Sub-Servicer, relating to servicing or administration of certain Mortgage Loans as provided in Section 5.02, in such form as has been approved by such Servicer and the Depositor.

              SUBSIDIARY REGULAR INTEREST: There shall be thirteen Subsidiary Regular Interests. The first subsidiary regular interest (the "First Subsidiary Regular Interest") shall have the same characteristics as the Class IA-1, Class IA-3, Class IA-4, Class IA-5, Class IA-8, Class IA-9, Class IA-10, Class IA-11, Class IA-12, Class IA-13 Certificates and shall have the right to receive distributions from the Mortgage Pool in the amounts necessary to make all required distributions with respect to such Classes. The second subsidiary regular interest (the "Second Subsidiary Regular Interest") shall have the same characteristics as the Class IA-2 and Class IA-7 Certificates and shall have the right to receive distributions from the Mortgage Pool in the amounts necessary to make all required distributions with respect to such Classes. The third subsidiary regular interest (the "Third Subsidiary Regular Interest") shall have the same characteristics as the Class IA-6 and Class IA-24 Certificates, and shall have the right to receive distributions from the Mortgage Pool in the amounts necessary to make all required distributions with respect to such Classes, . The fourth subsidiary regular interest (the "Fourth Subsidiary Regular Interest") shall have the same characteristics as the Class IA-16, Class IA-17, Class IA-18 and Class IA-19 Certificates, and shall have the right to receive distributions from the Mortgage Pool in the amounts necessary to make all required distributions with respect to such Classes, . The fifth subsidiary regular interest (the "Fifth Subsidiary Regular Interest") shall have the same characteristics as the Class IA-20, Class IA-21, Class IA-22 and Class IA-23 Certificates and shall have the right to receive distributions from the Mortgage Pool in the amounts necessary to make all required distributions with respect to such Classes. The sixth subsidiary regular interest (the "Sixth Subsidiary Regular Interest") shall have the same characteristics as the Class IA-14 Certificates and shall have the right to receive distributions from the Mortgage Pool in the amounts necessary to make all required distributions with respect to such Class. The seventh subsidiary regular interest (the "Seventh Subsidiary Regular Interest") shall have the same characteristics as the Class IA-15 Certificates and shall have the right to receive distributions from the Mortgage Pool in the amounts necessary to make all required distributions with respect to such Class. The eighth subsidiary regular interest (the "Eighth Subsidiary Regular Interest") shall have the same characteristics as the Class IA-X Certificates, and shall have the right to receive distributions from the Mortgage Pool in the amounts necessary to make all required distributions with respect to such Class. The ninth subsidiary regular interest (the "Ninth Subsidiary Regular Interest") shall have the same characteristics as the Class IIA-1 Certificates, and shall have the right to receive distributions from the Mortgage Pool in the amounts necessary to make all required distributions with respect to such Class. The tenth subsidiary regular interest (the "Tenth Subsidiary Regular Interest") shall have the same characteristics as the Class IIA-X Certificates, and shall have the right to receive distributions from the Mortgage Pool in the amounts necessary to make all required distributions with respect to such Class. The eleventh subsidiary regular interest (the "Eleventh Subsidiary Regular Interest") and the twelfth subsidiary regular interest (the "Twelfth Subsidiary Regular Interest") in the aggregate shall have the same characteristics as the Class M, Class B-1, Class B-2, Class B-3, Class B-4 and Class B-5 Certificates, and shall have the right to receive distributions from the Mortgage Pool in the amounts necessary to make all required distributions with respect to such Classes. The thirteenth subsidiary regular interest (the "Thirteenth Subsidiary Regular Interest") shall have the same characteristics as the Excess Amount Interest shall have the right to receive distributions from the Mortgage Pool in the amounts necessary to make all required distributions with respect to such interest.

              SUBSIDIARY REMIC: The pool of assets consisting of the Trust Fund.

              SUBSIDIARY RESIDUAL INTEREST: The interest in the Subsidiary REMIC consisting of Excess Proceeds and Substitute Excess Interest, and with respect to each Mortgage Loan, any amounts payable or received with respect to such Mortgage Loan after payment in full of the Subsidiary Regular Interests.

              SUBSTITUTE EXCESS INTEREST: As defined in Section 3.04.

              TELERATE SCREEN PAGE 3750: The display designated as page 3750 on the Dow Jones Telerate Service or such other page as may replace page 3750 on that service for the purpose of displaying London interbank offered rates of major banks.

              TRUST: The Trust created pursuant to this Agreement.

              TRUST FUND: The corpus of the Trust consisting of (i) the Mortgage Loans, (ii) such assets as shall from time to time be identified as deposited in any Collection Account, the Certificate Account, the Class IA-14/Class IA-15 Interest Supplement Account and the Rounding Account (iii) property which secured a Mortgage Loan and which has been acquired by foreclosure or deed in lieu of foreclosure, (iv) Standard Hazard Policies and any other insurance policies, and the proceeds thereof and (v) any proceeds of any of the foregoing.

              TRUSTEE: Citibank, N.A., a national banking association and its successors and any corporation resulting from or surviving any consolidation or merger to which it or its successors may be a party, and any successor trustee at the time serving as successor trustee hereunder, appointed as herein provided.

              U.S. PERSON: A "United States Person" as defined in Section 7701(a)(30) of the Code.

                               [END OF ARTICLE I]



                                   ARTICLE II

                    CONVEYANCE OF MORTGAGE LOANS; TRUST FUND

         Section 2.01. Conveyance of Mortgage Loans. The Depositor, concurrently with the execution and delivery hereof, does hereby sell, transfer, assign, set over and convey to the Trustee without recourse all the right, title and interest of the Depositor in and to the Mortgage Loans, including all interest and principal received on or with respect to the Mortgage Loans on or after the Cut-off Date (other than Monthly Payments due on the Mortgage Loans on or before the Cut-off Date).

         In connection with such assignment, the Depositor does hereby deliver to, and deposit with, the Trustee the following documents or instruments with respect to each Mortgage Loan so assigned:

              (A) (I) Original Mortgage Note (or a lost note affidavit (including a copy of the original Mortgage Note)) or (II) original Consolidation, Extension and Modification Agreement (or a lost note affidavit (including a copy of the original Consolidation, Extension and Modification Agreement), in either case endorsed, "Pay to the order of Citibank, N.A., as trustee, without recourse."

              (B) The original Mortgage (including all riders thereto) with evidence of recording thereon, or a copy thereof certified by the public recording office in which such mortgage has been recorded or, if the original Mortgage has not been returned from the applicable public recording office, a true certified copy, certified by the Seller, of the original Mortgage together with a certificate of the Seller certifying that the original Mortgage has been delivered for recording in the appropriate public recording office of the jurisdiction in which the Mortgaged Property is located.

              (C) The original Assignment of Mortgage to "Citibank, N.A., as trustee," which assignment shall be in form and substance acceptable for recording, or a copy certified by the Seller as a true and correct copy of the original Assignment which has been sent for recordation. Subject to the foregoing, such assignments may, if permitted by law, be by blanket assignments for Mortgage Loans covering Mortgaged Properties situated within the same county. If the Assignment of Mortgage is in blanket form, a copy of the Assignment of Mortgage shall be included in the related individual Mortgage File.

              (D) The original policy of title insurance, including riders and endorsements thereto, or if the policy has not yet been issued, a written commitment or interim binder or preliminary report of title issued by the title insurance or escrow company.

              (E) Originals of all recorded intervening Assignments of Mortgage, or copies thereof, certified by the public recording office in which such Assignments or Mortgage have been recorded showing a complete chain of title from the originator to the Depositor, with evidence of recording, thereon, or a copy thereof certified by the public recording office in which such Assignment of Mortgage has been recorded or, if the original Assignment of Mortgage has not been returned from the applicable public recording office, a true certified copy, certified by the Seller of the original Assignment of Mortgage together with a certificate of the Seller certifying that the original Assignment of Mortgage has been delivered for recording in the appropriate public recording office of the jurisdiction in which the Mortgaged Property is located.

              (F) Originals, or copies thereof certified by the public recording office in which such documents have been recorded, of each assumption, extension, modification, written assurance or substitution agreements, if applicable, or if the original of such document has not been returned from the applicable public recording office, a true certified copy, certified by the Seller, of such original document together with certificate of Seller certifying the original of such document has been delivered for recording in the appropriate recording office of the jurisdiction in which the Mortgaged Property is located.

              (G) If the Mortgaged Note or Mortgage or any other material document or instrument relating to the Mortgaged Loan has been signed by a person on behalf of the Mortgagor, the original power of attorney or other instrument that authorized and empowered such person to sign bearing evidence that such instrument has been recorded, if so required in the appropriate jurisdiction where the Mortgaged Property is located (or, in lieu thereof, a duplicate or conformed copy of such instrument, together with a certificate of receipt from the recording office, certifying that such copy represents a true and complete copy of the original and that such original has been or is currently submitted to be recorded in the appropriate governmental recording office of the jurisdiction where the Mortgaged Property is located), or if the original power of attorney or other such instrument has been delivered for recording in the appropriate public recording office of the jurisdiction in which the Mortgaged Property is located.

              If in connection with any Mortgage Loan the Depositor cannot deliver the Mortgage, Assignments of Mortgage or assumption, consolidation or modification, as the case may be, with evidence of recording thereon concurrently with the execution and delivery of this Agreement solely because of a delay caused by the public recording office where such Mortgage, Assignments of Mortgage or assumption, consolidation or modification, as the case may be, has been delivered for recordation, the Depositor shall deliver or cause to be delivered to the Trustee written notice stating that such Mortgage, Assignments of Mortgage or assumption, consolidation or modification, as the case may be, has been delivered to the appropriate public recording office for recordation. Thereafter, the Depositor shall deliver or cause to be delivered to the Trustee such Mortgage, Assignments of Mortgage or assumption, consolidation or modification, as the case may be, with evidence of recording indicated thereon upon receipt thereof from the public recording office.

              The Depositor shall cause to be recorded in the appropriate public recording office for real property records each Assignment of Mortgage referred to in this Section 2.01 as soon as practicable. While each Assignment of Mortgage to be recorded is being recorded, the Depositor shall deliver to the Trustee a photocopy of such document. If any such Assignment of Mortgage is returned unrecorded to the Depositor because of any defect therein, the Depositor shall cause such defect to be cured and such document to be recorded in accordance with this paragraph. The Depositor shall deliver or cause to be delivered each original recorded Assignment of Mortgage and intermediate assignment to the Trustee within 270 days of the Closing Date or shall deliver to the Trustee on or before such date an Officer's Certificate stating that such document has been delivered to the appropriate public recording office for recordation, but has not been returned solely because of a delay caused by such recording office. In any event, the Depositor shall use all reasonable efforts to cause each such document with evidence of recording thereon to be delivered to the Trustee within 300 days of the Closing Date.

              The ownership of each Mortgage Note, the Mortgage and the contents of the related Mortgage File is vested in the Trustee. Neither the Depositor nor either Servicer shall take any action inconsistent with such ownership and shall not claim any ownership interest therein. The Depositor and each Servicer shall respond to any third party inquiries with respect to ownership of the Mortgage Loans by stating that such ownership is held by the Trustee on behalf of the Certificateholders. Mortgage documents relating to the Mortgage Loans not delivered to the Trustee are and shall be held in trust by the related Servicers or any Sub-Servicer, for the benefit of the Trustee as the owner thereof, and the related Servicer's or such Sub-Servicer's possession of the contents of each Mortgage File so retained is for the sole purpose of servicing the related Mortgage Loan, and such retention and possession by the related Servicer or such Sub-Servicer is in a custodial capacity only. The Depositor agrees to take no action inconsistent with the Trustee's ownership of the Mortgage Loans, to promptly indicate to all inquiring parties that the Mortgage Loans have been sold and to claim no ownership interest in the Mortgage Loans. Each Mortgage File and the mortgage documents relating to the Mortgage Loans contain proprietary business information of the related Servicer and its customers. The Trustee, the Certificate Administrator and the Depositor agree that they will not use such information for business purposes without the express written consent of the related Servicer and that all such information shall be kept strictly confidential.

              It is the intention of this Agreement that the conveyance of the Depositor's right, title and interest in and to the Trust Fund pursuant to this Agreement shall constitute a purchase and sale and not a loan. If a conveyance of Mortgage Loans from the Seller to the Depositor is characterized as a pledge and not a sale, then the Depositor shall be deemed to have transferred to the Trustee all of the Depositor's right, title and interest in, to and under the obligations of the Seller deemed to be secured by said pledge; and it is the intention of this Agreement that the Depositor shall also be deemed to have granted to the Trustee a first priority security interest in all of the Depositor's right, title, and interest in, to and under the obligations of the Seller to the Depositor deemed to be secured by said pledge and that the Trustee shall be deemed to be an independent custodian for purposes of perfection of the security interest granted to the Depositor. If the conveyance of the Mortgage Loans from the Depositor to the Trustee is characterized as a pledge, it is the intention of this Agreement that this Agreement shall constitute a security agreement under applicable law, and that the Depositor shall be deemed to have granted to the Trustee a first priority security interest in all of the Depositor's right, title and interest in, to and under the Mortgage Loans, all payments of principal of or interest on such Mortgage Loans, all other rights relating to and payments made in respect of the Trust Fund, and all proceeds of any thereof. If the trust created by this Agreement terminates prior to the satisfaction of the claims of any Person in any Certificates, the security interest created hereby shall continue in full force and effect and the Trustee shall be deemed to be the collateral agent for the benefit of such Person.

              In addition to the conveyance made in the first paragraph of this
Section 2.01, the Depositor does hereby convey, assign and set over to the Trustee all of its right, title and interest in that portion of the Trust Fund described in items (ii), (iii), (iv) and (v) of the definition thereof and further assigns to the Trustee for the benefit of the Certificateholders those representations and warranties of the Seller contained in the Sale Agreement and described in Section 3.01 hereof and the benefit of the repurchase obligations of the Seller described in Sections 2.02 and 3.01 hereof and the obligations of the Seller contained in the Sale Agreement to take, at the request of the Depositor or the Trustee, all action on its part which is reasonably necessary to ensure the enforceability of a Mortgage Loan.

              Section 2.02. Acceptance by Trustee. Except as set forth in the Exception Report delivered contemporaneously herewith (the "Exception Report"), the Trustee acknowledges receipt of the Mortgage Note for each Mortgage Loan and delivery of a Mortgage File (but does not acknowledge receipt of all documents required to be included in such Mortgage File) with respect to each Mortgage Loan and declares that it holds and will hold such documents and any other documents constituting a part of the Mortgage Files delivered to it in trust for the use and benefit of all present and future Certificateholders. The Depositor will cause the Seller to repurchase any Mortgage Loans to which an exception was taken in the Exception Report unless such exception is cured to the satisfaction of the Trustee within 45 Business Days of the Closing Date.

              The Trustee agrees, for the benefit of Certificateholders, to review each Mortgage File delivered to it within 270 days after the Closing Date to ascertain that all documents required by Section 2.01 have been executed and received, and that such documents relate to the Mortgage Loans identified in Exhibit A-1 and Exhibit A-2 that have been conveyed to it. If the Trustee finds any document or documents constituting a part of a Mortgage File to be missing or defective (that is, mutilated, damaged, defaced or unexecuted) in any material respect, the Trustee shall promptly (and in any event within no more than five Business Days) after such finding so notify the related Servicer, the Seller and the Depositor. In addition, the Trustee shall also notify the related Servicer, the Seller and the Depositor, if (a) in examining the Mortgage Files, the documentation shows on its face (i) any adverse claim, lien or encumbrance, (ii) that any Mortgage Note was overdue or had been dishonored, (iii) any evidence on the face of any Mortgage Note or Mortgage of any security interest or other right or interest therein, or (iv) any defense against or claim to the Mortgage Note by any party or (b) the original Mortgage with evidence of recording thereon with respect to a Mortgage Loan is not received within 270 days of the Closing Date. The Trustee shall request that the Seller correct or cure such omission, defect or other irregularity, or substitute a Mortgage Loan pursuant to the provisions of Section 3.03, within 60 days from the date the Seller was notified of such omission or defect and, if the Seller does not correct or cure such omission or defect within such period, that the Seller purchase such Mortgage Loan from the Trustee within 90 days from the date the Trustee notified the Seller of such omission, defect or other irregularity at the Purchase Price of such Mortgage Loan. The Purchase Price for any Mortgage Loan purchased pursuant to this Section 2.02 shall be paid to the related Servicer and deposited by the related Servicer in the related Collection Account promptly upon receipt, and, upon receipt by the Trustee of written notification of such deposit signed by a Servicing Officer, the Trustee shall promptly release to the Seller the related Mortgage File and the Trustee shall execute and deliver such instruments of transfer or assignment, without recourse, as shall be necessary to vest in the Seller or its designee, as the case may be, any Mortgage Loan released pursuant hereto, and the Trustee shall have no further responsibility with regard to such Mortgage Loan. It is understood and agreed that the obligation of the Seller to purchase, cure or substitute any Mortgage Loan as to which a material defect in or omission of a constituent document exists shall constitute the sole remedy respecting such defect or omission available to the Trustee on behalf of Certificateholders. The Trustee shall be under no duty or obligation to inspect, review and examine such documents, instruments, certificates or other papers to determine that they are genuine, enforceable or appropriate to the represented purpose, or that they have actually been recorded, or that they are other than what they purport to be on their face. The Trustee shall keep confidential the name of each Mortgagor and shall not solicit any such Mortgagor for the purpose of refinancing the related Mortgage Loan.

              Within 280 days of the Closing Date, the Trustee shall deliver to the Depositor and each Servicer the Trustee's Certification, substantially in the form of Exhibit G attached hereto, setting forth the status of the Mortgage Files as of such date.

              Section 2.03. Trust Fund; Authentication of Certificates. The Trustee acknowledges and accepts the assignment to it of the Trust Fund created pursuant to this Agreement in trust for the use and benefit of all present and future Certificateholders. The Trustee acknowledges the assignment to it for the benefit of the Trust Fund of the Mortgage Loans and has caused to be authenticated and delivered to or upon the order of the Depositor, in exchange for the Mortgage Loans, Certificates duly authenticated by the Trustee or, if an Authenticating Agent has been appointed pursuant to Section 4.06, the Authenticating Agent in authorized denominations evidencing ownership of the entire Trust Fund.

              Section 2.04. REMIC Election.

              (a) The Depositor hereby instructs and authorizes the Trustee to make appropriate elections to treat each of the Subsidiary REMIC and the Master REMIC as a REMIC. This Agreement shall be construed so as to carry out the intention of the parties that each REMIC Pool be treated as a REMIC at all times prior to the date on which the Trust Fund is terminated. The Closing Date is hereby designated as the "startup day" of each REMIC Pool within the meaning of
Section 860G(a)(9) of the Code. The "regular interests" (within the meaning of Section 860G(a)(1) of the Code) in the Master REMIC shall consist of the Class A Certificates (other than the Class A-R Certificate), the Class M Certificates and the

Class B Certificates, and the "residual interest" (within the meaning of Section 860G(a)(2) of the Code) in the Master REMIC shall consist of the Master Residual Interest, and all such interests shall be designated as such on the Startup Day. The "regular interests" (within the meaning of Section 860G(a)(1) of the Code) in the Subsidiary REMIC shall consist of the Subsidiary Regular Interests and the "residual interest" (within the meaning of Section 860G(a)(2) of the Code) in the Subsidiary REMIC shall consist of the Subsidiary Residual Interest and all such interests shall be designated as such on the Startup Date. The regular interests in the Subsidiary REMIC shall be held by the Master REMIC at all times and shall not be transferable under any circumstances.

              (b) All payments with respect to the Class IA-1, Class IA-3, Class IA-4, Class IA-5, Class IA-8, Class IA-9, Class IA-10, Class IA-11, Class IA-12 and Class IA-13 Certificates, shall be considered to have been made solely from the First Subsidiary Regular Interest. All payments with respect to the Class IA-2 and Class IA-7 Certificates shall be considered to have been made solely from the Second Subsidiary Regular Interest. All payments with respect to the Class IA-6 and Class IA-24 Certificates shall be considered to have been made solely from the Third Subsidiary Regular Interest. All payments with respect to the Class IA-16, Class IA-17, Class IA-18 and Class IA-19 Certificates shall be considered to have been made solely from the Fourth Subsidiary Regular Interest. All payments with respect to the Class IA-20, Class IA-21, Class IA-22 and Class IA-23 Certificates shall be considered to have been made solely from the Fifth Subsidiary Regular Interest. All payments with respect to the Class IA-14 Certificates shall be considered to have been made solely from the Sixth Subsidiary Regular Interest. All payments with respect to Class IA-15 Certificates shall be considered to have been made solely from the Seventh Subsidiary Regular Interest. All payments with respect to the Class IA-X Certificates shall be considered to have been made solely from the Eighth Subsidiary Regular Interest. All payments with respect to Class IIA-1 Certificates shall be considered to have been made solely from the Ninth Subsidiary Regular Interest. All payments with respect to Class IIA-X Certificates shall be considered to have been made solely from the Tenth Subsidiary Regular Interest. All payments with respect to the Subordinated Certificates shall be considered to have been made solely from the Eleventh Subsidiary Regular Interest (in the case of amounts in respect of Mortgage Group
One) or the Twelfth Subsidiary Regular Interest (in the case of amounts in respect of Mortgage Group Two). All payments with respect to the Excess Amount Interest shall be considered to have been made solely from the Thirteenth Subsidiary Regular Interest.

              The principal amount of the regular interests in the Master REMIC is equal to the sum of the Original Class A Principal Balance, the Original Class M Principal Balance and the Original Class B Principal Balance. The original principal balance of the First Subsidiary Regular Interest is equal to the aggregate principal balance of the Class IA-1, Class IA-3, Class IA-4, Class IA-5, Class IA-8, Class IA-9, Class IA-10, Class IA-11, Class IA-12 and Class IA-13 Certificates. The original principal balance of the Second Subsidiary Regular Interest is equal to the aggregate principal balance of the Class IA-2 Certificates. The original principal balance of the Third Subsidiary Regular Interest is equal to the aggregate principal balance of the Class IA-6 and Class IA-24 Certificates. The original principal balance of the Fourth Subsidiary Regular Interest is equal to the aggregate principal balance of the Class IA-16, Class IA-17, Class IA-18 and Class IA-19 Certificates. The original principal balance of the Fifth Subsidiary Regular Interest is equal to the principal balance of the Class IA-20, Class IA-21, Class IA-22 and Class IA-23 Certificates. The original principal balance of the Sixth Subsidiary Regular Interest is equal to the principal balance of the Class IA-14 Certificates. The original principal balance of the Seventh Subsidiary Regular Interest is equal to the principal balance of the Class IA-15 Certificates. The original principal balance of the Eighth Subsidiary Regular Interest is equal to zero. The original


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



principal balance of the Ninth Subsidiary Regular Interest is equal to the principal balance of the Class IIA-1 Certificates. The original principal balance of the Tenth Subsidiary Regular Interest is zero. The original principal balance of the Eleventh Subsidiary Regular Interest is $16,981,925.39. The original principal balance of the Twelfth Subsidiary Regular Interest is $2,559,991.05. The original principal balance of the Thirteenth Subsidiary Regular Interest is zero.

              The interest rate on each of the First Subsidiary Regular Interest, the Second Subsidiary Regular Interest, the Third Subsidiary Regular Interest, the Fourth Subsidiary Regular Interest, the Fifth Subsidiary Regular Interest and the Eleventh Subsidiary Regular Interest is 6.25%. The interest rate on the Sixth Subsidiary Regular Interest and the Seventh Subsidiary Regular Interest is the Certificate Rate on the Class IA-14 and Class IA-15 Certificates, respectively. The interest rate on the Ninth Subsidiary Regular Interest and the Twelfth Subsidiary Regular Interest is 6.00%. The interest rate on the Eighth Subsidiary Regular Interest and the Tenth Subsidiary Regular Interest is equal to the aggregate of the Stripped Interest Rates for Mortgage Group One and Mortgage Group Two, respectively. The interest rate on the Thirteenth Subsidiary Regular Interest is equal to the aggregate of the Excess Amount Rates.

              (c) The assets of the Subsidiary REMIC shall consist of the pool of assets consisting of the Trust Fund. The assets of the Master REMIC shall consist of the pool of assets consisting of the Subsidiary Regular Interests and all payments or principal or interest on or with respect to the Subsidiary Regular Interests after the Cut-off Date.

              (d) Solely for the purposes of Section 1.860G-1(a)(4)(iii) of the Treasury regulations, the "latest possible maturity date" by which the Outstanding Certificate Principal Balance of each Class of Certificates representing a regular interest in the Master REMIC would be reduced to zero is the Distribution Date immediately following the latest scheduled maturity of any Mortgage Loan.

              (e) The "tax matters person" with respect to each REMIC Pool for purposes of the REMIC Provisions shall be the beneficial owner of the Class A-R Certificate having the largest Percentage Interest of such Class; provided, however, that such largest beneficial owner and, to the extent relevant, each other Holder of a Class A-R Certificate, by its acceptance thereof, irrevocably appoints Certificate Administrator as its agent and attorney-in-fact to act as "tax matters person" with respect to each REMIC Pool for purposes of the REMIC provisions.

              (f) It is intended that each REMIC Pool shall constitute, and that the affairs of the Trust Fund shall be conducted so as to qualify each REMIC Pool as, a "real estate mortgage investment conduit" as defined in and in accordance with the REMIC Provisions. In furtherance of such intention, the Certificate Administrator covenants and agrees that it shall act as agent (and the Certificate Administrator is hereby appointed to act as agent) on behalf of the Trust Fund and the Holder of the Class A-R Certificate and that in such capacity it shall:

              (i) prepare and file, or cause to be prepared and filed, in a timely manner, a U.S. Real Estate Mortgage Investment Conduit Income Tax Return (Form 1066) and prepare and file or cause to be prepared and filed with the Internal Revenue Service and applicable state or local tax authorities income tax or information returns for each taxable year with respect to each REMIC Pool, using the calendar year as the taxable year and the accrual method of accounting, containing such information and at the times and in the manner as may be required by the Code or state or local tax laws, regulations, or rules, and shall furnish or cause to be furnished to


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



         Certificateholders the schedules, statements or information at such times and in such manner as may be required thereby;

              (ii) within thirty days of the Closing Date, shall furnish or cause to be furnished to the Internal Revenue Service, on Form 8811 or as otherwise may be required by the Code, the name, title, address, and telephone number of the person that the holders of the Certificates may contact for tax information relating thereto (and the Certificate Administrator shall act as the representative of each REMIC Pool for this purpose), together with such additional information as may be required by such Form, and shall update such information at the time or times in the manner required by the Code;

              (iii) make or cause to be made elections, on behalf of each REMIC Pool, to be treated as a REMIC, and make the appropriate designations, if applicable, in accordance with this Section 2.04 on the federal tax return of each REMIC Pool for its first taxable year (and, if necessary, under applicable state law);

              (iv) prepare and forward, or cause to be prepared and forwarded, to the Certificateholders and to the Internal Revenue Service and, if necessary, state tax authorities, all information returns or reports, or furnish or cause to be furnished by telephone, mail, publication or other appropriate method such information, as and when required to be provided to them in accordance with the REMIC Provisions, including without limitation, the calculation of any original issue discount;

              (v) provide information necessary for the computation of tax imposed on the transfer of the Class A-R Certificate to a Disqualified Organization, or an agent (including a broker, nominee or other middleman) of a Disqualified Organization, or a pass-through entity in which a Disqualified Organization is the record holder of an interest (the reasonable cost of computing and furnishing such information may be charged to the Person liable for such tax);

              (vi) ensure that federal, state or local income tax or information returns shall be signed by the Trustee or such other person as may be required to sign such returns by the Code or state or local laws, regulations or rules; and

              (vii) maintain such records relating to each REMIC Pool as may be required by the Code and as may be necessary to prepare the foregoing returns, schedules, statements or information.

                               [END OF ARTICLE II]


                                   ARTICLE III

               REPRESENTATIONS AND WARRANTIES OF THE DEPOSITOR AND
                   THE SERVICERS; REPURCHASE OF MORTGAGE LOANS

              Section 3.01. Representations and Warranties of the Depositor with respect to the Mortgage Loans.

              The Depositor hereby represents and warrants to the Trustee for the benefit of the Certificateholders that on the Closing Date it has entered into the Sale Agreement with CMMC as Seller, that the Seller has made the following representations and warranties with respect to each Mortgage Loan in such Sale Agreement as of the Closing Date, which representations and warranties run to and are for the benefit of the Depositor and the Trustee for the benefit of the Certificateholders, and as to which the Depositor has assigned to the Trustee for the benefit of the Certificateholders, pursuant to Section 2.01 hereof, the right to cause the Seller to repurchase a Mortgage Loan as to which there has occurred an uncured breach of representations and warranties in accordance with the provisions of the Sale Agreement.

              (a) The information set forth in the Mortgage Loan Schedule is complete, true and correct in all material respects;

              (b) The Mortgage creates a first lien or a first priority ownership interest in an estate in fee simple in real property securing the related Mortgage Note;

              (c) All payments due prior to the Cut-off Date for such Mortgage Loan have been made as of the Closing Date, the Mortgage Loan is not delinquent in payment more than 30 days and has not been dishonored; to the best of the Seller's knowledge, there are no material defaults under the terms of the Mortgage Loan; the Seller has not advanced funds, or induced, solicited or knowingly received any advance of funds from a party other than the owner of the Mortgaged Property subject to the Mortgage, directly or indirectly, for the payment of any amount required by the Mortgage Loan; there has been no more than one delinquency in excess of 30 days during the preceding twelve-month period;

              (d) To the best of the Seller's knowledge, all taxes, governmental assessments, insurance premiums, water, sewer and municipal charges, leasehold payments or ground rents which previously became due and owing have been paid, or escrow funds have been established in an amount sufficient to pay for every such escrowed item which remains unpaid and which has been assessed but is not yet due and payable;

              (e) The terms of the Mortgage Note and the Mortgage have not been impaired, waived, altered or modified in any respect, except by written instruments. No Mortgagor has been released, in whole or in part, from the terms thereof except in connection with an assumption agreement and which assumption agreement is part of the Mortgage File and the terms of which are reflected in the Mortgage Loan Schedule;

              (f) The Mortgage Note and the Mortgage are not subject to any right of rescission, set-off, counterclaim or defense, including, without limitation, the defense of usury, nor will the operation of any of the terms of the Mortgage Note or Mortgage, or the exercise of any right thereunder, render the Mortgage Note or Mortgage unenforceable, in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto, and the Mortgagor was not a debtor in any state or federal bankruptcy or insolvency proceeding at the time the Mortgage Loan was originated;

              (g) All buildings or other customarily insured improvements upon the Mortgaged Property are insured by an insurer acceptable under the FNMA Guides against loss by fire, hazards of extended coverage and such other hazards as are provided for in the FNMA Guides or by FHLMC. All such


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



standard hazard policies are in full force and effect and on the date of origination contained a standard mortgagee clause naming the Seller and its successors in interest and assigns as loss payee and such clause is still in effect and all premiums due thereon have been paid. If required by the Flood Disaster Protection Act of 1973, as amended, the Mortgage Loan is covered by a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration which policy conforms to FNMA and FHLMC requirements. The Mortgage obligates the Mortgagor thereunder to maintain all such insurance at the Mortgagor's cost and expense, and on the Mortgagor's failure to do so, authorizes the holder of the Mortgage to maintain such insurance at the Mortgagor's cost and expense and to seek reimbursement therefor from the Mortgagor;

              (h) Any and all requirements of any federal, state or local law including, without limitation, usury, truth-in-lending, real estate settlement procedures, consumer credit protection, equal credit opportunity or disclosure laws applicable to the Mortgage Loan have been complied with in all material respects;

              (i) The Mortgage has not been satisfied, canceled or subordinated, in whole or in part, or rescinded, and the Mortgaged Property has not been released from the lien of the Mortgage, in whole or in part nor has any instrument been executed that would effect any such release, cancellation, subordination or rescission;

              (j) The Mortgage is a valid, subsisting, enforceable and perfected first lien on the Mortgaged Property, including, all buildings on the Mortgaged Property and all installations and mechanical, electrical, plumbing, heating and air conditioning systems affixed to such buildings, and all additions, alterations and replacements made at any time with respect to the foregoing securing the Mortgage Note's original principal balance. The Mortgage and the Mortgage Note do not contain any evidence of any security interest or other interest or right thereto. Such lien is free and clear of all adverse claims, liens and encumbrances having priority over the first lien of the Mortgage subject only to (1) the lien of non-delinquent current real property taxes and assessments not yet due and payable, (2) covenants, conditions and restrictions, rights of way, easements and other matters of the public record as of the date of recording which are acceptable to mortgage lending institutions generally and either (A) which are referred to or otherwise considered in the appraisal made for the originator of the Mortgage Loan, or (B) which do not adversely affect the appraised value of the Mortgaged Property as set forth in such appraisal, and (3) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by the Mortgage or the use, enjoyment, value or marketability of the related Mortgaged Property. Any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the Mortgage Loan establishes and creates a valid, subsisting, enforceable and perfected first lien and first priority security interest on the property described therein, and the Depositor has the full right to sell and assign the same to the Trustee for the benefit of the Certificateholders;

              (k) The Mortgage Note and the related Mortgage are original and genuine and each is the legal, valid and binding obligation of the maker thereof, enforceable in all respects in accordance with its terms subject to bankruptcy, insolvency and other laws of general application affecting the rights of creditors and the Depositor has taken all action necessary to transfer such rights of enforceability to the Trustee for the benefit of the Certificateholders. All parties to the Mortgage Note and the Mortgage had the legal capacity to enter into the Mortgage Loan and to execute and deliver the Mortgage Note and the Mortgage. The Mortgage Note and the Mortgage have been duly and property executed by such parties.

The proceeds of the Mortgage Loan have been fully disbursed and there is no requirement for future advances thereunder, and any and all requirements as to completion of any on-site or off-site improvements and as to disbursements of any escrow funds therefor have been complied with;

              (1) The Depositor is the sole owner of record and holder of the Mortgage Loan and the indebtedness evidenced by the Mortgage Note, except for the Assignments of Mortgage which have been sent for recording, and upon recordation the Depositor will be the owner of record of the Mortgage and the indebtedness evidenced by the Mortgage Note, and upon the sale of the Mortgage Loan to the Trust for the benefit of the Certificateholders, the Depositor will retain the Mortgage File or any part thereof with respect thereto not delivered to the Trust for the benefit of the Certificateholders or its designee in trust only for the purpose of servicing and supervising the servicing of the Mortgage Loan. Immediately prior to the transfer and assignment to the Trust for the benefit of the Certificateholders, the Mortgage Loan, including the Mortgage Note and the Mortgage, were not subject to an assignment or pledge, and the Depositor had good and marketable title to and was the sole owner thereof and had full right to transfer and sell the Mortgage Loan to the Trustee for the benefit of the Certificateholders free and clear of any encumbrance, equity, lien, pledge, charge, claim or security interest and has the full right and authority subject to no interest or participation of, or agreement with, any other party, to sell and assign the Mortgage Loan pursuant to this Agreement and following the sale of the Mortgagee Loan, the Trustee for the benefit of the Certificateholders will own such Mortgage Loan free and clear of any encumbrance, equity, participation interest, lien, pledge, charge, claim or security interest;

              (m) The Mortgage Loan is covered by an ALTA lender's title insurance policy or other generally acceptable form of policy or insurance acceptable to FNMA or FHLMC, issued by a title insurer acceptable to FNMA or FHLMC and qualified to do business in the jurisdiction where the Mortgaged Property is located, insuring (subject to the exceptions contained in (j) (1), (2) and (3) above) the Seller, its successors and assigns, as to the first priority lien of the Mortgage in the original principal amount of the Mortgage Loan. Such lender's title insurance policy insures ingress and egress by or upon the Mortgaged Property or any interest therein. Where required by state law or regulation, the Mortgagor has been given the opportunity to choose the carrier of the required mortgage title insurance. The Seller, its successors and assigns, are the sole insureds of such lender's title insurance policy, such title insurance policy has been duly and validly endorsed to the Trustee for the benefit of the Certificateholders or the assignment to the Trustee for the benefit of the Certificateholders of the Seller's interest therein does not require the consent of or notification to the insurer and such lender's title insurance policy is in full force and effect and will be in full force and effect upon the consummation of the transactions contemplated by this Agreement. No claims have been made under such lender's title insurance policy, and no prior holder of the related Mortgage, including the Seller, has done, by act or omission, anything which would impair the coverage of such lender's title insurance policy;

              (n) There is no default, breach, violation or event of acceleration existent, under the Mortgage or the related Mortgage Note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event permitting acceleration; and neither the Seller nor any prior mortgagee has waived any default, breach, violation or event permitting acceleration;

              (o) There are no mechanics', or similar liens or claims which have been filed for work, labor or material (and no rights are outstanding that under law could give rise to such liens) affecting the related Mortgaged Property which are or may be liens prior to or equal to the lien of the related Mortgage;

              (p) All improvements subject to the Mortgage which were considered in determining the Appraised Value of the Mortgaged Property lie wholly within the boundaries and building restriction lines of the Mortgaged Property (and wholly within the project with respect to a condominium unit) and no improvements on adjoining properties encroach upon the Mortgaged Property except those which are insured against by the title insurance policy referred to in clause (m) above and all improvements on the property comply with all applicable zoning and subdivision laws and ordinances; the Mortgaged Property is lawfully occupied under applicable law;

              (q) The Mortgage Loan complies in all material respects with all the terms, conditions and requirements of the Seller's underwriting standards in effect at the time of origination of such Mortgage Loan. The Mortgage Notes and Mortgages (exclusive of any riders) are on forms generally acceptable to FNMA or FHLMC. Monthly Payments under the Mortgage Note are due and payable on the first day of each month. The Mortgage contains the usual and enforceable provisions of the originator at the time of origination for the acceleration of the payment of the unpaid principal amount of the Mortgage Loan if the related Mortgaged Property is sold without the prior consent of the mortgagee thereunder;

              (r) To the best of the Seller's knowledge, the Mortgaged Property is not subject to any material damage by waste, fire, earthquake, windstorm, flood or other casualty. To the best of the Seller's knowledge, at origination of the Mortgage Loan there was, and there currently is, no proceeding pending for the total or partial condemnation of the Mortgaged Property;

              (s) The related Mortgage contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security provided thereby, including, (l) in the case of a Mortgage designated as a deed of trust, by trustee's sale, and (2) otherwise by judicial foreclosure. There is no homestead or other exemption available to the Mortgagor which would interfere with the right to sell the Mortgaged Property at a trustee's sale or the right to foreclose the Mortgage;

              (t) If the Mortgage constitutes a deed of trust, a trustee, authorized and duly qualified if required under applicable law to act as such, has been properly designated and currently so serves and is named in the Mortgage, and no fees or expenses, except as may be required by local law, are or will become payable by, the Purchaser to the trustee under the deed of trust, except in connection with a trustee's sale or attempted sale after default by the Mortgagor;

              (u) The Mortgage File contains an appraisal of the related Mortgaged Property signed prior to the final approval of the mortgage loan application by an appraiser approved by the Seller who had no interest, direct or indirect, in the Mortgaged Property or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the Mortgage Loan. The appraisal is in a form acceptable to FNMA or FHLMC;

              (v) All parties which have had any interest in the Mortgage, whether as mortgagee, assignee, pledgee or otherwise, are (or, during the period in which they held and disposed of such interest, were) (A) in substantial compliance with any and all applicable licensing requirements of the laws of the state wherein the Mortgaged Property is located, and (B) (1) organized under the laws of such state, or (2) qualified to do business in such state, or (3) federal savings and loan associations or national banks or a Federal Home Loan Bank or savings bank having principal offices in such state, or (4) not doing business in such state;

              (w) The related Mortgage Note is not and has not been secured by any collateral except the lien of the corresponding Mortgage and the security interest of any applicable security interest of any applicable agreement or chattel mortgage referred to above and such collateral does not serve as security for any other obligation;

              (x) The Mortgagor has received all disclosure materials required by applicable law with respect to the making of such mortgage loans;

              (y) The Mortgage Loan does not contain "graduated payment" features;

              (z) The Mortgagor is not in bankruptcy and, to the best of the Seller's knowledge, the Mortgagor is not insolvent;

              (aa) The Mortgage Loans are fixed rate mortgage loans. The Mortgage Loans have an original term to maturity of not more than thirty (30) years, with interest payable in arrears on the first day of each month. Each Mortgage Note is payable in equal monthly installments of principal and interest which is sufficient to amortize the Mortgage Loan fully by the stated maturity date. No Mortgage Loan contains terms or provisions which would result in negative amortization;

              (bb) Each Mortgage Note, each Mortgage, each Assignment of Mortgage and any other documents required pursuant to this Agreement to be delivered to the Trustee on behalf of the Certificateholders or its designee, or its assignee for each Mortgage Loan, have been, on or before the Closing Date, delivered to the Trustee on behalf of the Certificateholders or its designee, or its assignee;

              (cc) All escrow payments have been collected in full compliance with state and federal law and the provisions of the related Mortgage Note and Mortgage. As to any Mortgage Loan that is the subject of an escrow, escrow of funds is not prohibited by applicable law and has been established in an amount sufficient to pay for every escrowed item that remains unpaid and has been assessed but is not yet due and payable. No escrow deposits or other charges or payments due under the Mortgage Note have been capitalized under any Mortgage or the related Mortgage Note. Any interest required to be paid pursuant to state, federal and local law has been properly paid and credited;

              (dd) [Reserved];

              (ee) In the event the Mortgage Loan has a Loan-to-Value Ratio greater than 80%, the excess of the principal balance of the Mortgage Loan over 75% of the Appraised Value, with respect to a refinanced Mortgage Loan, or the lesser of the Appraised Value or the purchase price of the Mortgaged Property, with respect to a purchase money Mortgage Loan, is and will be insured as to payment defaults by a Primary Insurance Policy issued by a Qualified Insurer. All provisions of such Primary Insurance Policy have been and are being complied with such policy is in full force and effect, and all premiums due thereunder have been paid. No action, inaction, or event has occurred and no state of facts exists that has, or will result in the exclusion from, denial of, or defense to coverage. Any Mortgage Loan subject to a Primary Insurance Policy obligates the Mortgagor thereunder to maintain the Primary Insurance

Policy and to pay all premiums and charges in connection therewith. The Mortgage Rate for the Mortgage Loan as set forth on the Mortgage Loan Schedule is net of any such insurance premium;

              (ff) The assignment of Mortgage is in recordable form and is acceptable for recording under the laws of the jurisdiction in which the Mortgaged Property is located;

              (gg) As to Mortgage Loans that are not secured by an interest in a leasehold estate, the Mortgaged Property is located in the state identified in the Mortgage Loan Schedule and consists of a single parcel of real property with a detached single family residence erected thereon, or a two-to four-family dwelling, or an individual condominium unit in a condominium project, or an individual unit in an attached planned unit development or a detached planned unit development, provided, however, that no residence or dwelling is a single parcel of real property with a mobile home thereon. As of the date of origination, no portion of the Mortgaged Property was used for commercial purposes, and since the date of origination, to the best of the Seller's knowledge, no portion of the Mortgaged Property is used for commercial purposes;

              (hh) If the Mortgaged Property is a condominium unit or a planned unit development (other than a de minimis planned unit development) such condominium or planned unit development project meets the Seller's eligibility requirements, as set forth in the Seller's underwriting guidelines;

              (ii) To the best of the Seller's knowledge, there is no pending action or proceeding directly involving the Mortgaged Property in which compliance with any environmental law, rule or regulation is an issue;

              (jj) The Mortgagor has not notified the Seller, and the Depositor has no knowledge of any relief requested or allowed to the Mortgagor under the Soldiers' and Sailors' Civil Relief Act of 1940;

              (kk) No Mortgage Loan was made in connection with the construction or rehabilitation of a Mortgaged Property or facilitating the trade-in or exchange of a Mortgaged Property;

              (ll) No action has been taken or failed to be taken by Depositor, on or prior to the Closing Date which has resulted or will result in an exclusion from, denial of, or defense to coverage under any Primary Insurance Policy (including, without limitation, any exclusions, denials or defenses which would limit or reduce the availability of the timely payment of the full amount of the loss otherwise due thereunder to the insured) whether arising out of actions, representations, errors, omissions, negligence, or fraud of the Depositor, or for any other reason under such coverage;

              (mm) The Mortgage Loan was originated by a mortgagee approved by the Secretary of Housing and Urban Development pursuant to Sections 203 and 211 of the Act, a savings and loan association, a savings bank, a commercial bank, credit union, insurance company or similar institution which is supervised and examined by a federal or state authority;

              (nn) Principal payments on the Mortgage Loan commenced no more than sixty (60) days after funds were disbursed in connection with the Mortgage Loan. The Mortgage Note is payable on the first day of each month in equal monthly installments of principal and interest, with interest calculated and payable in arrears, sufficient to amortize the Mortgage Loan fully by the stated maturity date, over an original term of not more than thirty years from commencement of amortization; and

              (oo) The Mortgage Loan is a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code (without regard to Treasury Regulations ss. 1.860G-2(f) or any similar rule that provides that a defective obligation is a qualified mortgage for a temporary period);

              Upon discovery by any of the Depositor, either Servicer or the Trustee of a breach of any of the foregoing representations and warranties which materially and adversely affects the value of a Mortgage Loan or the interest of the Certificateholders (or which materially and adversely affects the interests of the Certificateholders in the related Mortgage Loan in the case of a representation and warranty relating to a particular Mortgage Loan), the party discovering such breach shall give prompt written notice to the other parties and to the Seller, which notice shall specify the date of discovery. Pursuant to the Sale Agreement, the Seller shall within 90 days from the earlier of (i) the date specified in the notice as the date of discovery of such breach or (ii) the date the Seller otherwise discovers such breach, cure such breach, substitute a Mortgage Loan pursuant to the provisions of Section 3.03 or, if the breach relates to a particular Mortgage Loan, purchase such Mortgage Loan from the Trustee at the Purchase Price. The Purchase Price for the purchased Mortgage Loan shall be paid to the related Servicer and shall be deposited by such Servicer in the related Collection Account promptly upon receipt, and, upon receipt by the Trustee of written notification of such deposit signed by a Servicing Officer, the Trustee shall promptly release to the Seller the related Mortgage File, and the Trustee shall execute and deliver such instruments of transfer or assignment as may be provided to it by the related Servicer, without recourse, as shall be necessary to vest in the Seller or its designee, as the case may be, any Mortgage Loan released pursuant hereto, and the Trustee shall have no further responsibility with regard to such Mortgage Loan. It is understood and agreed that the obligation of the Seller to cure, substitute or purchase any Mortgage Loan as to which such a breach has occurred shall constitute the sole remedy respecting such breach available to Certificateholders or the Trustee on behalf of Certificateholders.

              Section 3.02. Representations and Warranties of each Servicer. Each Servicer represents and warrants to, and covenants with, the Trustee for the benefit of the Certificateholders that as of the Closing Date:

              (a) Such Servicer is a corporation duly chartered and validly existing in good standing under the laws of the state of its incorporation, and such Servicer is duly qualified or registered as a foreign corporation in good standing in such jurisdiction in which the ownership or lease or its properties or the conduct of its business requires such qualification;

              (b) The execution and delivery of this Agreement by such Servicer and its performance and compliance with the terms of this Agreement will not violate such Servicer's corporate charter or by-laws or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material contract, agreement or other instrument to which such Servicer is a party or which may be applicable to such Servicer or any of its assets;

              (c) This Agreement, assuming due authorization, execution and delivery by the Trustee and the Depositor, constitutes a valid, legal and binding obligation of such Servicer, enforceable against it in accordance with the terms hereof subject to applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally and to general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law;

              (d) Such Servicer is in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or governmental agency, which default might have consequences that would materially and adversely affect the condition (financial or other) or operations of such Servicer or its properties or might have consequences that would affect its performance hereunder; and

              (e) No litigation is pending or, to the best of such Servicer's knowledge, threatened against such Servicer which would prohibit its entering into this Agreement or performing its obligations under this Agreement.

              It is understood and agreed that the representations and warranties set forth in this Section 3.02 shall survive the issuance and delivery of the Certificates and shall be continuing as long as any Certificate shall be outstanding or this Agreement has been terminated.

              Section 3.03. Option to Substitute. If the Seller is required to repurchase any Mortgage Loan pursuant to Section 2.02 or 3.01, the Seller may, at its option, within two years from the Closing Date, remove such defective Mortgage Loan from the terms of this Agreement and substitute another mortgage loan for such defective Mortgage Loan, in lieu of repurchasing such defective Mortgage Loan. Any substitute Mortgage Loan shall (a) have a Principal Balance at the time of substitution not in excess of the Principal Balance of the removed Mortgage Loan (the amount of any difference, plus one month's interest thereon at the Mortgage Rate borne by the removed Mortgage Loan, being paid by the Seller and deemed to be a Principal Prepayment to be deposited by the related Servicer in the related Collection Account), (b) have a Mortgage Rate not less than, and not more than one percentage point greater than, the Mortgage Rate of the removed Mortgage Loan (provided, however, that if the Mortgage Rate on the substitute Mortgage Loan exceeds the Mortgage Rate on the removed Mortgage Loan, the amount of that excess interest (the "Substitute Excess Interest") shall be payable to the Residual Interest), (c) have a remaining term to stated maturity not later than, and not more than one year less than, the remaining term to stated maturity of the removed Mortgage Loan, (d) be, in the reasonable determination of the related Servicer, of the same type, quality and character (including location of the Mortgaged Property) as the removed Mortgage Loan as if the breach had not occurred, (e) have a Loan-to-Value Ratio at origination no greater than that of the removed Mortgage Loan and (f) be, in the reasonable determination of the Seller, in material compliance with the representations and warranties contained in the Sale Agreement and described in
Section 3.01, as of the date of substitution.

              The Seller shall amend the Mortgage Loan Schedule to reflect the withdrawal of the removed Mortgage Loan from this Agreement and the substitution of such substitute Mortgage Loan therefor and shall send a copy of such amended Mortgage Loan Schedule to the Trustee. The Sale Agreement provides that upon such amendment the Seller shall be deemed to have made as to such substitute Mortgage Loan the representations and warranties set forth in Section 3.01 as of the date of such substitution, which shall be continuing as long as any Certificate shall be outstanding or this Agreement has not been terminated, and the remedies for breach of any such representation or warranty shall be as set forth in Section 3.01. Upon such amendment, the Trustee shall review the Mortgage File delivered to it relating to the substitute Mortgage Loan, within the time and in the manner and with the remedies specified in Section 2.02, except that for purposes of this Section 3.03 (other than the two-year period specified in the first sentence of this Section), such time shall be measured from the date of the applicable substitution. In the event of such a substitution, accrued interest on the substitute Mortgage Loan for the month in which the substitution occurs and any Principal Prepayments made thereon during such month shall be the property of the Trust Fund, and accrued interest for such month on the Mortgage Loan for which the substitution is made and any Principal Prepayments made thereon during such month shall be the property of the Seller. The principal payment on a substitute Mortgage Loan due on the Due Date in the month of substitution shall be the property of the Seller, and the principal payment on the Mortgage Loan for which the substitution is made due on such date shall be the property of the Trust Fund.

                              [END OF ARTICLE III]


                                   ARTICLE IV

                                THE CERTIFICATES

              Section 4.01. The Certificates.

              (a) The Class A, Class M and Class B Certificates shall be substantially in the forms thereof included within Exhibits C, D, E and F and shall, on original issue, be executed by the Depositor and authenticated by the Trustee (or, if an Authenticating Agent has been appointed pursuant to Section 4.06, the Authenticating Agent) upon receipt by the Trustee of the documents specified in Section 2.01, delivered to or upon the order of the Depositor.

              (b) The Depository, the Depositor, the Paying Agent and the Trustee have entered into a Depository Agreement dated as of November 24, 1998 (the "Depository Agreement"). Except as provided in paragraph (c) below, the Book-Entry Certificates shall at all times remain registered in the name of the Depository or its nominee and at all times: (i) registration of the Book-Entry Certificates may not be transferred as provided in Section 4.02 except to a successor to the Depository; (ii) ownership and transfers of registration of the Book-Entry Certificates on the books of the Depository shall be governed by applicable rules established by the Depository; (iii) the Depository may collect its usual and customary fees, charges and expenses from its Depository Participants; (iv) the Trustee shall deal with the Depository, Depository Participants and Indirect Participants as representatives of the Certificate Owners of the Book-Entry Certificates for purposes of exercising the rights of such Holders under this Agreement, and requests and directions for and votes of such representatives shall not be deemed to be inconsistent if they are made with respect to different Certificate Owners; and (v) the Trustee may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its Depository Participants and furnished by the Depository Participants with respect to Indirect Participants and persons shown on the books of such Indirect Participants as direct or indirect Certificate Owners. The Depository Agreement provides that the Depository shall maintain book-entry records with respect to the Certificate Owners and with respect to ownership and transfers of such Certificates.

              All transfers by Certificate Owners of Book-Entry Certificates shall be made in accordance with the procedures established by the Depository Participant or brokerage firm representing such Certificate Owners. Each Depository Participant shall only transfer Book-Entry Certificates of Certificate Owners it represents or of brokerage firms for which it acts as agent in accordance with the Depository's normal procedures.

              (c) If (i)(A) the Depositor advises the Depositor, the Paying Agent or the Trustee in writing that the Depository is no longer willing or able to properly discharge its responsibilities as Depository and (B) the Trustee, the Paying Agent or the Depositor are unable after exercise of their reasonable best efforts to locate a qualified successor or (ii) the Depositor at its option advises the Trustee in writing that it elects to terminate the book-entry system through the Depository, the Trustee or, if a Paying Agent has been appointed under Section 4.05, the Paying Agent, shall notify all Certificate Owners, through the Depository, of the occurrence of any such event and of the availability of definitive, fully registered Certificates (the "Definitive Certificates") to Certificate Owners requesting the same. Upon surrender to the Trustee or, if a Paying Agent has been appointed under Section 4.05, the Paying Agent, of the Book-Entry Certificates by the Depository for registration and receipt by the Trustee or, if a Paying Agent has been appointed under Section 4.05, the Paying Agent, of an adequate supply of certificates from the Depositor, the Trustee or if the Paying Agent is appointed under Section 4.05, the Paying Agent shall issue the Definitive Certificates based on information received from the Depository. Neither the Depositor, the Certificate Administrator, the Servicers, the Paying Agent nor the Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions.

              (d) The Certificates shall be issuable in the minimum original dollar denominations (and integral multiples of $1,000 in excess of such amount) and aggregate original dollar denominations per Class (or, in the case of the Class IA-7, Class IA-X and Class IIA-X Certificates, in the minimum denominations based on the Class IA-7 Notional Balance, Class IA-X Notional Balance or Class IIA-X Notional Balance, respectively) as set forth in the following table (except that one Certificate of each Class may be issued in a different denomination).


                                                     Aggregate Original Certificate
                                 Minimum                Principal Balance of all
                                Original                  Certificates of the                      CUSIP
          Class               Denomination                  Indicated Class                       Number
          -----               ------------                  ---------------                       ------

Class IA-1...............      $ 25,000.00                   $199,844,084.00                     16162T BN5
Class IA-2...............      $ 25,000.00                    $96,827,043.00                     16162T BP0
Class IA-3...............      $  1,000.00                     12,756,054.00                     16162T BQ8
Class IA-4...............      $ 25,000.00                     38,270,162.00                     16162T BR6
Class IA-5...............      $  1,000.00                      5,677,336.00                     16162T BS4
Class IA-6...............      $  1,000.00                      1,169,260.00                     16162T BT2
Class IA-7...............          (1)                                 (1)                       16162T BU9
Class IA-8...............      $  1,000.00                      3,242,599.00                     16162T BV7
Class IA-9...............      $  1,000.00                      1,145,715.00                     16162T BW5
Class IA-10..............      $  1,000.00                      1,000,000.00                     16162T BX3
Class IA-11..............      $  1,000.00                      5,000,000.00                     16162T BY1
Class IA-12..............      $  1,000.00                      2,000,000.00                     16162T BZ8
Class IA-13..............      $  1,000.00                        940,000.00                     16162T CA2
Class IA-14..............      $  1,000.00                      3,000,000.00                     16162T CB0
Class IA-15..............      $  1,000.00                      1,000,000.00                     16162T CC8
Class IA-16..............      $ 25,000.00                      2,256,015.00                     16162T CD6
Class IA-17..............      $ 25,000.00                        584,894.00                     16162T CE4



                                                     Aggregate Original Certificate
                                 Minimum                Principal Balance of all
                                Original                  Certificates of the                      CUSIP
          Class               Denomination                  Indicated Class                       Number
          -----               ------------                  ---------------                       ------

Class IA-18(2)...........      $ 25,000.00                      568,182.00                       16162T CF1
Class IA-19..............      $  1,000.00                    2,840,909.00                       16162T CG9
Class IA-20..............      $  1,000.00                      530,000.00                       16162T CH7
Class IA-21..............      $  1,000.00                      530,000.00                       16162T CJ3
Class IA-22..............      $  1,000.00                    1,175,000.00                       16162T CK0
Class IA-23..............      $  1,000.00                    1,175,000.00                       16162T CL8
Class IA-24..............      $  1,000.00                    1,169,261.00                       16162T CM6
Class IA-X...............          (1)                               (1)                         16162T CP9
Class IIA-1..............      $ 25,000.00                   57,566,233.00                       16162T CQ7
Class IIA-X..............          (1)                               (1)                         16162T CS3
Class A-R(3).............      $    100.00                          100.00                       16162T CT1
Class M..................      $100,000.00                    9,885,909.00                       16162T CU8
Class B-1................      $100,000.00                    3,908,382.00                       16162T CV6
Class B-2................      $100,000.00                    2,069,143.00                       16162T CW4
Class B-3................      $100,000.00                    1,379,429.00                       16162T CX2
Class B-4................      $100,000.00                    1,149,525.00                       16162T CY0
Class B-5................      $100,000.00                    1,149,528.44                       16162T CZ7

---------------

(1) The Class IA-7, Class IA-X and Class IIA-X Certificates are interest-only certificates, have no principal balance and will bear interest on their respective notional amounts (initially approximately $1,549,232, $18,669,783 and $3,265,742, respectively).
(2)   The Class IA-18 Certificates are entitled to payments of principal only.
(3) The Class A-R Certificate represents the Master Residual Interest and the Subsidiary Residual Interest.

              The Certificates shall be signed by manual or facsimile signature on behalf of the Depositor by an officer of the Depositor. Certificates bearing the manual or facsimile signatures of individuals who were at the time of signature officers of the Depositor shall bind the Depositor, notwithstanding that such individuals or any of them have ceased to be an officer prior to the authentication and delivery of such Certificate or did not hold such offices at the date of such Certificates. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless there appears on such Certificate a manual authentication by an officer of the Depositor and such authentication upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication.

              Section 4.02. Registration of Transfer and Exchange of
Certificates.

              (a) The Certificate Administrator, shall cause to be kept a Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Trustee shall provide for the registration of

Certificates and of transfers and exchanges of Certificates and the Excess Amount Interest as herein provided.

              (b) Upon surrender for registration of transfer of any Certificate at any office or agency of the Certificate Administrator maintained for such purpose, the Depositor shall execute and the Trustee or if an Authenticating Agent is appointed under Section 4.06, the Authenticating Agent shall authenticate and deliver, in the name of the designated transferee or transferees, a Certificate of a like Class and aggregate Percentage Interest and dated the date of authentication by the Authenticating Agent.

              (c) No transfer of a Class B-3, Class B-4 or Class B-5 Certificate or the Excess Amount Interest shall be made unless such transfer is made pursuant to an effective registration statement or otherwise in accordance with the requirements under the Securities Act of 1933, as amended. If such a transfer is to be made in reliance upon an exemption from said Act, (i) the Depositor may require (except with respect to the initial transfer of a Class B-3, Class B-4 or Class B-5 Certificate from Donaldson, Lufkin & Jenrette Securities Corporation and except if the transferee executes a certificate substantially in the form of Exhibit H hereto) a written opinion of independent counsel acceptable to and in form and substance satisfactory to the Depositor that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from said Act and laws or is being made pursuant to said Act and laws, which opinion of counsel shall not be an expense of the Trust Fund, the Trustee, the Depositor, the Certificate Administrator or either Servicer, and (ii) the Depositor shall require the transferee to execute a certification substantially in the form of Exhibit H or
Exhibit I.

              (d) No transfer of a Subordinated Certificate or the Excess Amount Interest shall be made to any employee benefit plan subject to Section 406 of ERISA or Section 4975 of the Code, nor a person acting on behalf of such plan or using the assets of such plan. No transfer of a Subordinated Certificate or the Excess Amount Interest shall be made unless the Depositor shall have received either (i) a representation letter from the transferee of such Certificate or interest acceptable to and in form and substance satisfactory to the Depositor, substantially in the form of Exhibit M (or paragraph 6. of Exhibit H or Exhibit I, if the transferee is required to deliver the certification provided for in
Section 4.02(c)) to the effect that (A) such transferee is not an employee benefit plan subject to Section 406 of ERISA or Section 4975 of the Code, nor a person acting on behalf of any such plan or using the assets of such plan, or, alternatively, in the case of an insurance company, the assets of any separate accounts to effect such acquisition, or alternatively, (B) the source of funds for the purchase of such Certificate or interest is an "insurance company general account" within the meaning of Prohibited Transaction Class Exemption 95-60 ("PTCE 95-60"), 60 Fed. Reg. 35925 (July 12, 1995), and the conditions set forth in Section I and III of PTCE 95-60 are satisfied with respect to the purchase and holding of such Certificate or interest, which representation letter shall not be an expense of the Trustee, the Depositor, the Certificate Administrator or either Servicer, or (ii) in the case of any such Certificate or interest presented for registration in the name of an employee benefit plan subject to ERISA or Section 4975 of the Code (or comparable provisions of any subsequent enactments) or a trustee of any such plan or any other Person who is using the assets of any such plan to effect such acquisition, an Opinion of Counsel satisfactory to the Depositor to the effect that the purchase or holding of such Subordinated Certificate or interest will not result in the assets of the Trust Fund being deemed to be "plan assets" pursuant to the Department of Labor Plan Asset Regulations set forth in 29 C.F.R. ss.2510.3-101 and subject to the fiduciary responsibility provisions of ERISA or the prohibited transaction provisions of the Code, will not constitute or result in a prohibited transaction within the meaning of Section 406 or Section 407 of ERISA or Section 4975 of the Code, and will not subject the Trustee, the Depositor, the Certificate

Administrator or either Servicer to any obligation in addition to those undertaken in this Agreement, which opinion of counsel shall not be an expense of the Trustee, the Depositor, the Certificate Administrator or either Servicer.

              (e) At the option of a Certificateholder, a Certificate may be exchanged for another Certificate or Certificates of authorized denominations of a like Class, upon surrender of the Certificate to be exchanged at any office or agency of the Certificate Administrator maintained for such purpose. Whenever the Certificate is so surrendered for exchange, the Depositor shall execute and the Authenticating Agent shall authenticate and deliver, the Certificate which the Certificateholder making the exchange is entitled to receive. Every Certificate presented or surrendered for transfer or exchange shall (if so required by the Authenticating Agent) be duly endorsed by, or be accompanied by a written instrument of transfer in the form satisfactory to the Authenticating Agent duly executed by, the Holder thereof or his attorney duly authorized in writing.

              (f) No service charge shall be made to the Holder for any transfer or exchange of a Certificate, but Certificate Administrator may require payment by the Certificateholders of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of such Certificate.

              (g) All Certificates surrendered for transfer or exchange shall be destroyed by the Certificate Administrator, in accordance with the Trustee's or, if a Paying Agent has been appointed under Section 4.05, the Paying Agent's, standard procedures.

              (h) At the option of the Holder of the Class A-R Certificate, the Subsidiary Residual Interest and the Master Residual Interest may be severed and represented by separate certificates; provided, however, that such separate certification may not occur until the Trustee and the Certificate Administrator receive an Opinion of Counsel to the effect that separate certification in the form and manner proposed would not result in the imposition of federal tax upon either REMIC Pool or cause either REMIC Pool to fail to qualify as a REMIC; and provided further, that the provisions of Sections 4.02(c), 4.02(d), 4.02(i) and 7.02(b) will apply to each such separate certificate as if the separate certificate were a Class A-R Certificate. If, as evidenced by an Opinion of Counsel, it is necessary to preserve the REMIC status of either REMIC Pool, the Subsidiary Residual Interest and the Master Residual Interest shall be severed and represented by separate Certificates.

              (i) A Disqualified Organization is prohibited from acquiring beneficial ownership of a Class A-R Certificate. Notwithstanding anything to the contrary contained herein, unless and until the Certificate Administrator shall have received an Opinion of Counsel, satisfactory to it in form and substance, to the effect that the absence of the conditions contained in this Section 4.02(i) would not result in the imposition of federal tax upon either REMIC Pool or cause either REMIC Pool to fail to qualify as a REMIC, no transfer, sale or other disposition of the Class A-R Certificate (including for purposes of this section any beneficial interest therein) may be made without the express written consent of the Certificate Registrar or, if no Certificate Registrar is appointed, the Trustee, which consent is to be granted by the Certificate Registrar or, if no Certificate Registrar is appointed, the Trustee only upon compliance with the requirements of this Section. As a condition to granting its consent to a transfer of a Class A-R Certificate, the Certificate Registrar or, if no Certificate Registrar is appointed, the Trustee, shall require the proposed transferee of such Certificate (including, in the case of the initial issuance of the Class A-R Certificate, the initial Holder thereof) to execute a letter and affidavit substantially in the form attached hereto as Exhibit K.

              As a condition to the granting of the consent referred to in this
Section 4.02(i), prior to the transfer, sale, pledge, hypothecation or other disposition of the Class A-R Certificate or any interest therein, the Certificate Registrar or, if no Certificate Registrar is appointed, the Trustee shall require that the proposed transferee deliver to it (1) its taxpayer identification number and state, under penalties of perjury that such number is the social security or employee identification number, as the case may be, of the transferee or provide an affidavit under penalties of perjury stating that as of the date of such transfer such transferee is not and has no intention of becoming a Disqualified Organization, (2) an affidavit stating (i) that such transferee is not acquiring such Class A-R Certificate as an agent, broker, nominee, or middleman for a Disqualified Organization, (ii) if the Residual Interest is a "non-economic residual interest" within the meaning of Treas. Reg. ss.1.860E-1(c)(2), (X) that no purpose of the acquisition of the Class A-R Certificate is to avoid or impede the assessment or collection of tax, (Y) that such transferee has historically paid its debts as they came due and will continue to pay its debts as they come due, and (Z) that such transferee represents that it understands that, as the holder of the non-economic residual interest, the transferee may incur tax liabilities in excess of any cash flows generated by the interest and that the transferee intends to pay taxes associated with holding the residual interest, and (iii) unless the Certificate Registrar or, if no Certificate Registrar is appointed, the Trustee consents to the transfer of the Class A-R Certificate to a Person who is not a U.S. Person and who has furnished a duly completed and effective Form 4224, that it is a U.S. Person, and (3) the transferor deliver to the Certificate Registrar or, if no Certificate Registrar is appointed, the Trustee a written certification that as of the date of such transfer it has no knowledge and no reason to know that the affirmations described in clauses (1) and (2) were false. The Certificate Registrar or, if no Certificate Registrar is appointed, the Trustee shall not grant the consent referred to in this Section 4.02(i) if it has actual knowledge that any statement made in the affidavit issued pursuant to the preceding sentence is not true. Notwithstanding any purported transfer, sale or other disposition of the Class A-R Certificate to a Disqualified Organization, such transfer, sale or other disposition shall be deemed to be of no legal force or effect whatsoever and such Disqualified Organization shall not be deemed to be a Class A-R Certificateholder for any purpose hereunder, including, but not limited to, the receipt of distributions on such Class A-R Certificate. If any purported transfer shall be in violation of the provisions of this Section 4.02(i) then the prior holder of the Class A-R Certificate shall, upon discovery that the transfer of such Class A-R Certificate was not in fact permitted by this Section 4.02(i), be restored to all rights as a Holder thereof retroactive to the date of the purported transfer of such Class A-R Certificate. The Trustee and the Certificate Administrator shall be under no liability to any Person for any registration or transfer of a Class A-R Certificate that is not permitted by this Section 4.02(i) or for making payments due on such Class A-R Certificate to the purported Holder thereof or taking any other action with respect to such purported Holder under the provisions of this Agreement so long as the transfer was not registered under the written certification of the Certificate Registrar or, if no Certificate Registrar is appointed, the Trustee as described in this
Section 4.02(i). The prior Holder shall be entitled to recover from any purported Holder of a Class A-R Certificate that was in fact not a permitted purported transferee under this Section 4.02(i) at the time it became a purported Holder all payments made to such purported Holder on such Class A-R Certificate; provided that the Certificate Administrator shall not be responsible for such recovery. Each Class A-R Certificateholder, by the acceptance of the Class A-R Certificate, shall be deemed for all purposes to have consented to the provisions of this Section 4.02(i) and to any amendment to this Agreement deemed necessary by counsel of the Trustee or the Certificate Administrator to ensure that the Class A-R Certificate is not transferred to a Disqualified Organization and that any transfer of such Class A-R


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Certificate will not cause the imposition of a tax upon either REMIC Pool or cause either REMIC Pool to fail to qualify as a REMIC. The restrictions on transfer of the Class A-R Certificate will cease to apply and be void upon receipt by the Certificate Registrar or, if no Certificate Registrar is appointed, the Trustee of an Opinion of Counsel to the effect that such restrictions on transfer are no longer necessary to avoid the risk of material federal taxation to either REMIC Pool or prevent either REMIC Pool from qualifying as a REMIC.

              (j) The Certificate Administrator shall make available upon written request to each Holder and each proposed transferee of a Class B-3, Class B-4 or Class B-5 Certificate such information as may be required to permit the proposed transfer to be effected pursuant to Rule 144A under the Securities Act of 1933.

              (k) The owner of the Excess Amount Interest as of the Closing Date shall be PNC. The Excess Amount Interest shall not be transferable, except to PNC Mortgage Corp. of America, an Ohio corporation (subject to satisfaction of the requirements of Section 4.02(e) and 4.02(d)). On the Closing Date, the Certificate Administrator shall register the Excess Amount Interest in the name of PNC in the Certificate Register.

              Section 4.03. Mutilated, Destroyed, Lost or Stolen Certificates. If (a) any mutilated Certificate is surrendered to the Certificate Administrator or the Certificate Administrator receives evidence to its satisfaction of the destruction, loss or theft of any Certificate, and (b) there is delivered to Certificate Administrator, such security or indemnity as may be required by it to save it harmless, then, in the absence of notice to the Certificate Administrator, that such Certificate has been acquired by a bona fide purchaser, the Certificate Administrator, shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like tenor and Class. Upon the issuance of any new Certificate under this Section, the Certificate Administrator, may require of the Certificateholder the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses connected therewith. Any replacement Certificate of any Class issued pursuant to this Section shall constitute complete and indefeasible evidence of ownership of the Percentage Interest in the distributions to which the Certificateholders of such Class are entitled, as if originally issued, whether or not the mutilated, destroyed, lost or stolen Certificate shall be found at any time, and such mutilated, destroyed, lost or stolen Certificate shall be of no force or effect under this Agreement, to the extent permitted by law.

              Section 4.04. Persons Deemed Owners. Prior to due presentation of a Certificate of any Class for registration of transfer, the Depositor, the Certificate Administrator, the Paying Agent and the Trustee may treat the person in whose name any Certificate is registered on the Record Date as the owner of such Certificate and the Percentage Interest in the distributions to which the Certificateholders of such Class are entitled on the relevant date as the Holder of such Certificate and the Percentage Interest represented by such Certificate for the purpose of receiving remittances pursuant to Section 6.01 and for all other purposes whatsoever, and neither the Depositor, the Certificate Administrator nor the Trustee shall be affected by notice to the contrary.

              Section 4.05. Appointment of Paying Agent; Certificate Account. The Trustee may appoint a Paying Agent hereunder, which Paying Agent shall not be Depositor, the Seller, or an affiliate of the Depositor or the Seller unless such Paying Agent is the Corporate Trust Department of Chase. In the event of any such appointment, on each Servicer Remittance Date, each Servicer shall deposit or


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cause to be deposited with the Paying Agent from funds on deposit in the related
Collection Account a sum up to the portion of the Available Distribution Amount relating to the Mortgage Loans serviced by such Servicer, such sum to be held in trust for the benefit of Certificateholders in a segregated account (the "Certificate Account") which shall be an Eligible Account in the name of "Citibank, N.A., as Trustee, in trust for and for the benefit of the Certificateholders of Multi-Class Mortgage Pass-Through Certificates, Chase Mortgage Finance Corporation, Series 1998-S7 - Certificate Account". The Certificate Administrator shall cause the Paying Agent to perform each of the obligations of the Paying Agent set forth herein and shall be liable to the Trustee and the Certificateholders for failure of the Paying Agent to perform such obligations. If the Paying Agent is a party other than the Trustee, the Trustee shall have no liability in connection with the performance or failure of performance of the Paying Agent. The Trustee designates the Certificate Administrator as the initial Paying Agent. Only the Trustee may remove the Paying Agent, and may do so at will.

              If, on any Distribution Date, the Paying Agent fails to distribute to Certificateholders the amounts then on deposit in the Certificate Account for the purposes specified herein, the Trustee shall be obligated promptly upon its knowledge thereof to distribute such amounts to Certificateholders in the manner and in such amounts based upon information provided by the Servicer; provided that in no event shall the Trustee be obligated for purposes of this paragraph to distribute to Certificateholders any amounts other than those on deposit in the Certificate Account or expend any funds not reimbursable pursuant to Section
10.05 hereof, except as otherwise provided herein. Notwithstanding anything in this Agreement to the contrary, the Trustee shall be liable to the Servicers and the Certificateholders only for its negligence in connection with the withdrawal of funds from the Certificate Account by the Trustee and the distribution of such funds by the Trustee to Certificateholders pursuant to this paragraph.

              The Certificate Administrator shall cause each Paying Agent other than the Trustee to execute and deliver to the Certificate Administrator and the Trustee on the Closing Date or, if subsequently appointed, on the date of appointment, a written instrument executed by an officer of the Paying Agent in which such Paying Agent shall agree with the Certificate Administrator and the Trustee that such Paying Agent will hold all sums held by it for the payment to Certificateholders in trust for the benefit of the Certificateholders entitled thereto until such sums shall be paid to such Certificateholders.

              Section 4.06. Authenticating Agents. (a) The Trustee may appoint one or more Authenticating Agents (each, an "Authenticating Agent") which shall be authorized to act on behalf of the Trustee in authenticating the Certificates. Wherever reference is made in this Agreement to the authentication of Certificates by the Trustee or the Trustee's certificate of authentication, such reference shall be deemed to include authentication on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent. Each Authenticating Agent must be an entity organized and doing business under the laws of the United States of America or of any state, having a combined capital and surplus of at least $15,000,000, authorized under such laws to do a trust business and subject to supervision or examination by federal or state authorities. If the Authenticating Agent is a party other than the Trustee, the Trustee shall have no liability in connection with the performance or failure of performance of the Authenticating Agent. The Trustee hereby appoints Chase as the initial Authenticating Agent.

              (b) Any Person into which any Authenticating Agent may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which any Authenticating Agent shall be a party, or any Person succeeding to the corporate agency


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business of any Authenticating Agent, shall continue to be the Authenticating
Agent without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

              (c) Any Authenticating Agent may at any time resign by giving at least 30 days' advance written notice of resignation to the Trustee and the Depositor. The Trustee may at any time terminate the agency of any Authenticating Agent by giving written notice of termination to such Authenticating Agent and the Depositor. Upon receiving a notice of resignation or upon such a termination, or in case at any time any Authenticating Agent shall cease to be eligible in accordance within the provisions of this Section 4.06, the Trustee may appoint a successor Authenticating Agent, shall give written notice of such appointment to the Depositor and shall mail notice of such appointment to all Holders of Certificates. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers, duties and responsibilities of its predecessor hereunder, with like effect as if originally named as Authenticating Agent. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section 4.06. No Authenticating Agent shall have responsibility or liability for any action taken by it as such at the direction of the Trustee. Any Authenticating Agent shall be entitled to reasonable compensation for its services and any such compensation shall be payable solely by the Trustee, without any right of reimbursement from the Depositor, the Servicers or the Trust Fund.

                               [END OF ARTICLE IV]


                                    ARTICLE V

                 ADMINISTRATION AND SERVICING OF MORTGAGE LOANS

              Section 5.01. Servicers to Service Mortgage Loans. Each of CMMC and PNC shall service and administer the CMMC Serviced Mortgage Loans and the PNC Serviced Mortgage Loans, respectively, and each shall have full power and authority, acting alone or through Sub-Servicers as provided in Section 5.02, to do any and all things which it may deem necessary or desirable in connection with such servicing and administration, all in accordance with Accepted Servicing Practices. Without limiting the generality of the foregoing, each Servicer in its own name or in the name of a Sub-Servicer shall, pursuant to a power of attorney granted hereby by the Trustee for such purposes, when such Servicer or the Sub-Servicer, as the case may be, believes it appropriate in its best judgment, to execute and deliver, on behalf of the Certificateholders and the Trustee or any of them, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge and all other comparable instruments, with respect to the Mortgage Loans serviced by it and with respect to the related Mortgaged Properties; provided, however, that subject to the provisions of this paragraph, each Servicer may allow a modification with respect to a Mortgage Loan serviced by it if such Servicer would take such action in the ordinary course of its business if it were the owner of the Mortgage Loan. Either Servicer may agree to a modification of any Mortgage Loan serviced by it (the "Relevant Mortgage Loan") upon the request of the related Mortgagor, provided that (i) the modification is in lieu of a refinancing and the Mortgage Rate on the Relevant Mortgage Loan, as modified, is approximately a prevailing market rate of newly-originated mortgage loans having similar terms, (ii) the aggregate of the adjusted bases of all Modified Mortgage Loans (including the Relevant Mortgage Loans) plus the aggregate adjusted bases of any assets that are not qualified mortgages or permitted investments under
Section 860G(a) of the Code that are assets of the Trust Fund established hereunder at all times on any


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day is less than one percent of the aggregate of the adjusted bases of all assets of the Trust Fund (including such Modified Mortgage Loans) on such day, and (iii) such Servicer purchases the Relevant Mortgage Loan from the Trust Fund as described below. Effective immediately after such modification, and, in any event, on the same Business Day on which the modification occurs, all right, title and interest of the Trustee in and to the Modified Mortgage Loan shall automatically be deemed transferred and assigned to the related Servicer and all benefits and burdens of ownership thereof, including without limitation the right to accrued interest thereon from and including the date of modification and the risk of default thereon, shall pass to such Servicer. To confirm such transfer and assignment, the related Servicer, as a servicer hereunder, as soon as practicable shall execute an instrument of assignment of the Modified Mortgage Loan without recourse in customary form to such Servicer in its individual capacity. The related Servicer shall deposit the Purchase Price for any Modified Mortgage Loan in the related Collection Account pursuant to Section
5.08. Upon receipt by the Trustee of written notification of any such deposit signed by a Servicing Officer, the Trustee shall release to the applicable Servicer the related Mortgage File and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as shall be necessary more fully to vest in such Servicer any Modified Mortgage Loan previously transferred and assigned pursuant thereto.

              Each Servicer shall furnish to the Trustee for execution and redelivery to such Servicer or, at the request of such Servicer, a Sub-Servicer, such documents necessary or appropriate to enable such Servicer to service and administer the Mortgage Loans and the Trustee shall not be responsible for such Servicer's application thereof. Each Servicer agrees to remain eligible as either a FNMA or FHLMC seller/servicer, or both, for so long as it is a Servicer.

              All Servicing Advances made by the Servicers in effecting the timely payment of taxes, insurance and assessments on the properties subject to the Mortgage Loans shall not, for the purpose of calculating monthly distributions to Certificateholders, be added to the amount owing under the related Mortgage Loans, notwithstanding that the terms of such Mortgage Loan so permit, and such Servicing Advances shall be recoverable by the applicable Servicer to the extent permitted by Sections 5.09 and 5.23.

              Section 5.02. Sub-Servicing Agreements Between Servicers and Sub-Servicers; Enforcement of Sub-Servicer's Obligations.

              (a) Each Servicer may enter into Sub-Servicing Agreements with Sub-Servicers for the servicing and administration of all or part of the Mortgage Loans serviced by it. References in this Agreement to actions taken or to be taken by either Servicer in servicing the Mortgage Loans serviced by it include actions taken or to be taken by a Sub-Servicer on behalf of such Servicer. Each Sub-Servicing Agreement will be upon such terms and conditions as are not inconsistent with this Agreement and as applicable Servicer and the Sub-Servicer have agreed. Each Servicer hereby agrees to notify the Trustee in writing promptly upon the appointment of any Sub-Servicer. For purposes of this Agreement, the receipt by a Sub-Servicer of any amount with respect to a Mortgage Loan (other than amounts representing servicing compensation or reimbursement for an advance) shall be treated as the receipt by the related Servicer of such amount. Any Sub-Servicer shall deposit all such funds in an Eligible Account.

              (b) As part of its servicing activities hereunder, each Servicer, for the benefit of the Trustee and the Certificateholders, shall enforce the obligations of each Sub-Servicer appointed by it under the


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related Sub-Servicing Agreement. Such enforcement, including, without limitation, the legal prosecution of claims, termination of Sub-Servicing Agreements as appropriate, and the pursuit of other remedies, shall be in such form and carried out to such an extent and at such time as the applicable Servicer, in its good faith business judgment, would require were it the owner of the related Mortgage Loans. The applicable Servicer shall pay the costs of such enforcement at its own expense but shall be reimbursed therefor only (i) from a general recovery resulting from such enforcement only to the extent, if any, that such recovery exceeds all amounts due in respect of the related Mortgage Loans or (ii) from a specific recovery of costs, expenses or attorneys' fees against the party against whom such enforcement is directed.

              Section 5.03. Successor Sub-Servicers. Each Servicer shall be entitled to terminate any Sub-Servicing Agreement that may exist in accordance with the terms and conditions of such Sub-Servicing Agreement and without any limitation by virtue of this Agreement.

              Section 5.04. Liability of the Servicers. Notwithstanding any Sub-Servicing Agreement, any of the provisions of this Agreement relating to agreements or arrangements between either Servicer and a Sub-Servicer or reference to actions taken through a Sub-Servicer or otherwise, the applicable Servicer shall remain obligated and liable to the Trustee and Certificateholders for the servicing and administering of the Mortgage Loans in accordance with the provisions of this Agreement without diminution of such obligation or liability by virtue of such Sub-Servicing Agreements or arrangements or by virtue of indemnification from the Sub-Servicer and to the same extent and under the same terms and conditions as if such Servicer alone were servicing and administering the Mortgage Loans. Each Servicer shall be entitled to enter into any agreement with a Sub-Servicer for indemnification of such Servicer and nothing contained in this Agreement shall be deemed to limit or modify such indemnification.

              Section 5.05. No Contractual Relationship Between Sub-Servicer and Trustee or Certificateholders. Any Sub-Servicing Agreement that may be entered into and any other transactions or services relating to the Mortgage Loans involving a Sub-Servicer in its capacity as such and not as an originator shall be deemed to be between the Sub-Servicer and the applicable Servicer alone, and the Trustee, the Certificate Administrator, the other Servicer and Certificateholders shall not be deemed parties thereto and shall have no claims, rights, obligations, duties or liabilities with respect to the Sub-Servicer.

              Section 5.06. Termination of Sub-Servicing Agreement. If either Servicer shall for any reason no longer be a Servicer hereunder (including by reason of any Event of Default), such Servicer shall thereupon terminate each Sub-Servicing Agreement that may have been entered into, and the Trustee, its designee or the successor servicer and the Trustee shall not be deemed to have assumed any of such Servicer's interest therein or to have replaced such Servicer as a party to any such Sub-Servicing Agreement.

              Section 5.07. Collection of Mortgage Loan Payments. Continuously from the date hereof until the principal and interest on all Mortgage Loans are paid in full, each Servicer will proceed diligently to collect all payments due under each of the related Mortgage Loans when the same shall become due and payable and shall, to the extent such procedures shall be consistent with this Agreement, follow such collection procedures as it follows with respect to conventional mortgage loans held in its


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own portfolio. Any such arrangements shall not diminish or otherwise affect either Servicer's obligation to make Advances pursuant to Section 6.03.

              Section 5.08. Establishment of Collection Accounts; Deposit in Collection Account. With respect to all of the Mortgage Loans, each Servicer shall segregate and hold all funds collected and received pursuant to a Mortgage Loan separate and apart from any of its own funds and general assets and shall establish and maintain one or more Collection Accounts for the benefit of the Certificateholders (each, a "Collection Account" and collectively, the "Collection Accounts") which are Eligible Accounts, in the form of a trust account, in the name of "Citibank, N.A., as Trustee, in trust for and for the benefit of the Certificateholders of Multi-Class Mortgage Pass-Through Certificates, Chase Mortgage Finance Corporation, Series 1998-S7 - Collection Account." Such Collection Accounts shall be established with a commercial bank, a savings bank or a savings and loan association. Each Servicer may invest, or cause the institution maintaining its Collection Account to invest, moneys in such Collection Account in Eligible Investments, which shall mature not later than the Business Day next preceding the Distribution Date next following the date of such investment and shall not be sold or disposed of prior to its maturity. All income and gain realized from any such investment shall be for the benefit of the related Servicer as additional compensation and shall be subject to its withdrawal or order from time to time. The amount of any losses incurred in respect of any such investments (to the extent not offset by income from other such investments) shall be deposited in the applicable Collection Account by the related Servicer out of its own funds immediately as realized; provided, however, that if the Trustee becomes a Servicer, the Trustee shall not be required to deposit the amount of any loss incurred prior to it becoming a Servicer.

              Each Servicer shall deposit or cause to be deposited in its Collection Account on a daily basis (and not later than the second Business Day following receipt), and retain therein:

              (i) All payments which were received after the Cut-off Date on account of principal of the Mortgage Loans serviced by such Servicer (other than the principal portion of Monthly Payments due on or before the Cut-off Date), and all Principal Prepayments collected on or after the Cut-off Date;

              (ii) All payments which were received after the Cut-off Date on account of interest on the Mortgage Loans serviced by such Servicer (net of the Servicing Fee)(other than the interest portion of Monthly Payments due on or before the Cut-off Date);

              (iii) Net Liquidation Proceeds with respect to the Mortgage Loans serviced by such Servicer;

              (iv) All Insurance Proceeds with respect to the Mortgage Loans serviced by such Servicer received by such Servicer under any title, hazard or other insurance policy, including amounts required to be deposited pursuant to Sections 5.16 and 5.20, other than proceeds to be held in the Escrow Account or applied to the restoration or repair of the Mortgaged Property or released to the Mortgagor in accordance with such Servicer's normal servicing procedures or otherwise applied or held as required by applicable law;

              (v) All awards or settlements in respect of condemnation proceedings affecting any Mortgaged Property with respect to any Mortgage Loan serviced by such Servicer which are not released to the Mortgagor in accordance with the Servicer's normal servicing procedures;


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              (vi) All Repurchase Proceeds with respect to the Mortgage Loans serviced by such Servicer;

              (vii) All Advances made by such Servicer pursuant to Section 6.03;

              (viii) All amounts representing revenues under the insurance maintained by such Servicer provided pursuant to Section 5.19 to the extent of any losses borne by any Certificateholder;

              (ix) All revenues from any Mortgaged Property with respect to any Mortgage Loan serviced by such Servicer acquired by such Servicer by foreclosure or deed in lieu of foreclosure net of any Servicing Advances with respect to such Mortgaged Property; and

              (x) Any other amounts required to be deposited therein pursuant to this Agreement.

              Each Servicer shall maintain accounting records on a loan-by-loan basis with respect to its Collection Account. Each Servicer shall give notice to the Trustee, the Certificate Administrator and the Depositor and each Rating Agency of any change in the location of its Collection Account, prior to the use thereof. Notwithstanding anything to the contrary herein, no Monthly Payment or any portion thereof shall be permitted to remain in any Collection Account for more than 12 months. Any Monthly Payment or any portion thereof that has remained in any Collection Account for 12 months shall be deemed a Principal Prepayment and distributed to Certificateholders pursuant to the provisions of this Agreement on the Distribution Date immediately following the end of such 12 month period.

              Section 5.09. Permitted Withdrawals from the Collection Accounts. Each Servicer may, from time to time, withdraw funds from its Collection Account for the following purposes:

              (i) to reimburse itself for Advances made pursuant to Section 6.03 (including amounts to reimburse the related Sub-Servicer for advances made pursuant to the applicable Sub-Servicing Agreement), such Servicer's and the related Sub-Servicer's right to receive reimbursement pursuant to this subclause (i) being limited to amounts received on particular Mortgage Loans serviced by such Servicer which represent Late Collections (net of the Servicing Fees) with respect to those particular Mortgage Loans;

              (ii) to pay itself the Servicing Fee relating to the Mortgage Loans serviced by it;

              (iii) to reimburse itself for unreimbursed Servicing Advances, or to pay the related Sub-Servicer any unreimbursed Servicing Advances, such Servicer's right to receive reimbursement or make payments to the Sub-Servicer pursuant to this subclause (iii) with respect to any Mortgage Loan serviced by such Servicer being limited to related Liquidation Proceeds, Insurance Proceeds, and condemnation awards;

              (iv) to reimburse itself (or the related Sub-Servicer) or the Depositor for expenses incurred by and recoverable by or reimbursable to it pursuant to Section 5.01 or 5.16;

              (v) to reimburse itself (or the related Sub-Servicer) for any Nonrecoverable Advances;



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              (vi) to pay to itself (or the related Sub-Servicer) income earned on the investment of funds deposited in such Collection Account;

              (vii) to make deposits into the Certificate Account in the amounts and in the manner provided for herein;

              (viii) to make payments to itself or others pursuant to any provision of this Agreement, and to clear and terminate such Collection Account upon the termination of this Agreement;

              (ix) to pay to the owner of the Excess Amount Interest, on each Servicer Remittance Date, the Excess Amount Distribution; and

              (x) to withdraw amounts deposited in error.

              Section 5.10. Establishment of Escrow Account; Deposits in Escrow Account. With respect to those Mortgage Loans on which either Servicer or any Sub-Servicer collects Escrow Payments, if any, such Servicer shall, and shall cause any Sub-Servicer to, segregate and hold all funds collected and received pursuant to each such Mortgage Loan which constitute Escrow Payments separate and apart from any of its own funds and general assets and shall establish and maintain one or more Escrow Accounts, in the form of trust accounts. Such Escrow Accounts shall be established with a commercial bank, a mutual savings bank or a savings and loan association the deposits of which are insured by the FDIC in a manner which shall provide maximum available insurance thereunder, and which may be drawn on by the applicable Servicer. Each Servicers shall give notice to the Trustee of the location of any Escrow Account, and of any change thereof, prior to the use thereof. Nothing in this paragraph shall be deemed to require either Servicer to collect Escrow Payments in the absence of a provision in the related Mortgage requiring such collection.

              Each Servicer shall deposit, or cause to be deposited, in any Escrow Account or Accounts on a daily basis, and retain therein, (i) all Escrow Payments collected on account of any Mortgage Loans serviced by such Servicer, for the purpose of effecting timely payment of any such items as required under the terms of this Agreement and (ii) all amounts representing proceeds of any hazard insurance policy which are to be applied to the restoration or repair of any related Mortgaged Property. Each Servicer shall make withdrawals therefrom only to effect such payments as are required under this Agreement, and for such other purposes as are set forth in Section 5.11. Each Servicer shall be entitled to retain any interest paid on funds deposited in any Escrow Account by the depository institution other than interest on escrowed funds required by law to be paid to the related Mortgagor and, to the extent required by law, the applicable Servicer shall pay interest on escrowed funds to the related Mortgagor notwithstanding that the Escrow Account is non-interest-bearing or that interest paid thereon is insufficient for such purposes.

              Section 5.11. Permitted Withdrawals from Escrow Account. Withdrawals from any Escrow Account or Accounts may be made by a Servicer only
(i) to effect timely payments of ground rents, taxes, assessments, water rates, Standard Hazard Policy premiums, or other items constituting Escrow Payments for the related Mortgage, (ii) to reimburse such Servicer for any Servicing Advance made by such Servicer, with respect to a related Mortgage Loan but only from amounts received on the related Mortgage Loan which represent late payments or collections of Escrow Payments thereunder, (iii) to refund to any Mortgagor any funds found to be in excess of the amounts required under the terms of


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the related Mortgage Loan or under applicable law, (iv) for application to restoration or repair of the property subject to the related Mortgage, (v) to pay to such Servicer, or to the Mortgagor to the extent required by law, any interest paid on the funds deposited in the Escrow Account, (vi) to clear and terminate the Escrow Account on the termination of this Agreement or (vii) to withdraw amounts deposited in error.

              Section 5.12. Payment of Taxes, Insurance and Other Charges. With respect to each Mortgage Loan, each Servicer shall maintain, or cause to be maintained, accurate records reflecting any delinquencies or nonpayments with regard to taxes, assessments and Standard Hazard Policy premiums. Each Servicer assumes full responsibility for ensuring the payment of all such bills and shall effect payments of all such bills irrespective of each Mortgagor's faithful performance in the payment of same or the making of the Escrow Payments and shall make advances from its own funds to effect such payments.

              Section 5.13. Transfer of Accounts. Each Servicer may transfer the Collection Accounts or Escrow Accounts to an Eligible Account maintained with a different depository institution from time to time.

              Section 5.14. [Reserved].

              Section 5.15. Maintenance of the Primary Insurance Policies. Neither Servicer shall take, or permit any related Sub-Servicer to take, any action which would result in non-coverage under any applicable Primary Insurance Policy of any loss which, but for the actions of such Servicer or Sub-Servicer, would have been covered thereunder. Except as otherwise required by applicable law, to the extent coverage is available and until the Loan-to-Value Ratio of the related Mortgage Loan is reduced to 80%, each Servicer shall keep or cause to be kept in full force and effect each such Primary Insurance Policy in an amount equal to the amount by which the unpaid principal balance of the related Mortgage Loan exceeds 75% of the value (as described in the definition of Loan-to-Value Ratio) of the related Mortgaged Property. Neither Servicer shall cancel or refuse to renew any such Primary Insurance Policy or consent to any related Sub-Servicer canceling or refusing to renew any such Primary Insurance Policy applicable to a Mortgage Loan subserviced by it, that is in effect at the date of the initial issuance of the Certificates and is required to be kept in force hereunder unless the replacement Primary Insurance Policy for such canceled or non-renewed policy is maintained with an insurer whose claims-paying ability is rated at least as high as the original insurer or is acceptable to each Rating Agency as confirmed in writing by each such Rating Agency, unless otherwise required by law.

              Section 5.16. Maintenance of Standard Hazard Policies.

              (a) Each Servicer shall cause to be maintained for each Mortgage Loan serviced by it a Standard Hazard Policy with extended coverage as is prudent in the area where the Mortgaged Property is located in an amount which is equal to the greater of (i) the lesser of (A) 100% of the maximum insurable value of the improvements securing such Mortgage Loan or (B) the principal balance owing on such Mortgage Loan, or (ii) such amount required to prevent the Mortgagor or mortgagee from becoming a co-insurer. If the Mortgaged Property is in an area identified at the time of origination in the Federal Register by the Federal Emergency Management Agency as having special flood hazards (and such flood insurance has been made available) the applicable Servicer will cause to be maintained a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration with a


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generally acceptable insurance carrier, in an amount representing coverage not less than the least of (i) the outstanding Principal Balance of the Mortgage Loan, (ii) the full insurable value or (iii) the maximum amount of insurance which is available under the Flood Disaster Protection Act of 1973. Each Servicer shall also maintain on property acquired upon foreclosure, or by deed in lieu of foreclosure, of any Mortgage Loan serviced by it, fire and hazard insurance with extended coverage in an amount which is not less than the lesser of (i) the outstanding principal balance of the Mortgage Loan or (ii) the maximum insurable value of the improvements which are a part of such property, liability insurance, and, to the extent available, flood insurance in an amount as provided above. Any amounts collected by a Servicer under any such policies (other than amounts to be applied to the restoration or repair of the property subject to the related Mortgage or property acquired in liquidation of the Mortgage Loan, or released to the Mortgagor in accordance with such Servicer's normal servicing procedures) shall be deposited, subject to applicable law, in the applicable Collection Account. It is understood and agreed that no earthquake or other additional insurance need be required by either Servicer of any Mortgagor or maintained on property acquired in respect of a Mortgage Loan, other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance. All such Standard Hazard Policies and other policies shall be endorsed with standard mortgagee clauses with loss payable to the related Servicer or its designee. Any such Standard Hazard Policies or other policies may be in the form of blanket policies; provided, however, that in the event of any claim arising in connection with a hazard loss such Servicer shall be obligated, in the case of blanket insurance policies, to deposit in the applicable Collection Account any amount not payable under such blanket policy because of a deductible clause in such policy and not otherwise payable under an individual policy. Neither Servicer shall interfere with the Mortgagor's freedom of choice in selecting either his insurance carrier or agent; provided, however, that neither Servicer shall accept any such insurance policies from insurance companies unless such companies are acceptable insurers in the discretion of the related Servicer.

              (b) Any cost incurred by either Servicer in maintaining any of the foregoing insurance shall not, for the purpose of calculating monthly distributions to Certificateholders, be added to the amount owing under the related Mortgage Loan, notwithstanding that the terms of the related Mortgage Loan so permit. Such costs (other than the costs of maintaining a blanket hazard insurance policy not attributable to a specific Mortgaged Property) shall be recoverable by the applicable Servicer from the Mortgagor or out of Insurance Proceeds or Liquidation Proceeds or to the extent permitted by Section 5.09.

              Section 5.17. [Reserved].

              Section 5.18. [Reserved].

              Section 5.19. Fidelity Bond and Errors and Omissions Insurance. Each Servicer shall maintain, at its own expense, a blanket fidelity bond and an errors and omissions insurance policy, with broad coverage with responsible companies on all officers, employees or other persons acting on behalf of such Servicer in any capacity with regard to the Mortgage Loans serviced by it to handle funds, money, documents and papers relating to such Mortgage Loans. Any such fidelity bond and errors and omissions insurance shall protect and insure such Servicer against losses, including forgery, theft, embezzlement, fraud, errors and omissions and negligent acts of such persons and shall be maintained at a level acceptable to FNMA. No provision of this Section 5.19 requiring such fidelity bond and errors and omissions insurance shall diminish or relieve either Servicer from its duties and obligations as set forth in this Agreement. Upon request of the Trustee, each Servicer shall cause to be delivered to the


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Trustee a certification evidencing coverage under such fidelity bond and insurance policy. Promptly upon receipt by either Servicer of any notice from the surety or the insurer that such fidelity bond or insurance policy has been terminated or modified in a materially adverse manner, such Servicer shall notify the Trustee, the Certificate Administrator and each Rating Agency of any such termination or modification.

              Section 5.20. Collections under Insurance Policies; Enforcement of Due-On-Sale Clauses; Assumption Agreements.

              (a) In connection with its activities as administrator and servicer of the Mortgage Loans, each Servicer agrees to present, on behalf of itself, the Trustee and the Certificateholders, claims to the insurer under any Standard Hazard Policies and, in this regard, to take such reasonable action as shall be necessary to permit recovery under any insurance policies. Pursuant to
Section 5.08, each Servicer shall deposit Insurance Proceeds in its Collection Account.

              (b) When any Mortgaged Property is conveyed by the Mortgagor, the related Servicer shall enforce any due-on-sale clause contained in any Mortgage Note or Mortgage, to the extent permitted by such Mortgage Note or Mortgage, applicable law and governmental regulations. Subject to the foregoing, each Servicer is authorized to take or enter into an assumption or substitution agreement from or with the Person to whom such property has been or is about to be conveyed. In connection with such assumption or substitution, the applicable Servicer shall apply such underwriting standards and follow such practices and procedures as shall be normal and usual and as it applies to mortgage loans owned solely by it.

              Notwithstanding the foregoing paragraph or any other provision of this Agreement, neither Servicer shall be deemed to be in default, breach or any other violation of its obligations hereunder by reason of any conveyance by the Mortgagor of the Mortgaged Property or any assumption of a Mortgage Loan by operation of law which the applicable Servicer in good faith determines it may be restricted by law from preventing, for any reason whatsoever.

              (c) Subject to each Servicer's duty to enforce any due-on-sale clause to the effect set forth in Section 5.20(b), in any case in which a Mortgaged Property is to be conveyed to a Person by a Mortgagor, and such Person is to enter into an assumption agreement or modification agreement or supplement to the Mortgage Note or Mortgage, the applicable Servicer shall so notify the Trustee by forwarding to the Trustee the original copy of such assumption or substitution agreement, which copy shall be added by the Trustee to the related Mortgage File and shall, for all purposes, be considered a part of such Mortgage File to the same extent as all other documents and instruments constituting a part thereof. In connection with any such assumption, modification agreement or substitution agreement, the interest rate of the related Mortgage Note shall not be changed, the principal amount of the Mortgage Note shall not be increased or decreased and the maturity of the Mortgage Note shall not be extended, nor shall it be shortened by more than one year. Any fee collected by either Servicer for entering into an assumption or substitution of liability agreement with respect to such Mortgage Loan shall be retained by such Servicer as additional servicing compensation.

              Section 5.21. Income and Realization from Defaulted Mortgage Loans. Each Servicer, on behalf of the Trustee, shall foreclose upon or otherwise comparably convert the ownership of Mortgaged Properties securing such of the Mortgage Loans serviced by it as come into and continue in default and


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as to which no satisfactory arrangements can be made for collection of delinquent payments pursuant to Section 5.07, shall manage, conserve, protect and operate such Mortgaged Properties for the purposes of their prompt disposition and sale, and shall dispose of such Mortgaged Properties on such terms and conditions as it deems in the best interests of the Certificateholders. Each Servicer shall sell such property prior to the close of the third calendar year beginning after the year in which such foreclosure or conversion occurs or such longer period as would not prevent such Mortgaged Property from constituting "foreclosure property" within the meaning of Section 860G(a)(8) of the Code. In connection with such activities, each Servicer shall follow such practices and procedures as it shall deem necessary or advisable, as shall be normal and usual in its general mortgage servicing activities, including its management of foreclosed properties for a temporary period as contemplated herein. The foregoing is subject to the provisions of Section 5.28 of this Agreement and to the proviso that neither Servicer shall be required to expend its own funds in connection with any management, foreclosure or towards the restoration of any property unless it shall determine that such management, restoration or foreclosure will increase the Liquidation Proceeds of the Mortgage Loan to Certificateholders after reimbursement to itself for such expenses (respecting which it shall have priority for purposes of withdrawals from the Collection Account pursuant to Section 5.09). The applicable Servicer shall be permitted to earn income with respect to any Mortgaged Properties, provided such income does not constitute "net income from foreclosure property" within the meaning of Section 860G(c) of the Code. The income earned from the management of such Mortgaged Properties, net of reimbursement to such Servicer for expenses (including any taxes) incurred in connection with such management, shall be applied to the payment of principal of and interest on the related defaulted Mortgage Loans (with interest accruing and principal amortizing as though such Mortgage Loans were still current) and all such income shall be deemed, for all purposes in this Agreement, to be payments on account of principal and interest on the related Mortgage Notes and shall be deposited into the applicable Collection Account. To the extent the income received is in excess of the amount attributable to amortizing principal and accrued interest at the Net Mortgage Rate on the related Mortgage Loan, such excess shall be deposited in such Collection Account.

              Each Servicer shall take into account the existence of any hazardous substances, hazardous wastes or solid wastes, as such terms are defined in the Comprehensive Environmental Response Compensation and Liability Act, the Resources Conservation and Recovery Act of 1976, or other federal, state or local environmental legislation, on a Mortgaged Property relating to a Mortgage Loan Serviced by it in determining whether to foreclose upon or otherwise comparably convert the ownership of such property. To the extent that the applicable Servicer has actual knowledge of any such substance or waste, it shall consult with the Trustee regarding the appropriate course of action. Neither Servicer shall institute foreclosure actions with respect to a property containing substance or waste as described above if it reasonably believes that such action would not be consistent with its servicing standards, and in no event shall such Servicer manage, operate or take any other action with respect thereto which such Servicer in good faith believes will result in "clean-up" or other liability under applicable law. The net income from the rental or sale of a REO Property shall be deposited in the Collection Account within two (2) Business Days after receipt thereof by the Servicer.

              Each Servicer may enter into a special servicing agreement with an unaffiliated holder of 100% Percentage Interest of a Class B Certificate or a holder of a class of securities representing interests in such Class B Certificate and/or other subordinate mortgage pass-through certificates, such agreement to be (i) substantially in the form of Exhibit J hereto or (ii) subject to each Rating Agency's acknowledgment that the ratings of the Certificates in effect immediately prior to the entering into of such agreement would not be qualified, downgraded or withdrawn and the Certificates wold not be


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placed on credit review status (except for possible upgrading) as a result of such agreement. Any such agreement may contain provisions whereby such holder may instruct the related Servicer to commence or delay foreclosure proceedings with respect to delinquent Mortgage Loans and will contain provisions for the deposit of cash by the holder that would be available for distribution to Certificateholders if Liquidation Proceeds are less than they otherwise may have been had such Servicer acted in accordance with its normal procedures.

              Section 5.22. Trustee to Cooperate; Release of Mortgage Files.

              (a) Upon becoming aware of the payment in full of any Mortgage Loan serviced by it, or upon the receipt by either Servicer of a notification that payment in full will be made in a manner customary for such purposes, such Servicer shall immediately notify the Trustee (if the Trustee holds the related Mortgage File) by a certification (which certification shall include a statement to the effect that all amounts received or to be received in connection with such payment which are required to be deposited in the applicable Collection Account pursuant to Section 5.08 have been or will be so deposited) of a Servicing Officer and shall request delivery to it of the Mortgage File. Upon receipt of such certification and request, within five Business Days the Trustee shall release the related Mortgage File to the applicable Servicer and execute and deliver to such Servicer the request for reconveyance, deed of reconveyance or release or satisfaction of mortgage or such other instruments releasing the lien of the Mortgage as have been provided by such Servicer to the Trustee, together with the Mortgage Note with written evidence of cancellation thereon, and the Trustee shall have no further responsibility with respect to said Mortgage File. Upon any such payment in full, or the receipt of such notification, the applicable Servicer is authorized to procure from the Trustee under the deed of trust which secured the Mortgage Note, if any, a deed of full reconveyance covering the property encumbered by such deed of trust, which assignment of deed of trust, except as otherwise provided by any applicable law, shall be recorded by such Servicer in the appropriate land records in the jurisdiction in which the assignment of deed of trust is recorded, or, as the case may be, to procure from the Trustee an instrument of satisfaction or, if the Mortgagor so requests, an assignment without recourse, which deed of reconveyance, instrument of satisfaction or assignment shall be delivered by such Servicer to the Person or Persons entitled thereto. No expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the Collection Account or to the Trustee.

              (b) From time to time as is appropriate for the servicing or foreclosure of any Mortgage Loan serviced by it, the related Servicer shall deliver to the Trustee a certificate of a Servicing Officer requesting that possession of the Mortgage File be released to such Servicer and certifying as to the reason for such release and that such release will not invalidate any insurance coverage provided in respect of the Mortgage Loan under any of the insurance policies required by this Agreement. With such certificate, such Servicer shall require that the Trustee release the Mortgage File, and, within five (5) Business Days, the Trustee shall deliver the Mortgage File or any document therein to such Servicer. Such Servicer shall cause each Mortgage File so released to be returned to the Trustee when the need therefor by such Servicer no longer exists, unless (i) the Mortgage Loan has been liquidated and the Net Liquidation Proceeds relating to the Mortgage Loan have been deposited in the Collection Account or (ii) the Mortgage File has been delivered to an attorney, or to a public trustee or other public official as required by law, for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the Mortgaged Property either judicially or non-judicially, and such Servicer has delivered to the Trustee a certificate of a Servicing Officer in the form of Exhibit L hereto certifying as to the name


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and address of the Person to which such Mortgage File was delivered and the purpose or purposes of such delivery.

              (c) Upon written request of either Servicer, the Trustee shall execute and deliver to such Servicer any court pleadings, requests for trustee's sale or other documents prepared by and delivered by such Servicer to the Trustee necessary to the foreclosure or trustee's sale in respect of a Mortgaged Property or to any legal action brought to obtain judgment against any Mortgagor on the Mortgage Note or Mortgage or to obtain a deficiency judgment, or to enforce any other remedies or rights provided by the Mortgage Note or Mortgage or otherwise available at law or in equity. Together with such documents or pleadings, such Servicer shall deliver to the Trustee a certificate of a Servicing Officer requesting that such pleadings or documents be executed by the Trustee and certifying as to the reason such documents or pleadings are required and that the execution and delivery thereof by the Trustee will not invalidate any insurance coverage under the insurance policies required under this Agreement or invalidate or otherwise affect the lien of the Mortgage, except for the termination of such a lien upon completion of the foreclosure or trustee's sale.

              Section 5.23. Servicing and Other Compensation. Each Servicer, as compensation for its activities hereunder, shall be entitled to receive, on or prior to each Distribution Date, the amounts provided for as the Servicing Fee with respect to Mortgage Loans serviced by it and as reimbursement for Nonrecoverable Advances, Servicing Advances and reimbursement for Advances with respect to Mortgage Loans serviced by it, all as specified by Section 5.09. The amount of compensation or reimbursement provided for shall be accounted for on a Mortgage Loan-by-Mortgage Loan basis.

              Additional servicing compensation in the form of assumption fees, prepayment fees and late payment charges shall be retained by each Servicer with respect to Mortgage Loans serviced by it, to the extent permitted by applicable law. Each Servicer shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder (including the fees and expenses of the Trustee and any Sub-Servicer) and shall not be entitled to reimbursement therefor except as specifically provided in Sections 5.09 and 5.21.

              Section 5.24. 1934 Act Reports.

              (a) The Certificate Administrator shall, on behalf of the Trust, make all filings ("Periodic Reports") required to be made by the Depositor or the Trust (other than the filings relating to the closing of this transaction) with respect to the Class A Certificates, the Class M Certificates, the Class B-1 Certificates and the Class B-2 Certificates pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the rules and regulations of the Securities and Exchange Commission (the "Commission") thereunder.

              (b) Within thirty (30) days after the beginning of the first fiscal year during which the Trust's obligation to file Periodic Reports pursuant to the Exchange Act shall have been suspended, the Certificate Administrator shall prepare, or cause to be prepared, a notice on Commission Form 15 ("Form 15") and is hereby authorized to and shall execute such Form 15 on the Trust's behalf; provided, however, that the Certificate Administrator shall be under no obligation to prepare such notice if the number of Certificateholders exceeds 300. The Certificate Administrator shall file any notice on Form 15 with the Commission in accordance with the provisions of Rule 15d-6 under the Exchange Act.



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              Section 5.25. Annual Statement as to Compliance.

              Each Servicer will deliver to the Depositor and the Trustee on or before April 30 of each year, beginning with April 30 in the year which begins not less than three (3) months after the Closing Date, an Officers' Certificate stating, as to each signer thereof, that (i) a review of the activities of such Servicer during the preceding calendar year and of performance under this Agreement has been made under such officer's supervision, (ii) to the best of such officer's knowledge, based on such review, such Servicer has fulfilled all its obligations under this Agreement throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof and (iii) to the best of such officer's knowledge, each Sub-Servicer has fulfilled its obligations under its Sub-Servicing Agreement in all material respects, or if there has been a material default in the fulfillment of such obligations, specifying such default known to such officers and the nature and status thereof. Copies of such statement shall be provided to the Certificate Administrator and to each Rating Agency by such Servicer. Copies of such statement shall also be provided by such Servicer to any Certificateholder upon request. If such Servicer shall fail to provide such copies and a Responsible Officer of the Trustee is aware that such Servicer has not so provided copies, the Trustee shall provide such copies at such Servicer's expense if the Trustee has received such statement.

              Section 5.26. Annual Independent Public Accountants' Servicing Report. On or before April 30 of each year, beginning with April 30 in the year which begins not less than three (3) months after the Closing Date, each Servicer at its expense shall cause a firm of independent public accountants which is a member of the American Institute of Certified Public Accountants to furnish a statement to the Depositor and the Trustee to the effect that (A) with respect to CMMC, such firm has examined certain documents and records relating to the servicing of the related Mortgage Loans and that, on the basis of such examination conducted substantially in compliance with the Uniform Single Audit Program for Mortgage Bankers, such servicing has been conducted in compliance with the manner of servicing set forth in pooling and servicing agreements substantially similar to this Agreement, except for (i) such exceptions as such firm shall believe to be immaterial and (ii) such other exceptions as shall be set forth in such statement and (B) in the case of PNC, in connection with the firm's examination of the financial statements as of the previous December 31 of PNC's parent corporation which shall include a limited examination of PNC's financial statement (in the case of PNC) or [Chase] , as applicable, nothing came to such firm's attention that indicated that the applicable Servicer was not in compliance with Section 5.08, Section 5.09, Section 5.10, Section 5.11,
Section 5.23 and Section 5.25 of this Agreement, except for (i) such exceptions as such firm believes to be immaterial, and (ii) such other exceptions as set forth in such statement. Copies of such statement shall be provided to the Certificate Administrator and to each Rating Agency, and, upon request, to the Certificateholders, by such Servicer, or by the Trustee at such Servicer's expense if the Trustee has received such statement and such Servicer shall fail to provide such copies and the Trustee is aware that such Servicer has not so provided copies.

              Section 5.27. Access to Certain Documentation; Rights of the Depositor in Respect of the Servicers. Each Servicer shall provide access to the Trustee, the Certificate Administrator, Certificateholders which are savings and loan associations, banks or insurance companies or examiners of any federal or state banking or insurance regulatory authority to the documentation regarding the Mortgage Loans if so required by applicable regulations of any regulatory authority, such access to be afforded subject to reimbursement for expenses without charge but only upon reasonable request and during normal business hours at the offices of such Servicer designated by it. The Depositor may, but is not obligated to, enforce the obligations of each Servicer under this Agreement and may, but is not


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obligated to, appoint and cause a designee to perform, any defaulted obligations of each Servicer hereunder or exercise the rights of each Servicer hereunder; provided that neither Servicer shall be relieved of its obligations hereunder by virtue of the appointment of a designee by the Depositor or its designee. The Depositor shall not assume any responsibility or liability for any action or failure to take action by either Servicer and is not obligated to supervise the performance of either Servicer under this Agreement or otherwise.

              Section 5.28. REMIC-Related Covenants. For as long as the Trust Fund shall exist, the Servicers, the Certificate Administrator and the Trustee shall act in accordance herewith to assure continuing treatment of each REMIC Pool as a REMIC. In particular:

              (a) Neither Servicer nor the Certificate Administrator shall create, or permit the creation of, any "interests" in each REMIC Pool within the meaning of Section 860G(a) of the Code other than the "regular interests" in each REMIC Pool designated as such in Section 2.04(a) and the Residual Interest;

              (b) As of all times as may be required by the Code, each Servicer and the Certificate Administrator will ensure that substantially all of the assets of each REMIC Pool will consist of "qualified mortgages" as defined in
Section 860G(a)(3) of the Code and "permitted investments" as defined in Section 860G(a)(5) of the Code. The Certificate Administrator and the Trustee, upon the direction of the Certificate Administrator, also will maintain records that are sufficient to indicate each REMIC Pool's compliance with applicable requirements of the Code (and applicable Proposed, Temporary or final Treasury Regulations) relating to the assets held by such REMIC Pool. Further, neither Servicer shall permit and the Trustee shall not accept the transfer or substitution of any Mortgage Loan other than pursuant to Section 3.03, 5.01 or 5.21 of this Agreement, and neither Servicer shall, in any case, permit substitution later than two (2) years from the Closing Date unless such Servicer and the Trustee have received an Opinion of Counsel, which will not be an expense of the Trust Fund, that such transfer or substitution would not adversely affect the REMIC status of either REMIC Pool or would not otherwise be prohibited by this Agreement;

              (c) Each Servicer and the Certificate Administrator shall ensure that neither REMIC Pool receives a fee or other compensation for services and that neither REMIC Pool receives any income from assets other than "qualified mortgages" within the meaning of Section 860G(a)(3) of the Code or "permitted investments" within the meaning of Section 860G(a)(5) of the Code, and shall take whatever action it deems necessary to avoid any material tax imposed by the Code on either REMIC Pool;

              (d) The Trustee shall not sell or permit the sale of all or any portion of the Mortgage Loans or of any Eligible Investment unless such sale is as a result of a repurchase of the Mortgage Loans pursuant to this Agreement or the Trustee has received an Opinion of Counsel, which will not be an expense of the Trust Fund or the Trustee, to the effect that such sale (i) is pursuant to a "qualified liquidation" as defined in Section 860F(a)(4) of the Code and as described in Section 11.01 hereof, or (ii) would not be treated as a "prohibited transaction" within the meaning of Section 860F(a)(2) of the Code that results in the realization of a material amount of gain or loss for federal income tax purposes;

              (e) The Trustee shall not accept any contribution to either REMIC Pool after the Startup Day without an Opinion of Counsel (which shall not be an expense of the Trustee) that such contribution is included within the exceptions provided in Section 860G(d)(2) of the Code and, therefore, will not be subject to the tax imposed by Section 860G(d)(1) of the Code; and


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              (f) Notwithstanding anything to the contrary in this Agreement, the Certificate Administrator and the Trustee, at the direction of the Certificate Administrator, shall take any other action or refuse to take any action otherwise required (including adjusting the Purchase Price for any Mortgage Loan) where the Certificate Administrator deems such action or inaction reasonably necessary to ensure the REMIC status of either REMIC Pool under the Code and applicable regulations or to avoid the imposition of any material tax liability on either REMIC Pool that will affect amounts distributable to the Certificateholders.

              (g) In the event that any applicable federal, state or local tax, including interest, penalties or assessments, additional amounts or additions to tax, is imposed on either REMIC Pool, such tax shall be treated in the same manner as a Realized Loss and shall be charged against amounts otherwise distributable to the Holders of the Certificates, except as provided in the last sentence of this Section 5.28 (g). The Certificate Administrator shall withdraw from the Certificate Account sufficient funds to pay or provide for the payment of, and to actually pay, such tax as is estimated to be legally owed by (but such authorization shall not prevent the Certificate Administrator from contesting, at the expense of the Trust Fund (other than as a consequence of a breach of its obligations under this Agreement), any such tax in appropriate proceedings, and withholding payment of such tax, if permitted by law, pending the outcome of such proceedings). The Certificate Administrator is hereby authorized to and shall segregate, into a separate non-interest bearing account, the net income from any "prohibited transaction" under Code Section 860F(a), the amount of any taxable contribution to the Trust Fund after the Startup Day that is subject to tax under Code Section 860G(d), and 35% of any estimated "net income from foreclosure property" under Section 860G(c) and use such income or amount, to the extent necessary, to pay such tax. To the extent that any such tax is paid to the Internal Revenue Service or applicable state or local tax authorities, the Certificate Administrator shall retain an equal amount from future amounts otherwise distributable to the Holder of the Class A-R Certificate and shall distribute such retained amounts to the Holders of the other Classes of Certificates, to the extent they remain outstanding, until they are fully reimbursed for any amount of such taxes previously charged to the then Holder of the Class R Certificate. Neither the Trustee, the Certificate Administrator nor either Servicer shall be responsible for any taxes imposed on either REMIC Pool except to the extent such taxes arise as a consequence of a breach of their respective obligations under this Agreement.

              Section 5.29. Maintenance of the Rounding Account; Collections Thereunder. On or prior to the Closing Date, the Certificate Administrator shall establish the Rounding Account and Donaldson, Lufkin and Jenrette Securities Corporation shall deposit $3,999.96 therein. The Certificate Administrator shall maintain such account to provide, if needed, the applicable Rounding Amount on any Distribution Date. On the first Distribution Date with respect to which the Certificate Administrator determines that amounts are available out of the Available Distribution Amount for distributions of principal on the Retail Certificates, and the aggregate amount allocable to such distributions of principal is not an amount equal to an integral multiple of $1,000, the Certificate Administrator shall withdraw from the Rounding Account the applicable Rounding Amount. On each succeeding Distribution Date, prior to the earlier of (i) the Credit Support Depletion Date and (ii) the date on which any Realized Loss is allocated to the Retail Certificates pursuant to Section 6.04, with respect to which the Certificate Administrator determines that amounts are available out of the Available Distribution Amount for distributions of principal on the Retail Certificates, the aggregate amount allocable to each such Class will be applied first to replenish any funds withdrawn from the Rounding Account on prior Distribution Dates which have not been repaid. If the remainder of the aggregate amount allocable to distributions of principal on each such Class is not an amount equal to an integral multiple of $1,000, the Certificate Administrator


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shall withdraw from the Rounding Account, to the extent funds are available therein, the applicable Rounding Amount.

         Any amounts withdrawn by the Certificate Administrator from the Rounding Account shall be deposited in the Certificate Account for distribution to the Holders of Retail Certificates as described in the immediately preceding paragraph. Funds held in the Certificate Account shall be invested as described in Section 4.05.

         On or promptly after the earlier of (i) the Credit Support Depletion Date and (ii) the date on which any Realized Loss is allocated to the Retail Certificates pursuant to Section 6.04, the Certificate Administrator shall be entitled to withdraw and pay to itself as additional compensation any remaining amounts on deposit in the Rounding Account.

              Section 5.30. Maintenance of the Class IA-14/IA-15 Interest Supplement Account. On or prior to the Closing Date, the Certificate Administrator shall cause to be established and maintained the Class IA-14/IA-15 Interest Supplement Account into which an amount equal to $112,500.00 shall be deposited on the Closing Date to provide coverage with respect to the Class IA-14 Interest Supplement Amount and the Class IA-15 Interest Supplement Amount. For each of the first twenty-four Distribution Dates (or, in the case of the Class IA-15 Interest Supplement Amount, the first thirty-six Distribution Dates), the Certificate Administrator shall calculate the Class IA-14 Interest Supplement Amount and the Class IA-15 Interest Supplement Amount. On each such Distribution Date, the Certificate Administrator shall then withdraw from the Class IA-14/IA-15 Interest Supplement Account, to the extent funds are available therein, the Class IA-14 Interest Supplement Amount and the Class IA-15 Interest Supplement Amount and deposit such amount in the Certificate Account for payment to the Class IA-14 and Class IA-15 Certificateholders. After the thirty-sixth Distribution Date, the Certificate Administrator shall withdraw from the Class IA-14/IA-15 Interest Supplement Account and pay to the Class A-R Certificateholder any amount then remaining therein.

         Amounts on deposit in the Class IA-14/IA-15 Interest Supplement Account shall not be invested and shall not be held in an interest-bearing account.

                               [END OF ARTICLE V]


                                   ARTICLE VI

                       PAYMENTS TO THE CERTIFICATEHOLDERS

              Section 6.01. Distributions.

              (a) On each Distribution Date, the Paying Agent shall apply an amount on deposit in the Certificate Account equal to the sum of (1) the Available Distribution Amount (net of the Certificate Administration Fee) (2) any Rounding Amount, (3) the Class IA-14 Interest Supplement Amount and (4) the Class IA-15 Interest Supplement Amount in the following order of priority:



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                  (i) to the Class A Certificateholders, all distributable
              amounts up to the sum of (A) the Aggregate Class A Interest Accrual Amount and (B) the Aggregate Class A Interest Shortfall;

                  (ii) the balance, if any, of the Available Distribution Amount shall be distributed (A) to the Class IA Certificateholders in the amounts distributable pursuant to (b)(ii)(A) and (b)(iii) below, up to the Class IA Optimal Principal Amount and (B) to the Class IIA-1 Certificateholders in the amounts distributable pursuant to
              (b)(ii)(B) and (b)(iv) below, up to the Class IIA Optimal Principal Amount;

                  (iii) to the Class M Certificateholders, the balance, if any, of the Available Distribution Amount after making the distributions provided for in paragraphs (i) and (ii) above, in accordance with, and up to the amount calculated pursuant to,
              Section 6.01(c) below;

                  (iv) to the Class B Certificateholders, the balance, if any, of the Available Distribution Amount after making the distributions provided for in paragraphs (i) through (iii) above, in accordance with, and up to the amounts calculated pursuant to,
              Section 6.01(d) below; and

                  (v) to the Class A-R Certificateholders the balance, if any, of the Available Distribution Amount remaining after the distributions provided for in paragraphs (i) through (iv) above.

              (b) Amounts payable to the Class A Certificateholders on any Distribution Date shall be distributed as follows:

                  (i) to the extent the amount available for distribution pursuant to (a)(i) is sufficient:

                      (A) to the Class IA-1 Certificateholders, (1) the Class
                  IA-1 Interest Accrual Amount plus (2) the Class IA-1 Shortfall from the preceding Distribution Date;

                       (B) to the Class IA-2 Certificateholders, (1) the Class
                  IA-2 Interest Accrual Amount plus (2) the Class IA-2 Shortfall from the preceding Distribution Date;

                      (C) to the Class IA-3 Certificateholders, (1) the Class
                  IA-3 Interest Accrual Amount plus (2) the Class IA-3 Shortfall from the preceding Distribution Date;

                      (D) to the Class IA-4 Certificateholders, (1) the Class
                  IA-4 Interest Accrual Amount plus (2) the Class IA-4 Shortfall from the preceding Distribution Date;

                      (E) to the Class IA-5 Certificateholders, (1) the Class
                  IA-5 Interest Accrual Amount plus (2) the Class IA-5 Shortfall from the preceding Distribution Date;

                      (F) to the Class IA-6 Certificateholders, (1) the Class
                  IA-6 Interest Accrual Amount plus (2) the Class IA-6 Shortfall from the preceding Distribution Date; and



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                      (G) to the Class IA-7 Certificateholder, (1) the Class
                  IA-7 Interest Accrual Amount plus (2) the Class IA-7 Shortfall from the preceding Distribution Date;


                      (H) to the Class IA-8 Certificateholders, (1) the Class
                  IA-8 Interest Accrual Amount plus (2) the Class IA-8 Shortfall from the preceding Distribution Date;

                      (I) to the Class IA-9 Certificateholders, (1) the Class
                  IA-9 Interest Accrual Amount plus (2) the Class IA-9 Shortfall from the preceding Distribution Date;

                      (J) to the Class IA-10 Certificateholders, (1) the Class
                  IA-10 Interest Accrual Amount plus (2) the Class IA-10 Shortfall from the preceding Distribution Date;

                      (K) to the Class IA-11 Certificateholders, (1) the Class
                  IA-11 Interest Accrual Amount plus (2) the Class IA-11 Shortfall from the preceding Distribution Date;

                      (L) to the Class IA-12 Certificateholders, (1) the Class
                  IA-12 Interest Accrual Amount plus (2) the Class IA-12 Shortfall from the preceding Distribution Date; provided, however, that on each Distribution Date prior to the Class IA-12 Accretion Termination Date, amounts calculated pursuant to this clause (L) will be added to the Outstanding Certificate Principal Balance of the Class IA-12 Certificates and distributed, as principal, in accordance with Section 6.01(b)(i)(BB);

                      (M) to the Class IA-13 Certificateholders, (1) the Class
                  IA-13 Interest Accrual Amount plus (2) the Class IA-13 Shortfall from the preceding Distribution Date;

                      (N) to the Class IA-14 Certificateholders, (1) the Class
                  IA-14 Interest Accrual Amount plus (2) the Class IA-14 Shortfall from the preceding Distribution Date;

                      (O) to the Class IA-15 Certificateholders, (1) the Class
                  IA-15 Interest Accrual Amount plus (2) the Class IA-15 Shortfall from the preceding Distribution Date;

                      (P) to the Class IA-16 Certificateholders, (1) the Class
                  IA-16 Interest Accrual Amount plus (2) the Class IA-16 Shortfall from the preceding Distribution Date;

                      (Q) to the Class IA-17 Certificateholders, (1) the Class
                  IA-17 Interest Accrual Amount plus (2) the Class IA-17 Shortfall from the preceding Distribution Date;

                      (R) to the Class IA-19 Certificateholders, (1) the Class
                  IA-19 Interest Accrual Amount plus (2) the Class IA-19 Shortfall from the preceding Distribution Date;

                      (S) to the Class IA-20 Certificateholders, (1) the Class
                  IA-20 Interest Accrual Amount plus (2) the Class IA-20 Shortfall from the preceding Distribution Date;

                      (T) to the Class IA-21 Certificateholders, (1) the Class
                  IA-21 Interest Accrual Amount plus (2) the Class IA-21 Shortfall from the preceding Distribution Date;



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



                      (U) to the Class IA-22 Certificateholders, (1) the Class
                  IA-22 Interest Accrual Amount plus (2) the Class IA-22 Shortfall from the preceding Distribution Date;

                      (V) to the Class IA-23 Certificateholders, (1) the Class
                  IA-23 Interest Accrual Amount plus (2) the Class IA-23 Shortfall from the preceding Distribution Date; and

                      (W) to the Class IA-24 Certificateholders, (1) the Class
                  IA-24 Interest Accrual Amount plus (2) the Class IA-24 Shortfall from the preceding Distribution Date;

                      (X) to the Class IIA-1 Certificateholders, (1) the Class
                  IIA-1 Interest Accrual Amount plus (2) the Class IIA-1 Shortfall from the preceding Distribution Date;

                      (Y) to the Class IA-X Certificateholders, (1) the Class
                  IA-X Interest Accrual Amount plus (2) the Class IA-X Shortfall from the preceding Distribution Date;

                      (Z) to the Class IIA-X Certificateholders, (1) the Class
                  IIA-X Interest Accrual Amount plus (2) the Class IIA-X Shortfall from the preceding Distribution Date;

                      (AA) to the Class A-R Certificateholders, (1) the Class
                  A-R Interest Accrual Amount plus (2) the Class A-R Shortfall from the preceding Distribution Date;

                      (BB) on each Distribution Date prior to the Class A-12
                  Accretion Termination Date, the Class A-12 Interest Accrual Amount will be distributed to the Class IA-10, Class IA-11 and Class IA-12 Certificates, sequentially, until the Outstanding Certificate Principal Balance of each such Class has been reduced to zero.

                  (ii)concurrently, (A) to the Class IA Certificateholders,
              solely from the Available Distribution Amount with respect to Mortgage Group One up to the Class IA Optimal Principal Amount, allocated among the Class IA Certificates in accordance with the Class IA Principal Payment Rules and (B) to the Class IIA-1 Certificateholders, solely from the Available Distribution Amount with respect to Mortgage Group Two, up to the Class IIA Optimal Principal Amount;

                  (iii) to the extent that the Available Distribution Amount with respect to Mortgage Group One remaining after giving effect to the distributions in (b)(i) above is insufficient to distribute in full amounts described in (b)(ii)(A) and (B) above (such shortfall, the "Class IA Deficiency Amount") and the Available Distribution Amount with respect to Mortgage Group Two remaining after giving effect to the distributions in (b)(i) above exceeds the amount required to distribute in full the amounts described in
              (b)(ii)(B) above, such excess shall be distributed in reduction of the Class IA Deficiency Amount;

                  (iv) to the extent that the Available Distribution Amount with respect to Mortgage Group Two remaining after giving effect to the distributions in (b)(i) above is insufficient to distribute in full amounts described in (b)(ii)(B) above (such shortfall, the "Class IIA Deficiency Amount") and the Available Distribution Amount with respect to Mortgage Group One remaining after giving effect to the distributions in (b)(i) above exceeds the


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              amount required to distribute in full the amounts described in
              (b)(ii)(A) above, such excess shall be distributed in reduction of the Class IIA Deficiency Amount;

                  (v) If the Available Distribution Amount is insufficient to make the distributions set forth in (b)(i) above, the Paying Agent shall distribute the Available Distribution Amount to the Class A Certificateholders pro rata in accordance with the amounts otherwise distributable to them pursuant to (b)(i)(A)-(BB) above; and

                  (vi) In addition to the foregoing distributions, the Class IA or Class IIA Certificates may receive additional principal distributions on any Distribution Date prior to the Credit Support Depletion Date under the circumstances specified in (A) and (B) below:

                          (A) On any Distribution Date on or after the date on
                  which the aggregate Outstanding Certificate Principal Balance of the Class IA Certificates or the Outstanding Certificate Principal Balance of the Class IIA-1 Certificates has been reduced to zero, all principal (in excess of that needed to reduce the aggregate Outstanding Certificate Principal Balance of the Class IA Certificates or the Outstanding Certificate Principal Balance of the Class IIA-1 Certificates to zero) on the Mortgage Loans in the Mortgage Group relating to such Class A Certificates that are no longer outstanding in accordance with Section 6.01(b)(ii)(A) or 6.01(b)(ii)(C), as applicable, in reduction of the Outstanding Certificate Principal Balances thereof, provided that on such Distribution Date either (a) the Aggregate Subordinated Percentage for such Distribution Date is less than 200% of the initial Aggregate Subordinate Percentage, or (b) the average outstanding principal balance of the Mortgage Loans in either Mortgage Group delinquent 60 days or more over the prior six months, as a percentage of the corresponding Group One or Group Two Subordinated Amount, is greater than or equal to 50%. For purposes of the foregoing, the "Aggregate Subordinated Percentage" for any Distribution Date is equal to the aggregate Outstanding Certificate Principal Balance of the Subordinated Certificates immediately prior to such Distribution Date divided by the aggregate Scheduled Principal Balance of all of the Mortgage Loans immediately prior to such Distribution Date.

                          (B) If on any Distribution Date on which the aggregate
                  Outstanding Certificate Principal Balance of the Class IA or Class IIA Certificates would be greater than the related Mortgage Pool Principal Balance (the "Undercollateralized Group"), after giving effect to distributions to be made on such Distribution Date, the portion of the Available Distribution Amount in respect of principal on the Mortgage Loans in other Mortgage Group (the "Overcollateralized Group") otherwise allocable to the Subordinated Certificates will be distributed to the Classes of Class A Certificates relating to the Undercollateralized Group (in accordance with the priorities set forth herein), in reduction of the principal balances thereof, until the aggregate principal balance of the Certificates included in the Undercollateralized Group is equal to the related Mortgage Pool Principal Balance. Moreover, the Available Distribution Amount with respect to the Overcollateralized Group will be further reduced (after distributions of interest to the Class A Certificates included in the Overercollateralized Group) in an amount equal to one month's interest on the amount by which the Undercollateralized Group is undercollateralized at 6.25% per annum (if Mortgage Group One is the


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



                  Undercollateralized Group) or 6.00% per annum (if Mortgage Group Two is the Undercollateralized Group), plus any shortfall of such amounts from prior Distribution Dates; provided, however, that in no event shall the Available Distribution Amount with respect to the Overcollateralized Group on any Distribution Date be reduced by more than the sum of (i) the overcollateralized amount with respect to the Overcollateralized Group and (ii) interest thereon at the applicable Remittance Rate. Such amounts will be distributed to the applicable Classes of Certificates in the priority of interest payable on such Distribution Date.

                  (c) Amounts payable on any Distribution Date to the Class M Certificateholders shall be distributed up to an amount equal to (A) the Class M Interest Accrual Amount plus (B) the Class M Shortfall from the preceding Distribution Date plus (C) the portion of the Subordinated Optimal Principal Amount allocable (pursuant to Section 6.01(e)) to the Class M Certificates plus
(D) any Carryover Subordinated Principal Amounts with respect to the Class M Certificates.

                  (d) Amounts payable on any Distribution Date to the Class B Certificateholders pursuant to Section 6.01(a)(iv) shall be distributed in the following priority:

                          (1) first, to the Class B-1 Certificateholders, up to
an amount equal to (A) the Class B-1 Interest Accrual Amount plus (B) the Class B-1 Shortfall from the preceding Distribution Date plus (C) the pro rata portion, if any, of the Subordinated Optimal Principal Amount allocable to the Class B-1 Certificates in accordance with Section 6.01(e) plus (D) any Carry-over Subordinated Principal Amounts with respect to the Class B-1 Certificates plus (E) any portion of the Subordinated Optimal Principal Amount allocated to the Class M Certificates in excess of the Outstanding Certificate Principal Balance of such Class;

                          (2) second, to the Class B-2 Certificateholders, up to
an amount equal to (A) the Class B-2 Interest Accrual Amount plus (B) the Class B-2 Shortfall from the preceding Distribution Date plus (C) the pro rata portion, if any, of the Subordinated Optimal Principal Amount allocable to the Class B-2 Certificates in accordance with Section 6.01(e) plus (D) any Carry-over Subordinated Principal Amounts with respect to the Class B-2 Certificates plus (E) any portion of the Subordinated Optimal Principal Amount allocated to the Class B-1 Certificates in excess of the Outstanding Certificate Principal Balance of such Class;

                          (3) third, to the Class B-3 Certificateholders, up to
an amount equal to (A) the Class B-3 Interest Accrual Amount plus (B) the Class B-3 Shortfall from the preceding Distribution Date plus (C) the pro rata portion, if any, of the Subordinated Optimal Principal Amount allocable to the Class B-3 Certificates in accordance with Section 6.01(e) plus (D) any Carry-over Subordinated Principal Amounts with respect to the Class B-3 Certificates plus (E) any portion of the Subordinated Optimal Principal Amount allocated to the Class B-2 Certificates in excess of the Outstanding Certificate Principal Balance of such Class;

                          (4) fourth, to the Class B-4 Certificateholders, up to
an amount equal to (A) the Class B-4 Interest Accrual Amount plus (B) the Class B-4 Shortfall from the preceding Distribution Date plus (C) the pro rata portion, if any, of the Subordinated Optimal Principal Amount allocable to the Class B-4 Certificates in accordance with Section 6.01(e) plus (D) any Carry-over Subordinated Principal Amounts with respect to the Class B-4 Certificates plus (E) any portion of the Subordinated


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Optimal Principal Amount allocated to the Class B-3 Certificates in excess of the Outstanding Certificate Principal Balance of such Class; and

                          (5) fifth, to the Class B-5 Certificateholders, up to
an amount equal to (A) the Class B-5 Interest Accrual Amount plus (B) the Class B-5 Shortfall from the preceding Distribution Date plus (C) the pro rata portion, if any, of the Subordinated Optimal Principal Amount allocable to the Class B-5 Certificates in accordance with Section 6.01(e) plus (D) any Carry-over Subordinated Principal Amounts with respect to the Class B-5 Certificates plus (E) any portion of the Subordinated Optimal Principal Amount allocated to the Class B-4 Certificates in excess of the Outstanding Certificate Principal Balance of such Class.

                  (e) On each Distribution Date, the Subordinated Optimal Principal Amount shall be allocated among the Classes of Subordinated Certificates entitled, pursuant to the next succeeding sentence, to an allocation of principal on such Distribution Date, pro rata based upon the Outstanding Certificate Principal Balances of all such Classes so entitled. With respect to the Subordinated Certificates, on each Distribution Date, principal shall be distributable to (1) any Class of Subordinated Certificates which has current Credit Support (before giving effect to any distribution of principal and any Realized Losses allocable on such Distribution Date) greater than or equal to the Original Credit Support for such Class; (2) the Class having the lowest numerical class designation of any outstanding Class of Subordinated Certificates which does not meet the criteria in (1) above; and (3) the Class B-5 Certificates if all other outstanding Classes of Subordinated Certificates meet the criteria in (1) above or if no other Class of Subordinated Certificates is outstanding; provided, however, that no Class of Subordinated Certificates shall receive any distributions of principal if any Class of Subordinated Certificates having a lower numerical class designation than such Class fails to meet the criteria in (1) above. For purposes of this paragraph, the Class M Certificates shall be deemed to have a lower numerical class designation than each Class of Class B Certificates.

                  (f) Based upon the information received from the Servicers as provided in Section 6.02, the Certificate Administrator shall make all calculations necessary to make the distributions described in this Section 6.01. All distributions made to Certificateholders of any Class on each Distribution Date will be made to the Certificateholders of the respective Class of record on the next preceding Record Date, except that the final distribution with respect to each Class shall be made as provided in the forms of Certificates. All distributions made to Certificateholders shall be based on the Percentage Interest of the Class represented by their respective Certificates, and shall be made either by transfer in immediately available funds to the account of such Holder at a bank or other financial or depository institution having appropriate facilities therefor, if such Holder has so notified the Certificate Administrator in writing at least 10 Business Days prior to the first Distribution Date for which distribution by wire transfer is to be made and such Holder's Certificates of such Class in the aggregate evidence an original denomination of not less than $5,000,000 or such Holder holds a 100% Percentage Interest of such Class or, if not, by check mailed to the address of the Person entitled thereto as it appears on the Certificate Register, except that the final distribution in retirement of the Certificates will be made only upon presentation and surrender of the Certificates at the office specified in the final Distribution Notice. If on any Determination Date, the Certificate Administrator determines that there are no Mortgage Loans outstanding and no other funds or assets in the Trust Fund other than the funds in the Certificate Account, the Trustee or if a Paying Agent has been appointed under Section 4.05, the Paying Agent shall promptly send the final distribution notice to each Certificateholder specifying the manner in which the final distribution will be made.


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                  Section 6.02. Statements to the Certificateholders.

                  (a) Not later than the Business Day following each Determination Date, each Servicer shall send to the Certificate Administrator, the Paying Agent and the Trustee (in such format as may be mutually agreed) the relevant information for purposes of this Section 6.02. Not later than each Distribution Date, the Certificate Administrator shall send to each Certificateholder, the Depositor, the Paying Agent (if other than the Certificate Administrator), the Trustee, each Servicer, any co-trustee, and each Rating Agency a statement setting forth the following information, after giving effect to the distributions to be made by the Paying Agent pursuant to Section
6.01 on or as of such Distribution Date:

                          (i) with respect to each Class of Certificates the
                  amount of such distribution to Holders of such Class allocable to principal;

                          (ii) with respect to each Class of Certificates the
                  amount of such distribution to Holders of such Class allocable to interest;

                          (iii) the aggregate amount of any Principal
                  Prepayments and Repurchase Proceeds included in the distributions to Certificateholders, in each case both in the aggregate and by Mortgage Group;

                          (iv) the aggregate amount of any Advances by each
                  Servicer pursuant to Section 6.03, both in the aggregate and by Mortgage Group;

                          (v) the number of Outstanding Mortgage Loans and the
                  Mortgage Pool Principal Balance, both in the aggregate and by Mortgage Group, as of the close of business as of the end of the related Principal Prepayment Period;

                          (vi) the related amount of the Servicing Fees (as
                  adjusted pursuant to Section 6.05) retained or withdrawn from the Collection Accounts by each Servicer;

                          (vii) the related amount of the Certificate
                  Administration Fees withdrawn from the Certificate Account by the Certificate Administrator;

                          (viii) the number and aggregate principal amounts of
                  Mortgage Loans (A) delinquent one Monthly Payment, two Monthly Payments and three or more Monthly Payments and (B) in foreclosure, in each case, as of the end of the related Principal Prepayment Period, in each case, both in the aggregate and by Mortgage Group;

                          (ix) the number and the principal balance of Mortgage
                  Loans with respect to any real estate acquired through foreclosure or grant of a deed in lieu of foreclosure, in each case, both in the aggregate and by Mortgage Group;

                          (x) the aggregate amount of all Advances recovered
                  during the related Due Period;

                          (xi) with respect to the following Distribution Date,
                  the Class A Percentage, the Class M Percentage, the Class B Percentage, the Class A Principal Balance, the


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                  Class M Principal Balance, the Class B Principal Balance, the
                  Class A Percentage, the Class A Prepayment Percentage, and the level of Credit Support, if any, with respect to each class of Subordinated Certificates;

                          (xii) the aggregate amount of Realized Losses during
                  the related Due Period and the aggregate amount of Realized Losses since the Cut-off Date, both in the aggregate and by Mortgage Group;

                          (xiii) the allocation to each Class of Certificates of
                  any Realized Losses during the related Due Period;

                          (xiv) the Outstanding Certificate Principal Balance of
                  each Class of Certificates after giving effect to the distributions to each Class on such Distribution Date; and

                          (xv) the amount of any Compensating Interest
                  Shortfalls on such Distribution Date.

                  The Certificate Administrator's responsibility for sending the above information to the Certificateholders is limited to the availability, timeliness and accuracy of the information derived from the Servicer.

                  Upon reasonable advance notice in writing if required by federal regulation, the Certificate Administrator or either Servicer will provide to each Certificateholder which is a savings and loan association, bank or insurance company certain reports and access during business hours to information and documentation regarding the Mortgage Loans sufficient to permit such Certificateholder to comply with applicable regulations of regulatory authorities with respect to investment in the Certificates; provided, that the Certificate Administrator or either Servicer shall be entitled to be reimbursed by each such Certificateholder for the Certificate Administrator's actual expenses incurred in providing such reports and access.

                  (b) The Certificate Administrator shall cause to be prepared, and the Certificate Administrator or the Trustee, as required by applicable law, shall file, any and all tax returns, information statements or other filings required to be delivered to Certificateholders and any governmental taxing authority pursuant to any applicable law with respect to the Trust Fund and the transactions contemplated hereby (the Certificate Administrator or the Trustee may, at its option but with the consent of the other, which consent shall not be unreasonably withheld, appoint an organization which regularly engages in the preparation and filing of such documents on a continuous basis for profit and which represents itself to be expert in such matters) and the Certificate Administrator shall maintain a record of the information necessary for the application of Section 860E(e) of the Code and shall make such information available as required by Section 860D(a)(6) of the Code; provided, however, that the Certificate Administrator shall notify the Trustee of the Trustee's obligation to make any such filings and that any fees of the organization appointed as provided above shall be paid by the Certificate Administrator; and provided further that if an organization is employed, as described above, to prepare and file any such filings, neither the Trustee nor the Certificate Administrator shall be liable for any errors by such organization.



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                  Section 6.03. Advances by the Servicers. If, on any
Determination Date, either Servicer determines that any Monthly Payments with respect to any Mortgage Loans serviced by it due on the immediately preceding Due Date have not been received, such Servicer shall, unless it determines in its sole discretion that such amounts will not be recoverable from Late Collections, Liquidation Proceeds or otherwise, make an Advance on or before the Business Day prior to the related Distribution Date in an amount equal to the amount of such delinquent Monthly Payments, after adjustment of any delinquent interest payment for its Servicing Fee. For purposes of this Section 6.03, the delinquent Monthly Payments referred to in the preceding sentence shall be deemed to include an amount equal to the Monthly Payments that would have been due on Mortgage Loans which have been foreclosed or otherwise terminated and in connection with which such Servicer acquired and continues to own the Mortgaged Properties on behalf of the Certificateholders. If such Servicer makes an Advance, it shall on or prior to the Servicer Remittance Date for such Distribution Date either (i) deposit in its Collection Account an amount equal to such Advance, (ii) cause to be made an appropriate entry in the records of its Collection Account that funds in such account being held for future distribution or withdrawal have been, as permitted by this Section 6.03, used by such Servicer to make such Advance or (iii) make Advances in the form of any combination of clauses (i) and (ii) aggregating the amount of such Advance. Any funds being held in a Collection Account for future distribution to Certificateholders and so used pursuant to clause (ii) or (iii) above shall be replaced by the related Servicer from its own funds by deposit into the Collection Account on or before any subsequent Distribution Date to the extent that funds in such Collection Account on such Distribution Date shall be less than the amount of payments required to be made to Certificateholders on such Distribution Date. Any such Advance shall be included with the distribution to the Certificateholders on the related Distribution Date. If such Servicer determines not to make a Nonrecoverable Advance, it shall on the related Determination Date furnish to the Trustee, any co-trustee, the Certificate Administrator and each Rating Agency notice of such determination. Each Servicer shall be entitled to be reimbursed from its Collection Account for all Advances and Nonrecoverable Advances as provided in Section 5.09.

                  Section 6.04. Allocation of Realized Losses.

                  (a) Not later than the Business Day following each Determination Date, each Servicer shall determine (i) the total amount of Realized Losses, if any, incurred during the related Principal Prepayment Period; (ii) whether and to what extent such Realized Losses constitute Excess Losses; and (iii) the respective portions of such Realized Losses allocable to interest and to principal and forward such information to the Certificate Administrator in accordance with Section 6.02.

                  (b) The principal portion of any Realized Losses other than Excess Losses shall be allocated as follows: first, to the Class B-5 Certificates until the Outstanding Certificate Principal Balance of the Class B-5 Certificates has been reduced to zero; second, to the Class B-4 Certificates until the Outstanding Certificate Principal Balance of the Class B-4 Certificates has been reduced to zero; third, to Class B-3 Certificates until the Outstanding Certificate Principal Balance of the Class B-3 Certificates has been reduced to zero; fourth, to the Class B-2 Certificates until the Outstanding Certificate Principal Balance of the Class B-2 Certificates has been reduced to zero; fifth, to the Class B-1 Certificates until the Outstanding Certificate Principal Balance of the Class B-1 Certificates has been reduced to zero; sixth, to the Class M Certificates until the Outstanding Certificate Principal Balance of the Class M Certificates has been reduced to zero; and seventh, (X) if the Realized Loss has occurred with respect to a Group One Mortgage Loan, to the Class IA Certificates on a pro rata basis until the Outstanding Certificate Principal Balance of the Class IA Certificates has been reduced to zero or (Y) if


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the Realized Loss has occurred with respect to a Group Two Mortgage Loan, to the
Class IIA-1 Certificates, until the aggregate Outstanding Certificate Principal Balance of the Class IIA-1 Certificates has been reduced to zero. The principal portion of any Excess Losses shall be allocated without priority among (i) all Classes of Subordinated Certificates and (ii) (a) the Classes of Class IA Certificates (if the Excess Loss occurred with respect to a Group One Mortgage
Loan), or (b) the Class IIA-1 Certificates (if the Excess Loss occurred with respect to a Group Two Mortgage Loan), pro rata based upon their respective Outstanding Certificate Principal Balances. For purposes of the foregoing sentence, each Class of Subordinated Certificates will be deemed to have an Outstanding Certificate Principal Balance (and to accrue interest thereon) equal to the actual Outstanding Certificate Principal Balance thereof times a fraction, the numerator of which is the Group One Subordinated Amount (for a loss on a Group One Mortgage Loan) or the Group Two Subordinated Amount (for a loss on a Group Two Mortgage Loan), and the denominator of which is the aggregate of the Group One Subordinated Amount and the Group Two Subordinated Amount.

                  (c) As used herein, an allocation of a Realized Loss on a "pro rata basis" among two or more specified Classes of Certificates means an allocation on a pro rata basis, among the various Classes so specified, to each such Class of Certificates on the basis of their Outstanding Certificate Principal Balances (or, in the case of the Class IA-12 Certificates, the lesser of (i) the Original Certificates Principal Balance of such certificates and (ii) the Outstanding Certificate Principal Balance of such Certificates) prior to giving effect to distributions to be made on such Distribution Date. All Realized Losses and all other losses allocated to a Class of Certificates hereunder will be allocated among the Certificates of such Class in proportion to the Percentage Interests evidenced thereby.

                  (d) In the event that a recovery is made with respect to any Realized Loss, the amount of such recovery shall be distributed on the next Distribution Date first to the Class A Certificateholders, up to the amount to which such Realized Loss was allocated to the Class A Certificateholders; second to the Class M Certificateholders, up to the amount to which such Realized Loss was allocated to the Class M Certificateholders; third to the Class B-1 Certificateholders, up to the amount to which such Realized Loss was allocated to the Class B-1 Certificateholders; fourth to the Class B-2 Certificateholders, up to the amount to which such Realized Loss was allocated to the Class B-2 Certificateholders; fifth to the Class B-3 Certificateholders, up to the amount to which such Realized Loss was allocated to the Class B-3 Certificateholders; sixth to the Class B-4 Certificateholders, up to the amount to which such Realized Loss was allocated to the Class B-4 Certificateholders; and seventh to the Class B-5 Certificateholders, up to the amount to which such Realized Loss was allocated to the Class B-5 Certificateholders.

                  Section 6.05. Compensating Interest; Allocation of Certain Interest Shortfalls.

                  (a) (I) With respect to a Principal Prepayment of a CMMC Serviced Mortgage Loan, the related Servicer shall, on the Servicer Remittance Date relating to the Principal Prepayment Period during which such Principal Prepayment occurred, deposit into the Certificate Account from its own funds, as a reduction of its servicing compensation hereunder, an amount, if any, by which the amount of the interest that would otherwise accrue with respect to such Mortgage Loan from the date of prepayment to the Due Date in the related Due Period at the Pass-Through Rate exceeds the amount of the interest (adjusted to the Pass-Through Rate) collected from the Mortgagor with respect to such period (such amount, "Compensating Interest"); provided, however, that with respect to any Distribution Date, such Servicer's obligation to deposit any such amount is limited to an amount equal to the product of (i) one-twelfth of 0.125% and (ii) the aggregate Scheduled Principal Balance of the Mortgage Loans serviced by it with respect to such Distribution Date.

                      (II) With respect to any Payoff of a PNC Serviced Mortgage Loan which occurs between the fifteenth day of such month and the last day of a month, the related Servicer shall, on the Servicer Remittance Date relating to the Principal Prepayment Period during which such Payoff occurred, deposit into the Certificate Account from its own funds, as a reduction of its servicing compensation hereunder, an amount equal to Compensating Interest; provided, however, that with respect to any Distribution Date, such Servicer's obligation to deposit any such amount is limited to an amount equal to the sum of (A) the



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

product of (i) one-twelfth of 0.03% and (ii) the aggregate Scheduled Principal Balance of the Mortgage Loans serviced by it with respect to such Distribution Date, (B) the aggregate Payoff Earnings with respect to the PNC Serviced Mortgage Loans and (C) the aggregate Payoff Interest with respect to the PNC Serviced Mortgage Loans.

                  (b) On any Distribution Date, the excess, if any, of (X) Compensating Interest with respect to such Distribution Date over (Y) the amount deposited in the Certificate Account pursuant to (a) above for such Distribution Date shall equal the "Compensating Interest Shortfall" with respect to such Distribution Date. On any Distribution Date, the Compensating Interest Shortfall shall be allocated pro rata among the outstanding Classes of Class A, Class M and Class B Certificates based on the amount of interest to which each such Class would otherwise be paid (or have added to the Outstanding Certificate Principal Balance of such Class, in the case of the Class IA-12 Certificates) on such Distribution Date had there been no such Compensating Interest Shortfall.

                  (c) On any Distribution Date, the interest portion of any Realized Losses ("Realized Loss Interest Shortfall") (other than the interest portion of Excess Losses) shall be allocated as follows: first, to the Class B-5 Certificates, second, to the Class B-4 Certificates, third, to the Class B-3 Certificates, fourth, to the Class B-2 Certificates, fifth, to the Class B-1 Certificates, sixth, to the Class M Certificates, in each case until the Outstanding Certificate Principal Balance thereof has been reduced to zero, and seventh, the remainder thereof shall be allocated to the Class A Certificates pro rata among the outstanding Classes of Class A Certificates based on the amount of interest to which each such Class would otherwise be paid (or have added to the Outstanding Certificate Principal Balance of such Class, in the case of the Class IA-12 Certificates) on such Distribution Date had there been no such Realized Loss Interest Shortfall. On any Distribution Date, the interest portion of any Excess Losses shall be allocated among all Classes of Certificates pro rata based upon the amount of interest to which each such Class would otherwise be paid on such Distribution Date had there been no such Excess Losses allocable to interest.

                  Section 6.06. Subordination. The rights of the Class B Certificateholders to receive distributions in respect of the Class B Certificates on any Distribution Date shall be subordinated to the rights of the Class A and Class M Certificateholders to receive distributions in respect of the Class A and Class M Certificates. The rights of the Class M Certificateholders to receive distributions in respect of the Class M Certificates on any Distribution Date shall be subordinated to the rights of the Class A Certificateholders to receive distributions in respect of the Class A Certificates. The rights of the Class B-1 Certificateholders to receive distributions in respect of the Class B-1 Certificates on any Distribution Date shall be subordinate to the rights of the Class A and Class M Certificateholders to receive distributions in respect of such Class A and Class M Certificates. Each Class of Class B Certificates (other than the Class B-1 Certificates) is subordinated to the Class A Certificates, the Class M



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Certificates and each Class of Class B Certificates having a lower numerical class designation than such Class of Class B Certificates. The rights of each Servicer, as servicer, to receive funds from the Collection Account, pursuant to
Section 5.09, on account of its Servicing Fee (except as provided in Section 6.05) in respect of each Mortgage Loan, assumption fees, late payment charges and other mortgagor charges, reimbursement of Advances and expenses or otherwise and the rights of the Certificate Administrator to receive the Certificate Administration Fee shall not be subordinated to the rights of the Class A, Class M or Class B Certificateholders. Amounts held by the Servicers, the Certificate Administrator or the Trustee for future distribution to the Class M or Class B Certificate holders, including, without limitation, in the Collection Accounts or the Certificate Account, shall not be distributed in respect of the Class M or Class B Certificates except in accordance with the terms of this Agreement. The Class B Certificateholders are deemed to have granted a security interest in such amounts to the Class A and Class M Certificateholders to secure the rights of the Class A and Class M Certificateholders to receive distributions in priority over the Class B Certificateholders. The Class M Certificateholders are deemed to have granted a security interest in such amounts to the Class A Certificateholders to secure the rights of the Class A Certificateholders to receive distributions in priority over the Class A Certificateholders.

                  Section 6.07. Determination of LIBOR. LIBOR applicable to the calculation of the Certificate Rates on the Class IA-16 and Class IA-17 Certificates for any Interest Accrual Period (other than the initial Interest Accrual Period) will be determined by the Certificate Administrator on each Rate Adjustment Date as follows:

                  For any Interest Accrual Period other than the first Interest Accrual Period, the rate for United States dollar deposits for one month which appears on the Telerate Screen Page 3750 as of 11:00 A.M., London, England time, on the second LIBOR Business Day prior to the first day of such Interest Accrual Period. For the first Interest Accrual Period, LIBOR shall equal 5.25% with respect to the Class IA-16 and Class IA-17 Certificates. If such rate does not appear on such page (or such other page as may replace that page on that service, or if such service is no longer offered, such other service for displaying LIBOR or comparable rates as may be reasonably selected by the Certificate Administrator), the rate will be the Reference Bank Rate. If no such quotations can be obtained and no Reference Bank Rate is available, LIBOR will be LIBOR applicable to the preceding Distribution Date.

                  The establishment of LIBOR by the Certificate Administrator on any Rate Adjustment Date and the Certificate Administrator's subsequent calculation of the Certificate Rates applicable to the Class IA-16 and Class IA-17 Certificates for the relevant Interest Accrual Period, in the absence of manifest error, will be final and binding.

                  Section 6.08. Principal Distributions on the Retail Certificates. (a) Prior to the earlier of (i) the Credit Support Depletion Date and (ii) the date on which any Realized Loss is allocated to the Retail Certificates pursuant to Section 6.04, distributions in reduction of the Outstanding Certificate Principal Balance of each such Class will be made in integral multiples of $1,000 at the request of the appropriate representatives of Deceased Holders of Certificates of each such Class and at the request of Living Holders of Certificates of each such Class or by mandatory distributions, pursuant to Section 6.08(b) and Section 6.08(e). On and after the earlier of (i) the Credit Support Depletion Date and (ii) the date on which any Realized Loss is allocated to the Retail Certificates pursuant to Section 6.04, distributions in reduction of the Outstanding Certificate Principal Balances of each such Class will be made on a pro rata basis pursuant to Section 6.08(f).



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



                  (b) On each Distribution Date on which principal distributions to the Retail Certificates are made pursuant to Section 6.01(b)(ii)(A) and
(b)(iii), such distributions shall be made distributed to the Beneficial Holders of such Certificates by the Depository pursuant to the Depository Agreement in the following priority:

                           (i) first, to requesting Deceased Holders, in the order in which such requests are received by the Depository, but not exceeding an aggregate amount of $25,000 for each requesting Deceased Holder; and

                           (ii) second, to requesting Living Holders, in the order in which such requests are received by the Depository, but not exceeding an aggregate amount of $10,000 for each requesting Living Holder.

Thereafter, the Depository shall make distributions with respect to the Retail Certificates as provided in clauses (i) and (ii) above up to a second $25,000 and $10,000, respectively. This sequence of priorities shall be repeated until the Depository has honored all requests for principal distributions by Deceased Holders and Living Holders of each such Class to the extent of amounts available for principal distributions to each such Class.

         All requests for principal distributions to the Retail Certificates will be accepted in accordance with the provisions set forth in Section 6.08(d). Requests for principal distributions that are received by the Certificate Administrator after the related Record Date and requests for principal distributions received in a timely manner but not accepted with respect to any Distribution Date, will be treated as requests for principal distributions by the Beneficial Holder(s) making such requests on the next succeeding Distribution Date, and each succeeding Distribution Date thereafter, until each such request is accepted or is withdrawn as provided in Section 6.08(d). Such requests as are not so withdrawn shall retain their order of priority without the need for any further action on the part of the appropriate Beneficial Holder of the relevant Retail Certificate, all in accordance with the procedures of the Depository and the Certificate Administrator. Upon the transfer of beneficial ownership of any Retail Certificate, any distribution request previously submitted with respect to each such Retail Certificate shall be deemed to have been withdrawn only upon the receipt by the Certificate Administrator on or before the Record Date for any applicable Distribution Date of notification of such withdrawal in the manner set forth in Section 6.08(d) using a form required by the Depository.

         Distributions in reduction of the Outstanding Certificate Principal Balance of any Class of Retail Certificates shall be applied by the Certificate Administrator in an amount equal to the portion of the Class IA Optimal Principal Amount allocable to each such Class pursuant to Section 6.01, plus any amounts available for distribution from the Rounding Account established as provided in Section 5.29, provided that the aggregate distribution of principal to each such Class on any Distribution Date shall be made in an integral multiple of $1,000.

         To the extent that the portion of the Class IA Optimal Principal Amount allocable to a Retail Certificate on any Distribution Date exceeds the Outstanding Certificate Principal Balance of such Retail Certificate with respect to which principal distribution requests, as set forth above, have been received, principal distributions in reduction of the Outstanding Certificate Principal Balance of each such Class will be made by mandatory distribution pursuant to Section 6.08(e).




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



                  (c) A Retail Certificate shall be deemed to be held by a Deceased Holder for purposes of this Section 6.08 if the death of the Beneficial Holder thereof is deemed to have occurred by the Certificate Administrator. Retail Certificates beneficially owned by tenants by the entirety, joint tenants or tenants in common shall be considered to be beneficially owned by a single owner. The death of a tenant by the entirety, joint tenant or tenant in common shall be deemed to be the death of the Beneficial Holder, and the Retail Certificates so beneficially owned shall be eligible for priority with respect to principal distributions, subject to the limitations stated above. Retail Certificates beneficially owned by a trust shall be considered to be beneficially owned by each beneficiary of the trust to the extent of such beneficiary's beneficial interest therein, but in no event will a trust's beneficiaries collectively be deemed to be Beneficial Holders of a number of Retail Certificates greater than the number of Retail Certificates of which such trust is the owner. The death of a beneficiary of a trust shall be deemed to be the death of a Beneficial Holder of the Retail Certificates beneficially owned by the trust to the extent of such beneficiary's beneficial interest in such trust. The death of an individual who was a tenant by the entirety, joint tenant or tenant in common in a tenancy which is the beneficiary of a trust shall be deemed to be the death of the beneficiary of such trust. The death of a person who, during his or her lifetime, was entitled to substantially all of the beneficial ownership interests in a Retail Certificate shall be deemed to be the death of the Holder of such Retail Certificate regardless of the registration of ownership, if such beneficial ownership interest can be established to the satisfaction of the Certificate Administrator. Such beneficial interest shall be deemed to exist in typical cases of street name or nominee ownership, ownership by a trustee, ownership under the Uniform Gifts to Minors Act and community property or other joint ownership arrangements between a husband and wife. Beneficial interest shall include the power to sell, transfer or otherwise dispose of a Retail Certificate and the right to receive the proceeds therefrom, as well as interest and principal distributions, as applicable, payable with respect thereto. Neither the Trustee nor the Certificate Administrator shall be under any duty to determine independently the occurrence of the death of any Deceased Holder. The Certificate Administrator may rely entirely upon documentation delivered to it pursuant to Section 6.08(d) in establishing the eligibility of any Holder to receive the priority accorded Deceased Holders in
Section 6.08(b).

                  (d) Requests for principal distributions to any Retail Certificate shall be made by delivering a written request therefor to the Depository Participant or Indirect Participant that maintains the account evidencing such Beneficial Holder's interest in such Certificate. In the case of a request on behalf of a Deceased Holder, appropriate evidence of death and any tax waivers are required to be forwarded to the Certificate Administrator under separate cover. The Depository Participant shall in turn make the request of the Depository (or, in the case of an Indirect Participant, such Indirect Participant shall notify the related Depository Participant of such request, which Depository Participant should make the request of the Depository) on a form required by the Depository and provided to the Depository Participant. Upon receipt of such request, the Depository will date and time stamp such request and forward such request to the Certificate Administrator. The Depository may establish such procedures as it deems fair and equitable to establish the order of receipt of requests for such distributions received by it on the same day. None of the Company, either Servicer, the Certificate Administrator or the Trustee shall be liable for any delay in delivery of requests for distributions or withdrawals of such requests by the Depository, a Depository Participant or any Indirect Participant.

         The Certificate Administrator shall maintain a list of those Participants representing the appropriate Holders of Retail Certificates that have submitted requests for principal distributions, together with the order of receipt and the amounts of such requests. The Certificate Administrator shall notify the Depository as to which requests should be honored on each Distribution Date at least two Business Days prior to such



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



Distribution Date and shall notify the Depository as to the portion of the Class IA Optimal Principal Amount (together with any amounts available for distribution from the Rounding Account) to be distributed to the Retail Certificates by mandatory distribution pursuant to Section 6.08(e). Requests shall be honored by the Depository in accordance with the procedures, and subject to the priorities and limitations, described in this Section 6.08. The exact procedures to be followed by the Certificate Administrator and the Depository for purposes of determining such priorities and limitations will be those established from time to time by the Certificate Administrator or the Depository, as the case may be. The decisions of the Certificate Administrator and the Depository concerning such matters will be final and binding on all affected persons.

         Retail Certificates that have been accepted for a distribution shall receive distributions on the applicable Distribution Date. Such Certificates shall cease to bear interest on the amount of principal to be distributed on any Distribution Date after the last calendar day of the month preceding the month in which such Distribution Date occurs.

         Any Beneficial Holder of a Retail Certificate that has requested a principal distribution may withdraw its request by so notifying in writing the Depository Participant or Indirect Participant that maintains such Beneficial Holder's account. In the event that such account is maintained by an Indirect Participant, such Indirect Participant must notify the related Depository Participant which in turn must forward the withdrawal of such request, on a form required by the Depository, to the Depository to be forwarded to the Certificate Administrator. If such notice of withdrawal of a request for distribution has not been received by the Depository and forwarded to the Certificate Administrator on or before the Record Date for the next Distribution Date, the previously made request for a principal distribution shall be irrevocable with respect to the making of principal distributions on such Distribution Date.

         In the event any requests for principal distributions are rejected by the Certificate Administrator for failure to comply with the requirements of this Section 6.08, the Certificate Administrator shall return such request to the appropriate Depository Participant with a copy to the Depository with an explanation as to the reason for such rejection.

                  (e) To the extent, if any, that principal distributions to be made to the applicable Retail Certificates on a Distribution Date exceed the aggregate amount of principal distribution requests for such Class which have been received on or before the applicable Record Date, as provided in Section 6.08(b) above, additional Certificates of such Class will be selected to receive mandatory principal distributions in lots equal to $1,000 in accordance with the then-applicable Random Lot procedures of the Depository, and the then-applicable procedures of the Depository Participants and Indirect Participants representing the Beneficial Holders (which procedures may or may not be by random lot). The Certificate Administrator shall notify the Depository of the aggregate amount of the mandatory principal distribution to be made on the next Distribution Date. The Depository shall then allocate such aggregate amount among the Depository Participants on a Random Lot basis. Each Participant and, in turn, each Indirect Participant shall then select, in accordance with its own procedures, the applicable Retail Certificates from among those held in its accounts to receive mandatory principal distributions, such that the total amount of principal distributed to the so selected is equal to the aggregate amount of such mandatory distributions allocated to such Participant by the Depository and to such Indirect Participant by its related Participant, as the case may be. Depository Participants and Indirect Participants that hold Retail Certificates selected for mandatory principal distributions are required to provide notice of such mandatory distributions to the affected Beneficial Holders.



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



                  (f) Notwithstanding any provisions herein to the contrary, on each Distribution Date on and after the earlier of (i) the Credit Support Depletion Date and (ii) the date on which any Realized Loss is allocated to the Retail Certificates pursuant to Section 6.04, distributions in reduction of the Outstanding Certificate Principal Balance of such Class of Retail Certificates will be made pro rata (based upon their respective Outstanding Certificate Principal Balances) among the Beneficial Holders of the Certificates of such Class and shall not be made in integral multiples of $1,000 nor pursuant to requests for distribution as permitted by Section 6.08(a) or by mandatory distributions as provided for by Section 6.08(e).

         In the event that Definitive Certificates representing the Retail Certificates are issued pursuant to Section 4.01, an amendment to this Agreement, which may be approved without the consent of any Certificateholders, shall establish procedures relating to the manner in which distributions in reduction of the Outstanding Certificate Principal Balance of the Retail Certificates are to be made.

                               [END OF ARTICLE VI]


                                   ARTICLE VII

             REPORTS TO BE PREPARED BY THE CERTIFICATE ADMINISTRATOR

                  Section 7.01. Certificate Administrator and Each Servicer Shall Provide Information as Reasonably Required. The Certificate Administrator and each Servicer shall furnish to the Trustee, during the term of this Agreement, such periodic, special, or other reports or information, whether or not provided for herein, as shall be necessary, reasonable, or appropriate in respect to the Trustee, or otherwise in respect to the purposes of this Agreement, all such reports or information to be as provided by and in accordance with such applicable instructions and directions as the Trustee may reasonably require.

                  Section 7.02. Federal Information Returns and Reports to Certificateholders.

                  (a) For Federal income tax purposes, the taxable year of the Trust Fund shall be a calendar year and the Certificate Administrator shall maintain or cause the maintenance of the books of the Trust Fund on the accrual method of accounting.

                  (b) The Certificate Administrator shall prepare and file or cause to be filed with the Internal Revenue Service federal tax or information returns with respect to each REMIC Pool and the Certificates containing such information and at the times and in the manner as may be required by the Code or applicable Treasury regulations, and shall furnish to each Certificateholder at any time during the calendar year for which such returns or reports are made such statements or information at the times and in the manner as may be required thereby. Without limitation on any other requirement of this Section 7.02, the Certificate Administrator shall make available the information necessary for the application of Section 860E(e) of the Code within 60 days of such request. With respect to the Class A-R Certificate, the Certificate Administrator shall provide such information or cause such information to be provided to (i) the Internal Revenue Service, (ii) the transferor of a Class A-R Certificate to a Disqualified Organization and (iii) a Pass-Thru Entity that holds a Class A-R Certificate with one or more record holders that are Disqualified Organizations. The Certificate Administrator also shall provide or cause to be provided promptly the above described computation and information relating to the tax on transfers to Disqualified Organizations or holdings by Pass-Thru Entities within sixty (60) days after becoming aware of the transfer to a Disqualified Organization


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



or Pass-Thru Entity with one or more Disqualified Organization owners, as the case may be. In addition, except as may be provided in Treasury Regulations, any person holding an interest in a Pass-Thru Entity as a nominee for another will, with respect to such interest, be treated as a Pass-Thru Entity. In connection with the foregoing, the Certificate Administrator shall provide the name, address and telephone number of the person who can be contacted to obtain information required to be reported to the holders of regular interests in each REMIC Pool (the "REMIC Reporting Agent") as required by IRS Form 8811. The Trustee hereby designates the Certificate Administrator to serve as the REMIC Reporting Agent. The Certificate Administrator shall indicate the election to treat each REMIC Pool as a REMIC (which election shall apply to the taxable period ending December 31, 1998 and each calendar year thereafter) in such manner as the Code or applicable Treasury regulations may prescribe. The Trustee shall sign all tax information returns filed pursuant to this Section 7.02 and any other returns as may be required by the Code, and in doing so shall rely entirely upon, and shall have no liability for information provided by, or calculations provided by, the Certificate Administrator. Any Holder of a Class A-R Certificate will by acceptance thereof so appoint the Certificate Administrator as agent and attorney-in-fact for the purpose of acting as tax matters person. In the event that the Code or applicable Treasury Regulations prohibit the Trustee from signing tax or information returns or other statements, or the Certificate Administrator from acting as tax matters person (as an agent or otherwise), the Trustee or the Certificate Administrator, as the case may be, shall take whatever action that in its sole good faith judgment is necessary for the proper filing of such information returns or for the provision of a tax matters person, including designation of the Holder of a Class A-R Certificate to sign such returns or act as tax matters person. Each Holder of a Class A-R Certificate shall be bound by this Section 7.02 by virtue of its acceptance of a Class A-R Certificate.

                              [END OF ARTICLE VII]


                                  ARTICLE VIII

         THE DEPOSITOR, THE SERVICERS AND THE CERTIFICATE ADMINISTRATOR

                  Section 8.01. Indemnification; Third Party Claims. Each Servicer agrees to indemnify the Depositor, the Certificate Administrator and the Trustee and hold the Depositor, the Certificate Administrator and the Trustee, their officers, directors, employees and agents harmless against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, fees and expenses that the Depositor, the Certificate Administrator or the Trustee may sustain in any way related to failure of such Servicer to perform its duties and service the Mortgage Loans in compliance with the terms of this Agreement; provided that no such indemnification shall be required with respect to acts of a prior Servicer. Each Servicer shall immediately notify the Depositor, the Certificate Administrator and the Trustee if a claim is made by a third party with respect to this Agreement or the Mortgage Loans, assume (with the consent of the Depositor, the Certificate Administrator and the Trustee) the defense of any such claim and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it, the Depositor, the Certificate Administrator or the Trustee in respect of such claim. This right to indemnification shall survive the termination of this Agreement.

                  Section 8.02. Merger or Consolidation of the Depositor, the Servicers or the Certificate Administrator. The Depositor, each Servicer and the Certificate Administrator will each keep in full effect its existence, rights and franchises as a corporation, and will obtain and preserve its qualification to do



                                       98
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business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the Certificates or any of the Mortgage Loans and to perform its duties under this Agreement. Neither Servicer will sell all or substantially all of its assets without the prior written consent of the Depositor and the Trustee.

                  Any person into which the Depositor, either Servicer or the Certificate Administrator may be merged or consolidated, or to whom the Depositor, either Servicer or the Certificate Administrator has sold substantially all of its assets, or any corporation resulting from any merger, conversion or consolidation to which the Depositor, either Servicer or the Certificate Administrator shall be a party, or any Person succeeding to the business of the Depositor, either Servicer or the Certificate Administrator, shall be the successor of the Depositor, either Servicer or the Certificate Administrator hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that the successor or surviving Person to either Servicer or the Certificate Administrator shall satisfy the requirements of Section 8.05 with respect to the qualifications of a successor to the Certificate Administrator.

                  Notwithstanding anything else in this Section 8.02 and Section
8.04 to the contrary, either Servicer and the Certificate Administrator may assign its rights and delegate its duties and obligations under this Agreement; provided that the Person accepting such assignment or delegation shall execute and deliver to the Depositor and the Trustee an agreement, in form and substance reasonably satisfactory to the Depositor and the Trustee, which contains an assumption by such Person of the due and punctual performance and observance of each covenant and condition to be performed or observed by either Servicer or the Certificate Administrator under this Agreement; provided further that each Rating Agency's rating of any of the Classes of Certificates that have been rated in effect immediately prior to such assignment and delegation will not be qualified or reduced or withdrawn as a result of such assignment and delegation. In the case of any such assignment and delegation, the applicable Servicer and the Certificate Administrator shall be released from its obligations as Servicer or Certificate Administrator, as applicable under this Agreement, except that each Servicer and the Certificate Administrator shall remain liable for all liabilities and obligations incurred by it as Servicer or Certificate Administrator, as applicable hereunder prior to the satisfaction of the conditions to such assignment and delegation set forth in the next preceding sentence.

                  Section 8.03. Limitation on Liability of the Depositor, the Servicer, the Certificate Administrator the Trustee and Others. Neither the Depositor, the Servicer, the Certificate Administrator nor any of the directors, officers, employees or agents of the Depositor, the Servicers or the Certificate Administrator shall be under any liability to the Trustee or the Certificateholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Depositor, the Servicers or the Certificate Administrator against any breach of warranties or representations made herein, or failure to perform its obligations in strict compliance with this Agreement, or any liability which would otherwise be imposed by reason of any breach of the terms and conditions of this Agreement. The Depositor, the Certificate Administrator, the Trustee, and any director, officer, employee or agent of the Depositor, the Certificate Administrator or the Trustee may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. Neither the Depositor, the Certificate Administrator nor the Trustee shall be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its respective duties to service the Mortgage Loans in accordance with this Agreement and which in its opinion may cause it to incur any expenses or liability; provided, however, that the Depositor, either Servicer, the Certificate Administrator or the Trustee may in its discretion (and,



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in the case of the Depositor, the Servicers or the Certificate Administrator,
with the consent of the Trustee, which consent shall not be unreasonably withheld) undertake any such action which it may deem necessary or desirable with respect to this Agreement and the rights and duties of the parties hereto. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities payable from the Certificate Account and the Depositor, the applicable Servicer, the Certificate Administrator or the Trustee shall be entitled to be reimbursed therefor out of the Certificate Account and such amounts shall, on the following Distribution Date or Distribution Dates, be allocated in reduction of distributions on the Certificates in the same manner as Realized Losses are allocated hereunder.

                  Section 8.04. Depositor, Servicers and Certificate Administrator Not to Resign. Except as described in Section 8.02, neither the Depositor, either Servicer nor the Certificate Administrator shall assign this Agreement or resign from the obligations and duties hereby imposed on it except by mutual consent of the Depositor, each Servicer, the Certificate Administrator and all of the Certificateholders unless the determination is made that its duties hereunder are no longer permissible under applicable law and such incapacity cannot be cured by the Depositor, either Servicer or the Certificate Administrator. Any such determination permitting the resignation of the Depositor, either Servicer or the Certificate Administrator shall be evidenced by an opinion of independent counsel to such effect delivered to the Trustee which opinion of counsel shall be in form and substance acceptable to the Trustee. Upon any such assignment or resignation, the Depositor, either Servicer or the Certificate Administrator, as appropriate, shall send notice to all Certificateholders of the effect of such assignment or resignation upon the then current rating of the Class of Certificates by each Rating Agency whose rating on such Class is then in effect. No such resignation shall become effective until a successor shall have assumed the Depositor's the applicable Servicer's or the Certificate Administrator's responsibilities and obligations hereunder in the manner provided in Section 8.05. Any purported assignment or resignation which does not comply with the requirements of this Section shall be of no effect.

                  Section 8.05. Successor to the Servicers. In connection with the termination of either Servicer's responsibilities and duties under this Agreement pursuant to Section 8.04 or 9.01, the Trustee shall (i) succeed to and assume all of such Servicer's responsibilities, rights, duties and obligations as Servicer (but not in any other capacity) under this Agreement (except that the Trustee shall not be obligated to make Advances if prohibited by applicable law nor to effectuate repurchases or substitutions of Mortgage Loans pursuant to
Section 2.02 and except that the Trustee makes no representations and warranties pursuant to Sections 3.01 and 3.02). Prior to the termination of such Servicer's responsibilities, duties and liabilities under this Agreement, the Trustee may appoint a successor having a net worth of not less than $15,000,000 and which is a FNMA or FHLMC approved seller/servicer in good standing and which shall succeed to all rights and assume all of the responsibilities, duties and liabilities of such Servicer under this Agreement, except as aforesaid, if the Trustee receives a letter from each Rating Agency that such appointment would not result in a reduction or withdrawal of the current rating of any Class of Certificates that is rated by a Rating Agency. Any co-trustee appointed pursuant to Section 10.10 for purposes of this Section 8.05 shall have an obligation to make Advances pursuant to Section 6.03 during such time as the Trustee is a Servicer, which obligation shall be joint and several with that of the Trustee as Servicer. If the Trustee has become the successor to a Servicer in accordance with this Section or Section 9.03, then notwithstanding the above, the Trustee may, if it shall be unwilling to so act, or shall, if it is unable to so act, appoint, or petition a court of competent jurisdiction to appoint, any established housing and home finance institution having a net worth of not less than $15,000,000 and which is a FNMA or FHLMC approved seller/servicer in good standing as the successor to a Servicer hereunder in the assumption of all of the responsibilities, duties or liabilities of a Servicer hereunder. In connection with any such appointment and assumption, the Trustee may make such



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arrangements for the compensation of such successor out of payments on Mortgage
Loans as it and such successor shall agree or such court shall determine; provided, however, that no such compensation shall be in excess of that permitted under this Agreement without the consent of all of the Certificateholders. If either Servicer's duties, responsibilities and liabilities under this Agreement should be terminated pursuant to Section 8.02,
8.04 or 9.01, such Servicer shall discharge such duties and responsibilities during the period from the date it acquires knowledge of such termination until the effective date thereof with the same degree of diligence and prudence which it is obligated to exercise under this Agreement, and shall take no action whatsoever that might impair or prejudice the rights or financial condition of its successor or the Trust Fund. The resignation or removal of a Servicer pursuant to Section 8.02, 8.04 or 9.01 shall not become effective until a successor shall be appointed pursuant to this Section and shall in no event relieve such Servicer of liability for breach of the representations and warranties made pursuant to Section 3.03.

                  Any successor appointed as provided herein shall execute, acknowledge and deliver to the Servicer it is succeeding and to the Trustee an instrument accepting such appointment, whereupon such successor shall become fully vested with all the rights, powers, duties, responsibilities, obligations and liabilities of such Servicer, with like effect as if originally named as a party to this Agreement and the Certificates. Any termination or resignation of either Servicer or this Agreement pursuant to Section 8.02, 8.04, 9.01 or 11.01 shall not affect any claims that the Trustee may have against such Servicer for events or actions taken or not taken by such Servicer arising prior to any such termination or resignation.

                  A Servicer succeeded hereunder shall timely deliver to the successor the funds that were, or were required to be, in its Collection Account and the Escrow Account, if any, and all Mortgage Files and related documents, statements and recordkeeping held by it hereunder and such Servicer shall account for all funds and shall execute and deliver such instruments and do such other things as may reasonably be required to more fully and definitely vest and confirm in the successor all such rights, powers, duties, responsibilities, obligations and liabilities of such Servicer.

                  Upon a successor's acceptance of appointment as such, the succeeded Servicer shall notify, in writing, the Trustee, the Certificate Administrator, the Certificateholders and each Rating Agency of such appointment.

                  Section 8.06. Maintenance of Ratings. The Servicers shall cooperate with the Depositor and the Certificate Administrator and take any action that may be reasonably necessary to maintain the current rating or ratings on the Certificates.

                  Section 8.07. Compensation of the Certificate Administrator. The Certificate Administrator shall be entitled to receive the Certificate Administration Fee as compensation for services rendered by the Certificate Administrator under this Agreement. The Certificate Administrator shall pay itself such Certificate Administration Fee monthly from amounts on deposit in the Certificate Account.

                  Section 8.08. Certain Matters Affecting the Certificate Administrator. Except as otherwise provided in Section 8.03:

                  (a) The Certificate Administrator may rely upon and shall be protected in acting or refraining from acting upon any resolution, Officer's Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other



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paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

                  (b) The Certificate Administrator may consult with counsel, and any advice or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

                  (c) Neither the Certificate Administrator nor any of its directors, officers, employees or agents shall be personally liable for any action taken, suffered or omitted by it in good faith and believed by it or any of them to be authorized or within the discretion or rights or powers conferred upon the Certificate Administrator by this Agreement;

                  (d) Nothing in this Agreement shall be construed to require the Certificate Administrator to expend its own funds; and

                  (e) The Certificate Administrator undertakes to, and is empowered to, perform such duties and only such duties as are specifically set forth in this Agreement.

                              [END OF ARTICLE VIII]


                                   ARTICLE IX

                                     DEFAULT

                  Section 9.01. Events of Default. If one or more of the following Events of Default shall occur and be continuing, that is to say:

                  (i) any failure by either Servicer to remit any payment required to be made or distributed under the terms of this Agreement which continues unremedied for a period of three (3) Business Days after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to such Servicer by the Trustee, the Certificate Administrator or the Depositor or to such Servicer, the Trustee, the Certificate Administrator and the Depositor by the Holders of Certificates of any Class evidencing, as to such Class, Percentage Interests aggregating not less than 25%; or

                  (ii) a breach by either Servicer in a material respect of any representation or warranty set forth in Section 3.02, or failure on the part of such Servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of such Servicer set forth in this Agreement, which continues unremedied for a period of 60 days after the date on which written notice of such breach or failure, requiring the same to be remedied, shall have been given to such Servicer by the Trustee, the Certificate Administrator or the Depositor or to such Servicer, the Trustee, the Certificate Administrator and the Depositor by the Holders of Certificates of any Class evidencing, as to such Class, Percentage Interests aggregating not less than 25%; or

                  (iii) either Servicer shall notify the Trustee in writing that it is unable to make an Advance required to be made in accordance with
         Section 6.03; or;



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



                  (iv) a decree or order of a court or agency or supervisory authority having jurisdiction for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against either Servicer and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days; or

                  (v) either Servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to such Servicer or of or relating to all or substantially all of such Servicer's property; or

                  (vi) either Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations.

then, and in each and every such case, so long as an Event of Default shall not have been remedied, the Trustee shall notify the Certificateholders, the Certificate Administrator and each Rating Agency of such Event of Default. The Trustee may, and at the written direction of the Holders of Certificates evidencing Percentage Interests aggregating more than 50%, shall, by notice in writing to the defaulting Servicer, terminate all the rights and obligations of such Servicer under this Agreement and in and to the Mortgage Loans and the proceeds thereof. On or after the receipt by either Servicer of such written notice, all authority and power of such Servicer under this Agreement, whether with respect to the Mortgage Loans or otherwise, shall pass to and be vested in the successor appointed pursuant to Section 8.05. Upon written request from the Trustee, such Servicer shall prepare, execute and deliver, any and all documents and other instruments, place in such successor's possession all Mortgage Files, and do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents, or otherwise, at such Servicer's sole expense. Each Servicer agrees to cooperate with the Trustee and any co-trustee in effecting the termination of such Servicer's responsibilities and rights hereunder, including, without limitation, the transfer to such successor for administration by it of all cash amounts which shall at the time be credited or should have been credited by such Servicer to the Collection Account or Escrow Account or thereafter received with respect to the Mortgage Loans. The Trustee will have no obligation to take any action or institute, conduct or defend any litigation under this Agreement at the request, order or direction of any of the Holders of Certificates unless such Certificateholders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which the Trustee may incur.

                  Section 9.02. Waiver of Defaults. The Trustee may waive any default by either Servicer in the performance of such Servicer's obligations hereunder and its consequences, except that a default in the making of any required distribution on any of the Certificates may only be waived by the holders of a majority of the Percentage Interests of the affected Certificateholders. Upon any such waiver of a past default, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived.

                  Section 9.03. Trustee to Act; Appointment of Successor. On and after the time either Servicer receives a notice of termination pursuant to
Section 9.01, the Trustee or its appointed agent shall be the successor in all respects to the Servicer to the extent provided in Section 8.05.



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                  Section 9.04. Notification to Certificateholders and the
Rating Agencies.

                  (a) Upon any such termination pursuant to Section 9.01, the Trustee shall give prompt written notice thereof to Certificateholders at their respective addresses appearing in the Certificate Register and to each Rating Agency.

                  (b) Within sixty (60) days of a Responsible Officer of the Trustee having received written notice of the occurrence of any Event of Default, the Trustee shall transmit by mail to all Holders of Certificates notice of each such Event of Default hereunder known to the Trustee, unless such Event of Default shall have been cured or waived.

                               [END OF ARTICLE IX]


                                    ARTICLE X

                             CONCERNING THE TRUSTEE

                  Section 10.01. Duties of Trustee. The Trustee, prior to the occurrence of an Event of Default and after the curing of all Events of Default which may have occurred, undertakes to, and is empowered to, perform such duties and only such duties as are specifically set forth in this Agreement. Any permissive right of the Trustee as enumerated in this Agreement shall not be construed as a duty; provided that in case an Event of Default has occurred (which has not been cured), the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of such man's own affairs.

                  No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, and, if the Trustee is acting as the successor Servicer pursuant to Section 8.05 or 9.03, its own willful misconduct with respect to its servicing obligations; provided, however, that:

                  (i) Prior to the occurrence of an Event of Default, and after the curing of all such Events of Default which may have occurred, the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and, in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Agreement;

                  (ii) The Trustee shall not be liable for an error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts; and

                  (iii) The Trustee shall not be liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of Certificateholders of any Class



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


         holding Certificates which evidence, as to such Class, Percentage Interests aggregating not less than 25% as to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Agreement.

                  Section 10.02. Certain Matters Affecting the Trustee. Except as otherwise provided in Section 10.01:

                  (a) The Trustee may rely upon and shall be protected in acting or refraining from acting upon any resolution, Officers' Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

                  (b) The Trustee may consult with counsel, and any advice or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

                  (c) The Trustee shall be under no obligation to exercise any of the trusts or powers vested in it by this Agreement or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Certificateholders, pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby; nothing contained herein shall, however, relieve the Trustee of the obligation, upon the occurrence of an Event of Default (which has not been cured), to exercise such of the rights and powers vested in it by this Agreement, and to use the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of such man's own affairs;

                  (d) Neither the Trustee nor any of its directors, officers, employees or agents shall be personally liable for any action taken, suffered or omitted by it in good faith and believed by it or any of them to be authorized or within the discretion or rights or powers conferred upon the Trustee by this Agreement;

                  (e) Prior to the occurrence of an Event of Default hereunder and after the curing of all Events of Default which may have occurred, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing to do so by Holders of Certificates of any Class evidencing, as to such Class, Percentage Interests aggregating not less than 25% (in the case of conflicting requests by two or more 25% or greater Percentage Interests, the Trustee shall act in accordance with the first such request); provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Agreement, the Trustee may require reasonable indemnity against such expense or liability as a condition to such proceeding. The reasonable expense of every such examination shall be paid by the Servicers, if an Event of Default shall have occurred and is continuing, and otherwise by the Certificateholder requesting the investigation;

                  (f) The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, subcontractors or attorneys; and

                  (g) Nothing in this Agreement shall be construed to require the Trustee (acting in its capacity as Trustee) to expend its own funds.

                  Section 10.03. Trustee Not Liable for Certificates or Mortgage Loans. The recitals contained herein and in the Certificates (other than the authentication of the Certificates by an authorized signatory of the Trustee) shall be taken as the statements of the Depositor or the Servicers, as the case may be, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations or warranties as to the validity or sufficiency of this Agreement or of the Certificates (except that (except as set forth herein) the Certificates shall be duly and validly executed and authenticated by
it) or of any Mortgage Loan or related document. The Trustee shall not be accountable for the use or application by the Depositor, the Certificate Administrator or the Servicers of any of the Certificates or of the proceeds of such Certificates, or for the use or application of any funds paid to the Depositor, the Certificate Administrator or the Servicers in respect of the Mortgage Loans or deposited in or withdrawn from the Collection Account by the Depositor, the Certificate Administrator or the Servicer. The Trustee, in its capacity as trustee hereunder, shall have no responsibility for the timeliness or the amount of payments made by the Paying Agent to the Certificateholders.

                  Section 10.04. Trustee May Own Certificates. The Trustee in its individual or any other capacity may become the owner or pledgee of Certificates with the same rights it would have if it were not Trustee.

                  Section 10.05. Fees and Expenses. The Certificate Administrator covenants and agrees to pay to the Trustee from time to time, and the Trustee shall be entitled to, reasonable compensation (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) for all services rendered by it in the execution of the trust hereby created and in the exercise and performance of any of the powers and duties hereunder of the Trustee, and the Certificate Administrator will pay or reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any of the provisions of this Agreement (including the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ, and the expenses incurred by the Trustee in connection with the appointment of an office or agency pursuant to Section 10.11) except any such expense, disbursement or advance as may arise from its negligence or bad faith. Notwithstanding anything to the contrary in this Agreement, this Section shall survive the termination of this Agreement.

                  Section 10.06. Eligibility Requirements for Trustee. The Trustee hereunder shall at all times be an entity having its principal office in a state and city acceptable to the Depositor and organized and doing business under the laws of such state or the United States of America, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state authority. The Trustee shall not be an affiliate of either Seller, the Certificate Administrator or the Depositor. If such entity publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, the Trustee shall resign immediately in the manner and with the effect specified in Section 10.07.


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

                  Section 10.07. Resignation and Removal of the Trustee. The Trustee, and any co-trustee may at any time resign and be discharged from the trusts hereby created by giving written notice thereof to the Depositor, the Certificate Administrator, the Servicers and each Rating Agency. Upon receiving such notice of resignation, the Depositor shall promptly appoint a successor trustee or co-trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor trustee; provided that such appointment does not result in a reduction or withdrawal of the rating of any of the Classes of Certificates that have been rated. If no successor trustee shall have been so appointed and have accepted appointment within thirty (30) days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

                  If at any time, the Trustee shall cease to be eligible in accordance with the provisions of Section 10.06 and shall fail to resign after written request therefor by the Depositor, or if at any time the Trustee shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Depositor may remove the Trustee and appoint a successor trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee.

                  The Holders of Certificates evidencing in the aggregate more than 50% of Percentage Interest may at any time remove the Trustee and appoint a successor trustee by written instrument or instruments, in triplicate, signed by such Holders or their attorneys-in-fact duly authorized, one complete set of which instruments shall be delivered to the Depositor, one complete set to the Trustee so removed and one complete set to the successor so appointed.

                  Any resignation or removal of the Trustee or any resignation of any co-trustee and appointment of a successor trustee or co-trustee pursuant to any of the provisions of this Section shall become effective upon acceptance of appointment by the successor trustee as provided in Section 10.08, or upon acceptance of appointment by a co-trustee, as applicable, unless with respect to a co-trustee, the Trustee receives written notice from each Rating Agency that the failure to appoint a successor co-trustee would not result in a withdrawal or reduction of the rating of any of the Classes of Certificates that have been rated, in which case the resignation of any co-trustee shall be effective upon receipt of such written notice. Any co-trustee may not be removed unless the Depositor and the Trustee each receive written notice from each Rating Agency that such removal would not result in a withdrawal or reduction of the rating of any of the Classes of Certificates that have been rated, in which case the removal of any co-trustee shall be effective upon receipt of such written notice.

                  Section 10.08. Successor Trustee. Any successor trustee appointed as provided in Section 10.07 shall execute, acknowledge and deliver to the Depositor and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee shall become effective, and such successor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with the like effect as if originally named as trustee herein. The predecessor trustee shall deliver to the successor trustee all Mortgage Files and related documents and statements held by it hereunder, and the Depositor, the Certificate Administrator, the Servicers and the predecessor trustee shall execute and deliver such instruments and do such other things as may reasonably be required for more fully and certainly vesting and confirming in the successor trustee all such rights, powers, duties and obligations.

                  No successor trustee shall accept appointment as provided in this Section unless at the time of such acceptance such successor trustee shall be eligible under the provisions of Section 10.06. Prior to the appointment of any successor trustee becoming effective, the Depositor shall have received from each Rating Agency written confirmation that such appointment would not result in a reduction of the rating of the Class A or Class M Certificates.

                  Upon acceptance of appointment by a successor trustee as provided in this Section, the Certificate Administrator shall mail notice of the succession of such trustee hereunder to all Holders of Certificates at their addresses as shown in the Certificate Register, to the Servicers, any Sub-Servicer and to each Rating Agency. If the Depositor fails to mail such notice within ten (10) days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of the Depositor.

                  Section 10.09. Merger or Consolidation of Trustee. Any entity into which the Trustee may be merged or converted or with which it may be consolidated or any entity resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any entity succeeding to the business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be eligible under the provisions of Section 10.06, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

                  Section 10.10. Appointment of Co-Trustee or Separate Trustee. At any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Fund or property securing the same may at the time be located, the Depositor and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act as co-trustee or co-trustees, jointly with the Trustee, of any part of the Trust Fund, and to vest in such Person or Persons, in such capacity, such title to the Trust Fund, or any part thereof, and, subject to the other provisions of this Section 10.10, such powers, duties, obligations, rights and trusts as the Depositor and the Trustee may consider necessary or desirable. If the Depositor shall not have joined in such appointment within fifteen (15) days after the receipt by it of a request so to do, or in case an Event of Default shall have occurred and be continuing, the Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 10.06, hereunder, and no notice to Holders of Certificates of the appointment of co-trustee(s) or separate trustee(s) shall be required under Section 10.08 hereof.

                  In the case of any appointment of a co-trustee or separate trustee pursuant to this Section 10.10, all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly and severally, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to either of the Servicers hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Fund or any portion thereof in any such jurisdiction) shall be exercised and performed by such separate trustee or co-trustee at the direction of the Trustee.

                  Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article X. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee.

                  Any separate trustee or co-trustee may, at any time, constitute the Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name.

                  Section 10.11. Appointment of Office or Agency. The Trustee may appoint an office or agency in The City of New York where Certificates may be surrendered for registration of transfer or exchange. The Trustee will maintain an office at the address stated in Section 12.07 hereof where notices and demands to or upon the Trustee in respect of the Certificates may be served.

                               [END OF ARTICLE X]


                                   ARTICLE XI

                                   TERMINATION

                  Section 11.01. Termination. The respective obligations and responsibilities of the Depositor, the Servicers, the Certificate Administrator (except the duty to pay the Trustee's fees and expenses and indemnification hereunder) and the Trustee shall terminate upon (i) the later of the final payment or other liquidation (or any Advance with respect thereto) of the last Mortgage Loan or the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan and the remittance of all funds due hereunder; or (ii) at the option of PNC (or any successor thereto under this Agreement), on any Distribution Date which occurs in the month next following a Due Date on which the aggregate unpaid Principal Balance of all Outstanding Mortgage Loans is less than 5% of the aggregate unpaid Principal Balance of the Mortgage Loans on the Cut-off Date, so long as PNC (or any such successor) deposits or causes to be deposited in the Collection Account during the Principal Prepayment Period related to such Distribution Date (and provides notice to the Trustee and the Certificate Administrator of its intention to so deposit on or before 20th day of such Principal Prepayment Period) an amount equal to the greater of (A) the Purchase Price for each Outstanding Mortgage Loan, less any unreimbursed Advances made with respect to any Mortgage Loan (which amount shall offset completely any unreimbursed Advances for which either Servicer is otherwise entitled to reimbursement), and, with respect to all property acquired in respect of any Mortgage Loan remaining in the Trust Fund, an amount equal to the fair market value of such property, as determined by an appraisal to be conducted by an appraiser selected by the Trustee, less unreimbursed Advances made with respect to any Mortgage Loan with respect to which property has been acquired and (B) the aggregate Outstanding Principal Balance of the Class A, Class M, Class B-1, and Class B-2 Certificates plus any accrued and unpaid interest therein at the Remittance Rate; provided, however, that prior to taking such action under this Section 11.01, PNC shall provide notice of its intention to repurchase the Mortgage Loans to CMMC and CMMC will have the option, but not the obligation to repurchase the CMMC Serviced Mortgage Loans, as described above; provided, further, that in no event shall the trust created hereby continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James's, living on the date hereof. Notwithstanding the foregoing, a termination may be effected by the making of such optional repurchases only if the termination of each REMIC Pool satisfies the requirement for a "qualified liquidation" of each REMIC Pool within the meaning of Section 860F(a)(4) of the Code and that the purchases of the Outstanding Mortgage Loans pursuant to the Section 11.01 will not constitute "prohibited transactions" within the meaning of Section 860F(a)(2) of the Code.

                  Notice of any termination, specifying the Distribution Date upon which all Certificateholders may surrender their Certificates to the Trustee or, if a Paying Agent has been appointed pursuant to Section 4.05, the Paying Agent for payment and cancellation, shall be given promptly by the Trustee or, if a Paying Agent has been appointed under Section 4.05, the Paying Agent, (upon direction by the Depositor ten (10) days prior to the date such notice is to be mailed) by signed letter to Certificateholders and each Rating Agency mailed no later than the 25th day of the month preceding the month of such final distribution specifying (i) the Distribution Date upon which final payment on the Certificates will be made upon presentation and surrender of Certificates at the office or agency of the Trustee or, if a Paying Agent has been appointed under Section 4.05, the Paying Agent, therein designated and (ii) that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made only upon presentation and surrender of the Certificates at the office or agency of the Trustee or, if a Paying Agent has been appointed under Section 4.05, the Paying Agent, therein specified. The Servicers shall indicate the date of adoption of the plan of qualified liquidation in a statement attached to the final federal income tax return of each REMIC Pool. After giving such notice, the Trustee or if a Paying Agent has been appointed under Section 4.05, the Paying Agent shall not register the transfer or exchange of any Certificates. If such notice is given in connection with PNC's election to purchase the Outstanding Mortgage Loans, PNC shall deposit in its Collection Account after adoption of the plan during the applicable Principal Prepayment Period an amount equal to the purchase price as determined as provided in clause (ii) of the preceding paragraph and on the Distribution Date on which such termination is to occur, Certificateholders will be entitled to the amount of such purchase price but not amounts in excess thereof, all as provided herein. Upon presentation and surrender of the Certificates, the Certificate Administrator shall cause to be distributed to Certificateholders an amount equal to (a) the amount otherwise distributable on such Distribution Date, if not in connection with a purchase; or (b) if PNC elected to so purchase, the purchase price determined as provided in clause (ii) of the preceding paragraph. Following such final deposit the Trustee shall promptly release to the applicable Servicer the Mortgage Files for the remaining Mortgage Loans, and the Trustee shall execute all assignments, endorsements and other instruments necessary to effectuate such transfer and shall have no further responsibility with regard to said Mortgage Files.

                  If all of the Certificateholders shall not surrender their Certificates for cancellation within 3 months after the time specified in the above-mentioned written notice, at the close of the 90 day period beginning after the written notice is given, each remaining Certificateholder will be credited with an amount that would have been otherwise distributed to such Certificateholder, and the Trustee or, if a Paying Agent has been appointed under Section 4.05, the Paying Agent, shall give a second written notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within three (3) months after the second notice all the Certificates shall not have been surrendered for cancellation, the Trustee or, if a Paying Agent has been appointed under Section 4.05, the Paying Agent, shall appoint an agent to take appropriate and reasonable steps to contact the remaining Certificateholders concerning surrender of their Certificates, and the cost thereof shall be paid out of the funds and other assets which remain in the Trust Fund hereunder.

                               [END OF ARTICLE XI]


                                   ARTICLE XII

                            MISCELLANEOUS PROVISIONS

                  Section 12.01. Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.

                  Section 12.02. Limitation on Rights of Certificateholders. The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust Fund, nor entitle such Certificateholder's legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding-up of the Trust Fund, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

                  No Certificateholder shall have any right to vote (except as expressly provided herein) or in any manner otherwise control the operation and management of the Trust Fund, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third person by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

                  No Certificateholder shall have any right by virtue of any provision of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Holder previously shall have given to the Trustee a written notice of default and of the continuance thereof, as hereinbefore provided, and the Holders of Certificates of any Class evidencing in the aggregate not less than 25% of the Percentage Interests of such Class shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder (in the case of conflicting requests by two or more 25% or greater Percentage Interests, the Trustee shall act in accordance with the first such request) and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee, for sixty (60) days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding; it being understood and intended, and being expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates of any Class shall have any right in any manner whatever by virtue of any provision of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of such Certificates of such Class or any other Class, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Agreement, except in the manner herein provided and for the common benefit of Certificateholders of such Class or all Classes, as the case may be. For the protection and enforcement of the provisions of this Section, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

                  Section 12.03. Amendment. This Agreement may be amended from time to time by the Depositor, the Certificate Administrator, the Servicers and the Trustee, without the consent of any of the Certificateholders, to cure any ambiguity, to correct or supplement any provisions herein which may be inconsistent with any other provisions herein, to ensure continuing treatment of each REMIC Pool as a REMIC to avoid or minimize the risk of imposition of any tax on either REMIC Pool pursuant to the Code, or to make any other provisions with respect to matters or questions arising under this Agreement which shall not be materially inconsistent with the provisions of this Agreement, provided that such actions shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder of a Class having an Outstanding Certificate Principal Balance of greater than zero or cause either REMIC Pool to fail to qualify as a REMIC.

                  This Agreement may also be amended from time to time by the Depositor, the Certificate Administrator, the Servicers and the Trustee with the consent of the Holders of Certificates evidencing in the aggregate not less than 66-2/3% of the Percentage Interest of each Class of Certificates having an Outstanding Certificate Principal Balance greater than zero and affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders of Certificates of such Class; provided, however, that no such amendment shall (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate without the consent of the Holder of such Certificate, (ii) reduce the aforesaid percentage of Certificates of any class the Holders of which are required to consent to any such amendment or (iii) change the percentage specified in clause (ii) of the first paragraph of Section 11.01, without the consent of the Holders of all Certificates of such Class then outstanding.

                  Promptly after the execution of any such amendment the Trustee shall furnish written notification of the substance of such amendment to each Certificateholder and each Rating Agency.

                  It shall not be necessary for the consent of Certificateholders under this Section 12.03 to approve the particular form of any proposed amendment but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe.

                  Section 12.04. Counterparts. This Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

                  Section 12.05. Duration of Agreement. This Agreement shall continue in existence and effect until terminated as herein provided.

                  Section 12.06. Governing Law. This Agreement shall be construed in accordance with the laws of the State of New York and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

                  Section 12.07. Notices. All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by first class or registered mail, postage prepaid, to (i) in the case of the Depositor, Chase Mortgage Finance Corporation,

300 Tice Boulevard, 3rd Floor North, Woodcliff Lake, New Jersey 07675,
Attention: Structured Finance, (ii) in the case of Chase Manhattan Mortgage Corporation, as servicer, 3415 Vision Drive, Columbus, Ohio 43219, Attention:
Investor Accounting (with a copy to Chase Manhattan Mortgage Corporation, 343 Thornall Street, Edison, New Jersey 08837, Attention: Structured Finance), (iii) in the case of PNC Mortgage Securities Corp., as servicer, 75 North Fairway Drive, Vernon Hills, Illinois 60061, Attention: General Counsel (iv) in the case of the Certificate Administrator, The Chase Manhattan Bank, 450 W. 33rd Street, New York, New York 1001, Attention: Global Trust Services), (v) in the case of the Trustee, Citibank, N.A., 111 Wall Street, 5th Floor, Zone 1, New York, New York 10043, Attention: Structured Finance Department, (vi) in the case of Moody's, Moody's Investors Service, Inc., 99 Church Street, New York, New York 10007, (vii) in the case of DCR, Duff & Phelps Credit Rating Co., 17 State Street, New York 10004, and (viii) in the case of any of the foregoing persons, such other addresses as may hereafter be furnished by any such persons to the other parties to this Agreement.

                              [END OF ARTICLE XII]

                  IN WITNESS WHEREOF, the Depositor, the Certificate Administrator, the Servicers and the Trustee have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

                                        CHASE MORTGAGE FINANCE
                                        CORPORATION


                                        By: _______________________________
                                        Name:
                                        Title:

                                        CHASE MANHATTAN MORTGAGE
                                        CORPORATION


                                        By: _______________________________
                                        Name:
                                        Title:

                                        PNC MORTGAGE SECURITIES CORP.

                                        By: _______________________________
                                        Name:
                                        Title:

                                        THE CHASE MANHATTAN BANK


                                        By: _______________________________
                                        Name:
                                        Title:

                                        CITIBANK, N.A.,
                                        as Trustee


                                        By: _______________________________
                                        Name:
                                        Title:

                                   EXHIBIT A-1

                             MORTGAGE LOAN SCHEDULE

                         (CMMC SERVICED MORTGAGE LOANS)

                                   EXHIBIT A-2

                             MORTGAGE LOAN SCHEDULE

                          (PNC SERVICED MORTGAGE LOANS)























                                      A-2-1

                                    EXHIBIT B

                            CONTENTS OF MORTGAGE FILE


                  (A) (I) Original Mortgage Note (or a lost note affidavit (including a copy of the original Mortgage Note)) or (II) original Consolidation, Extension and Modification Agreement (or a lost note affidavit (including a copy of the original Consolidation, Extension and Modification Agreement), in either case endorsed, "Pay to the order of Citibank, N.A., as trustee, without recourse."

                  (B) The original Mortgage (including all riders thereto) with evidence of recording thereon, or a copy thereof certified by the public recording office in which such mortgage has been recorded or, if the original Mortgage has not been returned from the applicable public recording office, a true certified copy, certified by the Seller, of the original Mortgage together with a certificate of the Seller certifying that the original Mortgage has been delivered for recording in the appropriate public recording office of the jurisdiction in which the Mortgaged Property is located.

                  (C) The original Assignment of Mortgage to "Citibank, N.A., as trustee," which assignment shall be in form and substance acceptable for recording, or a copy certified by the Seller as a true and correct copy of the original Assignment which has been sent for recordation. Subject to the foregoing, such assignments may, if permitted by law, be by blanket assignments for Mortgage Loans covering Mortgaged Properties situated within the same county. If the Assignment of Mortgage is in blanket form, a copy of the Assignment of Mortgage shall be included in the related individual Mortgage File.

                  (D) The original policy of title insurance, including riders and endorsements thereto, or if the policy has not yet been issued, a written commitment or interim binder or preliminary report of title issued by the title insurance or escrow company.

                  (E) Originals of all recorded intervening Assignments of Mortgage, or copies thereof, certified by the public recording office in which such Assignments or Mortgage have been recorded showing a complete chain of title from the originator to the Depositor, with evidence of recording, thereon, or a copy thereof certified by the public recording office in which such Assignment of Mortgage has been recorded or, if the original Assignment of Mortgage has not been returned from the applicable public recording office, a true certified copy, certified by the Seller of the original Assignment of Mortgage together with a certificate of the Seller certifying that the original Assignment of Mortgage has been delivered for recording in the appropriate public recording office of the jurisdiction in which the Mortgaged Property is located.

                  (F) Originals, or copies thereof certified by the public recording office in which such documents have been recorded, of each assumption, extension, modification, written assurance or substitution agreements, if applicable, or if the original of such document has not been returned from the applicable public recording office, a true certified copy, certified by the Seller, of such original document together with certificate of Seller certifying the original of such document has been delivered for recording in the appropriate recording office of the jurisdiction in which the Mortgaged Property is located.

                  (G) If the Mortgaged Note or Mortgage or any other material document or instrument relating to the Mortgaged Loan has been signed by a person on behalf of the Mortgagor, the original power of attorney or other instrument that authorized and empowered such person to sign bearing evidence that such instrument has been recorded, if so required in the appropriate jurisdiction where the Mortgaged Property is located (or, in lieu thereof, a duplicate or conformed copy of such instrument, together with a certificate of receipt from the recording office, certifying that such copy represents a true and complete copy of the original and that such original has been or is currently submitted to be recorded in the appropriate governmental recording office of the jurisdiction where the Mortgaged Property is located), or if the original power of attorney or other such instrument has been delivered for recording in the appropriate public recording office of the jurisdiction in which the Mortgaged Property is located.

                                    EXHIBIT C

                           FORM OF CLASS A CERTIFICATE

SOLELY FOR FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN CHASE MORTGAGE FINANCE CORPORATION ("CMFC"), THE SERVICERS, THE CERTIFICATE ADMINISTRATOR OR THE TRUSTEE REFERRED TO BELOW OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE, THE REMIC REGULAR INTEREST REPRESENTED HEREBY NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED OR INSURED BY CMFC, CHASE MANHATTAN MORTGAGE CORPORATION, PNC MORTGAGE SECURITIES CORP., THE TRUSTEE OR BY ANY OF THEIR AFFILIATES OR BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

FOLLOWING THE INITIAL ISSUANCE OF THE CERTIFICATES, THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE DIFFERENT FROM THE ORIGINAL DENOMINATION SHOWN BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT PRINCIPAL BALANCE BY INQUIRY OF THE TRUSTEE.



                             CLASS IA-1 CERTIFICATE

Number 98-S7-IA-1-1                         Original Denomination:
                                            $___________

Cut-off Date:  November 1, 1998             Final Scheduled Distribution Date:
                                            _______ __, 2028

First Distribution Date:                    Aggregate Original Principal
December 28, 1998                           Balance of all Class IA-1
                                            Certificates: $____________

Certificate Rate: ___%                      CUSIP:  161626

                  MULTI-CLASS MORTGAGE PASS-THROUGH CERTIFICATE
                                 Series 1998-S7

evidencing an ownership interest in distributions allocable to the Class IA-1 certificates with respect to a pool of conventional one- to four-family mortgage loans formed and sold by

                       CHASE MORTGAGE FINANCE CORPORATION

Unless this Certificate is presented by an authorized representative of the Depository Trust Company, a New York corporation ("DTC"), to the Trustee for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co. has an interest herein.

                  This certifies that CEDE & CO. is the registered owner of the ownership interest (the "Ownership Interest") evidenced by this Certificate (obtained by dividing the Original Denomination of this Certificate by the aggregate Original Denomination of all Class IA-1 Certificates) in certain distributions with respect to a pool of conventional one- to four-family first lien mortgage loans (the "Mortgage Loans") formed and sold by Chase Mortgage Finance Corporation (hereinafter called the "Depositor"), and certain other property held in trust for the benefit of Certificate holders (collectively, the "Trust Fund"). The Mortgage Loans are serviced by Chase Manhattan Mortgage Corporation and PNC Mortgage Securities Corp. (each, a "Servicer and collectively, the "Servicers") and are secured by first mortgages on Mortgaged Properties. The Trust Fund was created pursuant to a Pooling and Servicing Agreement (the "Agreement"), dated as of November 1, 1998 among the Depositor, the Servicers, the Certificate Administrator and Citibank, N.A., as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement.

                  This Certificate is one of a duly authorized issue of Certificates, designated as Multi-Class Mortgage Pass-Through Certificates, Series 1998-S7, Class IA-1 (the "Class IA-1 Certificates") and is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which Agreement such Holder is bound. Also issued under the Agreement are Certificates designated as Multi-Class Mortgage Pass-Through Certificates, Series 1998-S7, Class M Certificates (the "Class M Certificates") and Class B Certificates (the "Class B Certificates"). The Class A Certificates, the Class M Certificates and the Class B Certificates are collectively referred to herein as the "Certificates".

         Pursuant to the terms of the Agreement, the Trustee, or, if a Paying Agent has been appointed under Section 4.05 thereof, the Paying Agent, will distribute from funds in the Certificate Account the amount as described on the reverse hereof on the twenty-fifth (25th) day of each month or, if such twenty-fifth (25th) day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on December 28, 1998. Such distributions will be made to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month in which such payment is made, or if such last day is not a Business Day, the Business Day immediately preceding such last day.

         Distributions on this Certificate will be made either by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, or by wire transfer in immediately available funds to the account of such Holder at a bank or other financial or depository institution having appropriate facilities therefor, if such Holder has so notified the Paying Agent in writing at least ten (10) Business Days prior to the first Distribution Date for which distribution by wire transfer is to be made, and such Holder's Certificates evidence an aggregate original principal balance of not less than $5,000,000 or such Holder holds a 100% Percentage Interest of such Class. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee, or, if a Paying Agent has been appointed under Section 4.05, the Paying Agent, of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office of the Trustee, or, if a Paying Agent has been appointed under Section 4.05, the Paying Agent, or agency appointed by the Trustee, or, if a Paying Agent has been appointed under Section 4.05, the Paying Agent, for the purpose and specified in such notice of final distribution.

                  The Trustee will cause to be kept at its Corporate Trust Office in New York, New York, or at the office of its designated agent, a Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Trustee will provide for the registration of Certificates and of transfers and exchanges of Certificates. Upon surrender for registration of transfer of any Certificate at any office or agency of the Trustee, or, if a Paying Agent has been appointed under Section 4.05, the Paying Agent, maintained for such purpose, the Trustee, or, if a Paying Agent has been appointed under
Section 4.05, the Paying Agent, will, subject to the limitations set forth in the Agreement, authenticate and deliver, in the name of the designated transferee or transferees, a Certificate of a like class and dated the date of authentication by the Authenticating Agent. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee, or, if a Paying Agent has been appointed under Section 4.05, the Paying Agent, of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee, or, if a Paying Agent has been appointed under Section 4.05, the Paying Agent, for that purpose and specified in such notice of final distribution.

                  Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof which further provisions shall for all purposes have the same effect as if set forth at this place.

                  Unless the certificate of authentication has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

IN WITNESS WHEREOF, the Depositor has caused this Certificate to be duly executed.


Dated:  November __, 1998               CHASE MORTGAGE FINANCE CORPORATION


                                        By: ______________________________
                                             Authorized Officer

CERTIFICATE OF AUTHENTICATION

This is one of the Class IA-1
Certificates referred to
in the within-mentioned
Agreement.

THE CHASE MANHATTAN BANK
  as Authenticating Agent


By: ______________________________
         Authorized Signatory

                             REVERSE OF CERTIFICATE

                  MULTI-CLASS MORTGAGE PASS-THROUGH CERTIFICATE
                                 SERIES 1998-S7

                  This Certificate is one of a duly authorized issue of Certificates, designated as Multi-Class Mortgage Pass-Through Certificates, Series 1998-S7, issued in thirty Classes of Class A Certificates, one Class of Class M Certificates and five Classes of Class B Certificates, each evidencing an interest in certain distributions with respect to a pool of fixed rate one- to four-family first lien Mortgage Loans formed and sold by the Depositor and certain other property conveyed by the Depositor to the Trustee. The Class A Certificates evidence in the aggregate the Class A Percentage of distributions relating to repayments of principal and interest on such Mortgage Loans. The Class M Certificates evidence in the aggregate the Class M Percentage of distributions relating to repayments of principal and interest on such Mortgage Loans. The Class B Certificates evidence in the aggregate the Class B Percentage of distributions relating to repayments of principal and interest on such Mortgage Loans.

                  Following the initial issuance of the Certificates, the Principal Balance of this Certificate will be different from the Original Denomination shown above. Anyone acquiring this Certificate may ascertain its current Principal Balance by inquiry of the Trustee.

                  The Holder, by its acceptance of this Certificate, agrees that it will look solely to the Trust Fund and certain amounts resulting from credit enhancements for payment hereunder and that the Trustee is not liable to the Holders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

                  This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced hereby, and the rights, duties and immunities of the Trustee.

                  The Trustee will cause to be kept at its Corporate Trust Office in New York, New York, or at the office of any Paying Agent appointed under the Agreement, a Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Trustee (or any Paying Agent, as the case may be) will provide for the registration of Certificates and of transfers and exchanges of Certificates. Upon surrender for registration of transfer of any Certificate at any office or agency of the Trustee, or, if a Paying Agent has been appointed under Section 4.05, the Paying Agent, maintained for such purpose, the Trustee, or, if a Paying Agent has been appointed under Section 4.05, the Paying Agent, will, subject to the limitations set forth in the Agreement, authenticate and deliver, in the name of the designated transferee or transferees, a Certificate of a like Class and dated the date of authentication by the Authenticating Agent.

                  No service charge will be made to the Holder for any transfer or exchange of the Certificate, but the Trustee, or, if a Paying Agent has been appointed under Section 4.05, the Paying Agent, may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of the Certificate. Prior to due presentation of a Certificate for registration of transfer, the Depositor, the Certificate Administrator, the Servicers and the Trustee may treat the person in whose name any Certificate is registered as the owner of such Certificate and the Percentage Interest in the Trust Fund evidenced thereby for the purpose of receiving distributions pursuant to the Agreement and for all other purposes whatsoever, and neither the Depositor, the Servicers, the Paying Agent nor the Trustee will be affected by notice to the contrary.

                  The Agreement may be amended from time to time by the Depositor, the Servicers and the Trustee, without the consent of any of the Certificateholders, to cure any ambiguity, to correct or supplement any provisions therein which may be inconsistent with the other provisions therein, to ensure continuing treatment of the Trust Fund as a REMIC, or to make any other provisions with respect to matters or questions arising under the Agreement which are not materially inconsistent with the provisions of the Agreement, provided that such action does not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder.

                  The Agreement may also be amended from time to time by the Depositor, the Servicers and the Trustee with the consent of the Holders of Certificates evidencing in the aggregate not less than 66-2/3% of the Percentage Interests of each Class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Agreement or of modifying in any manner the rights of the Holders of Certificates of such Class; provided, however, that no such amendment may (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate without the consent of the Holder of such Certificate, (ii) reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment or (iii) change the percentage specified in clause (ii) of the first paragraph of Section 11.01 of the Agreement, without the consent of the Holders of all Certificates of such Class then outstanding.

                  The Depositor intends to cause an election to be made to treat the segregated pool comprising the assets of the Trust Fund (the "Subsidiary REMIC") as a real estate mortgage investment conduit (a "REMIC") for federal income tax purposes. The Depositor intends to cause an election to be made to treat the pool of assets represented by the "regular interests" in the Subsidiary REMIC as a separate REMIC (the "Master REMIC"). The Class A Certificates, the Class M Certificates and the Class B Certificates (other than the Class A-R Certificate) will constitute "regular interests" in the Master REMIC. The Class A-R Certificate will represent the sole class of "residual interests" in each of the Subsidiary REMIC and the Master REMIC.

         The respective obligations and responsibilities of the Depositor, the Servicers and the Trustee under the Agreement will terminate upon (i) the later of the final payment or other liquidation (or any Advance with respect thereto) of the last Mortgage Loan or the disposition of all property acquired upon the foreclosure or deed in lieu of foreclosure of any Mortgage Loan and the remittance of all funds due thereunder; or (ii) at the option of PNC Mortgage Securities Corp., as Servicer, on any Distribution Date which occurs in the month following a Due Date on which the aggregate unpaid Principal Balance of the Outstanding Mortgage Loans is less than 5% of the aggregate unpaid Principal Balance of the Mortgage Loans on the Cut-off Date, so long as PNC Mortgage Securities Corp., as Servicer deposits or causes to be deposited in the Certificate Account during the Principal Prepayment Period related to such Distribution Date an amount equal to the Purchase Price for each Mortgage Loan, less any unreimbursed Advances made with respect to any Mortgage Loan, and with respect to all property acquired in respect of any Mortgage Loan remaining in the Trust Fund, an amount equal to the fair market value of such property, as determined by an appraisal to be conducted by an appraiser selected by the Trustee, less unreimbursed Advances made with respect to the Mortgage Loan with respect to which property has been acquired; provided, however, that in no event shall the trust created hereby continue beyond the earlier of (i) thirty-two
(32) years after the Closing Date and (ii) the expiration of twenty-one (21) years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date hereof.

                              [FORM OF ASSIGNMENT]


                  FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto ________________________________________________________________

(PLEASE INSERT SOCIAL SECURITY* OR TAXPAYER IDENTIFICATION NUMBER OF ASSIGNEE)

____________________________________________



______________________________________________________________
(Please Print or Type Name and Address of Assignee)



______________________________________________________________
the within Certificate, and all rights thereunder, and hereby does irrevocably constitute and appoint



__________________________________________________ Attorney to transfer the within Certificate on the books kept for the registration thereof, with full power of substitution in the premises.

Dated:

(Signature guaranty)
                                   _______________________________
                                   NOTICE: The signature to
                                   this assignment must
                                   correspond with the name as
                                   it appears upon the face of
                                   the within Certificate in
                                   every particular, without
                                   alteration or enlargement
                                   or any change whatever.

(*This information, which is voluntary, is being requested to ensure that the assignee will not be subject to backup withholding under Section 3406 of the Code.)

                                    EXHIBIT D

                           FORM OF CLASS M CERTIFICATE

THIS CLASS M CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

SOLELY FOR FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN CHASE MORTGAGE FINANCE CORPORATION ("CMFC"), THE SERVICERS OR THE TRUSTEE REFERRED TO BELOW OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE, THE REMIC REGULAR INTEREST REPRESENTED HEREBY NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED OR INSURED BY CMFC, CHASE MANHATTAN MORTGAGE CORPORATION, PNC MORTGAGE SECURITIES CORP., THE TRUSTEE OR BY ANY OF THEIR AFFILIATES OR BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

NO TRANSFER OF THIS CERTIFICATE SHALL BE MADE UNLESS THE TRUSTEE SHALL HAVE RECEIVED EITHER (I) A REPRESENTATION LETTER FROM THE TRANSFEREE OF THIS CERTIFICATE TO THE EFFECT THAT SUCH TRANSFEREE EITHER (A) IS NOT AN EMPLOYEE BENEFIT PLAN (A "PLAN") WITHIN THE MEANING OF SECTION 406 OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), AND IS NOT DIRECTLY OR INDIRECTLY PURCHASING ANY CERTIFICATE ON BEHALF OF, AS INVESTMENT MANAGER OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF OR WITH ASSETS OF A PLAN OR, IN THE CASE OF AN INSURANCE COMPANY, THE ASSETS OF ANY SEPARATE ACCOUNTS TO EFFECT SUCH ACQUISITION OR (B) THE SOURCE OF FUNDS FOR THE PURCHASE OF THE CERTIFICATES IS AN "INSURANCE COMPANY GENERAL ACCOUNT" WITHIN THE MEANING OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 ("PTCE 95-60"), 60 FED. REG. 35925 (JULY 12,
1995), AND THE CONDITIONS SET FORTH IN SECTION I AND SECTION III OF PTCE 95-60 ARE SATISFIED WITH RESPECT TO THE PURCHASE AND HOLDING OF THE CERTIFICATES, OR
(II) IF THIS CERTIFICATE IS PRESENTED FOR REGISTRATION IN THE NAME OF A PLAN SUBJECT TO TITLE I OF ERISA, OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") (OR COMPARABLE PROVISIONS OF ANY SUBSEQUENT ENACTMENTS), OR A TRUSTEE OF ANY SUCH PLAN, OR ANY OTHER PERSON WHO IS USING THE ASSETS OF ANY SUCH PLAN TO EFFECT SUCH ACQUISITION, AN OPINION OF COUNSEL TO THE EFFECT THAT THE PURCHASE OR HOLDING OF THIS CERTIFICATE WILL NOT RESULT IN THE ASSETS OF THE TRUST FUND BEING DEEMED TO BE "PLAN ASSETS" PURSUANT TO THE DEPARTMENT OF LABOR PLAN ASSET REGULATIONS SET FORTH IN 29 C.F.R. ss.2510.3-101 AND TO BE SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF ERISA OR THE PROHIBITED TRANSACTION PROVISIONS OF THE CODE, WILL NOT CONSTITUTE OR RESULT IN A PROHIBITED TRANSACTION WITHIN THE MEANING OF SECTION 406 OR SECTION 407 OF ERISA OR SECTION 4975 OF THE CODE, AND WILL NOT SUBJECT THE TRUSTEE, THE SERVICER, THE COMPANY OR ANY OF THEIR AFFILIATES TO

ANY OBLIGATION OR LIABILITY (INCLUDING OBLIGATIONS OR LIABILITIES UNDER ERISA OR
SECTION 4975 OF THE CODE) RELATING TO THE CERTIFICATES.

FOLLOWING THE INITIAL ISSUANCE OF THE CERTIFICATES, THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE DIFFERENT FROM THE ORIGINAL DENOMINATION SHOWN BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT PRINCIPAL BALANCE BY INQUIRY OF THE TRUSTEE.


                               CLASS M CERTIFICATE

Number 98-S7-M-1                            Original Denomination
                                            $_________

Cut-off Date:  November 1, 1998             Final Scheduled
                                            Distribution
                                            Date: ________ __, 2028

First Distribution Date:                    Aggregate Original Principal
December 28, 1998                           Balance of all Class M
                                            Certificates:$___________


Certificate Rate: _____%                    CUSIP:  161626

                  MULTI-CLASS MORTGAGE PASS-THROUGH CERTIFICATE
                                 Series 1998-S7

evidencing an ownership interest in distributions allocable to the Class M certificates with respect to a pool of conventional one- to four-family mortgage loans formed and sold by

                       CHASE MORTGAGE FINANCE CORPORATION

                  This certifies that ____________ is the registered owner of the ownership interest (the "Ownership Interest") evidenced by this Certificate (obtained by dividing the Original Denomination of this Certificate by the aggregate Original Denomination of all Class M Certificates) in certain distributions with respect to a pool of conventional one- to four-family first lien mortgage loans (the "Mortgage Loans") formed and sold by Chase Mortgage Finance Corporation (hereinafter called the "Depositor"), and certain other property held in trust for the benefit of Certificate holders (collectively, the "Trust Fund"). The Mortgage Loans are serviced by Chase Manhattan Mortgage Corporation and PNC Mortgage Securities Corp. (each, a "Servicer" and collectively, the "Servicers") and are secured by first mortgages on Mortgaged Properties. The Trust Fund was created pursuant to a Pooling and Servicing Agreement (the "Agreement"), dated as of November 1, 1998 among the Depositor, the Servicers, the Certificate Administrator and Citibank, N.A., as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement.

                  This Certificate is one of a duly authorized issue of Certificates, designated as Multi-Class Mortgage Pass-Through Certificates, Series 1998-S7, Class M (the "Class M Certificates") and is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which Agreement such Holder is bound. Also issued under the Agreement are Certificates designated as Multi-Class Mortgage Pass-Through Certificates, Series 1998-S7, Class A (the "Class A Certificates") and Class B (the "Class B Certificates"). The Class A Certificates are senior to, and the Class B Certificates are subordinate to, the Class M Certificates in right of payment to the extent described herein and in the Agreement. The Class A Certificates, the Class M Certificates and the Class B Certificates are collectively referred to herein as the "Certificates". Amounts properly distributed to the Class M Certificateholders pursuant to the Agreement will be deemed released from the Trust Fund, and the Class M Certificateholders will not in any event be required to refund any such distributed amounts.

                  Pursuant to the terms of the Agreement, the Trustee, or, if a Paying Agent has been appointed under Section 4.05 thereof, the Paying Agent, will distribute from funds in the Certificate Account the amount as described on the reverse hereof on the twenty-fifth (25th) day of each month or, if such twenty-fifth (25th) day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on December 28, 1998. Such distributions will be made to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month in which such payment is made, or if such last day is not a Business Day, the Business Day immediately preceding such last day.

                  Distributions on this Certificate will be made either by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, or by wire transfer in immediately available funds to the account of such Holder at a bank or other financial or depository institution having appropriate facilities therefor, if such Holder has so notified the Paying Agent in writing at least ten (10) Business Days prior to the first Distribution Date for which distribution by wire transfer is to be made, and such Holder's Certificates evidence an aggregate original principal balance of not less than $5,000,000 or such Holder holds a 100% Percentage Interest of such Class. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee, or, if a Paying Agent has been appointed under Section 4.05, the Paying Agent, of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office of the Trustee, or, if a Paying Agent has been appointed under Section 4.05, the Paying Agent, or agency appointed by the Trustee, or, if a Paying Agent has been appointed under Section 4.05, the Paying Agent, for the purpose and specified in such notice of final distribution.

                  The Trustee will cause to be kept at its Corporate Trust Office in New York, New York, or at the office of its designated agent, a Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Trustee will provide for the registration of Certificates and of transfers and exchanges of Certificates. Upon surrender for registration of transfer of any Certificate at any office or agency of the Trustee, or, if a Paying Agent has been appointed under Section 4.05, the Paying Agent, maintained for such purpose, the Trustee, or, if a Paying Agent has been appointed under
Section 4.05, the Paying Agent, will, subject to the limitations set forth in the Agreement, authenticate and deliver, in the name of the designated transferee or transferees, a Certificate of a like class and dated the date of authentication by the Authenticating Agent. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee, or, if a Paying Agent has been appointed under Section 4.05, the Paying Agent, of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee, or, if a Paying Agent has been appointed under Section 4.05, the Paying Agent, for that purpose and specified in such notice of final distribution.

                  Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof which further provisions shall for all purposes have the same effect as if set forth at this place.

                  Unless the certificate of authentication has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

                  IN WITNESS WHEREOF, the Depositor has caused this Certificate to be duly executed.


Dated:  November __, 1998                   CHASE MORTGAGE FINANCE CORPORATION


                                            By: ______________________________
                                                  Authorized Officer

CERTIFICATE OF AUTHENTICATION

This is one of the Class M
Certificates referred to
in the within-mentioned
Agreement.

THE CHASE MANHATTAN BANK
  as Authenticating Agent


By: ___________________________________
         Authorized Signatory

                             REVERSE OF CERTIFICATE

                  MULTI-CLASS MORTGAGE PASS-THROUGH CERTIFICATE
                                 SERIES 1998-S7

                  This Certificate is one of a duly authorized issue of Certificates, designated as Multi-Class Mortgage Pass-Through Certificates, Series 1998-S7, issued in thirty Classes of Class A Certificates, one Class of Class M Certificates and five Classes of Class B Certificates, each evidencing an interest in certain distributions with respect to a pool of fixed rate one- to four-family first lien Mortgage Loans formed and sold by the Depositor and certain other property conveyed by the Depositor to the Trustee. The Class A Certificates evidence in the aggregate the Class A Percentage of distributions relating to repayments of principal and interest on such Mortgage Loans. The Class M Certificates evidence in the aggregate the Class M Percentage of distributions relating to repayments of principal and interest on such Mortgage Loans. The Class B Certificates evidence in the aggregate the Class B Percentage of distributions relating to repayments of principal and interest on such Mortgage Loans.

                  Following the initial issuance of the Certificates, the Principal Balance of this Certificate will be different from the Original Denomination shown above. Anyone acquiring this Certificate may ascertain its current Principal Balance by inquiry of the Trustee.

                  The Holder, by its acceptance of this Certificate, agrees that it will look solely to the Trust Fund and certain amounts resulting from credit enhancements for payment hereunder and that the Trustee is not liable to the Holders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

                  This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced hereby, and the rights, duties and immunities of the Trustee.

                  The Trustee will cause to be kept at its Corporate Trust Office in New York, New York, or at the office of any Paying Agent appointed under the Agreement, a Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Trustee (or any Paying Agent, as the case may be) will provide for the registration of Certificates and of transfers and exchanges of Certificates. Upon surrender for registration of transfer of any Certificate at any office or agency of the Trustee, or, if a Paying Agent has been appointed under Section 4.05, the Paying Agent, maintained for such purpose, the Trustee, or, if a Paying Agent has been appointed under Section 4.05, the Paying Agent, will, subject to the limitations set forth in the Agreement, authenticate and deliver, in the name of the designated transferee or transferees, a Certificate of a like Class and dated the date of authentication by the Authenticating Agent.

                  No service charge will be made to the Holder for any transfer or exchange of the Certificate, but the Trustee, or, if a Paying Agent has been appointed under Section 4.05, the Paying Agent, may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of the Certificate. Prior to due presentation of a Certificate for registration of transfer, the Depositor, the Certificate Administrator, the Servicers and the Trustee may treat the person in whose name any Certificate is registered as the owner of such Certificate and the Percentage Interest in the Trust Fund evidenced thereby for the purpose of receiving distributions pursuant to the Agreement and for all other purposes whatsoever, and neither the Depositor, the Servicer, the Paying Agent nor the Trustee will be affected by notice to the contrary.

                  The Agreement may be amended from time to time by the Depositor, the Servicers and the Trustee, without the consent of any of the Certificateholders, to cure any ambiguity, to correct or supplement any provisions therein which may be inconsistent with the other provisions therein, to ensure continuing treatment of the Trust Fund as a REMIC, or to make any other provisions with respect to matters or questions arising under the Agreement which are not materially inconsistent with the provisions of the Agreement, provided that such action does not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder.

                  The Agreement may also be amended from time to time by the Depositor, the Servicers and the Trustee with the consent of the Holders of Certificates evidencing in the aggregate not less than 66-2/3% of the Percentage Interests of each Class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Agreement or of modifying in any manner the rights of the Holders of Certificates of such Class; provided, however, that no such amendment may (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate without the consent of the Holder of such Certificate, (ii) reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment or (iii) change the percentage specified in clause (ii) of the first paragraph of Section 11.01 of the Agreement, without the consent of the Holders of all Certificates of such Class then outstanding.

                  The Depositor intends to cause an election to be made to treat the segregated pool comprising the assets of the Trust Fund (the "Subsidiary REMIC") as a real estate mortgage investment conduit (a "REMIC") for federal income tax purposes. The Depositor intends to cause an election to be made to treat the pool of assets represented by the "regular interests" in the Subsidiary REMIC as a separate REMIC (the "Master REMIC"). The Class A Certificates, the Class M Certificates and the Class B Certificates (other than the Class A-R Certificate) will constitute "regular interests" in the Master REMIC. The Class A-R Certificate will represent the sole class of "residual interests" in each of the Subsidiary REMIC and the Master REMIC.

                  The respective obligations and responsibilities of the Depositor, the Servicers and the Trustee under the Agreement will terminate upon
(i) the later of the final payment or other liquidation (or any Advance with respect thereto) of the last Mortgage Loan or the disposition of all property acquired upon the foreclosure or deed in lieu of foreclosure of any Mortgage Loan and the remittance of all funds due thereunder; or (ii) at the option of PNC Mortgage Securities Corp., as Servicer, on any Distribution Date which occurs in the month following a Due Date on which the aggregate unpaid Principal Balance of the Outstanding Mortgage Loans is less than 5% of the aggregate unpaid Principal Balance of the Mortgage Loans on the Cut-off Date, so long as PNC Mortgage Securities Corp., as Servicer deposits or causes to be deposited in the Certificate Account during the Principal Prepayment Period related to such Distribution Date an amount equal to the Purchase Price for each Mortgage Loan, less any unreimbursed Advances made with respect to any Mortgage Loan, and with respect to all property acquired in respect of any Mortgage Loan remaining in the Trust Fund, an amount equal to the fair market value of such property, as determined by an appraisal to be conducted by an appraiser selected by the Trustee, less unreimbursed Advances made with respect to the Mortgage Loan with respect to which property has been acquired; provided, however, that in no event shall the trust created hereby continue beyond the earlier of (i) thirty-two
(32) years after the Closing Date and (ii) the expiration of twenty-one (21) years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James's, living on the date hereof.

                              [FORM OF ASSIGNMENT]


                  FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto ______________________________________________________________

(PLEASE INSERT SOCIAL SECURITY* OR TAXPAYER IDENTIFICATION NUMBER OF ASSIGNEE)

__________________________________________



_____________________________________________________________
(Please Print or Type Name and Address of Assignee)



_____________________________________________________________
the within Certificate, and all rights thereunder, and hereby does irrevocably constitute and appoint



__________________________________________________ Attorney to transfer the within Certificate on the books kept for the registration thereof, with full power of substitution in the premises.

Dated:

(Signature guaranty)
                                        _______________________________
                                        NOTICE: The signature to
                                        this assignment must
                                        correspond with the name as
                                        it appears upon the face of
                                        the within Certificate in
                                        every particular, without
                                        alteration or enlargement
                                        or any change whatever.

(*This information, which is voluntary, is being requested to ensure that the assignee will not be subject to backup withholding under Section 3406 of the Code.)

                                    EXHIBIT E

                           FORM OF CLASS B CERTIFICATE

THIS CLASS B-1 CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A CERTIFICATES AND THE CLASS M CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

SOLELY FOR FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN CHASE MORTGAGE FINANCE CORPORATION ("CMFC"), THE SERVICERS OR THE TRUSTEE REFERRED TO BELOW OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE, THE REMIC REGULAR INTEREST REPRESENTED HEREBY NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED OR INSURED BY CMFC, PNC MORTGAGE SECURITIES CORP., CHASE MANHATTAN MORTGAGE CORPORATION, THE TRUSTEE OR BY ANY OF THEIR AFFILIATES OR BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

NO TRANSFER OF THIS CERTIFICATE SHALL BE MADE UNLESS THE TRUSTEE SHALL HAVE RECEIVED EITHER (I) A REPRESENTATION LETTER FROM THE TRANSFEREE OF THIS CERTIFICATE TO THE EFFECT THAT SUCH TRANSFEREE EITHER (A) IS NOT AN EMPLOYEE BENEFIT PLAN (A "PLAN") WITHIN THE MEANING OF SECTION 406 OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), AND IS NOT DIRECTLY OR INDIRECTLY PURCHASING ANY CERTIFICATE ON BEHALF OF, AS INVESTMENT MANAGER OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF OR WITH ASSETS OF A PLAN OR, IN THE CASE OF AN INSURANCE COMPANY, THE ASSETS OF ANY SEPARATE ACCOUNTS TO EFFECT SUCH ACQUISITION OR (B) THE SOURCE OF FUNDS FOR THE PURCHASE OF THE CERTIFICATES IS AN "INSURANCE COMPANY GENERAL ACCOUNT" WITHIN THE MEANING OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 ("PTCE 95-60"), 60 FED. REG. 35925 (JULY 12,
1995), AND THE CONDITIONS SET FORTH IN SECTION I AND SECTION III OF PTCE 95-60 ARE SATISFIED WITH RESPECT TO THE PURCHASE AND HOLDING OF THE CERTIFICATES, OR
(II) IF THIS CERTIFICATE IS PRESENTED FOR REGISTRATION IN THE NAME OF A PLAN SUBJECT TO TITLE I OF ERISA, OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") (OR COMPARABLE PROVISIONS OF ANY SUBSEQUENT ENACTMENTS), OR A TRUSTEE OF ANY SUCH PLAN, OR ANY OTHER PERSON WHO IS USING THE ASSETS OF ANY SUCH PLAN TO EFFECT SUCH ACQUISITION, AN OPINION OF COUNSEL TO THE EFFECT THAT THE PURCHASE OR HOLDING OF THIS CERTIFICATE WILL NOT RESULT IN THE ASSETS OF THE TRUST FUND BEING DEEMED TO BE "PLAN ASSETS" PURSUANT TO THE DEPARTMENT OF LABOR PLAN ASSET REGULATIONS SET FORTH IN 29 C.F.R. ss.2510.3-101 AND TO BE SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF ERISA OR THE PROHIBITED TRANSACTION PROVISIONS OF THE CODE, WILL NOT CONSTITUTE OR RESULT IN A PROHIBITED TRANSACTION WITHIN THE MEANING OF SECTION 406 OR SECTION 407 OF ERISA OR SECTION 4975 OF THE CODE, AND WILL NOT SUBJECT THE TRUSTEE, THE SERVICER, THE COMPANY OR ANY OF THEIR AFFILIATES TO

ANY OBLIGATION OR LIABILITY (INCLUDING OBLIGATIONS OR LIABILITIES UNDER ERISA OR
SECTION 4975 OF THE CODE) RELATING TO THE CERTIFICATES.

FOLLOWING THE INITIAL ISSUANCE OF THE CERTIFICATES, THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE DIFFERENT FROM THE ORIGINAL DENOMINATION SHOWN BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT PRINCIPAL BALANCE BY INQUIRY OF THE TRUSTEE.


                              CLASS B-1 CERTIFICATE

Number 98-S7-B-1-1                          Original Denomination
                                            $__________-

Cut-off Date:  November 1, 1998             Final Scheduled
                                            Distribution Date:_________ __, 2028

First Distribution Date:                    Aggregate Original Principal
December 28, 1998                           Balance of all Class B-1
                                            Certificates:$_________

Certificate Rate: ___%                      CUSIP:  161626

                  MULTI-CLASS MORTGAGE PASS-THROUGH CERTIFICATE
                                 Series 1998-S7

evidencing an ownership interest in distributions allocable to the Class B-1 certificates with respect to a pool of conventional one- to four-family mortgage loans formed and sold by

                       CHASE MORTGAGE FINANCE CORPORATION

                  This certifies that ___________ is the registered owner of the ownership interest (the "Ownership Interest") evidenced by this Certificate (obtained by dividing the Original Denomination of this Certificate by the aggregate Original Denomination of all Class B-1 Certificates) in certain distributions with respect to a pool of conventional one- to four-family first lien mortgage loans (the "Mortgage Loans") formed and sold by Chase Mortgage Finance Corporation (hereinafter called the "Depositor"), and certain other property held in trust for the benefit of Certificate holders (collectively, the "Trust Fund"). The Mortgage Loans are serviced by PNC Mortgage Securities Corp. and Chase Manhattan Mortgage Corporation (each, a "Servicer" and collectively, the "Servicers") and are secured by first mortgages on Mortgaged Properties. The Trust Fund was created pursuant to a Pooling and Servicing Agreement (the "Agreement"), dated as of November 1, 1998 among the Depositor, the Certificate Administrator, the Servicers and Citibank, N.A., as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement.

                  This Certificate is one of a duly authorized issue of Certificates, designated as Multi-Class Mortgage Pass-Through Certificates, Series 1998-S7, Class B-1 (the "Class B-1 Certificate") and is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which Agreement such Holder is bound. Also issued under the Agreement are Certificates designated as Multi-Class Mortgage Pass-Through Certificates, Series 1998-S7, Class A Certificates (the "Class A Certificates") and Class M (the "Class M Certificates"). The rights of the Class B-1 Certificateholders to receive distributions in respect of the Class B Certificates on any Distribution Date are subordinated to the rights of the Class A and Class M Certificateholders to receive distributions in respect of the Class A and Class M Certificates to the extent, and only to the extent, set forth in the Agreement. The Class A Certificates, the Class M Certificates and the Class B Certificates are collectively referred to herein as the "Certificates". Amounts properly distributed to the Class B Certificateholders pursuant to the Agreement will be deemed released from the Trust Fund, and the Class B Certificateholders will not in any event be required to refund any such distributed amounts.

                  Pursuant to the terms of the Agreement, the Trustee, or, if a Paying Agent has been appointed under Section 4.05 thereof, the Paying Agent, will distribute from funds in the Certificate Account the amount as described on the reverse hereof on the twenty-fifth (25th) day of each month or, if such twenty-fifth (25th) day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on December 28, 1998. Such distributions will be made to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month in which such payment is made, or if such last day is not a Business Day, the Business Day immediately preceding such last day.

                  Distributions on this Certificate will be made either by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, or by wire transfer in immediately available funds to the account of such Holder at a bank or other financial or depository institution having appropriate facilities therefor, if such Holder has so notified the Paying Agent in writing at least ten (10) Business Days prior to the first Distribution Date for which distribution by wire transfer is to be made, and such Holder's Certificates evidence an aggregate original principal balance of not less than $5,000,000 or such Holder holds a 100% Percentage Interest of such Class. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee, or, if a Paying Agent has been appointed under Section 4.05, the Paying Agent, of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office of the Trustee, or, if a Paying Agent has been appointed under Section 4.05, the Paying Agent, or agency appointed by the Trustee, or, if a Paying Agent has been appointed under Section 4.05, the Paying Agent, for the purpose and specified in such notice of final distribution.

                  The Trustee will cause to be kept at its Corporate Trust Office in New York, New York, or at the office of its designated agent, a Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Trustee will provide for the registration of Certificates and of transfers and exchanges of Certificates. Upon surrender for registration of transfer of any Certificate at any office or agency of the Trustee, or, if a Paying Agent has been appointed under Section 4.05, the Paying Agent, maintained for such purpose, the Trustee, or, if a Paying Agent has been appointed under
Section 4.05, the Paying Agent, will, subject to the limitations set forth in the Agreement, authenticate and deliver, in the name of the designated transferee or transferees, a Certificate of a like class and dated the date of authentication by the Authenticating Agent. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee, or, if a Paying Agent has been appointed under Section 4.05, the Paying Agent, of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee, or, if a Paying Agent has been appointed under Section 4.05, the Paying Agent, for that purpose and specified in such notice of final distribution.

                  Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof which further provisions shall for all purposes have the same effect as if set forth at this place.

                  Unless the certificate of authentication has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

                  IN WITNESS WHEREOF, the Depositor has caused this Certificate to be duly executed.


Dated:  November __, 1998              CHASE MORTGAGE FINANCE CORPORATION


                                       By: ________________________________
                                             Authorized Officer


CERTIFICATE OF AUTHENTICATION

This is one of the Class B-1
Certificates referred to
in the within-mentioned
Agreement.

THE CHASE MANHATTAN BANK
  as Authenticating Agent


By: ________________________________
         Authorized Signatory

                             REVERSE OF CERTIFICATE

                  MULTI-PASS MORTGAGE PASS-THROUGH CERTIFICATE
                                 SERIES 1998-S7

                  This Certificate is one of a duly authorized issue of Certificates, designated as Multi-Class Mortgage Pass-Through Certificates, Series 1998-S7, issued in thirty Classes of Class A Certificates, one Class of Class M Certificates and five Classes of Class B Certificates, each evidencing an interest in certain distributions with respect to a pool of fixed rate one- to four-family first lien Mortgage Loans formed and sold by the Depositor and certain other property conveyed by the Depositor to the Trustee. The Class A Certificates evidence in the aggregate the Class A Percentage of distributions relating to repayments of principal and interest on such Mortgage Loans. The Class M Certificates evidence in the aggregate the Class M Percentage of distributions relating to repayments of principal and interest on such Mortgage Loans. The Class B Certificates evidence in the aggregate the Class B Percentage of distributions relating to repayments of principal and interest on such Mortgage Loans.

                  Following the initial issuance of the Certificates, the Principal Balance of this Certificate will be different from the Original Denomination shown above. Anyone acquiring this Certificate may ascertain its current Principal Balance by inquiry of the Trustee.

                  The Holder, by its acceptance of this Certificate, agrees that it will look solely to the Trust Fund and certain amounts resulting from credit enhancements for payment hereunder and that the Trustee is not liable to the Holders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

                  This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced hereby, and the rights, duties and immunities of the Trustee.

                  The Trustee will cause to be kept at its Corporate Trust Office in New York, New York, or at the office of any Paying Agent appointed under the Agreement, a Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Trustee (or any Paying Agent, as the case may be) will provide for the registration of Certificates and of transfers and exchanges of Certificates. Upon surrender for registration of transfer of any Certificate at any office or agency of the Trustee, or, if a Paying Agent has been appointed under Section 4.05, the Paying Agent, maintained for such purpose, the Trustee, or, if a Paying Agent has been appointed under Section 4.05, the Paying Agent, will, subject to the limitations set forth in the Agreement, authenticate and deliver, in the name of the designated transferee or transferees, a Certificate of a like Class and dated the date of authentication by the Authenticating Agent.

                  No service charge will be made to the Holder for any transfer or exchange of the Certificate, but the Trustee, or, if a Paying Agent has been appointed under Section 4.05, the Paying Agent, may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of the Certificate. Prior to due presentation of a Certificate for registration of transfer, the Depositor, the Certificate Administrator, the Servicers and the Trustee may treat the person in whose name any Certificate is registered as the owner of such Certificate and the Percentage Interest in the Trust Fund evidenced thereby for the purpose of receiving distributions pursuant to the Agreement and for all other purposes whatsoever, and neither the Depositor, the Servicer, the Paying Agent nor the Trustee will be affected by notice to the contrary.

                  The Agreement may be amended from time to time by the Depositor, the Servicers and the Trustee, without the consent of any of the Certificateholders, to cure any ambiguity, to correct or supplement any provisions therein which may be inconsistent with the other provisions therein, to ensure continuing treatment of the Trust Fund as a REMIC, or to make any other provisions with respect to matters or questions arising under the Agreement which are not materially inconsistent with the provisions of the Agreement, provided that such action does not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder.

                  The Agreement may also be amended from time to time by the Depositor, the Servicers and the Trustee with the consent of the Holders of Certificates evidencing in the aggregate not less than 66-2/3% of the Percentage Interests of each Class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Agreement or of modifying in any manner the rights of the Holders of Certificates of such Class; provided, however, that no such amendment may (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate without the consent of the Holder of such Certificate, (ii) reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment or (iii) change the percentage specified in clause (ii) of the first paragraph of Section 11.01 of the Agreement, without the consent of the Holders of all Certificates of such Class then outstanding.

                  The Depositor intends to cause an election to be made to treat the segregated pool comprising the assets of the Trust Fund (the "Subsidiary REMIC") as a real estate mortgage investment conduit (a "REMIC") for federal income tax purposes. The Depositor intends to cause an election to be made to treat the pool of assets represented by the "regular interests" in the Subsidiary REMIC as a separate REMIC (the "Master REMIC"). The Class A Certificates, the Class M Certificates and the Class B Certificates (other than the Class A-R Certificate) will constitute "regular interests" in the Master REMIC. The Class A-R Certificate will represent the sole class of "residual interests" in each of the Subsidiary REMIC and the Master REMIC.

                  The respective obligations and responsibilities of the Depositor, the Servicer and the Trustee under the Agreement will terminate upon
(i) the later of the final payment or other liquidation (or any Advance with respect thereto) of the last Mortgage Loan or the disposition of all property acquired upon the foreclosure or deed in lieu of foreclosure of any Mortgage Loan and the remittance of all funds due thereunder; or (ii) at the option of PNC Mortgage Securities Corp., as Servicer on any Distribution Date which occurs in the month following a Due Date on which the aggregate unpaid Principal Balance of the Outstanding Mortgage Loans is less than 5% of the aggregate unpaid Principal Balance of the Mortgage Loans on the Cut-off Date, so long as PNC Mortgage Securities Corp., as Servicer deposits or causes to be deposited in the Certificate Account during the Principal Prepayment Period related to such Distribution Date an amount equal to the Purchase Price for each Mortgage Loan, less any unreimbursed Advances made with respect to any Mortgage Loan, and with respect to all property acquired in respect of any Mortgage Loan remaining in the Trust Fund, an amount equal to the fair market value of such property, as determined by an appraisal to be conducted by an appraiser selected by the Trustee, less unreimbursed Advances made with respect to the Mortgage Loan with respect to which property has been acquired; provided, however, that in no event shall the trust created hereby continue beyond the earlier of (i) thirty-two
(32) years after the Closing Date and (ii) the expiration of twenty-one (21) years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James's, living on the date hereof.

                              [FORM OF ASSIGNMENT]


                  FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto _______________________________________________________________

(PLEASE INSERT SOCIAL SECURITY* OR TAXPAYER IDENTIFICATION NUMBER OF ASSIGNEE)

__________________________________________



_____________________________________________________________
(Please Print or Type Name and Address of Assignee)



_____________________________________________________________
the within Certificate, and all rights thereunder, and hereby does irrevocably constitute and appoint



__________________________________________________ Attorney to transfer the within Certificate on the books kept for the registration thereof, with full power of substitution in the premises.

Dated:

(Signature guaranty)
                                      _______________________________
                                      NOTICE: The signature to
                                      this assignment must
                                      correspond with the name as
                                      it appears upon the face of
                                      the within Certificate in
                                      every particular, without
                                      alteration or enlargement
                                      or any change whatever.

(*This information, which is voluntary, is being requested to ensure that the assignee will not be subject to backup withholding under Section 3406 of the Code.)

                                    EXHIBIT F

                          FORM OF CLASS A-R CERTIFICATE

SOLELY FOR FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "RESIDUAL INTEREST" IN EACH OF TWO "REAL ESTATE MORTGAGE INVESTMENT CONDUITS," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN CHASE MORTGAGE FINANCE CORPORATION ("CMFC"), THE SERVICERS OR THE TRUSTEE REFERRED TO BELOW OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE, THE REMIC REGULAR INTEREST REPRESENTED HEREBY NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED OR INSURED BY CMFC, PNC MORTGAGE SECURITIES CORP., CHASE MANHATTAN MORTGAGE CORPORATION, THE TRUSTEE OR BY ANY OF THEIR AFFILIATES OR BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

NO TRANSFER OF THIS CERTIFICATE SHALL BE MADE UNLESS THE TRUSTEE SHALL HAVE RECEIVED EITHER (I) A REPRESENTATION LETTER FROM THE TRANSFEREE OF THIS CERTIFICATE TO THE EFFECT THAT SUCH TRANSFEREE EITHER (A) IS NOT AN EMPLOYEE BENEFIT PLAN (A "PLAN") WITHIN THE MEANING OF SECTION 406 OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), AND IS NOT DIRECTLY OR INDIRECTLY PURCHASING ANY CERTIFICATE ON BEHALF OF, AS INVESTMENT MANAGER OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF OR WITH ASSETS OF A PLAN OR, IN THE CASE OF AN INSURANCE COMPANY, THE ASSETS OF ANY SEPARATE ACCOUNTS TO EFFECT SUCH ACQUISITION OR (B) THE SOURCE OF FUNDS FOR THE PURCHASE OF THE CERTIFICATES IS AN "INSURANCE COMPANY GENERAL ACCOUNT" WITHIN THE MEANING OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 ("PTCE 95-60"), 60 FED. REG. 35925 (JULY 12,
1995), AND THE CONDITIONS SET FORTH IN SECTION I AND SECTION III OF PTCE 95-60 ARE SATISFIED WITH RESPECT TO THE PURCHASE AND HOLDING OF THE CERTIFICATES, OR
(II) IF THIS CERTIFICATE IS PRESENTED FOR REGISTRATION IN THE NAME OF A PLAN SUBJECT TO TITLE I OF ERISA, OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") (OR COMPARABLE PROVISIONS OF ANY SUBSEQUENT ENACTMENTS), OR A TRUSTEE OF ANY SUCH PLAN, OR ANY OTHER PERSON WHO IS USING THE ASSETS OF ANY SUCH PLAN TO EFFECT SUCH ACQUISITION, AN OPINION OF COUNSEL TO THE EFFECT THAT THE PURCHASE OR HOLDING OF THIS CERTIFICATE WILL NOT RESULT IN THE ASSETS OF THE TRUST FUND BEING DEEMED TO BE "PLAN ASSETS" PURSUANT TO THE DEPARTMENT OF LABOR PLAN ASSET REGULATIONS SET FORTH IN 29 C.F.R. ss.2510.3-101 AND TO BE SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF ERISA OR THE PROHIBITED TRANSACTION PROVISIONS OF THE CODE, WILL NOT CONSTITUTE OR RESULT IN A PROHIBITED TRANSACTION WITHIN THE MEANING OF SECTION 406 OR SECTION 407 OF ERISA OR SECTION 4975 OF THE CODE, AND WILL NOT SUBJECT THE TRUSTEE, THE SERVICER, THE COMPANY OR ANY OF THEIR AFFILIATES TO ANY OBLIGATION OR LIABILITY (INCLUDING OBLIGATIONS OR LIABILITIES UNDER ERISA OR SECTION 4975 OF THE CODE) RELATING TO THE CERTIFICATES.

TRANSFERABILITY OF THIS CERTIFICATE IS RESTRICTED UNDER THE PROVISIONS OF
SECTION 4.02 OF THE AGREEMENT.

FOLLOWING THE INITIAL ISSUANCE OF THE CERTIFICATES, THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE DIFFERENT FROM THE ORIGINAL DENOMINATION SHOWN BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT PRINCIPAL BALANCE BY INQUIRY OF THE TRUSTEE.



                              CLASS A-R CERTIFICATE

Number 98-S7-A-R-1                       Original Denomination
                                         $100.00

Cut-off Date:  November 1, 1998          Final Scheduled
                                         Distribution Date: _____ __, 2028

First Distribution Date:                 Aggregate Original Principal
December 28, 1998                        Balance of all Class A-R
                                         Certificates: $100.00

Certificate Rate: ____%                  CUSIP: 161626

                  MULTI-CLASS MORTGAGE PASS-THROUGH CERTIFICATE
                                 Series 1998-S7

evidencing an ownership interest in distributions allocable to the Class A-R certificates with respect to a pool of conventional one- to four-family mortgage loans formed and sold by

                       CHASE MORTGAGE FINANCE CORPORATION

                  This certifies that ________________________ is the registered owner of the ownership interest (the "Ownership Interest") evidenced by this Certificate (obtained by dividing the Original Denomination of this Certificate by the aggregate Original Denomination of all Class A-R Certificates) in certain distributions with respect to a pool of conventional one- to four-family first lien mortgage loans (the "Mortgage Loans") formed and sold by Chase Mortgage Finance Corporation (hereinafter called the "Depositor"), and certain other property held in trust for the benefit of Certificate holders (collectively, the "Trust Fund"). The Mortgage Loans are serviced by Chase Manhattan Mortgage Corporation (each, a "Servicer" and collectively, the "Servicers") and are secured by first mortgages on Mortgaged Properties. The Trust Fund was created pursuant to a Pooling and Servicing Agreement (the "Agreement"), dated as of November 1, 1998 among the Depositor, the Servicers, the Certificate Administrator and Citibank, N.A., as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement.

                  This Certificate is one of a duly authorized issue of Certificates, designated as Multi-Class Mortgage Pass-Through Certificates, Series 1998-S7, Class A-R (the "Class A-R Certificates") and is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which Agreement such Holder is bound. Also issued under the Agreement are Certificates designated as Multi-Class Mortgage Pass-Through Certificates, Series 1998-S7, Class M Certificates (the "Class M Certificates") and Class B Certificates (the "Class B Certificates"). The Class A Certificates, the Class M Certificates and the Class B Certificates are collectively referred to herein as the "Certificates".

         Pursuant to the terms of the Agreement, the Trustee, or, if a Paying Agent has been appointed under Section 4.05 thereof, the Paying Agent, will distribute from funds in the Certificate Account the amount as described on the reverse hereof on the twenty-fifth (25th) day of each month or, if such twenty-fifth (25th) day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on December 28, 1998. Such distributions will be made to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month in which such payment is made, or if such last day is not a Business Day, the Business Day immediately preceding such last day.

         Distributions on this Certificate will be made either by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, or by wire transfer in immediately available funds to the account of such Holder at a bank or other financial or depository institution having appropriate facilities therefor, if such Holder has so notified the Paying Agent in writing at least ten (10) Business Days prior to the first Distribution Date for which distribution by wire transfer is to be made, and such Holder's Certificates evidence an aggregate original principal balance of not less than $5,000,000 or such Holder holds a 100% Percentage Interest of such Class. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee, or, if a Paying Agent has been appointed under Section 4.05, the Paying Agent, of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office of the Trustee, or, if a Paying Agent has been appointed under Section 4.05, the Paying Agent, or agency appointed by the Trustee, or, if a Paying Agent has been appointed under Section 4.05, the Paying Agent, for the purpose and specified in such notice of final distribution.

                  The Trustee will cause to be kept at its Corporate Trust Office in New York, New York, or at the office of its designated agent, a Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Trustee will provide for the registration of Certificates and of transfers and exchanges of Certificates. Upon surrender for registration of transfer of any Certificate at any office or agency of the Trustee, or, if a Paying Agent has been appointed under Section 4.05, the Paying Agent, maintained for such purpose, the Trustee, or, if a Paying Agent has been appointed under
Section 4.05, the Paying Agent, will, subject to the limitations set forth in the Agreement, authenticate and deliver, in the name of the designated transferee or transferees, a Certificate of a like class and dated the date of authentication by the Authenticating Agent. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee, or, if a Paying Agent has been appointed under Section 4.05, the Paying Agent, of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee, or, if a Paying Agent has been appointed under Section 4.05, the Paying Agent, for that purpose and specified in such notice of final distribution.

                  Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof which further provisions shall for all purposes have the same effect as if set forth at this place.

                  Unless the certificate of authentication has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

                  IN WITNESS WHEREOF, the Depositor has caused this Certificate to be duly executed.


Dated:  November __, 1998                 CHASE MORTGAGE FINANCE CORPORATION


                                          By:___________________________________
                                                Authorized Officer

CERTIFICATE OF AUTHENTICATION

This is one of the Class A-R
Certificates referred to
in the within-mentioned
Agreement.

THE CHASE MANHATTAN BANK
  as Authenticating Agent


By: ________________________________
         Authorized Signatory

                             REVERSE OF CERTIFICATE

                  MULTI-CLASS MORTGAGE PASS-THROUGH CERTIFICATE
                                 SERIES 1998-S7

                  This Certificate is one of a duly authorized issue of Certificates, designated as Multi-Class Mortgage Pass-Through Certificates, Series 1998-S7, issued in thirty Classes of Class A Certificates, one Class of Class M Certificates and five Classes of Class B Certificates, each evidencing an interest in certain distributions with respect to a pool of fixed rate one- to four-family first lien Mortgage Loans formed and sold by the Depositor and certain other property conveyed by the Depositor to the Trustee. The Class A Certificates evidence in the aggregate the Class A Percentage of distributions relating to repayments of principal and interest on such Mortgage Loans. The Class M Certificates evidence in the aggregate the Class M Percentage of distributions relating to repayments of principal and interest on such Mortgage Loans. The Class B Certificates evidence in the aggregate the Class B Percentage of distributions relating to repayments of principal and interest on such Mortgage Loans.

                  Following the initial issuance of the Certificates, the Principal Balance of this Certificate will be different from the Original Denomination shown above. Anyone acquiring this Certificate may ascertain its current Principal Balance by inquiry of the Trustee.

                  The Holder, by its acceptance of this Certificate, agrees that it will look solely to the Trust Fund and certain amounts resulting from credit enhancements for payment hereunder and that the Trustee is not liable to the Holders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

                  This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced hereby, and the rights, duties and immunities of the Trustee.

                  The Trustee will cause to be kept at its Corporate Trust Office in New York, New York, or at the office of any Paying Agent appointed under the Agreement, a Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Trustee (or any Paying Agent, as the case may be) will provide for the registration of Certificates and of transfers and exchanges of Certificates. Upon surrender for registration of transfer of any Certificate at any office or agency of the Trustee, or, if a Paying Agent has been appointed under Section 4.05, the Paying Agent, maintained for such purpose, the Trustee, or, if a Paying Agent has been appointed under Section 4.05, the Paying Agent, will, subject to the limitations set forth in the Agreement, authenticate and deliver, in the name of the designated transferee or transferees, a Certificate of a like Class and dated the date of authentication by the Authenticating Agent.

                  No service charge will be made to the Holder for any transfer or exchange of the Certificate, but the Trustee, or, if a Paying Agent has been appointed under Section 4.05, the Paying Agent, may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of the Certificate. Prior to due presentation of a Certificate for registration of transfer, the Depositor, the Certificate Administrator, the Servicers and the Trustee may treat the person in whose name any Certificate is registered as the owner of such Certificate and the Percentage Interest in the Trust Fund evidenced thereby for the purpose of receiving distributions pursuant to the Agreement and for all other purposes whatsoever, and neither the Depositor, the Servicer, the Paying Agent nor the Trustee will be affected by notice to the contrary.

                  The Agreement may be amended from time to time by the Depositor, the Servicers and the Trustee, without the consent of any of the Certificateholders, to cure any ambiguity, to correct or supplement any provisions therein which may be inconsistent with the other provisions therein, to ensure continuing treatment of the Trust Fund as a REMIC, or to make any other provisions with respect to matters or questions arising under the Agreement which are not materially inconsistent with the provisions of the Agreement, provided that such action does not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder.

                  The Agreement may also be amended from time to time by the Depositor, the Servicers and the Trustee with the consent of the Holders of Certificates evidencing in the aggregate not less than 66-2/3% of the Percentage Interests of each Class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Agreement or of modifying in any manner the rights of the Holders of Certificates of such Class; provided, however, that no such amendment may (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate without the consent of the Holder of such Certificate, (ii) reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment or (iii) change the percentage specified in clause (ii) of the first paragraph of Section 11.01 of the Agreement, without the consent of the Holders of all Certificates of such Class then outstanding.

                  The Depositor intends to cause an election to be made to treat the segregated pool comprising the assets of the Trust Fund (the "Subsidiary REMIC") as a real estate mortgage investment conduit (a "REMIC") for federal income tax purposes. The Depositor intends to cause an election to be made to treat the pool of assets represented by the "regular interests" in the Subsidiary REMIC as a separate REMIC (the "Master REMIC"). The Class A Certificates, the Class M Certificates and the Class B Certificates (other than the Class A-R Certificate) will constitute "regular interests" in the Master REMIC. The Class A-R Certificate will represent the sole class of "residual interests" in each of the Subsidiary REMIC and the Master REMIC.

                  The respective obligations and responsibilities of the Depositor, the Servicer and the Trustee under the Agreement will terminate upon
(i) the later of the final payment or other liquidation (or any Advance with respect thereto) of the last Mortgage Loan or the disposition of all property acquired upon the foreclosure or deed in lieu of foreclosure of any Mortgage Loan and the remittance of all funds due thereunder; or (ii) at the option of PNC Mortgage Securities Corp., as Servicer on any Distribution Date which occurs in the month following a Due Date on which the aggregate unpaid Principal Balance of the Outstanding Mortgage Loans is less than 5% of the aggregate unpaid Principal Balance of the Mortgage Loans on the Cut-off Date, so long as PNC Mortgage Securities Corp., as Servicer deposits or causes to be deposited in the Certificate Account during the Principal Prepayment Period related to such Distribution Date an amount equal to the Purchase Price for each Mortgage Loan, less any unreimbursed Advances made with respect to any Mortgage Loan, and with respect to all property acquired in respect of any Mortgage Loan remaining in the Trust Fund, an amount equal to the fair market value of such property, as determined by an appraisal to be conducted by an appraiser selected by the Trustee, less unreimbursed Advances made with respect to the Mortgage Loan with respect to which property has been acquired; provided, however, that in no event shall the trust created hereby continue beyond the earlier of (i) thirty-two
(32) years after the Closing Date and (ii) the expiration of twenty-one (21) years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James's, living on the date hereof.

                              [FORM OF ASSIGNMENT]


                  FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto _________________________________________________________________

(PLEASE INSERT SOCIAL SECURITY* OR TAXPAYER IDENTIFICATION NUMBER OF ASSIGNEE)

__________________________________________



_____________________________________________________________
(Please Print or Type Name and Address of Assignee)



_____________________________________________________________
the within Certificate, and all rights thereunder, and hereby does irrevocably constitute and appoint



__________________________________________________ Attorney to transfer the within Certificate on the books kept for the registration thereof, with full power of substitution in the premises.

Dated:

(Signature guaranty)
                                           _______________________________
                                           NOTICE: The signature to
                                           this assignment must
                                           correspond with the name as
                                           it appears upon the face of
                                           the within Certificate in
                                           every particular, without
                                           alteration or enlargement
                                           or any change whatever.

(*This information, which is voluntary, is being requested to ensure that the assignee will not be subject to backup withholding under Section 3406 of the Code.)

                                    EXHIBIT G

                          FORM OF TRUSTEE CERTIFICATION


                                     [DATE]

Chase Mortgage Finance Corporation
300 Tice Boulevard
Woodcliff Lake, NJ 07675

               Re: Pooling and Servicing Agreement dated as of November 1, 1998 among Chase Mortgage Finance Corporation, Chase Manhattan Mortgage Corporation as servicer, PNC Mortgage Securities Corp. as servicer and Citibank, N.A., as trustee, Multi-Class Mortgage Pass-Through Certificates, Series 1998-S7

Ladies and Gentlemen:

                  In accordance with Section 2.02 of the above-captioned Pooling and Servicing Agreement, the undersigned, as Trustee, hereby certifies that [, except as set forth in Schedule A hereto,] as to each Mortgage Loan listed in the Mortgage Loan Schedule attached hereto (other than any Mortgage Loan paid in full or listed on the attachment hereto) it has reviewed the Mortgage File and the Mortgage Loan Schedule and has determined that:

                  (i) All documents in the Mortgage File required to be delivered to the Trustee pursuant to Section 2.01 of the Pooling and Servicing Agreement are in its possession;

                  (ii) In connection with each Mortgage Loan or Assignment thereof as to which documentary evidence of recording was not received on the Closing Date, it has received evidence of such recording; and

                  (iii) Such documents have been reviewed by it and such documents do not contain any material omissions or defects within the meaning of
Section 2.01 or 2.02.

                  The Trustee further certifies that as to each Mortgage Loan, the Trustee holds the Mortgage Note without any Responsible Officer of the Trustee having received written notice (a) of any adverse claims, liens or encumbrances, (b) that any Mortgage Note was overdue or has been dishonored, (c) of evidence on the face of any Mortgage Note or Mortgage of any security interest therein, or (d) of any defense against or claim to the Mortgage Note by any other party.

                  The Trustee has made no independent examination of any documents contained in each Mortgage File beyond confirming (i) that the Mortgage Loan number and the name of the Mortgagor in each Mortgage File conform to the respective Mortgage Loan number and name listed on the Mortgage Loan Schedule and (ii) the existence in each Mortgage File of each of the documents listed in subparagraphs (i)(A) through (G), inclusive, of Section 2.01 in the Agreement. The Trustee makes no representations or warranties as to the validity, legality, sufficiency, enforceability or genuineness of any of the documents contained in each Mortgage Loan or the collectibility, insurability, effectiveness or suitability of any such Mortgage Loan.

                  Capitalized words and phrases used herein shall have the respective meanings assigned to them in the above-captioned Pooling and Servicing Agreement.


                                            CITIBANK, N.A., as Trustee

                                            By: _____________________________

                                            Name: ___________________________

                                            Title: __________________________

                                    EXHIBIT H

                            FORM OF INVESTMENT LETTER
                              (Accredited Investor)



                                     [DATE]


Chase Manhattan Mortgage Corporation
343 Thornall Street
Edison, NJ  08834

                  Re:  Chase Mortgage Finance Corporation
                       Multi-Class Mortgage Pass-Through
                       Certificates, Series 1998-S7, [Class B- ]

Ladies and Gentlemen:

                  ______________ (the "Purchaser") intends to purchase from
_________________________ (the "Transferor") $_______ by original principal balance (the "Transferred Certificates") of Multi-Class Mortgage Pass-Through Certificates, Series 1998-S7, [Class B- ] (the "Certificates"), issued pursuant to a pooling and servicing agreement, dated as of November 1, 1998 (the "Pooling and Servicing Agreement"), among Chase Mortgage Finance Corporation (the "Depositor"), Chase Manhattan Mortgage Corporation, as Servicer and PNC Mortgage Securities Corp., as Servicer (the "Servicers"), The Chase Manhattan Bank, as Certificate Administrator (the "Certificate Administrator") and Citibank, N.A., as trustee (the "Trustee"). [The Purchaser intends to register the Transferred Certificate in the name of ____________________, as nominee for __________________.] All terms used and not otherwise defined herein shall have the meanings set forth in the Pooling and Servicing Agreement.

                  For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Purchaser certifies, represents and warrants to, and covenants with, the Depositor and the Trustee that:

                  1. The Purchaser understands that (a) the Certificates have not been registered or qualified under the Securities Act of 1933, as amended (the "Securities Act"), or the securities laws of any state, (b) neither the Depositor nor the Trustee is required, and neither of them intends, to so register or qualify the Certificates, (c) the Certificates cannot be resold unless (i) they are registered and qualified under the Securities Act and the applicable state securities laws or (ii) an exemption from registration and qualification is available and (d) the Pooling and Servicing Agreement contains restrictions regarding the transfer of the Certificates.

                  2. The Certificates will bear a legend to the following effect:

                  THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), THE INVESTMENT COMPANY ACT OF 1940,

                  AS AMENDED (THE "1940 ACT") OR ANY STATE SECURITIES OR "BLUE SKY" LAWS, AND MAY NOT, DIRECTLY OR INDIRECTLY, BE SOLD OR OTHERWISE TRANSFERRED, OR OFFERED FOR SALE, UNLESS SUCH TRANSFER IS NOT SUBJECT TO REGISTRATION UNDER THE ACT, THE 1940 ACT AND ANY APPLICABLE STATE SECURITIES LAWS AND SUCH TRANSFER ALSO COMPLIES WITH THE OTHER PROVISIONS OF SECTION
                  4.02 OF THE POOLING AND SERVICING AGREEMENT. NO TRANSFER OF THIS CERTIFICATE SHALL BE MADE UNLESS THE TRUSTEE SHALL HAVE RECEIVED, IN FORM AND SUBSTANCE SATISFACTORY TO THE SERVICER AND THE TRUSTEE (A) AN INVESTMENT LETTER FROM THE PROSPECTIVE INVESTOR; AND (B) REPRESENTATIONS FROM THE TRANSFEROR REGARDING THE OFFERING AND SALE OF THE CERTIFICATES.

                  NO TRANSFER OF THIS CERTIFICATE SHALL BE MADE UNLESS THE DEPOSITOR SHALL HAVE RECEIVED EITHER (I) A REPRESENTATION LETTER FROM THE TRANSFEREE OF THIS CERTIFICATE TO THE EFFECT THAT SUCH TRANSFEREE EITHER (A) IS NOT AN EMPLOYEE BENEFIT PLAN (A "PLAN") WITHIN THE MEANING OF SECTION 406 OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), AND IS NOT DIRECTLY OR INDIRECTLY PURCHASING ANY CERTIFICATE ON BEHALF OF, AS INVESTMENT MANAGER OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF OR WITH ASSETS OF A PLAN OR, IN THE CASE OF AN INSURANCE COMPANY, THE ASSETS OF ANY SEPARATE ACCOUNTS TO EFFECT SUCH ACQUISITION OR (B) THE SOURCE OF FUNDS FOR THE PURCHASE OF THE CERTIFICATES IS AN "INSURANCE COMPANY GENERAL ACCOUNT" WITHIN THE MEANING OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 ("PTCE 95-60"), 60 FED. REG. 35925 (JULY 12, 1995), AND THE CONDITIONS SET FORTH IN SECTION I AND
                  SECTION III OF PTCE 95-60 ARE SATISFIED WITH RESPECT TO THE PURCHASE AND HOLDING OF THE CERTIFICATES, OR (II) IF THIS CERTIFICATE IS PRESENTED FOR REGISTRATION IN THE NAME OF A PLAN SUBJECT TO TITLE I OF ERISA, OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") (OR COMPARABLE PROVISIONS OF ANY SUBSEQUENT ENACTMENTS), OR A TRUSTEE OF ANY SUCH PLAN, OR ANY OTHER PERSON WHO IS USING THE ASSETS OF ANY SUCH PLAN TO EFFECT SUCH ACQUISITION, AN OPINION OF COUNSEL TO THE EFFECT THAT THE PURCHASE OR HOLDING OF THIS CERTIFICATE WILL NOT RESULT IN THE ASSETS OF THE TRUST FUND BEING DEEMED TO BE "PLAN ASSETS" PURSUANT TO THE DEPARTMENT OF LABOR PLAN ASSET REGULATIONS SET FORTH IN 29 C.F.R. ss.2510.3-101 AND TO BE SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF ERISA OR THE PROHIBITED TRANSACTION PROVISIONS OF THE CODE, WILL NOT CONSTITUTE OR RESULT IN A PROHIBITED TRANSACTION WITHIN THE MEANING OF
                  SECTION 406 OR SECTION 407 OF ERISA OR SECTION 4975 OF THE CODE, AND WILL NOT SUBJECT THE TRUSTEE, THE SERVICER, THE COMPANY OR ANY OF THEIR AFFILIATES TO ANY OBLIGATION OR LIABILITY (INCLUDING OBLIGATIONS OR LIABILITIES UNDER ERISA OR
                  SECTION 4975 OF THE CODE) RELATING TO THE CERTIFICATES.

                  3. The Purchaser is acquiring the Transferred Certificates for its own account [for investment only]*/ and not with a view to or for sale or other transfer in connection with any distribution of the Transferred Certificates in any manner that would violate the Securities Act or any applicable state securities laws, subject, nevertheless, to the understanding that disposition of the Purchaser's property shall at all times be and remain within its control.

                  4. The Purchaser (a) is a substantial, sophisticated institutional investor having such knowledge and experience in financial and business matters, and in particular in such matters related to securities similar to the Certificates, such that it is capable of evaluating the merits and risks of investment in the Certificates, (b) is able to bear the economic risks of such an investment and (c) is an "accredited investor" within the meaning of Rule 501(a) promulgated pursuant to the Securities Act.

                  5. The Purchaser will not nor has it authorized nor will it authorize any person to (a) offer, pledge, sell, dispose of or otherwise transfer any Certificate, any interest in any Certificate or any other similar security to any person in any manner, (b) solicit any offer to buy or to accept a pledge, disposition or other transfer of any Certificate, any interest in any Certificate or any other similar security from any person in any manner, (c) otherwise approach or negotiate with respect to any Certificate, any interest in any Certificate or any other similar security with any person in any manner, (d) make any general solicitation by means of general advertising or in any other manner, or (e) take any other action, that would constitute a distribution of any Certificate under the Securities Act or the Investment Company Act of 1940, as amended (the "1940 Act"), that would render the disposition of any Certificate a violation of Section 5 of the Securities Act or any state securities law, or that would require registration or qualification pursuant thereto. Neither the Purchaser nor anyone acting on its behalf has offered the Certificates for sale or made any general solicitation by means of general advertising or in any other manner with respect to the Certificates. The Purchaser will not sell or otherwise transfer any of the Certificates, except in compliance with the provisions of the Pooling and Servicing Agreement.

                  6. [This paragraph may be deleted if the Purchaser provides the Opinion of Counsel referred to in clause (ii) of Section 4.02(d) of the Pooling and Servicing Agreement.] The Purchaser either (A) is not an employee benefit plan within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or a plan within the meaning of Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code") (each, a "Plan"), and is not directly or indirectly purchasing any Certificate on behalf of, as investment manager of, as named fiduciary of, as trustee of or with assets of a Plan or directly or indirectly purchasing any certificates with the assets of any insurance company separate account or of any Plan or (B) is an insurance company and the source of funds for the purchase of the certificates is an "insurance company general account" within the meaning of Prohibited Transaction Class Exemption 95-60 ("PTCE 95-60"), 60 Fed. Reg. 35925 (July 12,
1995), and the conditions set forth in Section I and III of PTCE 95-60 are satisfied with respect to the purchase and holding of the Certificates.

--------
*/       Not required of a broker/dealer purchaser.

                  7. Prior to the sale or transfer by the Purchaser of any of the Certificates, the Purchaser will obtain from any subsequent purchaser substantially the same certifications, representations, warranties and covenants contained in the foregoing paragraphs and in this letter or a letter substantially in the form of Exhibit I to the Pooling and Servicing Agreement.

                  8. The Purchaser agrees to indemnify the Trustee, the Certificate Administrator, the Servicers and the Depositor against any liability that may result from any misrepresentation made herein.

                                            Very truly yours,

                                            [PURCHASER]

                                            By: ___________________________
                                            Name:
                                            Title:

                                    EXHIBIT I

                       FORM OF RULE 144A INVESTMENT LETTER
                         (Qualified Institutional Buyer)


                                     [DATE]



Chase Manhattan Mortgage Corporation
343 Thornall Street
Edison, NJ  08834

The Chase Manhattan Bank
Global Trust Services
15th Floor
450 West 33rd Street
New York, NY  10001

                  Re:  Chase Mortgage Finance Corporation,
                       Multi-Class Mortgage Pass-Through
                       Certificates, Series 1998-S7, [Class B- ]

Ladies and Gentlemen:

                  ______________ (the "Purchaser") intends to purchase from
_________________________ (the "Transferor") $_______ by original principal balance (the "Transferred Certificates") of Multi-Class Mortgage Pass-Through Certificates, Series 1998-S7, [Class B-] (the "Certificates"), issued pursuant to a pooling and servicing agreement, dated as of November 1, 1998 (the "Pooling and Servicing Agreement"), among Chase Mortgage Finance Corporation (the "Depositor"), Chase Manhattan Mortgage Corporation, as Servicer, PNC Mortgage Securities Corp., as Servicer (the "Servicers"), The Chase Manhattan Bank, as Certificate Administrator (the "Certificate Administrator") and Citibank, N.A., as trustee (the "Trustee"). [The Purchaser intends to register the Transferred Certificate in the name of ____________________, as nominee for __________________.] All terms used and not otherwise defined herein shall have the meanings set forth in the Trust Agreement.

                  For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Purchaser certifies, represents and warrants to, and covenants with, the Depositor and the Trustee that:

                  In connection with our acquisition of the above Transferred Certificates we certify that (a) we understand that the Certificates are not being registered under the Securities Act of 1933, as amended (the "Act"), or any state securities laws and are being transferred to us in a transaction that is exempt from the registration requirements of the Act and any such laws, (b) we have such knowledge and experience in financial and business matters that we are capable of evaluating the merits and risks of investments in the Certificates, (c) we have had the opportunity to ask questions of and receive answers from the Depositor concerning the purchase of the Transferred Certificates and all matters relating thereto or any additional information deemed necessary to our decision to purchase the Transferred Certificates, (d) we are not an employee benefit plan within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended, or a plan within the meaning of Section 4975 of the Internal Revenue Code of 1986, as amended (each, a "Plan"), nor are we directly or indirectly purchasing any Certificate on behalf of, as investment manager of, as named fiduciary of, as trustee of or with assets of a Plan or directly or indirectly purchasing any certificates with the assets of any insurance company separate account or of any Plan [or alternatively, in the case of an insurance company, is an insurance company and the source of funds for the purchase of the certificates] is an "insurance company general account" within the meaning of Prohibited Transaction Class Exemption 95-60 ("PTCE 95-60"), 50 Fed. Reg. 35925 (July 12, 1995), and the conditions set forth in Section I and Section III of PTCE 95-60 are satisfied with respect to the purchase and holding of the Certificates, (e) we have not, nor has anyone acting on our behalf offered, transferred, pledged, sold or otherwise disposed of the Certificates, any interest in the Certificates or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Certificates, any interest in the Certificates or any other similar security from, or otherwise approached or negotiated with respect to the Certificates, any interest in the Certificates or any other similar security with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action, that would constitute a distribution of the Certificates under the Securities Act or that would render the disposition of the Certificates a violation of Section 5 of the Securities Act or require registration pursuant thereto, nor will act, nor has authorized or will authorize any person to act, in such manner with respect to the Certificates, (f) we are a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act and have completed one of the forms of certification to that effect attached hereto as Annex 1 or Annex 2. We are aware that the sale of the Transferred Certificates to us is being made in reliance on Rule 144A. We are acquiring the Transferred Certificates for our own account or for resale pursuant to Rule 144A and further understand that such Certificates may be resold, pledged or transferred only (i) to a person reasonably believed by us, based upon certifications of such purchaser or information we have in our possession, to be a qualified institutional buyer that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (ii) pursuant to another exemption from registration under the Securities Act.

         We agree to indemnify the Trustee, the Certificate Administrator, the Servicers and the Depositor against any liability that may result from any misrepresentation made herein.


                                            Very truly yours,

                                            [PURCHASER]

                                            By: ___________________________
                                            Name:
                                            Title:

                                                                         ANNEX 1


            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

          [For Transferees Other Than Registered Investment Companies]


                  The undersigned (the "Buyer") hereby certifies as follows to the parties listed in the Rule 144A Transferee Certificate to which this certification relates with respect to the Certificates described therein:

                  1. As indicated below, the undersigned is the President, Chief Financial Officer, Senior Vice President or other executive officer of the Buyer.

                  2. In connection with the purchases by the Buyer, the Buyer is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933, as amended ("Rule 144A") because (i) the Buyer owned and/or invested on a discretionary basis $____________*/ in securities (except for the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A) and (ii) the Buyer satisfies the criteria in the category marked below.

                  ____ Corporation, etc. The Buyer is a corporation (other than a bank, savings and loan association or similar institution), Massachusetts or similar business trust, partnership, or charitable organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended.

                  ____ Bank. The Buyer (a) is a national bank or banking institution organized under the laws of any State, territory or the District of Columbia, the business of which is substantially confined to banking and is supervised by Federal, State or territorial banking commission or similar official or is a foreign bank or equivalent institution, and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto.

                  ____ Savings and Loan. The Buyer (a) is a savings and loan association, building and loan association, cooperative bank, homestead association or similar institution, which is supervised and examined by a State or Federal authority having supervision over such institution or is a foreign savings and loan association or equivalent institution and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto.

--------
* Buyer must own and/or invest on a discretionary basis at least $100,000,000 in securities unless Buyer is a dealer, and, in that case, Buyer must own and/or invest on a discretionary basis at least $10,000,000 in securities.

                  ____ Broker-dealer. The Buyer is a dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934, as amended.

                  ____ Insurance Company. The Buyer is an insurance company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of the State, territory or the District of Columbia.

                  ____ State or Local Plan. The Buyer is a plan established and maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees.

                  ____ ERISA Plan. The Buyer is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974, as amended.

                  ____ Investment Advisor. The Buyer is an investment advisor registered under the Investment Advisors Act of 1940, as amended.

                  ____ Small Business Investment Company. Buyer is a small business investment company licensed by the U.S. Small Business Administration under Section 301(c) or
                           (d) of the Small Business Investment Act of 1958, as amended.

                  ____ Business Development Company. Buyer is a business development company as defined in Section 202(a)(22) of the Investment Advisors Act of 1940, as amended.

                  3. The term "securities" as used for purposes of the calculation of the dollar amount in paragraph 2 excludes: (i) securities of issuers that are affiliated with the Buyer, (ii) securities that are part of an unsold allotment to or subscription by the Buyer, if the Buyer is a dealer,
(iii) securities issued or guaranteed by the U.S. or any instrumentality thereof, (iv) bank deposit notes and certificates of deposit, (v) loan participations, (vi) repurchase agreements, (vii) securities owned but subject to a repurchase agreement and (viii) currency, interest rate and commodity swaps.

                  4. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Buyer, the Buyer used the cost of such securities to the Buyer and did not include any of the securities referred to in the preceding paragraph, except (i) where the Buyer reports its securities holdings in its financial statements on the basis of their market value, and (ii) no current information with respect to the cost of those securities has been published. If clause (ii) in the preceding sentence applies, the securities may be valued at market. Further, in determining such aggregate amount, the Buyer may have included securities owned by subsidiaries of the Buyer, but only if such subsidiaries are consolidated with the Buyer in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under the Buyer's direction. However, such securities were not included if the Buyer is a majority-owned, consolidated subsidiary of another enterprise and the Buyer is not itself a reporting company under the Securities Exchange Act of 1934, as amended.

                  5. The Buyer acknowledges that it is familiar with Rule 144A and understands that the seller to it and other parties related to the Certificates are relying and will continue to rely on the statements made herein because one or more sales to the Buyer may be in reliance on Rule 144A.

                  6. Until the date of purchase of the Rule 144A Securities, the Buyer will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice is given, the Buyer's purchase of the Certificates will constitute a reaffirmation of this certification as of the date of such purchase. In addition, if the Buyer is a bank or savings and loan as provided above, the Buyer agrees that it will furnish to such parties updated annual financial statements promptly after they become available.



                                                By: _________________________
                                                Name:
                                                Title:

                                                Date:

                                                                         ANNEX 2

            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

           [For Transferees That are Registered Investment Companies]


                  The undersigned (the "Buyer") hereby certifies as follows to the parties listed in the Rule 144A Transferee Certificate to which this certification relates with respect to the Certificates described therein:


                  1. As indicated below, the undersigned is the President, Chief Financial Officer or Senior Vice President of the Buyer or, if the Buyer is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933, as amended ("Rule 144A"), because Buyer is part of a Family of Investment Companies (as defined below), is such an officer of the Adviser.

                  2. In connection with purchases by Buyer, the Buyer is a "qualified institutional buyer" as defined in Rule 144A because (i) the Buyer is an investment company registered under the Investment Company Act of 1940, as amended and (ii) as marked below, the Buyer alone, or the Buyer's Family of Investment Companies, owned at least $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year. For purposes of determining the amount of securities owned by the Buyer or the Buyer's Family of Investment Companies, the cost of such securities was used, except (i) where the Buyer or the Buyer's Family of Investment Companies reports its securities holdings in its financial statements on the basis of their market value, and (ii) no current information with respect to the cost of those securities has been published. If clause (ii) in the preceding sentence applies, the securities may be valued at market.

                  ____ The Buyer owned $___________ in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule
                           144A).

                  ____ The Buyer is part of a Family of Investment Companies which owned in the aggregate $__________ in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

                  3. The term "Family of Investment Companies" as used herein means two or more registered investment companies (or series thereof) that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).

                  4. The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Buyer or are part of the Buyer's Family of Investment Companies, (ii) securities issued or guaranteed by the U.S. or any instrumentality thereof, (iii) bank deposit notes and certificates of deposit, (iv) loan participations, (v) repurchase agreements,
(vi) securities owned but subject to a repurchase agreement and (vii) currency, interest rate and commodity swaps.

                  5. The Buyer is familiar with Rule 144A and understands that the parties listed in the Rule 144A Transferee Certificate to which this certification relates are relying and will continue to rely on the statements made herein because one or more sales to the Buyer will be in reliance on Rule 144A. In addition, the Buyer will only purchase for the Buyer's own account.

                  6. Until the date of purchase of the Certificates, the undersigned will notify the parties listed in the Rule 144A Transferee Certificate to which this certification relates of any changes in the information and conclusions herein. Until such notice is given, the Buyer's purchase of the Certificates will constitute a reaffirmation of this certification by the undersigned as of the date of such purchase.


                                               By: _____________________________
                                               Name:
                                               Title:

                                               IF AN ADVISER:


                                               _________________________________
                                               Print Name of Buyer

                                               Date:

                                    EXHIBIT J

             FORM OF SPECIAL SERVICING AND COLLATERAL FUND AGREEMENT


                  This SPECIAL SERVICING AND COLLATERAL FUND AGREEMENT (the "Agreement") is made and entered into as of [DATE], between [Chase Manhattan Mortgage Corporation] [PNC Mortgage Securities Corporation.], (the "Company") and _____________________ (the "Purchaser").

                              PRELIMINARY STATEMENT

                  __________________ (the "Owner") is the holder of the entire interest in Chase Mortgage Finance Corporation Multi-Class Mortgage Pass-Through Certificates, Series 1998-S7, Class B-5 (the "Class B-5 Certificates"). The Class B-5 Certificates were issued pursuant to a Pooling and Servicing Agreement (the "Pooling and Servicing Agreement") among Chase Mortgage Finance Corporation, (the "Company"), Chase Manhattan Mortgage Corporation as servicer and PNC Mortgage Securities Corp., as servicer thereunder (the "Servicers") and Citibank, N.A., as trustee (the "Trustee").

                  The Owner intends to resell all of the Class B-5 Certificates directly to the Purchaser on or promptly after the date hereof.

                  In connection with such sale, the parties hereto have agreed that the Company, as Servicer, will engage in certain special servicing procedures relating to foreclosures for benefit of the Purchaser, and that the Purchaser will deposit funds in a collateral fund to cover any losses attributable to such procedures as well as all advances and costs in connection therewith, as set forth herein.

                  In consideration of the mutual agreements herein contained, the receipt and sufficiency of which are hereby acknowledged, the Company and the Purchaser agree to the following:


                                   ARTICLE I.
                                   DEFINITIONS

                  Section  1.01. Defined Terms.

                  Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

                  Business Day: Any day other than (i) a Saturday or a Sunday or
(ii) a day on which banking institutions in the State of New York are required or authorized by law or executive order to be closed.

                  Collateral Fund: The fund established and maintained pursuant to Section 3.01 hereof.

                  Collateral Fund Permitted Investments: Either: (i) obligations of, or obligations fully guaranteed as to principal and interest by, the United States, or any agency or instrumentality thereof, provided such obligations are backed by the full faith and credit of the United States, (ii) a money market fund rated in the highest rating category by a nationally recognized rating agency selected by the Company,

(iii) cash, (iv) mortgage pass-through certificates issued or guaranteed by GNMA, FNMA or FHLMC, (v) commercial paper (including both non-interest bearing discount obligations and interest bearing obligations payable on demand or on a specified date), the issuer of which may be an affiliate of the Company, having at the time of such investment a rating of at least Prime-1 by Moody's Investors Service, Inc. ("Moody's") or at least D-1 by Duff & Phelps Credit Rating Co. ("DCR") and (vi) demand and time deposits in, certificates of deposit of, any depository institution or trust company (which may be an affiliate of the Company) incorporated under the laws of the United States of America or any state thereof and subject to supervision and examination by federal and/or state banking authorities, so long as at the time of such investment either (x) the long-term debt obligations of such depository institution or trust company have a rating of at least Aa by Moody's or at least AA by DCR or (y) the certificate of deposit or other unsecured short-term debt obligations of such depository institution or trust company have a rating of at least D-1 by DCR or Prime-1 by Moody's and, for each of the preceding clauses (i), (iv), (v) and (vi), the maturity thereof shall be not later than the earlier to occur of (A) thirty (30) days from the date of the related investment and (B) the next succeeding Distribution Date.

                  Commencement of Foreclosure: The first official action required under local law in order to commence foreclosure proceedings or to schedule a trustee's sale under a deed of trust, including (i) in the case of a mortgage, any filing or service of process necessary to commence an action to foreclose, or (ii) in the case of a deed of trust, the posting, publishing, filing or delivery of a notice of sale, but not including in either case (x) any notice of default, notice of intent to foreclose or sell or any other action prerequisite to the actions specified in (i) or (ii) above and upon the consent of the Purchaser which will be deemed given unless expressly withheld within two
(2) Business Days of notification, (y) the acceptance of a deed-in-lieu of foreclosure (whether in connection with a sale of the related property or otherwise) or (z) initiation and completion of a short pay-off.

                  Current Appraisal: With respect to any Mortgage Loan as to which the Purchaser has made an Election to Delay Foreclosure, an appraisal of the related Mortgaged Property obtained by the Purchaser at its expense from an appraiser (which shall not be an affiliate of the Purchaser) acceptable to the Company as nearly contemporaneously as practicable to the time of the Purchaser's election, prepared based on the Company's customary requirements for such appraisals.

                  Election to Delay Foreclosure: Any election by the Purchaser to delay the Commencement of Foreclosure, made in accordance with Section 2.02(b).

                  Election to Foreclose: Any election by the Purchaser to proceed with the Commencement of Foreclosure, made in accordance with Section 2.03(a).

                  Required Collateral Fund Balance: As of any date of determination, an amount equal to the aggregate of all amounts previously required to be deposited in the Collateral Fund pursuant to Section 2.02(d) (after adjustment for all withdrawals and deposits pursuant to Section 2.02(e)) and Section 2.03(b) (after adjustment for all withdrawals and deposits pursuant to Section 2.03(c)) and Section 3.02 to be reduced by all withdrawals therefrom pursuant to Section 2.02(g) and Section 2.03(d).

                  Section 1.02. Definitions Incorporated by Reference.

                  All capitalized terms not otherwise defined in this Agreement shall have the meanings assigned in the Pooling and Servicing Agreement.

                                   ARTICLE II.

                          SPECIAL SERVICING PROCEDURES

                  Section 2.01.   Reports and Notices.

                           (a) In connection with the performance of its duties
under the Pooling and Servicing Agreement relating to the realization upon defaulted Mortgage Loans, the Company, as Servicer, shall provide to the Purchaser the following notices and reports:

                           (i) Within five (5) Business Days after each
         Distribution Date (or included in or with the monthly statement to Certificateholders pursuant to the Pooling and Servicing Agreement), the Company shall provide to the Purchaser a report indicating for the Trust the number of Mortgage Loans that are (A) thirty (30) days, (B) sixty (60) days, (C) ninety (90) days or more delinquent or (D) in foreclosure, and indicating for each such Mortgage Loan the outstanding principal balance.

                           (ii) Prior to the Commencement of Foreclosure in connection with any Mortgage Loan, the Company shall provide the Purchaser with a notice (sent by telecopier) of such proposed and imminent foreclosure, stating the loan number and the aggregate amount owing under the Mortgage Loan.

                           (b) If requested by the Purchaser, the Company shall
make its servicing personnel available (during their normal business hours) to respond to reasonable inquiries by the Purchaser in connection with any Mortgage Loan identified in a report under subSection (a)(i)(B), (a)(i)(C), (a)(i)(D) or
(a)(ii) which has been given to the Purchaser; provided, that (1) the Company shall only be required to provide information that is readily accessible to its servicing personnel and is non-confidential and (2) the Company shall not be required to provide any written information under this subsection.

                           (c) In addition to the foregoing, the Company shall
provide to the Purchaser such information as the Purchaser may reasonably request concerning each Mortgage Loan that is at least sixty (60) days delinquent and each Mortgage Loan which has become real estate owned, through the final liquidation thereof; provided that the Company shall only be required to provide information that is readily accessible to its servicing personnel and is non-confidential.

                           (d) With respect to all Mortgage Loans which are
serviced at any time by the Company through a Subservicer, the Company shall be entitled to rely for all purposes hereunder, including for purposes of fulfilling its reporting obligations under this Section 2.01 on the accuracy and completeness of any information provided to it by the applicable Subservicer.

                  Section 2.02. Purchaser's Election to Delay Foreclosure Proceedings.

                           (a) The Purchaser directs the Company that in the
event that the Company does not receive written notice of the Purchaser's election pursuant to subSection (b) below within 24 hours (exclusive of any intervening non-Business Days) of transmission of the notice provided by the Company under Section 2.01(a)(ii), subject to extension as set forth in Section 2.02(b), the Company shall proceed with the Commencement of Foreclosure in respect of such Mortgage Loan in accordance with its normal foreclosure policies without further notice to the Purchaser. Any foreclosure that has been initiated may be discontinued (i) without notice to the Purchaser, if the Mortgage Loan has been brought current or if a refinancing or prepayment occurs with respect to the Mortgage Loan (including by means of a short payoff approved by the Company)
(ii) with notice to the Purchaser if the Company has reached the terms of a forbearance agreement with the borrower. In such latter case the Company may complete such forbearance agreement unless instructed otherwise by the Purchaser within one (1) Business Day of notification.

                           (b) In connection with any Mortgage Loan with respect
to which a notice under Section 2.01(a)(ii) has been given to the Purchaser, the Purchaser may elect, for reasonable cause as determined by the Purchaser, to instruct the Company to delay the Commencement of Foreclosure until such term as the Purchaser determines that the Company may proceed with the Commencement of Foreclosure. Such election must be evidenced by written notice received within 24 hours (exclusive of any intervening non-Business Days) of transmission of the notice provided by the Company under Section 2.01(a)(ii). Such 24 hour period shall be extended for no longer than an additional four Business Days after the receipt of the information if the Purchaser requests additional information related to such foreclosure; provided, however that the Purchaser will have at least one (1) Business Day to respond to any requested additional information. Any such additional information shall (i) not be confidential in nature and (ii) be obtainable by the Company from existing reports, certificates or statements or otherwise be readily accessible to its servicing personnel. The Purchaser agrees that it has no right to deal with the mortgagor. If the Company's normal foreclosure policy includes acceptance of a deed-in-lieu of foreclosure or short payoff, the Purchaser will be notified and given one (1) Business Day to respond.

                           (c) With respect to any Mortgage Loan as to which the
Purchaser has made an Election to Delay Foreclosure, the Purchaser shall obtain a Current Appraisal as soon as practicable, and shall provide the Company with a copy of such Current Appraisal.

                           (d) Within two (2) Business Days of making any
Election to Delay Foreclosure, the Purchaser shall remit by wire transfer to the Company, for deposit in the Collateral Fund, an amount, as calculated by the Company, equal to the sum of (i) 125% of the greater of the outstanding Principal Balance of the Mortgage Loan and the value shown in the Current Appraisal referred to in subSection (c) above (or, if such Current Appraisal has not yet been obtained, the Company's estimate thereof, in which case the required deposit under this subSection shall be adjusted upon obtaining of such Current Appraisal), and (ii) three (3) months' interest on the Mortgage Loan at the applicable Mortgage Rate. If any Election to Delay Foreclosure extends for a period in excess of three (3) months (such excess period being referred to herein as the "Excess Period"), the Purchaser shall remit by wire transfer in advance to the Company for deposit in the Collateral Fund the amount, as calculated by the Company, equal to interest on the Mortgage Loan at the applicable Mortgage Rate for the Excess Period. The terms of this Agreement shall no longer apply to the servicing of any Mortgage Loan upon the failure of the Purchaser to deposit the above amounts relating to the Mortgage Loan within two (2) Business Days of the Election to Delay Foreclosure.

                           (e) With respect to any Mortgage Loan as to which the
Purchaser has made an Election to Delay Foreclosure, the Company may withdraw from the Collateral Fund from time to time amounts necessary to reimburse the Company for all Advances and Liquidation Expenses thereafter made by the Company as Servicer in accordance with the Pooling and Servicing Agreement. To the extent that the amount of any such Liquidation Expense is determined by the Company based on estimated costs, and the actual costs are subsequently determined to be higher, the Company may withdraw the additional amount from the Collateral Fund. In the event that the Mortgage Loan is brought current by the Mortgagor and the foreclosure action is discontinued, the amounts so withdrawn from the Collateral Fund shall be redeposited therein as and to the extent that reimbursement therefor from amounts paid by the Mortgagor is not prohibited pursuant to the Pooling and Servicing Agreement. Except as provided in the preceding sentence, amounts withdrawn from the Collateral Fund to cover Advances and Liquidation Expenses shall not be redeposited therein or otherwise reimbursed to the Purchaser. If and when any such Mortgage Loan is brought current by the Mortgagor, all amounts remaining in the Collateral Fund in respect of such Mortgage Loan (after adjustment for all withdrawals and deposits pursuant to this subsection) shall be released to the Purchaser.

                           (f) With respect to any Mortgage Loan as to which the
Purchaser has made an Election to Delay Foreclosure, the Company shall continue to service the Mortgage Loan in accordance with its customary procedures (other than the delay in Commencement of Foreclosure as provided herein). If and when the Purchaser shall notify the Company that it believes that it is appropriate to do so, the Company shall proceed with the Commencement of Foreclosure. In any event, if the Mortgage Loan is not brought current by the mortgagor by the time the loan becomes six (6) months delinquent, the Purchaser's election shall no longer be effective and at the Purchaser's option, either (i) the Purchaser shall purchase the Mortgage Loan from the Trust Fund at a purchase price equal to the fair market value as shown on the Current Appraisal, to be paid by (x) applying any balance in the Collateral Fund to such purchase price, and (y) to the extent of any deficiency, by wire transfer of immediately available funds to the Company or Trustee; or (ii) the Company shall proceed with the Commencement of Foreclosure.

                           (g) Upon the occurrence of a liquidation with respect
to any Mortgage Loan as to which the Purchaser made an Election to Delay Foreclosure and as to which the Company proceeded with the Commencement of Foreclosure in accordance with subSection (f) above, the Company shall calculate the amount, if any, by which the value shown on the Current Appraisal obtained under subSection (c) exceeds the actual sales price obtained for the related Mortgaged Property (net of Liquidation Expenses and accrued interest related to the extended foreclosure period), and the Company shall withdraw the amount of such excess from the Collateral Fund, shall remit the same to the Trust Fund and in its capacity as Servicer shall apply such amount as additional Liquidation Proceeds pursuant to the Pooling and Servicing Agreement. After making such withdrawal, all amounts remaining in the Collateral Fund in respect of such Mortgage Loan (after adjustment for all withdrawals and deposits pursuant to subSection (e)) shall be released to the Purchaser.

                  Section 2.03. Purchaser's Election to Commence Foreclosure Proceedings.

                           (a) In connection with any Mortgage Loan identified
in a report under Section 2.01(a)(i)(B), the Purchaser may elect, for reasonable cause as determined by the Purchaser, to instruct the Company to proceed with the Commencement of Foreclosure as soon as practicable. Such election must be evidenced by written notice received by the Company by 5:00 p.m., New York City time, on the third (3rd) Business Day following the delivery of such report under Section 2.01(a)(i).

                           (b) Within two (2) Business Days of making any
Election to Foreclose, the Purchaser shall remit to the Company, for deposit in the Collateral Fund, an amount, as calculated by the Company, equal to 125% of the current Principal Balance of the Mortgage Loan and three (3) months' interest on the Mortgage Loan at the applicable Mortgage Rate. If and when any such Mortgage Loan is brought current by the Mortgagor, all amounts in the Collateral Fund in respect of such Mortgage Loan shall be released to the Purchaser. The terms of this Agreement shall no longer apply to the servicing of any

Mortgage Loan upon the failure of the Purchaser to deposit the above amounts relating to the Mortgage Loans within two (2) Business Days at the Election to Foreclose.

                           (c) With respect to any Mortgage Loan as to which the
Purchaser has made an Election to Foreclose, the Company shall continue to service the Mortgage Loan in accordance with its customary procedures (other than to proceed with the Commencement of Foreclosure as provided herein). In connection therewith, the Company shall have the same rights to make withdrawals for Advances and Liquidation Expenses from the Collateral Fund as are provided under Section 2.02(e), and the Company shall make reimbursements thereto to the limited extent provided under such subsection. The Company shall not be required to proceed with the Commencement of Foreclosure if (i) the same is stayed as a result of the Mortgagor's bankruptcy or is otherwise barred by applicable law, or to the extent that all legal conditions precedent thereto have not yet been complied with or (ii) the Company believes there is a breach of representation or warranties by the Company, which may result in a repurchase or substitution of such Mortgage Loan, or (iii) the Company reasonably believes the Mortgaged Property may be contaminated with or affected by hazardous wastes or hazardous substances (and the Company supplies the Purchaser with information supporting such belief). The Company will repurchase or substitute a Mortgage Loan pursuant to the preceding clause (ii) within the time period specified in the Pooling and Servicing Agreement. Any foreclosure that has been initiated may be discontinued
(i) without notice to the Purchaser if the Mortgage Loan has been brought current or if a refinancing or prepayment occurs with respect to the Mortgage Loan (including by means of a short payoff approved by the Company), or (ii) with notice to the Purchaser if the Company has reached the terms of a forbearance agreement unless instructed otherwise by the Purchaser within two
(2) Business Days of notification.

                           (d) Upon the occurrence of a liquidation with respect
to any Mortgage Loan as to which the Purchaser made an Election to Foreclose and as to which the Company proceeded with the Commencement of Foreclosure in accordance with subSection (c) above, the Company shall calculate the amount, if any, by which the Principal Balance of the Mortgage Loan at the time of liquidation (plus all unreimbursed Advances and Liquidation Expenses in connection therewith other than those paid from the Collateral Fund) exceeds the actual sales price obtained for the related Mortgaged Property, and the Company shall withdraw the amount of such excess from the Collateral Fund, shall remit the same to the Trust Fund and in its capacity as Servicer shall apply such amount as additional Liquidation Proceeds pursuant to the Pooling and Servicing Agreement. After making such withdrawal, all amounts remaining in the Collateral Fund (after adjustment for all withdrawals and deposits pursuant to subSection
(c)) in respect of such Mortgage Loan shall be released to the Purchaser.

                  Section 2.04. Termination.

                  (a) With respect to all Mortgage Loans included in the Trust Fund, the Purchaser's rights to make any Election to Delay Foreclosure or any Election to Foreclose and the Company's obligations under Section 2.01 shall terminate (i) at such time as the Certificate Principal Balance of the Class B-5 Certificates has been reduced to zero, (ii) if the greater of (x) 43% (or such lower or higher percentages that represents the Company's actual historical loss experience with respect to the Mortgage Loans in the related pool) of the aggregate principal balance of all Mortgage Loans that are in foreclosure or are more than ninety (90) days delinquent on a contractual basis and REO properties or if the aggregate amount that the Company estimates will be required to be withdrawn from the Collateral Fund with respect to Mortgage Loans as to which the Purchaser has made an Election to Delay Foreclosure or an Election to Foreclose exceeds (z) the Outstanding Certificate Principal Balance of the Class B-5 Certificates, or (iii) upon any transfer by the

Purchaser of any interest (other than the minority interest therein, but only if the transferee provides written acknowledgment to the Company of the Purchaser's right hereunder and that such transferee will have no rights hereunder) in the Class B-5 Certificates (whether or not such transfer is registered under the Pooling and Servicing Agreement), including any such transfer in connection with a termination of the Trust Fund. Except as set forth above, this Agreement and the respective rights, obligations and responsibilities of the Purchaser and the Company hereunder shall terminate upon the later to occur of (i) the final liquidation of the last Mortgage Loan as to which the Purchaser made any Election to Delay Foreclosure or any Election to Foreclose and the withdrawal of all remaining amounts in the Collateral Fund as provided herein and (ii) ten
(10) Business Day's notice.

                  (b) Purchaser's rights pursuant to Section 2.02 or 2.03 of this Agreement shall terminate with respect to a Mortgage loan as to which the Purchaser has exercised its rights under Section 2.02 or 2.03 hereof, upon Purchaser's failure to deposit any amounts required pursuant to Section 2.02(d) or 2.03(b).

                  (c) Neither the Servicer nor any of its directors, officers, employees or agents shall be under any liability for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Servicer or any such Person against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder. The Servicer and any director, officer, employee or agent thereof may rely in good faith on any document of any kind prima facie properly executed and submitted by an Person respecting any matters arising hereunder.


                                  ARTICLE III.

                       COLLATERAL FUND; SECURITY INTEREST

                  Section 3.01. Collateral Fund.

                  Upon receipt from the Purchaser of the initial amount required to be deposited in the Collateral Fund pursuant to Article 11, the Company shall establish and maintain with itself as a segregated account on its books and records an account (the "Collateral Fund"), entitled "[Chase Manhattan Mortgage Corporation] [PNC Mortgage Securities Corp.], as Servicer, for the benefit of registered holders of Chase Mortgage Finance Corporation Multi-Class Mortgage Pass-Through Certificates, Series 1998-S7, Class B-5." Amounts in the Collateral Fund shall continue to be the property of the Purchaser, subject to the first priority security interest granted hereunder for the benefit of the Certificate holders, until withdrawn from the Collateral Fund pursuant to Section 2.02 or
2.03 hereof.

                  Upon the termination of this Agreement and the liquidation of all Mortgage Loans as to which the Purchaser has made any Election to Delay Foreclosure or any Election to Foreclose pursuant to Section 2.04 hereof, the Company shall distribute to the Purchaser all amounts remaining in the Collateral Fund together with any investment earnings thereon.

                  The Collateral Fund shall be an "outside reserve fund" within the meaning of the REMIC Provisions, beneficially owned by the Purchaser. In no event shall the Purchaser (i) take or cause the Trustee or the Company to take any action that could cause any REMIC established under the Trust Agreement to fail to qualify as a REMIC or cause the imposition on any such REMIC of any "prohibited transaction" or "prohibited contribution" taxes or (ii) cause the Trustee or the Company to fail to take any action necessary to maintain the status of any such REMIC as a REMIC.

                  Section 3.02. Collateral Fund Permitted Investments.

                  The Company shall, at the written direction of the Purchaser invest the funds in the Collateral Fund in Collateral Fund Permitted Investments. Such direction shall not be changed more frequently than quarterly. In the absence of any direction, the Company shall select such investments in accordance with the definition of Collateral Fund Permitted Investments in its discretion.

                  All income and gain realized from any investment as well as any interest earned on deposits in the Collateral Fund (net of any losses on such investments) and any payments of principal made in respect of any Collateral Fund Permitted Investment shall be deposited in the Collateral Fund upon receipt. All costs and realized losses associated with the purchase and sale of Collateral Fund Permitted Investments shall be borne by the Purchaser and the amount of net realized losses shall be deposited by the Purchaser in the Collateral Fund. The Company shall periodically (but not more frequently than monthly) distribute to the Purchaser upon request an amount of cash, to the extent cash is available therefor in the Collateral Fund, equal to the amount by which the balance of the Collateral Fund, after giving effect to all other distributions to be made from the Collateral Fund on such date, exceeds the Required Collateral Fund Balance. Any amounts so distributed shall be released from the lien and security interest of this Agreement.

                  Section 3.03. Grant of Security Interest.

                  The Purchaser grants to the Company and the Trustee for the benefit of the Certificateholders a security interest in and lien on all of the Purchaser's right, title and interest, whether now owned or hereafter acquired, in and to: (1) the Collateral Fund, (2) all amounts deposited in the Collateral Fund and Collateral Fund Permitted Investments in which such amounts are invested (and the distributions and proceeds of such investments) and (3) all cash and non-cash proceeds of any of the foregoing, including proceeds of the voluntary or involuntary conversion thereof (all of the foregoing collectively, the "Collateral").

                  The Purchaser acknowledges the lien on and security interest in the Collateral for the benefit of the Certificateholders. The Purchaser shall take all actions requested by the Company or the Trustee as may be reasonably necessary to perfect the security interest created under this Agreement in the Collateral and cause it to be prior to all other security interests and liens, including the execution and delivery to the Company for filing of appropriate financing statements in accordance with applicable law. The Company shall file appropriate continuation statements, or appoint an agent on its behalf to file such statements, in accordance with applicable law.

                  Section 3.04. Collateral Shortfalls.

                  In the event that amounts on deposit in the Collateral Fund at any time are insufficient to cover any withdrawals therefrom that the Company or the Trustee is then entitled to make hereunder, the Purchaser shall be obligated to pay such amounts to the Company or the Trustee immediately upon demand. Such obligation shall constitute a general corporate obligation of the Purchaser.

                                   ARTICLE IV.

                            MISCELLANEOUS PROVISIONS

                  Section 4.01.   Amendment.

                  This Agreement may be amended from time to time by the Company and the Purchaser by written agreement signed by the Company and the Purchaser.

                  Section 4.02. Counterparts.

                  This Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

                  Section 4.03. Governing Law.

                  This Agreement shall be construed in accordance with the laws of the State of New York and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

                  Section 4.04. Notices.

                  All demands, notices and direction hereunder shall be in writing or by telecopy and shall be deemed effective upon receipt to:

                           (a)  in the case of the Company,

                                [Chase Manhattan Mortgage Corporation
                                343 Thornall Street
                                Edison, NJ  08834]

                                [PNC Mortgage Securities Corp.
                                75 North Fairway Drive
                                Vernon Hills, IL 60061]

or such other address as may hereafter be furnished in writing by the Company, o

                           (b) in the case of the Purchaser, with respect to notices pursuant to Section 2.01,

                                            [PURCHASER]
                                            [ADDRESS]
                                            Attn:  ________________
                                            Phone: ________________
                                            Fax:   ________________
                   with respect to all other notices pursuant to this Agreement,

                                ___________________________
                                [ADDRESS]
                                Attn:  _________________
                                Phone: ________________
                                Fax:   _________________

or such other address as may hereafter be furnished in writing by the Purchaser.

                  Section 4.05. Severability of Provisions.

                  If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever, including regulatory, held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.

                  Section 4.06. Successors and Assigns.

                  The provisions of this Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto, and all such provisions shall inure to the benefit of the Certificateholders; provided, however, that the rights under this Agreement cannot be assigned by the Purchaser without the consent of the Company.

                  Section 4.07. Article and Section Headings.

                  The article and Section headings herein are for convenience of reference only, and shall not limit or otherwise affect the meaning hereof.

                  Section 4.08. Confidentiality.

                  The Purchaser agrees that all information supplied by or on behalf of the Company pursuant to Sections 2.01 or 2.02, including individual account information, is the property of the Company and the Purchaser agrees to hold such information confidential and not to disclose such information.

                  IN WITNESS WHEREOF, the Company and the Purchaser have caused their names to be signed hereto by their respective officers thereunto duly authorized, all as of the day and year first above written.


                                                 [CHASE MANHATTAN MORTGAGE
                                                 CORPORATION] [PNC MORTGAGE
                                                 SECURITIES CORP.]

                                                 By: ________________________

                                                 Name: ______________________
                                                 Title: _____________________



                                                 _________________________


                                                 By: ________________________

                                                 Name: ______________________
                                                 Title: _____________________

                                    EXHIBIT K

                           FORM OF TRANSFEREE'S LETTER
                CHASE MORTGAGE FINANCE CORPORATION SERIES 1998-S7

                                     [DATE]



Chase Mortgage Finance Corporation
300 Tice Boulevard
Woodcliff Lake, NJ 07675

Ladies and Gentlemen:

                  We propose to purchase Chase Mortgage Finance Corporation's Multi-Class Mortgage Pass-Through Certificates, Series 1998-S7, Class A-R, described in the Prospectus Supplement, dated November __, 1998, and Prospectus, dated November __, 1998.

                  1. We certify that (a) we are not a disqualified organization and (b) we are not purchasing such Class A-R Certificates on behalf of a disqualified organization; for this purpose the term "disqualified organization" means the United States, any state or political subdivision thereof, any foreign government, any international organization, any agency or instrumentality of any of the foregoing (except any entity treated as other than an instrumentality of the foregoing for purposes of Section 168(h)(2)(D) of the Internal Revenue Code of 1986, as amended (the "Code")), any organization (other than a cooperative described in Section 521 of the Code) that is exempt from taxation under the Code (unless such organization is subject to tax on excess inclusions) and any organization that is described in Section 1381(a)(2)(C) of the Code. We understand that any breach by us of this certification may cause us to be liable for an excise tax imposed upon transfers to disqualified organizations.

                  2. We certify that (a) we have historically paid our debts as they became due, (b) we intend, and believe that we will be able, to continue to pay our debts as they become due in the future, (c) we understand that, as beneficial owner of the Class A-R Certificates, we may incur tax liabilities in excess of any cash flows generated by the Class A-R Certificates, and (d) we intend to pay any taxes associated with holding the Class A-R Certificates as they become due.

                  3. We acknowledge that we will be the beneficial owner of the Class A-R Certificates and:*/

                  ______ The Class A-R Certificates will be registered in our name.

                  ______ The Class A-R Certificates will be held in the name of our nominee, ____________________, which is not a disqualified organization.

--------
*/ Check appropriate box and if necessary fill in the name of the Transferee's nominee.

                  4. Unless Chase Mortgage Finance Corporation ("CMFC") has consented to the transfer to us by executing the form of Consent affixed hereto as Appendix B, we certify that we are a U.S. person; for this purpose the term "U.S. person" means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof, an estate that is subject to United States federal income tax regardless of the source of its income, or any trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more such U.S. persons have the authority to control all substantial decisions of the trust. We agree that any breach by us of this certification shall render the transfer of any interest in the Class A-R Certificates to us absolutely null and void and shall cause no rights in the Class A-R Certificates to vest in us.

                  5. We agree that in the event that at some future time we wish to transfer any interest in the Class A-R Certificates, we will transfer such interest in the Class A-R Certificates only (a) to a transferee that (i) is not a disqualified organization and is not purchasing such interest in the Class A-R Certificates on behalf of a disqualified organization, (ii) is a U.S. person and
(iii) has delivered to CMFC a letter in the form of this letter (including the affidavit appended hereto) and, if requested by CMFC, an opinion of counsel (in a form acceptable to CMFC) that the proposed transfer will not cause the interest in the Class A-R Certificates to be held by a disqualified organization or a person who is not a U.S. person or (b) with the written consent of CMFC.

                  6. We hereby designate Chase Manhattan Mortgage Corporation as our fiduciary to act as the tax matters person for the Series 1998-S7 REMIC.

                                                 Very truly yours,

                                                 [PURCHASER]


                                                 By: _________________________
                                                 Name:
                                                 Title:
Accepted as of __________ __, 199_

CHASE MORTGAGE FINANCE CORPORATION


By: _______________________________
    Name:
    Title:

                                   APPENDIX A

               Affidavit pursuant to (i) Section 860E(e)(4) of the Internal Revenue Code of 1986, as amended, and (ii) certain provisions of the Pooling and Servicing Agreement


         Under penalties of perjury, the undersigned declares that the following is true:

         (1)      He or she is an officer of _________________________ (the
                  "Transferee"),

         (2)      the Transferee's Employee Identification number is __________,

         (3) the Transferee is not a "disqualified organization" (as defined below), has no plan or intention of becoming a disqualified organization, and is not acquiring any of its interest in the Chase Mortgage Finance Corporation, Multiclass Mortgage Pass-Through Certificates, Series 1998-S7, Class A-R on behalf of a disqualified organization or any other entity,

         (4) unless Chase Mortgage Finance Corporation ("CMFC") has consented to the transfer to the Transferee by executing the form of Consent affixed as Appendix B to the Transferee's Letter to which this Certificate is affixed as Appendix A, the Transferee is a "U.S. person" (as defined below),

         (5) that no purpose of the transfer is to avoid or impede the assessment or collection of tax,

         (6) the Transferee has historically paid its debts as they became due,

         (7) the Transferee intends, and believes that it will be able, to continue to pay its debts as they become due in the future,

         (8) the Transferee understands that, as beneficial owner of the Class A-R Certificates, it may incur tax liabilities in excess of any cash flows generated by the Class A-R Certificates,

         (9) the Transferee intends to pay any taxes associated with holding the Class A-R Certificates as they become due, and

         (10) The Transferee consents to any amendment of the Pooling and Servicing Agreement that shall be deemed necessary by CMFC (upon advice of counsel) to constitute a reasonable arrangement to ensure that the Class A-R Certificates will not be owned directly or indirectly by a disqualified organization;

For purpose of this affidavit, the term "disqualified organization" means the United States, any state or political subdivision thereof, any foreign government, any international organization, any agency or instrumentality of any of the foregoing (except any entity treated as other than an instrumentality of the foregoing for purposes of Section 168(h)(2)(D) of the Internal Revenue Code of 1986, as amended (the "Code")), any organization (other than a cooperative described in Section 521 of the Code) that is exempt from taxation under the Code (unless such organization is subject to tax on excess inclusions) and any organization that is described in Section 1381(a)(2)(C) of the Code and the term "U.S. person" means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof, an estate that is subject to United States federal income tax regardless of the source of its income, or any trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more such U.S. persons have the authority to control all substantial decisions of the trust

         __________________________________



         By: ________________________

          __________________________________

         Address of Investor for receipt of distribution:


         Address of Investor for receipt of tax information:

         (Corporate Seal)

         Attest:


         _________________
         ________________________, Secretary

         Personally appeared before me the above-named ______________, known or proved to me to be the same person who executed the foregoing instrument and to be the _______ of the Investor, and acknowledged to me that he executed the same as his free act and deed and the free act and deed of the Investor.


         Subscribed and sworn before me this day of , 19 .



         ___________________________________
         Notary Public

         County of ______
         State of _______
         My commission expires the ___ day of __________________

                                                  By:  ________________________
                                                       Name:   ________________
                                                       Title:  ________________

Dated: _____________

                                   APPENDIX B


                                     CONSENT



_________________________ (Transferee)
_________________________
_________________________


Ladies and Gentlemen:

                  Chase Mortgage Finance Corporation ("CMFC") hereby consents to the transfer to, and registration in the name of, the Transferee (or, if applicable, registration in the name of such Transferee's nominee of the Multiclass Mortgage Pass-Through Certificates, Series 1998-S7, Class A-R described in the Transferee's Letter to which this Consent is appended, notwithstanding CMFC's knowledge that the Transferee is not a U.S. person (as defined in such Transferee's Letter).



                                               CHASE MORTGAGE FINANCE
                                               CORPORATION

Dated: ______________________                  By: ___________________________

                                    EXHIBIT L

                        REQUEST FOR RELEASE OF DOCUMENTS

To:      Citibank, N.A.
         111 Wall Street
         5th Floor, Zone 1
         New York, NY 10043 Citibank, N.A.

         Re:

         In connection with the administration of the Mortgage Loans held by you, as Trustee, pursuant to the above-captioned Pooling and Servicing Agreement, we request the release, and hereby acknowledge receipt, of the Mortgage File for the Mortgage Loan described below, for the reason indicated.

Mortgage Loan Number:

Mortgagor Name, Address & Zip Code:

Reason for Requesting Documents (check one):

_______   1.       Mortgage Paid in Full
_______   2.       Foreclosure
_______   3.       Substitution
_______   4.       Other Liquidation
_______   5.       Nonliquidation Reason:   _________________________

                                            By:  _____________________________
                                                           (authorized signer)

                                            Issuer:  ___________________________
                                            Address: ___________________________
                                                     ___________________________

                                             Date:   ___________________________
Trustee
Citibank, N.A.
Please acknowledge the execution of the above request by your signature and date below:

___________________________                       _____________________________
Signature                                         Date

Documents returned to Trustee:


___________________________                       _____________________________
Trustee                                           Date

                                    EXHIBIT M

                          FORM OF ERISA REPRESENTATION



                                     [DATE]


Chase Manhattan Mortgage Corporation
343 Thornall Street
Edison, NJ  08834

                  Re:      Chase Mortgage Finance Corporation
                           Multi-Class Mortgage Pass-Through
                           Certificates, Series 1998-S7, [Class    ]

Ladies and Gentlemen:

                  ______________ (the "Purchaser") intends to purchase from
_________________________ (the "Transferor") $_______ by original principal balance (the "Transferred Certificates") of Multi-Class Mortgage Pass-Through Certificates, Series 1998-S7, [Class __ ] (the "Certificates"), issued pursuant to a pooling and servicing agreement, dated as of November 1, 1998 (the "Pooling and Servicing Agreement"), among Chase Mortgage Finance Corporation (the "Depositor"), The Chase Manhattan Bank as Certificate Administrator (the "Certificate Administrator") Chase Manhattan Mortgage Corporation, as Servicer and PNC Mortgage Securities Corp., as Servicer (the "Servicers"), and Citibank, N.A., as trustee (the "Trustee"). [The Purchaser intends to register the Transferred Certificate in the name of ____________________, as nominee for __________________.] All terms used and not otherwise defined herein shall have the meanings set forth in the Pooling and Servicing Agreement.

                  For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Purchaser certifies, represents and warrants to, and covenants with, the Depositor and the Trustee that:

                  1. The Certificates will bear a legend to the following t:

                  NO TRANSFER OF THIS CERTIFICATE SHALL BE MADE UNLESS THE DEPOSITOR SHALL HAVE RECEIVED EITHER (i) A REPRESENTATION LETTER FROM THE TRANSFEREE OF THIS CERTIFICATE TO THE EFFECT THAT SUCH TRANSFEREE EITHER (A) IS NOT AN EMPLOYEE BENEFIT PLAN (A "PLAN") WITHIN THE MEANING OF Section 406 OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), AND IS NOT DIRECTLY OR INDIRECTLY PURCHASING ANY CERTIFICATE ON BEHALF OF, AS INVESTMENT MANAGER OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF OR WITH ASSETS OF A PLAN OR, IN THE CASE OF AN INSURANCE COMPANY, THE ASSETS OF ANY SEPARATE ACCOUNTS TO EFFECT SUCH ACQUISITION OR (B) THE SOURCE OF FUNDS FOR THE PURCHASE OF THE CERTIFICATES IS AN

                  "INSURANCE COMPANY GENERAL ACCOUNT" WITHIN THE MEANING OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 ("PTCE 95-60"), 60 FED. REG. 35925 (JULY 12, 1995), AND THE CONDITIONS SET FORTH IN Section I AND Section III OF PTCE 95-60 ARE SATISFIED WITH RESPECT TO THE PURCHASE AND HOLDING OF THE CERTIFICATES, OR (ii) IF THIS CERTIFICATE IS PRESENTED FOR REGISTRATION IN THE NAME OF A PLAN SUBJECT TO TITLE I OF ERISA, OR Section 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") (OR COMPARABLE PROVISIONS OF ANY SUBSEQUENT ENACTMENTS), OR A TRUSTEE OF ANY SUCH PLAN, OR ANY OTHER PERSON WHO IS USING THE ASSETS OF ANY SUCH PLAN TO EFFECT SUCH ACQUISITION, AN OPINION OF COUNSEL TO THE EFFECT THAT THE PURCHASE OR HOLDING OF THIS CERTIFICATE WILL NOT RESULT IN THE ASSETS OF THE TRUST FUND BEING DEEMED TO BE "PLAN ASSETS" PURSUANT TO THE DEPARTMENT OF LABOR PLAN ASSET REGULATIONS SET FORTH IN 29 C.F.R. ss.2510.3-101 AND TO BE SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF ERISA OR THE PROHIBITED TRANSACTION PROVISIONS OF THE CODE, WILL NOT CONSTITUTE OR RESULT IN A PROHIBITED TRANSACTION WITHIN THE MEANING OF
                  Section 406 OR Section 407 OF ERISA OR Section 4975 OF THE CODE, AND WILL NOT SUBJECT THE TRUSTEE, THE SERVICER, THE COMPANY OR ANY OF THEIR AFFILIATES TO ANY OBLIGATION OR LIABILITY (INCLUDING OBLIGATIONS OR LIABILITIES UNDER ERISA OR
                  Section 4975 OF THE CODE) RELATING TO THE CERTIFICATES.

                  2. [This paragraph may be deleted if the Purchaser provides the Opinion of Counsel referred to in clause (ii) of Section 4.02(d) of the Pooling and Servicing Agreement.] The Purchaser either (A) is not an employee benefit plan within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or a plan within the meaning of Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code") (each, a "Plan"), and is not directly or indirectly purchasing any Certificate on behalf of, as investment manager of, as named fiduciary of, as trustee of or with assets of a Plan or directly or indirectly purchasing any certificates with the assets of any insurance company separate account or of any Plan or (B) is an insurance company and the source of funds for the purchase of the certificates is an "insurance company general account" within the meaning of Prohibited Transaction Class Exemption 95-60 ("PTCE 95-60"), 60 Fed. Reg. 35925 (July 12,
1995), and the conditions set forth in Section I and III of PTCE 95-60 are satisfied with respect to the purchase and holding of the Certificates.

                  3. The Purchaser agrees to indemnify the Trustee, the Certificate Administrator, the Servicers and the Depositor against any liability that may result from any misrepresentation made herein.

                                              Very truly yours,

                                              [PURCHASER]

                                              By: _________________________
                                              Name:
                                              Title:


                                       M-2